Form 10-K/A, Exhibit 13
period 1994-06-30
AGWAY INC
filed 1994-09-23
CIK 2852

                                  EXHIBIT 13

             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C  20549
                             FORM 10-Q

(Mark One)
X QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
- - - - - - - - --
  EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 1993

              OR

  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
- - - - - - - - --
  EXCHANGE ACT OF 1934
For the transition period from      to
                              ------  -------
Commission file number 2-22791


                     AGWAY INC.*
- - - - - - - - --------------------------------------------------------------------
(Exact name of registrant as specified in its charter)


DELAWARE                                                15-0277720
- - - - - - - - --------------------------------------------------------------------
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                    Identification No.)


333 Butternut Drive, DeWitt, New York                        13214
- - - - - - - - --------------------------------------------------------------------
(Address of principal executive offices)                  (Zip Code)


                   315-449-6431
- - - - - - - - --------------------------------------------------------------------
 (Registrant's telephone number, including area code)



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes   X    No
    -----     ------
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.


               Class                      Outstanding at September 30, 1993
- - - - - - - - -------------------------------------     ---------------------------------
Common Stock, $25 par value per share              111,408 shares


* Agway is a taxpaying corporation founded on cooperative principles. Membership is limited to farmers and each may hold only one share of common stock.

                          AGWAY INC.

                            INDEX


                                                                   PAGE NO.

PART I.    FINANCIAL INFORMATION


           Consolidated Condensed Balance Sheet
                   September 30, 1993 and June 30, 1993 . . . . . . . . 3

           Consolidated Condensed Statement of Operations and Retained Margin for the three months ended September 30, 1993 and September 30, 1992. . . 4

           Consolidated Condensed Cash Flow Statement for the
                   three months ended September 30, 1993
                   and September 30, 1992 . . . . . . . . . . . . . . . 5

           Notes to Consolidated Condensed Financial Statements . . . . 6

           Management's Discussion and Analysis of
                   Financial Condition and Results of Operations. . . . 9




PART II.   OTHER INFORMATION

           Item #3 - - Legal Proceedings. . . . . . . . . . . . . . . .13

           Item #4 - - Results of Votes of Securities Holders . . . . .13

           Item #6 - - Exhibits and Reports on Form 8-K . . . . . . . .13

           Signatures . . . . . . . . . . . . . . . . . . . . . . . . .14

                 PART I.  FINANCIAL INFORMATION
           AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

            CONSOLIDATED CONDENSED BALANCE SHEET
                       (Unaudited)
                  (Thousands of Dollars)

                                                                            September 30,         June 30,
                                                                               1993                 1993

                                                                           --------------      --------------
ASSETS

Current Assets:
    Cash and equivalents. . . . . . . . . . . . . . . . . . . . . .                            $          771
    Trade notes and accounts receivable, less allowance for
      doubtful accounts of $13,227 and $13,267, respectively. . . .        $      162,036             212,196
    Lease receivables, less unearned income of $27,929 and
      $28,717, respectively . . . . . . . . . . . . . . . . . . . .                74,863              75,243
    Advances and other receivables. . . . . . . . . . . . . . . . .                31,721              36,224
    Inventories . . . . . . . . . . . . . . . . . . . . . . . . . .
      Raw materials . . . . . . . . . . . . . . . . . . . . . . . .                16,988              19,919
      Finished goods. . . . . . . . . . . . . . . . . . . . . . . .               135,554             152,348
      Goods in transit and supplies . . . . . . . . . . . . . . . .                 9,535               9,592
                                                                           --------------      --------------
      Total inventories . . . . . . . . . . . . . . . . . . . . . .               162,077             181,859
      Prepaid expenses. . . . . . . . . . . . . . . . . . . . . . .                68,026              58,863
                                                                           --------------      --------------
        Total current assets                                                      498,723             565,156

Marketable securities . . . . . . . . . . . . . . . . . . . . . . .                34,389              34,532
Other security investments. . . . . . . . . . . . . . . . . . . . .                34,425              34,102
Properties and equipment, net . . . . . . . . . . . . . . . . . . .               254,586             259,980
Long-term lease receivables, less unearned income of
  $41,993 and $41,253, respectively . . . . . . . . . . . . . . . .               164,284             155,544
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .                72,644              72,140
Net assets of discontinued operations . . . . . . . . . . . . . . .                92,771              83,310
                                                                           --------------      --------------
        Total assets. . . . . . . . . . . . . . . . . . . . . . . .        $    1,151,822      $    1,204,764
                                                                           ==============      ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Notes payable . . . . . . . . . . . . . . . . . . . . . . . . .        $       52,200      $       70,600
    Current installments of long-term debt and subordinated debt. .                60,760              66,039
    Accounts payable. . . . . . . . . . . . . . . . . . . . . . . .                75,568              95,735
    Other current liabilities . . . . . . . . . . . . . . . . . . .               114,433             132,773
                                                                           --------------      --------------
        Total current liabilities . . . . . . . . . . . . . . . . .               302,961             365,147

Long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . .               142,484             150,107
Subordinated debt . . . . . . . . . . . . . . . . . . . . . . . . .               392,301             379,619
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . .               113,970             114,490

Preferred stock . . . . . . . . . . . . . . . . . . . . . . . . . .                71,009              53,474
Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .                 2,785               2,790
Paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . .                 6,314               7,350
Retained margin . . . . . . . . . . . . . . . . . . . . . . . . . .               119,998             131,787
                                                                           --------------      --------------
        Total liabilities and shareholders' equity. . . . . . . . .        $    1,151,822      $    1,204,764
                                                                           ==============      ==============


      See accompanying notes to consolidated condensed financial statements.

             AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND RETAINED MARGIN
                           (Unaudited)
                     (Thousands of Dollars)



                                                                                 Three Months Ended
                                                                          -------------------------------
                                                                          September 30,     September 30,
                                                                               1993              1992
                                                                          --------------    -------------

Net sales and revenues from:
    Product sales . . . . . . . . . . . . . . . . . . . . . . . . .       $      322,795    $     345,539
    Leasing operations. . . . . . . . . . . . . . . . . . . . . . .                7,815            8,043
    Insurance operations. . . . . . . . . . . . . . . . . . . . . .                6,699            8,566
    Other services. . . . . . . . . . . . . . . . . . . . . . . . .                5,812            7,786
                                                                          --------------    -------------
        Total net sales and revenues. . . . . . . . . . . . . . . .              343,121          369,934

Cost and expenses from:
    Products and plant operations . . . . . . . . . . . . . . . . .              270,612          292,063
    Leasing operations. . . . . . . . . . . . . . . . . . . . . . .                3,500            3,658
    Insurance operations. . . . . . . . . . . . . . . . . . . . . .                4,387            6,004
    Retail operations . . . . . . . . . . . . . . . . . . . . . . .               40,235           42,645
    Selling, general and administrative
      activities. . . . . . . . . . . . . . . . . . . . . . . . . .               36,965           30,236
                                                                          --------------    -------------
        Total operating costs and expenses. . . . . . . . . . . . .              355,699          374,606

Operating margin. . . . . . . . . . . . . . . . . . . . . . . . . .              (12,578)          (4,672)
Operating interest expense, net . . . . . . . . . . . . . . . . . .                6,801            6,441
Other income (expense), net . . . . . . . . . . . . . . . . . . . .                1,584            1,151
                                                                          --------------    -------------
Margin (loss) from continuing operations before income taxes  . . .              (17,795)          (9,962)
Income tax expense (benefit). . . . . . . . . . . . . . . . . . . .               (6,014)          (2,974)
                                                                          ---------------   -------------
Margin (loss) from continuing operations. . . . . . . . . . . . . .              (11,781)          (6,988)

Discontinued operations:
    Loss from operations, net of tax expense (benefit) of
        $ 0 and $(163) and interest of others of $ 0
        and $880, respectively. . . . . . . . . . . . . . . . . . .                                (1,236)
    Effect of disposal. . . . . . . . . . . . . . . . . . . . . . .
                                                                          --------------    -------------
             Loss from discontinued operations. . . . . . . . . . .                                (1,236)
                                                                          --------------    -------------
Net margin (loss) . . . . . . . . . . . . . . . . . . . . . . . . .              (11,781)          (8,224)

Retained Margin:
    Balance at beginning of period. . . . . . . . . . . . . . . . .              131,787          116,112
    Equity in unrealized gains (losses) of
      insurance companies . . . . . . . . . . . . . . . . . . . . .                   (8)              61
                                                                          --------------    -------------
Balance at end of period. . . . . . . . . . . . . . . . . . . . . .       $      119,998    $     107,949
                                                                          ==============    =============

     See accompanying notes to consolidated condensed financial statements.

       AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
      CONSOLIDATED CONDENSED CASH FLOW STATEMENT
                    (Unaudited)
               (Thousands of Dollars)




                                                                                 Three Months Ended
                                                                          -------------------------------
                                                                           September 30,     September 30,
                                                                               1993              1992
                                                                          --------------   --------------
Net cash flows from continuing operations activities. . . . . . . .       $       38,520   $       14,108
Net loss from discontinued operations . . . . . . . . . . . . . . .                                (1,235)
                                                                          --------------   --------------
Net cash flows from operating activities. . . . . . . . . . . . . .               38,520           12,873

Cash flows from investing activities:
    Purchases of property, plant and equipment. . . . . . . . . . .               (4,380)          (5,145)
    Proceeds from disposal of businesses and P,P,& E. . . . . . . .                3,165              462
    Leases originated . . . . . . . . . . . . . . . . . . . . . . .              (25,050)         (22,463)
    Leases repaid . . . . . . . . . . . . . . . . . . . . . . . . .               15,644           15,956
    Proceeds from sale of marketable securities . . . . . . . . . .                4,062            5,623
    Purchases of marketable securities. . . . . . . . . . . . . . .               (3,927)          (5,874)
    Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 (249)            (476)
                                                                          --------------   --------------
Net investing activities from continuing operations . . . . . . . .              (10,735)         (11,917)
Net changes in net assets of discontinued operations. . . . . . . .               (9,461)           5,482
                                                                          --------------   --------------
Net cash flows from investing activities. . . . . . . . . . . . . .              (20,196)          (6,435)

Cash flows from financing activities:
    Net change in short-term borrowings . . . . . . . . . . . . . .              (18,400)          26,200

    Proceeds from long-term debt. . . . . . . . . . . . . . . . . .               10,000           12,670
    Repayment of long-term debt . . . . . . . . . . . . . . . . . .              (22,672)         (34,745)
    Proceeds from sale of subordinated debt . . . . . . . . . . . .               15,656            8,287
    Redemption of subordinated debt . . . . . . . . . . . . . . . .               (2,973)          (4,721)
    Redemption of capital stock . . . . . . . . . . . . . . . . . .                 (260)          (8,192)
    Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 (446)          (2,092)
                                                                          --------------   --------------
Net cash flows from financing activities. . . . . . . . . . . . . .              (19,095)          (2,593)
                                                                          --------------   --------------
Net increase in cash and equivalents. . . . . . . . . . . . . . . .                 (771)           3,845
Cash and equivalents at beginning of year . . . . . . . . . . . . .                  771                0
                                                                          --------------   --------------
Cash and equivalents at end of period . . . . . . . . . . . . . . .       $            0   $        3,845
                                                                          ==============   ==============

        See accompanying notes to consolidated financial statements.

        AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
   NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                     (Unaudited)
                (Thousands of Dollars)


1.  OPINION

    In the opinion of the Company, the accompanying unaudited consolidated condensed financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly its consolidated financial position as of September 30, 1993, and June 30, 1993, and its consolidated results of operations and retained margin for the three months ended September 30, 1993 and 1992 and consolidated cash flow statement for the three months ended September 30, 1993 and 1992.

    All subsidiaries of continuing operations are wholly owned and are included in the consolidated financial statements, and all significant intercompany balances and transactions have been eliminated in consolidation. Additionally, certain reclassifications have been made to conform comparative financial statement information with the current period presentation.

2.  AGWAY FINANCIAL CORPORATION

    Summarized financial information for Agway Financial Corporation and Consolidated Subsidiaries is as follows:


                                                                    Three Months Ended
                                                            ---------------------------------
                                                             September 30,      September 30,
                                                                 1993               1992
                                                            --------------    ---------------
        Net sales and revenues. . . . . . . . .             $      178,225    $       216,445
        Operating margin. . . . . . . . . . . . .                    4,392              4,179
        Margin (loss) from continuing operation .                   (4,533)            (1,045)
        Net margin (loss) . . . . . . . . . . . .                   (4,533)            (2,281)



                                                              September 30,       June 30,
                                                                 1993               1993
                                                            --------------    ---------------
        Current assets. . . . . . . . . . . . .             $      402,752    $       433,907
        Properties and equipment, net . . . . .                    126,979            128,898
        Noncurrent assets . . . . . . . . . . .                    241,787            240,004
        Net assets of discontinued operations .                     92,771             83,310
                                                            --------------    ---------------
        Total assets. . . . . . . . . . . . . .             $      864,289    $       886,119
                                                            ==============    ===============
        Current liabilities . . . . . . . . . .             $      232,499    $       249,721
        Long-term debt. . . . . . . . . . . . .                    138,164            146,364
        Subordinated debt . . . . . . . . . . .                    392,301            379,619
        Noncurrent liabilities. . . . . . . . .                     31,347             34,859
        Shareholders' equity. . . . . . . . . .                     69,978             75,556
                                                            --------------    ---------------
        Total liabilities and shareholders' equity          $      864,289    $       886,119
                                                            ==============    ===============

         AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

 NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (continued)
                       (Unaudited)
                   (Thousands of Dollars)




3.  SUPPLEMENTAL DISCLOSURES ABOUT OPERATING CASH FLOWS

                                                                              Three Months Ended
                                                                     ------------------------------------
                                                                      September 30,          September 30,
                                                                        1993                   1992
                                                                     -------------         -------------
Additional disclosure of operating cash flows:

Cash paid during the year for:
  Interest. . . . . . . . . . . . . . . . . . . . . . . . .          $      15,647         $       16,992
                                                                     =============         ==============
  Income taxes. . . . . . . . . . . . . . . . . . . . . . .          $       4,717         $        6,179
                                                                     =============         ==============

During the fiscal year ended June 30, 1993, 46 local cooperative affiliates were acquired, and during fiscal 1994, 5 additional local cooperative affiliates were acquired. Three of these cooperatives were merged into Agway during the first and second quarters of fiscal 1993, 43 were acquired during the third and fourth quarters of fiscal 1993, and 5 were merged in the first quarter of fiscal 1994, for a total purchase price of $20,700 plus certain liabilities assumed of $16,300. Payment for these acquisitions was made in the first quarter of fiscal 1994 and settled in the form of cash ($4,800) and restricted preferred stock, par value, ($15,900).

  Certain other supplemental disclosures are as follows:

Schedule of Restructuring Activities:

Cash flows from operating activities
  Cash proceeds . . . . . . . . . . . . . . . . . . . . . .          $       2,549         $        1,107
  Cash spent. . . . . . . . . . . . . . . . . . . . . . . .                 (3,741)                (1,426)
                                                                     -------------         --------------
  Total cash flow from operating activities . . . . . . . .                 (1,192)                  (319)
  Cash flows from investing activities
  Proceeds from disposal of business and PP&E . . . . . . .                    485                    176
                                                                     -------------         --------------
  Net increase (decrease) in cash and equivalents . . . . .          $        (707)        $         (143)
                                                                     =============         ==============

4.  POSTRETIREMENT BENEFITS

Generally, employees retiring from the company on or after age 55 who have had at least 20 years of service are provided postretirement health care benefits and life insurance coverage, subject to deductibles, co-payment provisions, and other limitations. As of January 1, 1993, management amended the existing program to provide program participants with two options which differ only in cost-sharing arrangements and deductible levels. The amendment had the effect of reducing the cost of these programs to the Company in 1993 and prospectively. The costs are funded as payment is due.

In December 1990, the Financial Accounting Standards Board issued SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." This standard requires companies to accrue postretirement benefits during the years employees are working and earning benefits for retirement. The provisions of SFAS No. 106 permit the transition obligation to be either recognized immediately, as a cumulative effect of an accounting change, or on a delayed basis over the program participants' future service periods
(20 year maximum).

         AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (continued)
                      (Unaudited)
                  (Thousands of Dollars)

4.  POSTRETIREMENT BENEFITS (continued)

Effective July 1, 1993, the Company adopted the standard and began amortizing the transition obligation over 20 years. The annual impact on pre-tax health care, and life insurance benefits expense, after adoption, is in excess of the prior method by approximately $3,900, which equates to approximately $1,000 for the first quarter.

The following table is presented in accordance with SFAS No. 106, and sets forth the program's funded status and amounts to be recognized in the Company's consolidated financial statements for the fiscal year ended June 30, 1994.

                                                                       Health         Life
                                                                      Insurance     Insurance       Total
                                                                    -----------   -----------   ----------
Annual expense for fiscal year ending June 30, 1994:
  Service cost. . . . . . . . . . . . . . . . . . . . . . .         $     1,141   $        74   $    1,215
  Interest cost . . . . . . . . . . . . . . . . . . . . . .               3,814           513        4,327
  Amortization of Transition Obligation over 20 years . . .               1,714           334        2,048
                                                                    -----------   -----------   ----------
Net periodic annual expense for fiscal 1994 . . . . . . . .         $     6,669   $       921   $    7,590
                                                                    ===========   ===========   ==========

Reconciliation of funded status (beginning of fiscal year 1994):
                                                                        Health         Life
                                                                       Insurance     Insurance      Total
                                                                     -----------   ----------    ---------
Accumulated Postretirement Benefit Obligation as of July 1, 1993
  Retirees and Surviving Spouses
    Under Age 65. . . . . . . . . . . . . . . . . . . . . . . .      $    7,975    $    1,078    $   9,053
    At Least Age 65 . . . . . . . . . . . . . . . . . . . . . .          11,061         4,664       15,725
  Covered Spouses
    Under Age 65. . . . . . . . . . . . . . . . . . . . . . . .           9,487             0        9,487
    At Least Age 65 . . . . . . . . . . . . . . . . . . . . . .           5,958             0        5,958
                                                                     ----------    ----------    ---------
  Subtotal retirees and Spouses . . . . . . . . . . . . . . . .          34,481         5,742       40,223
  Actives Eligible to Retire. . . . . . . . . . . . . . . . . .           2,684           276        2,960
  Actives Not Yet Eligible to Retire. . . . . . . . . . . . . .          12,045           670       12,715

                                                                     ----------    ----------    ---------
Total Accumulated Postretirement Benefit Obligation . . . . . .          49,210         6,688       55,898
Plan assets at fair value . . . . . . . . . . . . . . . . . . .               0             0            0
                                                                     ----------    ----------    ---------
Funded status     . . . . . . . . . . . . . . . . . . . . . . .          49,210         6,688       55,898
Unrecognized Prior Service Cost . . . . . . . . . . . . . . . .               0             0            0
Unrecognized Net (Loss) Gain. . . . . . . . . . . . . . . . . .               0             0            0
Unrecognized Net Transition Obligation. . . . . . . . . . . . .         (34,290)       (6,688)     (40,978)
                                                                     ----------    ----------    ---------
(Prepaid) Accrued Postretirement Benefit Cost . . . . . . . . .      $   14,920    $        0    $  14,920
                                                                     ==========    ==========    =========

    In determining the actuarial present values of the accumulated postretirement benefit obligation, the weighted average discount was 8%. The future salary increase is age-related and ranges from 10.5% for lower ages to 4.8% for higher ages.

    The assumed health care cost trend rate used to measure the expected cost of benefits for the next year was 8% for persons under age 65 and for dental, and 9% for persons over age 65. Medical trends for fiscal 1995 and forward decrease .4% to .7% until the year 2002 where the trend rate is then fixed at 5%. For each one percentage point increase in the assumed health care cost trend rate, the aggregate service and interest cost components of net periodic expense would rise $800, and the accumulated postretirement benefit obligation would increase $6,500.

        AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

          MANAGEMENT'S DISCUSSION OF RESULTS OF
     OPERATIONS AND ANALYSIS OF FINANCIAL CONDITION
                        (Unaudited)
                  (Thousands of Dollars)



                            Results by Operating Segment
                                Increase (Decrease)

                                                                     Three Months Ended
                                                                     9/30/93 vs. 9/30/92
                            Net Sales and Revenues
                                Agriculture & Consumer. . .              $  9,070
                                Energy. . . . . . . . . . .               (33,237)
                                Financial Services. . . . .                (2,541)
                                Intercompany Transactions                    (105)
                                                                         --------
                                                                         $(26,813)
                                                                         ========

                            Margin (Loss) before Income Taxes from Continuing Operations
                                Agriculture & Consumer. . .              $ (7,536)
                                Energy. . . . . . . . . . .                 1,138
                                Financial Services. . . . .                  (532)
                                                                         --------
                                   Operating Margin (Loss)                 (6,930)
                                Other Items . . . . . . . .                  (903)
                                                                         --------
                                   Margin (Loss) before
                                   income taxes from
                                   continuing operations. .              $ (7,833)
                                                                         ========

Parenthetical numbers in the following narrative have been rounded to the nearest hundred thousand.

Restructuring of Operations

In fiscal 1992, the Company initiated Customer Driven: 1995 (the "Project") to restructure the Company to better focus on its members and customers and to re-engineer the Company's business processes to improve future profitability. Implementation of Project strategies has and will continue to have a significant impact on the markets served, assets utilized, and operating practices of the Agriculture & Consumer and Energy groups, as well as on the administrative functions. During the quarter under review, and as indicated in the Company's annual report on Form 10-K for the fiscal year ended June 30, 1993, Company management has continued implementation of the Project and details of certain of these strategies will be reviewed in the following segment discussions.

Discontinued Operations

On March 23, 1993, the Agway Board of Directors authorized management to sell the Company's 34% interest in Curtice Burns Foods, Inc. (Curtice Burns Foods) and 99% interest in H. P. Hood Inc. (Hood). Management and the Board have a plan for the divestiture of these operations, and expect to finalize the sales transactions by the end of fiscal 1994. Accordingly, these operations are reflected as discontinued operations. Agway's decision to make these sales is part of the overall strategic plan of focusing on its agriculture, consumer, energy, insurance, and leasing businesses.

        AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

         MANAGEMENT'S DISCUSSION OF RESULTS OF
  OPERATIONS AND ANALYSIS OF FINANCIAL CONDITION (continued)
                         (Unaudited)
                  (Thousands of Dollars)



Discontinued Operations (continued)

Management continues to implement its plan of divestiture. On October 13, 1993, Curtice Burns Foods, Inc. signed a definitive agreement, with the approval of Pro-Fac Cooperative Inc. (Pro-Fac), to sell the oats portion of the National Oats business. Pro-Fac and Curtice Burns Foods are negotiating a definitive agreement with respect to Curtice Burns Food's sale of the Hiland Potato Chip business to the Weaver Potato Chip Company. These transactions are expected to close by the end of calendar 1993.

Agriculture & Consumer Group

Project initiatives for fiscal 1993 for the Agriculture & Consumer group were primarily focused on transferring the marketing, sales and related operating assets of agricultural sales, previously conducted through retail operations, to Agriculture hubs and dedicated customer service centers.
This transition was completed in fiscal 1993 in New England and Pennsylvania and is currently nearing completion in New York, the final region to transition. An additional initiative focused on merging 51 local store cooperatives into Agway, which, when completed, will serve to increase sales and asset levels. Fiscal 1994 initiatives for the Group center around streamlining current operations through reviews of supply chain management, product category management, and warehousing systems; closing, consolidating, or converting facilities to focus assets and capital in selected markets and eliminate duplication; and sales enhancement through customer service and quality reviews. The fiscal 1993 initiatives were primarily done to improve customer service, knowing that certain of these changes would increase costs at least during the period of transition until cost reduction strategies can be implemented. The 1994 initiatives focus on detail plans for future implementation of strategies for expense control and sales enhancement anticipated to improve future year results of operations.

First quarter net sales and revenues for Agriculture & Consumer of $223,800 represent an increase of $9,100 (4.2%) from the first quarter of the previous year. Most of this increase is generated from the mergers of local store cooperatives into Agway primarily during the fourth quarter of fiscal 1993. These increases were somewhat offset by reduced seed revenues due to the divestiture of two seed subsidiaries in fiscal 1993. Feed and crop tonnage was up as customers continue to respond favorably to the new Agriculture hub and customer service center strategies. Sales of Consumer yard and garden products showed improvement over the prior year due to a mixture of promotions and favorable weather conditions.

Operating losses of $10,100 for the first quarter for the segment increased $7,500 compared to an operating loss of $2,600 for the first quarter a year ago. A major reason for this increase in losses is increases in operating expenses due to mergers of local store cooperatives into Agway, as the seasonality of these operations provides proportionately more revenues in the fourth quarter. Further incremental costs, previously discussed, were being incurred from the Project initiatives implemented in fiscal 1993 which, through the transition period, depress operating results. Gross margins as a percentage of sales for the Group rose from 10.7% to 11.5% due to improvements in Agriculture and Consumer Retail, offset by declines in Consumer Wholesale and Country Foods.

            AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       MANAGEMENT'S DISCUSSION OF RESULTS OF OPERATIONS
       AND ANALYSIS OF FINANCIAL CONDITION (continued)
                            (Unaudited)
                       (Thousands of Dollars)

Energy Group

Project initiatives for fiscal 1993 for the Energy Group were primarily focused on divestitures of retail locations to focus assets and capital in selected markets. Additionally in 1993, sales to commercial accounts were refocused away from price-oriented accounts to service-oriented businesses. As expected, these initiatives decreased sales volume, but had a favorable impact on realized per unit gross margins. Additional Project initiatives for 1994 include implementation of operational efficiency and asset management strategies, such as centralized credit management, simplified data entry procedures, and mutually beneficial supplier agreements.

Energy segment net sales and revenues of $105,800 for the first quarter declined $33,200 (23.9%) compared to first quarter of last year. $12,800 of this decrease is attributable to divestitures which occurred throughout fiscal 1993 and reduced volumes of business with low-margin, high-volume commercial customers. Average selling prices declined 8.8% which also contributed to the sales decrease, due to an over-production of oil in an already saturated world market, and a weakened demand. Total volume for all product lines was off 21.8 million gallons (15.3%) compared to the first quarter of the prior year, comprised of reductions due to divestitures of
11.6 million gallons as well as reductions in all product lines due primarily to the commercial refocus.

Despite the volume declines, the Energy group posted an improvement in net operating margins of $1,100 (19.4%) in comparison to the first quarter of last year. The improvement was primarily a result of gross margin improving from 22.4% to 25.6% across all product categories due to the refocus away from price-oriented commercial business to service-oriented businesses, as well as a reduction in distribution expenses due primarily to asset divestitures.

Financial Services Group

For segment reporting purposes, the Financial Services Group consists of Telmark Inc., Agway Insurance Company, and Agway General Agency, Inc.

Net sales and revenues for the Financial Services Group of $15,700 were $2,500 (13.9%) below those for the same period of last year. Telmark experienced a slight decrease in net sales and revenues of $200 (2.6%), and the Insurance Group showed a decrease of $2,300 (23.4%). The Agway Insurance Company revenue is down $1,300 due to termination of a reinsurance assumed contract, $300 from reduced investment income and $200 from changes in reinsurance ceded treaties. Agway General Agency Inc. revenues are down $500 due to reduced commissions on a declining base of the Agway member group health insurance plan. Current year operating margins for the Financial Services Group of $1,700 reflect a decrease of $500 (23.4%) when compared to the same three months of last year. Telmark operating margins are reduced by $200. The $1,300 revenue decline from the reinsurance termination was offset by an equal reduction in costs and expenses with no impact on operating margin. The Agway Insurance Company revenue reductions were offset by a $600 reduction in loss and loss adjustment expenses for a $100 net improvement in operating margin.
The Agway General Agency, Inc. commission reduction reduces operating margin by $500.

         AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

           MANAGEMENT'S DISCUSSION OF RESULTS OF
   OPERATIONS AND ANALYSIS OF FINANCIAL CONDITION (continued)
                          (Unaudited)
                    (Thousands of Dollars)
Other Items
The increase in other item net expenses of $900 for the current quarter compared to the first quarter of last year principally is a result of reduced interest revenues due to the elimination of a note receivable from Hood, and increased operating expenses for postretirement health and life insurance benefits, and information services consulting fees incurred for Project work, partially offset by increased pension revenues.

Liquidity and Capital Resources
Cash flows from continuing operations for three months ended September 30, 1993 showed a net cash inflow of $38,500 as opposed to a cash inflow of $14,100 for the first quarter of last year resulting in an overall change of $24,400. This overall change was primarily a result of higher June 1993 Agriculture & Consumer inventories and receivables due to the late spring, which were reduced during the first quarter of the current fiscal year. Net cash outflows for the three month ended September 30, 1993 of $10,700 from investing activities from continuing operations compares to net outflows of $11,900 for the same period last year. These outflows in both years were principally the result of net growth in Telmark's lease portfolio. As a result of increased net cash flows from continuing operations in the current year, short-term borrowings were reduced $18,400. Increased short-term borrowing in the prior year resulted from decreased prior year operating cash flows as well as for redemption of $8,200 of capital stock.

The Company finances its operations and the operations of all its continuing businesses and subsidiaries, except Telmark and Agway Insurance Company, through Agway Financial Corporation (AFC). Telmark and Agway Insurance Company finance themselves through operations or direct borrowing arrangements. Each business unit is financed with a combination of short- and long-term credit facilities as appropriate. External sources of short-term financing for Agway and all its continuing operations include revolving credit lines, letters of credit, and commercial paper programs. Sources of longer term financing include borrowings from banks and insurance companies, subordinated debt, and capital leases. In addition, Telmark has occasionally sold blocks of its lease portfolio and in October 1993, filed a Form S-1 Registration Statement with the Securities & Exchange Commission with respect to a future offer by it of $25,000 unsecured debt to the public. The unsecured debt to be offered by Telmark will not be guaranteed by Agway nor any of Agway's other subsidiaries. At September 30, 1993, total short-term credit availability was $158,000 compared to $159,000 at September 30, 1992. Borrowings outstanding at September 30, 1993, totalled $52,200. Available lines of credit by borrowing entity as of September 30, 1993 are as follows: AFC - $85,000; and Telmark - $23,000. In addition, AFC may issue up to $50,000 of commercial paper under the terms of a separate agreement, backed by a letter of credit.

The AFC agreements, as amended in June 1993, cover the period through December 31, 1993 and are scheduled for renegotiation in the fall of 1993 for calendar 1994. Certain events as defined within the existing agreements could lead to creditors acquiring collateral rights in certain accounts receivable and non-petroleum inventories of the Company. The events that have been defined to generate the assumption of these collateral rights are projected by the Company to occur by November or December 1993. Should such events occur and lenders choose to exercise their right for collateralization, sufficient collateral is available to provide lines of credit availability that are adequate to meet the Company's needs. In addition, the agreements include certain covenants, the most restrictive of which require the Company to maintain specific monthly levels of interest coverage and tangible net worth. The Company currently anticipates the interest coverage covenant, as currently defined, will not be met in the months of November nor December 1993. If the interest coverage covenant is violated in November or December 1993, and is continuing, the Company may be held in default of the existing agreements with creditors. The company has ongoing communication with its lenders and despite the possibility of these occurrences, it is management's expectation that appropriate and adequate lines of credit will be negotiated for 1994 and that appropriate amendments to existing credit facilities will be made if necessary.

         PART II. OTHER INFORMATION
    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
            (Thousands of Dollars)



Item 3, Legal Proceedings

In February 1988, Agway leased a feed mill located in Woodridge, New York from Inter-County Farmers Cooperative Association, Inc. Agway manufactured horse, poultry, and dairy feed at the feed mill. In early July 1989, due to a mechanical malfunction, some horse feed manufactured at the feed mill was contaminated with Monensin, a feed medication used with poultry and dairy feed but which is harmful to horses. Agway immediately recalled the contaminated horse feed and contacted regulatory agencies, including the United States Food and Drug Administration (FDA). As a result of eating the contaminated horse feed, a number of horses located in the State of New Jersey died or were damaged. The majority of claims made by owners of the affected horses have been settled. As of October 31, 1993, there were three lawsuits pending which were filed by horse owners against Agway:
Anthony D. Nini, et al. v. Agway Inc., et al., filed on October 24, 1990 in the Superior Court of New Jersey for Mercer County; John Kolkowski, et al. v. Agway Inc., et al., filed on July 3, 1990 in the Supreme Court of the State of New York for Westchester County; Orlando R. Petrocelli v. Agway Inc., et al., filed on August 5, 1991 in the Superior Court of New Jersey for Mercer County. Each of these lawsuits include claims for money damages. In the beginning of October 1993, two previously pending lawsuits by horse owners against Agway, Michael M. Selesnick, et al. v. Agway Inc., et al., filed on June 15, 1990 in the Superior Court of New Jersey for Monmouth County; and Lisa Popik, et al. v. Agway Inc., filed September 20, 1990 in the Superior Court of New Jersey for Middlesex County, were settled. Agway agreed to pay Lisa Popik, et al. $65 and Michael M. Selesnick, et al. $10. The FDA conducted an investigation of the incident and referred the matter to the U.S. Department of Justice (DOJ) to consider institution of criminal proceedings. Agway has had an opportunity to present its views to the DOJ on why criminal proceedings should not be instituted and the DOJ and FDA are discussing with Agway resolution of issues resulting from the FDA investigation. Agway believes the pending lawsuits and the FDA investigation will be satisfactorily resolved and any adjustments will not be material in relation to the consolidated financial position of Agway.

Item 4, Results of Votes of Security Holders

On July 1, 1993, the Company's common stockholders were requested to appoint a proxy to elect six nominees to the Company's Board of Directors at the annual stockholders meeting scheduled December 1, 1993.

Item 6(b), Reports on Form 8-K

There were no reports on Form 8-K required to be filed during the first quarter ended September 30, 1993.

                              SIGNATURES



                  Pursuant to the requirements of the

                 Securities Exchange Act of 1934, the

                registrant has duly caused this report

                   to be signed on its behalf by the

                undersigned, hereunto duly authorized.




                                                    AGWAY INC.
                                                   (registrant)







Date:    November 12, 1993                   PETER J. O'NEILL
                                                (signature)

                                         Senior Vice President
                                 Corporate Finance and Control
                              (Principal Financial Officer and
                                      Chief Accounting Officer)

         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C  20549
                            FORM 10-Q

(Mark One)
 X   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
- - - - - - - - ---
     EXCHANGE ACT OF 1934
For the quarterly period ended December 31, 1993

                                OR

     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                    to
                                --------------       --------------
Commission file number 2-22791


                          AGWAY INC.*
- - - - - - - - ---------------------------------------------------------------------------
      (Exact name of registrant as specified in its charter)


DELAWARE                                                        15-0277720
- - - - - - - - ---------------------------------------------------------------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                         Identification No.)

333 Butternut Drive, DeWitt, New York                               13214
- - - - - - - - ---------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


                             315-449-6431
- - - - - - - - ---------------------------------------------------------------------------
          (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes   X    No
     ---      ---
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

           Class                            Outstanding at January 31, 1994
- - - - - - - - -------------------------------------       -------------------------------
Common Stock, $25 par value per share                       111,181 shares

* Agway is a taxpaying corporation founded on cooperative principles. Membership is limited to farmers and each may hold only one share of common stock.

             AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

                            INDEX


                                                                   PAGE NO.
                                                                   --------
PART I.  FINANCIAL INFORMATION

        Item 1.  Financial Statements (Unaudited)

        Condensed Consolidated Balance Sheets
             as of December 31, 1993 and June 30, 1993 . . . . . . . . . 3

        Condensed Consolidated Statements of Operations
             and Retained Margin for the three months and six
             months ended December 31, 1993 and
             December 31, 1992   . . . . . . . . . . . . . . . . . . . . 4

        Condensed Consolidated Cash Flow Statements for
             the six months ended December 31, 1993
             and December 31, 1992 . . . . . . . . . . . . . . . . . . . 5

        Notes to Condensed Consolidated Financial Statements . . . . . . 6

        Item 2.  Management's Discussion and Analysis of
             Financial Condition and Results of Operations . . . . . . . 9


PART II.  OTHER INFORMATION

        Item 4.  Submission of Matters to a Vote of Securities Holders. 14

        Item 6.  Exhibits and Reports on Form 8-K. . . . . . . . . . . .14


        SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . .15

               PART I.  FINANCIAL INFORMATION
          AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
           CONDENSED CONSOLIDATED BALANCE SHEETS
                   (Thousands of Dollars)

                                                                            December 31,          June 30,
                                                                               1993                 1993
                                                                            (Unaudited)            (Note)
                                                                           --------------      --------------
ASSETS
Current Assets:
    Cash and equivalents. . . . . . . . . . . . . . . . . . . . . .                            $          771
    Trade notes and accounts receivable, less allowance for
      doubtful accounts of $13,633 and $13,267, respectively. . . .        $      159,961             212,196
    Lease receivables, less unearned income of $27,363 and
      $28,717, respectively . . . . . . . . . . . . . . . . . . . .                75,374              75,243
    Advances and other receivables. . . . . . . . . . . . . . . . .                40,704              36,224
    Inventories . . . . . . . . . . . . . . . . . . . . . . . . . .
      Raw materials . . . . . . . . . . . . . . . . . . . . . . . .                22,313              19,919
      Finished goods. . . . . . . . . . . . . . . . . . . . . . . .               136,186             152,348
      Goods in transit and supplies . . . . . . . . . . . . . . . .                11,283               9,592
                                                                           --------------      --------------
      Total inventories . . . . . . . . . . . . . . . . . . . . . .               169,782             181,859
    Prepaid expenses. . . . . . . . . . . . . . . . . . . . . . . .                65,970              58,863
                                                                           --------------      --------------
        Total current assets                                                      511,791             565,156

Marketable securities . . . . . . . . . . . . . . . . . . . . . . .                34,530              34,532
Other security investments. . . . . . . . . . . . . . . . . . . . .                35,061              34,102
Properties and equipment, net . . . . . . . . . . . . . . . . . . .               252,690             259,980
Long-term lease receivables, less unearned income of
  $43,024 and $41,253, respectively . . . . . . . . . . . . . . . .               168,962             155,544
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .                76,969              72,140
Net assets of discontinued operations . . . . . . . . . . . . . . .                92,950              92,544
                                                                           --------------      --------------
        Total assets. . . . . . . . . . . . . . . . . . . . . . . .        $    1,172,953      $    1,213,998
                                                                           ==============      ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Notes payable . . . . . . . . . . . . . . . . . . . . . . . . .        $       36,300      $       70,600
    Current installments of long-term debt and subordinated debt. .                97,624              66,039
    Accounts payable. . . . . . . . . . . . . . . . . . . . . . . .                85,861              95,735
    Other current liabilities . . . . . . . . . . . . . . . . . . .               125,274             132,773
                                                                           --------------      --------------
        Total current liabilities . . . . . . . . . . . . . . . . .               345,059             365,147

Long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . .               161,259             150,107
Subordinated debt . . . . . . . . . . . . . . . . . . . . . . . . .               359,009             379,619
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . .               115,071             123,724
Preferred stock . . . . . . . . . . . . . . . . . . . . . . . . . .                71,474              53,474
Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .                 2,780               2,790
Paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . .                 6,317               7,350
Retained margin . . . . . . . . . . . . . . . . . . . . . . . . . .               111,984             131,787
                                                                           --------------      --------------
        Total liabilities and shareholders' equity. . . . . . . . .        $    1,172,953      $    1,213,998
                                                                           ==============      ==============

Note: The balance sheet at June 30, 1993 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

     See accompanying notes to condensed consolidated financial statements.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED
MARGIN
                                   (Unaudited)
                             (Thousands of Dollars)

                                                  Three Months Ended                  Six Months Ended
                                                     December 31,                       December 31,
                                           -------------------------------    --------------------------------
                                                 1993             1992              1993             1992
                                           --------------   --------------    --------------   ---------------
Net sales and revenues from:
    Product sales . . . . . . . . . . .    $      354,038   $      367,796    $      676,834   $      713,334
    Leasing operations. . . . . . . . .             8,311            8,286            16,127           16,329
    Insurance operations. . . . . . . .             6,982            7,350            13,681           15,916
    Other services. . . . . . . . . . .             4,811            6,938            10,623           14,726
                                           --------------   --------------    --------------   ---------------
        Total net sales and revenues. .           374,142          390,370           717,265          760,305

Cost and expenses from:
    Products and plant operations . . .           289,276          299,375           559,455          591,000
    Leasing operations. . . . . . . . .             3,580            3,564             7,080            7,221
    Insurance operations. . . . . . . .             4,341            5,079             8,728           11,083
    Retail operations . . . . . . . . .            42,031           43,089            82,266           84,338
    Selling, general and
      administrative activities . . . .            37,142           35,582            74,540           67,653
                                           --------------   --------------    --------------   ---------------
        Total costs and expenses. . . .           376,370          386,689           732,069          761,295

Operating margin. . . . . . . . . . . .            (2,228)           3,681           (14,804)            (990)
Operating interest expense, net . . . .             6,230            7,086            13,032           13,526
Other income (expense), net . . . . . .             1,861            1,354             3,444            2,503
                                           --------------   --------------    --------------   ---------------
Margin (loss) from continuing
    operations before income taxes  . .            (6,597)          (2,051)          (24,392)         (12,013)
Income tax expense (benefit). . . . . .            (1,039)             448            (7,053)          (2,526)
                                           --------------   --------------    --------------   ---------------
Margin (loss) from continuing
    operations. . . . . . . . . . . . .            (5,558)          (2,499)          (17,339)          (9,487)

Discontinued operations:
    Loss from operations, net of tax
      expense (benefit) of $ 0 and
      $(163) and interest of others
      of $ 0 and $880, respectively . .                                 24                             (1,211)
    Effect of disposal. . . . . . . . .
                                           --------------   --------------    --------------   ---------------
        Loss from discontinued
          operations. . . . . . . . . .                                 24                             (1,211)
                                           --------------   --------------    --------------   ---------------
Net margin (loss) . . . . . . . . . . .            (5,558)          (2,475)          (17,339)         (10,698)

Retained Margin:
    Balance at beginning of period. . .           119,998          107,949           131,787          116,112
    Dividends . . . . . . . . . . . . .            (2,454)          (2,073)           (2,454)          (2,073)
    Equity in unrealized gains (losses)
        of insurance companies. . . . .                (2)              14               (10)              74
                                           --------------   --------------    --------------   ---------------
Balance at end of period. . . . . . . .    $      111,984   $      103,415    $      111,984   $      103,415
                                           ==============   ==============    ==============   ===============

  See accompanying notes to condensed consolidated financial statements.

         AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
       CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
                       (Unaudited)
                 (Thousands of Dollars)

                                                                                  Six Months Ended
                                                                                    December 31,
                                                                          -------------------------------
                                                                               1993              1992
                                                                          --------------   --------------
Net cash flows from continuing operations activities. . . . . . . .       $       35,761   $       33,422
Net loss from discontinued operations . . . . . . . . . . . . . . .                                (1,211)
                                                                          --------------   --------------
Net cash flows from operating activities. . . . . . . . . . . . . .               35,761           32,211

Cash flows (used in) provided by investing activities:
    Purchases of property, plant and equipment. . . . . . . . . . .              (11,216)         (10,341)
    Proceeds from disposal of businesses and property and
        equipment . . . . . . . . . . . . . . . . . . . . . . . . .                4,669           19,051
    Leases originated . . . . . . . . . . . . . . . . . . . . . . .              (61,148)         (46,864)
    Leases repaid . . . . . . . . . . . . . . . . . . . . . . . . .               45,125           40,922
    Proceeds from sale of marketable securities . . . . . . . . . .               19,442            9,054
    Purchases of marketable securities. . . . . . . . . . . . . . .              (19,450)          (9,176)
    Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 (829)            (621)
                                                                          --------------   --------------
Net investing activities (used in) provided by continuing operations             (23,407)           2,025
Net change in net assets of discontinued operations . . . . . . . .                 (406)           5,281

                                                                          --------------   --------------
Net cash flows (used in) provided by investing activities . . . . .              (23,813)           7,306
Cash flows used in financing activities:
    Net change in short-term borrowings . . . . . . . . . . . . . .              (34,300)          18,600
    Proceeds from long-term debt. . . . . . . . . . . . . . . . . .               57,000           22,978
    Repayment of long-term debt . . . . . . . . . . . . . . . . . .              (47,828)         (52,504)
    Proceeds from issuance of subordinated debt . . . . . . . . . .               19,560           32,154
    Redemption of subordinated debt . . . . . . . . . . . . . . . .               (5,985)         (46,009)
    Redemption of capital stock . . . . . . . . . . . . . . . . . .                 (347)          (8,323)
    Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 (819)          (2,803)
                                                                          --------------   --------------
Net cash flows used in financing activities . . . . . . . . . . . .              (12,719)         (35,907)
                                                                          --------------   --------------
Net (decrease) increase in cash and equivalents . . . . . . . . . .                 (771)           3,610
Cash and equivalents at beginning of period . . . . . . . . . . . .                  771

                                                                          --------------   --------------
Cash and equivalents at end of period . . . . . . . . . . . . . . .       $            0   $        3,610
                                                                          ==============   ==============

    See accompanying notes to condensed consolidated financial statements.

            AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (Unaudited)
                       (Thousands of Dollars)


1.  BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three- and six-month periods ended December 31, 1993 are not necessarily indicative of the results that may be expected for the year ended June 30, 1994. For further information, refer to the consolidated financial statements and notes thereto included in the annual report on Form 10-K for the year ended June 30, 1993.

    Certain amounts have been reclassified in the June 30, 1993 condensed consolidated balance sheet to conform to the December 31, 1993 presentation. These reclassifications had no effect on the working capital or shareholders' equity of the Corporation.

2.  AGWAY FINANCIAL CORPORATION

    Summarized financial information for Agway Financial Corporation and Consolidated Subsidiaries is as follows:


                                                  Three Months Ended                  Six Months Ended
                                                     December 31,                       December 31,
                                           -------------------------------    ------------------------------
                                                 1993             1992              1993             1992
                                           --------------   --------------    --------------   -------------
Net sales and revenues. . . . . . . . . .  $      226,469   $      259,392    $      404,694   $    475,838
Operating margin. . . . . . . . . . . . .          19,815           19,905            24,208         24,086
Margin from continuing operations . . . .           5,860            7,796             1,327          6,751
Net margin. . . . . . . . . . . . . . . .           5,860            7,821             1,327          5,541

                                                              December 31,        June 30,
                                                                  1993              1993
                                                            --------------    --------------
Current assets. . . . . . . . . . . . . .                   $      421,708    $      433,907
Properties and equipment, net . . . . . .                          127,063           128,898
Noncurrent assets . . . . . . . . . . . .                          247,869           240,004
Net assets of discontinued operations . .                           92,950            92,544
                                                            --------------    --------------
Total assets. . . . . . . . . . . . . . .                   $      889,590    $      895,353
                                                            ==============    ==============

Current liabilities . . . . . . . . . . .                   $      266,546    $      249,721
Long-term debt. . . . . . . . . . . . . .                          156,690           155,598
Subordinated debt . . . . . . . . . . . .                          359,009           379,619
Noncurrent liabilities. . . . . . . . . .                           31,506            34,859
Shareholders' equity. . . . . . . . . . .                           75,839            75,556
                                                            --------------    --------------
Total liabilities and
    shareholders' equity. . . . . . . . .                   $      889,590    $      895,353
                                                            ==============    ==============

             AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                          (Unaudited)
                     (Thousands of Dollars)



3.  SUPPLEMENTAL DISCLOSURES ABOUT OPERATING CASH FLOWS


                                                                               Six Months Ended
                                                                                 December 31,
                                                                     ------------------------------------
                                                                          1993                   1992
                                                                     -------------         --------------
Additional disclosure of operating cash flows:

Cash paid during the period for:
  Interest. . . . . . . . . . . . . . . . . . . . . . . . .          $      17,417         $       19,219
                                                                     =============         ==============
  Income taxes. . . . . . . . . . . . . . . . . . . . . . .          $       6,511         $        8,232
                                                                     =============         ==============


During the fiscal year ended June 30, 1993, 46 local cooperative affiliates were acquired, and during fiscal 1994, 5 additional local cooperative affiliates were acquired. Three of these cooperatives were merged into Agway during the first and second quarters of fiscal 1993, 43 were acquired during the third and fourth quarters of fiscal 1993, 3 were merged in the first quarter of fiscal 1994 and 2 were merged in the second quarter fiscal 1994, for a total purchase price of $21,500 plus certain liabilities assumed of $17,100. Settlement for the acquisitions was consummated in the six-month period ended December 31, 1993 in the form of cash ($5,000) and restricted preferred stock, 6%, $100 par value, ($16,500).

  Certain other supplemental disclosures are as follows:

Schedule of Restructuring Activities:

Cash flows from operating activities:
  Cash proceeds . . . . . . . . . . . . . . . . . . . . . .          $       2,933         $       14,578
  Cash spent. . . . . . . . . . . . . . . . . . . . . . . .                 (6,721)                (5,966)
                                                                     -------------         --------------
  Total cash flow used in operating activities. . . . . . .                 (3,788)                 8,612
  Cash flows from investing activities:
  Proceeds from disposal of business and property,
  plant and equipment . . . . . . . . . . . . . . . . . . .                  2,307                 16,909
                                                                     -------------         --------------
  Net increase (decrease) in cash and equivalents . . . . .          $      (1,481)        $       25,521
                                                                     =============         ==============

4.  BORROWING ARRANGEMENTS

The Company renegotiated and renewed certain of its bank loan agreements through October 28, 1994. Adequate lines of credit of $149,250 are available to the Company under the new agreements as compared to lines of credit of $158,000 in the prior agreements. This includes retention of a commercial paper facility of $50,000. These agreements, upon the occurrence of certain defined events, give the lenders the right to perfect a security interest in certain of the Company's accounts receivables and non-petroleum inventories. In addition, the agreements include certain covenants, the most restrictive of which requires to Company to maintain specific monthly levels of interest coverage and tangible net worth.

                 AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

     NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                (Unaudited)
                            (Thousands of Dollars)




5.  COMMITMENTS AND CONTINGENCIES

The Company is subject to various investigations, claims, and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. In addition, the Company is conducting a number of environmental investigations and remedial actions at current and former Company locations and, along with other companies, has been named a potentially responsible party for certain waste disposal sites. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be resolved unfavorably to the Company. The Company has established accruals for matters for which payment is probable and amounts reasonably estimable. Management believes any liability that may ultimately result from the resolution of these matters in excess of amounts provided will not have a material adverse effect on the financial position or results of operations of the Company.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS
                               (Unaudited)
                          (Thousands of Dollars)


RESULTS OF OPERATIONS

The Company's net sales and revenues and operating results are significantly impacted by seasonal fluctuations due to the nature of its operations and the geographic location of its service area, which is defined primarily as the Northeastern United States. Agriculture and Consumer Group net sales and revenues are traditionally higher in the third and fourth quarters as customers initiate the growing season. Correspondingly, the Company's Energy Group realizes significantly higher net sales and revenues in the second and third quarters due to the cold winter conditions in the Northeast. The Financial Services Group is generally not impacted by seasonal fluctuations.


Results by Operating Segment
  Increase (Decrease)
                                                         Three Months Ended             Six Months Ended

                                                        12/31/93 vs. 12/31/92         12/31/93 vs.12/31/92

                                                        -------------------           -------------------
    Net Sales and Revenues
        Agriculture & Consumer. . . . . . . . . . .     $            21,944           $            31,013
        Energy. . . . . . . . . . . . . . . . . . .                 (37,102)                      (70,339)
        Financial Services. . . . . . . . . . . . .                    (513)                       (3,055)

        Intercompany Transactions . . . . . . . . .                    (557)                         (659)
                                                        -------------------           -------------------
                                                        $           (16,228)          $           (43,040)
                                                        ===================           ===================
    Margin (Loss) from Continuing Operations before Income Taxes
        Agriculture & Consumer. . . . . . . . . . .     $            (8,142)          $           (15,679)
        Energy. . . . . . . . . . . . . . . . . . .                     541                         1,679
        Financial Services. . . . . . . . . . . . .                     463                           (69)

        Operating Margin (Loss) . . . . . . . . . .                  (7,138)                      (14,069)
        Other Items . . . . . . . . . . . . . . . .                   2,592                         1,690

                                                        -------------------           -------------------
                                                        $            (4,546)          $           (12,379)
                                                        ===================           ===================

Parenthetical numbers in the following narrative have been rounded to the nearest hundred thousand.

Restructuring of Operations
- - - - - - - - ---------------------------
In fiscal 1992, the Company initiated Customer Driven: 1995 (the "Project") to restructure the Company to better focus on its members and customers and to re-engineer the Company's business processes to improve future profitability. Implementation of Project strategies has and will continue to have a significant impact on the markets served, assets utilized, and operating practices of the Agriculture & Consumer and Energy groups, as well as on administrative functions. During the quarter under review, and as indicated in the Company's annual report on Form 10-K for the fiscal year ended June 30, 1993, Company management has continued implementation of the Project and details of certain of these strategies will be reviewed in the following segment discussions.

Discontinued Operations
- - - - - - - - -----------------------
On March 23, 1993, the Agway Board of Directors authorized management to sell the Company's 34% interest in Curtice Burns Foods, Inc. (Curtice Burns Foods) and 99% interest in H. P. Hood Inc. (Hood). Management and the Board are actively pursuing their plan to sell these investments in fiscal 1994. Accordingly, these operations are reflected as discontinued operations. Agway's decision to make these sales is part of the overall strategic plan

                 AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS (continued)
                               (Unaudited)
                         (Thousands of Dollars)


Discontinued Operations (continued)
- - - - - - - - ----------------------------------
of focusing on its agriculture, consumer, energy, insurance, and leasing businesses. In the fourth quarter of fiscal 1993, Curtice Burns initiated a restructuring program. As part of that program, in the quarter ended December 1993, Curtice Burns Foods, Inc. completed the sale of two businesses, the oats portion of the National Oats business and the Hiland Potato Chip business, and continues to pursue the sale of a third business, Curtice Burns Meat Snacks.

Agriculture & Consumer Group
- - - - - - - - ----------------------------
Project initiatives for fiscal 1993 for the Agriculture & Consumer Group were primarily focused on transferring the marketing, sales and related operating assets of agricultural products, previously conducted through retail operations, to agricultural hubs and dedicated customer service centers. This transition was completed in fiscal 1993 in New England and Pennsylvania and recently was completed in New York, the final region to transition. An additional initiative focused on merging 51 local store cooperatives into Agway, which was essentially completed in the fourth quarter of fiscal 1993, will serve to increase sales and asset levels. Fiscal 1994 initiatives for the Group center around streamlining operating and administrative processes through reviews of supply chain management, product category management, and warehousing systems; closing, consolidating, or converting facilities to focus assets and capital in selected markets and eliminate duplication; and sales enhancement through customer service and quality reviews. The fiscal 1993 initiatives were intended to improve customer service, knowing that certain of these changes would increase costs at least during the period of transition until cost reduction strategies can be implemented. The 1994 initiatives focus on detail plans for future implementation of strategies for expense control and sales enhancement anticipated to improve future year results of operations.

Net sales and revenues for the second quarter of fiscal 1994 of $212,300 and for the six months to date of $436,100 increased $22,000 (11.5%) and $31,000 (7.7%), respectively, as compared to the corresponding periods in the prior fiscal year. The increases are primarily attributed to the Group's consumer business which included the merger of local store cooperatives into Agway, and to an increase in the second quarter for its food distribution unit which realized increased revenues of $11,000 due to a strong market, combined with modest price increases. Revenues for the Group's agricultural businesses, crop and feed input items, also improved slightly over the preceding periods due to volume and price increases.

Operating losses for the second quarter of fiscal 1994 of $14,600 and for the six months to date of $24,700 increased $8,100 and $15,700, respectively, as compared to the corresponding periods in the prior fiscal year. The Group experiences seasonal fluctuations in its business and incurs losses in the first six months of the year and gains in the second six months. In fiscal 1994, these losses have been further accentuated due to (i) the merger of 51 store corporations into Agway which now defers the recognition of a certain portion of its margins until goods are sold to the end user (previously these margins were recognized as wholesale margins at the time inventory was sold to the store corporation), (ii) incremental costs associated with the Company's Project initiatives which include expanding the Company's sales force and the establishment of agricultural hubs and dedicated customer service centers, and (iii) depressed gross margins across the Group's selected product lines due to higher raw material prices, a change in product mix, and competitive pricing in the marketplace.

The Company expects to benefit from the merged store corporations as they will provide additional retail margins and increased sales in the second half of the year as the spring growing season commences. Furthermore, the increasing costs associated with the Project initiatives tend to be fixed throughout the year, while incremental revenues realized from Project initiatives will tend to follow the seasonal sales pattern and be more fully realized in the second half of the year as the spring growing season commences.

              AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS (continued)
                             (Unaudited)
                        (Thousands of Dollars)

Energy Group
- - - - - - - - ------------
Project initiatives for fiscal 1993 for the Energy Group were primarily divestitures of retail locations in an effort to focus assets and capital in selected markets. In addition, sales to commercial accounts were refocused away from price-oriented accounts to service-oriented businesses. As expected, these initiatives decreased sales volume, but had a favorable impact on gross margins. Project initiatives for fiscal 1994 include implementation of operational efficiency and asset management strategies, such as centralized credit management, automating certain field operating activities and mutually beneficial supplier agreements.

Energy segment net sales and revenues of $146,900 for the second quarter declined $37,100 (20.1%) as compared to the second quarter of the prior year. Fiscal 1994 year-to-date net sales and revenues of $252,400 declined $70,300 (21.8%) as compared to the same period in the prior year. The decrease for the quarter and year to date is primarily attributable to planned Project initiatives which included divestitures of low-margin retail locations and a refocusing away from low-margin, high-volume commercial customers.

Total unit volume (in millions of gallons) for the quarter and year to date decreased 30,000 and 51,800 gallons, respectively, as compared to the corresponding periods in the prior year. Average selling prices declined 4.6% in the second quarter and 3.6% for the six months to date as compared to the corresponding period in the prior year due to softness in the world market which also contributed to the sales decrease.

Despite the unit volume and selling price declines, the Energy Group realized an improvement in net operating margins of $500 (6.1%) and $1,700 (57.1%) in the second quarter and fiscal year to date as compared to the corresponding period in the previous fiscal year. Gross margins as a percentage of net sales and revenues increased by 4.5% and 4.1% in the second quarter and fiscal year to date as compared to the corresponding period in the prior fiscal year. Also, total costs and expenses declined as a result of the above changes in operations.

Financial Services Group
- - - - - - - - ------------------------
For segment reporting purposes, the Financial Services Group consists of Telmark Inc., Agway Insurance Company, and Agway General Agency, Inc.

Net sales and revenues of $16,700 for the Financial Services Group for the second quarter declined $500 (3.0%) as compared to the second quarter of the prior year. Fiscal 1994 year-to-date net sales and revenues of $35,500 decreased $3,100 (8.6%) as compared to the same period in the prior year. The decrease for the quarter and year to date is primarily attributed to the Agway Insurance Company and the Agway General Agency. Agway Insurance Company revenues were down $200 for the second quarter and $1,600 for the six months to date, as compared to the corresponding periods in the prior year, due to termination of reinsurance assumed contracts; and $200 and $600, respectively, from changes in reinsurance ceded treaties. Agway General Agency Inc. revenues declined $200 and $700 for the second quarter and for the six months to date as compared to the corresponding period in the prior year due to a decline in administrative fees on a declining base of participants in the Agway member group health insurance plan. Telmark revenues remained constant for the second quarter and six-month period to date as compared to the prior year as current year volume growth was offset by declining prevailing lease rates as a result of increasing competition in the marketplace as well as a sale of $11,000 of lease receivables in June 1993.

Operating margins improved in the second quarter of fiscal 1994 by $500 (21%) over the same period in the previous year but decreased $100 (1.5%) for the six-month period ended December 31, 1993 as compared to the same period in the prior year. The Agway Insurance Company revenue decline from the reinsurance termination was offset by an equal reduction in costs and expenses with no impact on operating margin. Operating margin increases of $800 in the second quarter and $800 for the six months to date for Agway Insurance Company, due

                 AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS (continued)
                               (Unaudited)
                          (Thousands of Dollars)

Financial Services Group (continued)
- - - - - - - - ------------------------------------
to favorable underwriting experience as compared to corresponding periods in the prior fiscal year, were offset in part by (i) reduced operating margins for Agway General Agency of $100 for the second quarter and $500 for the six months to date as compared to the corresponding period in the prior fiscal year due to declining revenues as noted above, and (ii) reduced operating margin of $200 for the second quarter and $400 for the six months to date for Telmark as compared to the corresponding period in the prior fiscal year due to the lack of significant revenue growth.

Other Items
- - - - - - - - -----------
Other items include certain corporate activities not included within the Company's three operating segments and includes interest expense. For the second quarter, other items realized an increase in income of $2,600 over the corresponding period in the prior fiscal year. The increase was attributed primarily to increased revenues from the receipt of vendor rebates in the second quarter of $1,100 and a reduction in interest expense for the quarter of $900. For the six-month period to date, other items realized an increase in income of $1,700 over the corresponding period in the prior year.

LIQUIDITY AND CAPITAL RESOURCES
- - - - - - - - -------------------------------
Cash flows from continuing operations for the six months ended December 31, 1993 increased $2,000 to $36,000 as compared to the first six months of fiscal 1993. This increase was primarily a result of higher June 1993 Agriculture & Consumer inventories and receivables due to the late spring, which were reduced during the first six months of the current fiscal year Net cash utilized in investing activities from continuing operations for the six months ended December 31, 1993 was $23,400 as compared to cash provided of $2,000 for the same period last year. Cash flows utilized in investing activities for the six months ended December 31, 1992 were favorably impacted by proceeds of $19,100 from disposals of businesses and property, plant and equipment, while increased leasing activity in fiscal 1994 resulted in the use of an additional $10,100 of cash compared to the same period last year. As a result of cash flow from continuing operations and an increase in net long-term borrowings of $23,000 in the current year, short-term borrowings were reduced $34,300. Increased short-term borrowing in the prior year resulted from a decrease in net long-term borrowings of $43,400 combined with redemption of $8,200 of capital stock.

The Company finances its operations and the operations of all its continuing businesses and subsidiaries, except Telmark and Agway
Insurance Company, through Agway Financial Corporation (AFC). Telmark and Agway Insurance Company finance themselves through operations or direct borrowing arrangements. Each business unit is financed with a combination of short- and long-term credit facilities as appropriate. External sources of short-term financing for Agway and all its continuing operations include revolving credit lines, letters of credit, and commercial paper programs. Sources of longer term financing include borrowings from banks and insurance companies, subordinated debt, and capital leases. In addition, Telmark has occasionally sold blocks of its lease portfolio. On February 1, 1994, Telmark's registration of its offering to the public of $25,000 of debentures due December 31, 1997 with the Securities & Exchange Commission became effective. The debentures are unsecured and are not guaranteed by Agway nor any of Agway's other subsidiaries. The offering of the debentures will not be underwritten and there can be no guarantee as to the amount of debentures to be sold. The proceeds of the offering will be used to provide financing for Telmark's leasing activities.

The Company renegotiated and renewed certain of its bank loan agreements through October 28, 1994. Adequate lines of credit of $149,250 are available to the Company under the new agreements as compared to lines of credit of $158,000 in the prior agreements. This includes retention of a commercial paper facility of $50,000. These agreements, upon the occurrence of certain defined events, give the lenders the right to perfect a security interest

           AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS (continued)
                             (Unaudited)
                        (Thousands of Dollars)



LIQUIDITY AND CAPITAL RESOURCES (continued)
- - - - - - - - -------------------------------------------
in certain of the Company's accounts receivables and non-petroleum inventories. In addition, the agreements include certain covenants, the most restrictive of which requires to Company to maintain specific monthly levels of interest coverage and tangible net worth. The Company has ongoing communication with its lenders and it is management's opinion that appropriate and adequate lines of credit exist to finance the Company's operations and capital requirements.

                    PART II. OTHER INFORMATION
             AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                      (Thousands of Dollars)


Item 4.  Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on December 1, 1993. The following Directors were elected to renewed three-year terms through December 1996:



                                                                 In
                                Nominee                         Favor            Opposed
                         ---------------------                 ------            -------
                         Peter D. Hanks                        58,572            3,888
                         Robert L. Marshman                    58,572            3,888
                         Samuel F. Minor                       58,572            3,888
                         Donald E. Pease                       58,572            3,888
                         Carl D. Smith                         58,572            3,888
                         Joel L. Wenger                        58,572            3,888


The following is a list of directors whose terms of office as Directors continued after the Annual Meeting:

Ralph H. Heffner                -  Chairman of the Board and Director
Charles C. Brosius              -  Vice Chairman of the Board and Director
Richard C. Call                 -  Director
Vyron M. Chapman                -  Director
Eugene Freund                   -  Director
Peter D. Hanks                  -  Director
Frederick A. Hough              -  Director
Stephen P. James                -  Director
Robert L. Marshman              -  Director
Samuel F. Minor                 -  Director
Donald E. Pease                 -  Director
John H. Ross                    -  Director
Carl D. Smith                   -  Director
Thomas E. Smith                 -  Director
John H. Talmage                 -  Director
Joel L. Wenger                  -  Director
Christian F. Wolff, Jr.         -  Director
William W. Young                -  Director

Item 6.  Exhibits and Reports on Form 8-K

The Company did not file any reports on Form 8-K during the three months ended December 31, 1993.

SIGNATURES
- - - - - - - - ----------
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                             AGWAY INC.
                                                           ------------
                                                           (Registrant)




Date      February 9, 1994                             PETER J. O'NEILL
          ----------------                             ----------------
                                                       Peter J. O'Neill
                                                  Senior Vice President
                                          Corporate Finance and Control
                                       (Principal Financial Officer and
                                              Chief Accounting Officer)

             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C  20549
                                FORM 10-Q

(Mark One)
 X   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
- - - - - - - - ---  EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 1994

                                    OR

     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
- - - - - - - - ---  EXCHANGE ACT OF 1934
For the transition period from                    to
                                ---------------       ---------------
Commission file number 2-22791


                                 AGWAY INC.*
  ---------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


DELAWARE                                                    15-0277720
- - - - - - - - -------------------------------                    -------------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                     Identification No.)


333 Butternut Drive, DeWitt, New York                            13214
- - - - - - - - ----------------------------------------                   -----------
(Address of principal executive offices)                    (Zip Code)


                               315-449-6431
            --------------------------------------------------
           (Registrant's telephone number, including area code)



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes   X    No
     ---      ---
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.


              Class                             Outstanding at April 30, 1994
- - - - - - - - --------------------------------------          -----------------------------
Common Stock, $25 par value per share                    111,025 shares


*        Agway is a taxpaying corporation founded on cooperative principles.
         Membership is limited to farmers and each may hold only one share of common stock.

              AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

                                INDEX


                                                                    PAGE NO.

PART I.  FINANCIAL INFORMATION

         Item 1.  Financial Statements (Unaudited)

         Condensed Consolidated Balance Sheets as of March 31, 1994 and
         June 30, 1993 . . . . . . . . . . . . . . . . . . . . . .  . . . 3

         Condensed Consolidated Statements of Operations and Retained Margin for the three months and nine months ended
         March 31, 1994 and March 31, 1993 . . . . . . . . . . . .  . . . 4

         Condensed Consolidated Cash Flow Statements for the nine months ended March 31, 1994 and March 31, 1993 . . . . . . . . .  . . . 5

         Notes to Condensed Consolidated Financial Statements. . .  . . . 6

         Item 2.  Management's Discussion and Analysis of Financial
         Condition and Results of Operations . . . . . . . . . . .  . . . 9


PART II.  OTHER INFORMATION

         Item 1.  Legal Proceedings. . . . . . . . .  . . . . . . . . . .14

         Item 6.  Exhibits and Reports on Form 8-K .  . . . . . . . . . .14


         SIGNATURES. . . . . . . . . . . . . . . . .  . . . . . . . . . .15

                    PART I.  FINANCIAL INFORMATION
               AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                        (Thousands of Dollars)

                                                                                   March 31,             June 30,
                                                                                    1994                  1993
                                                                                 (Unaudited)             (Note)
                                                                                 -----------         --------------
ASSETS
Current Assets:
    Cash and equivalents . . . . . . . . . . . . . . . . . . . . . . . .                             $         771
    Trade notes and accounts receivable, less allowance for
      doubtful accounts of $13,724 and $13,267, respectively . . . . . .       $      162,743              212,196
    Lease receivables, less unearned income of $29,004 and
      $28,717, respectively. . . . . . . . . . . . . . . . . . . . . . .               81,304               75,243
    Advances and other receivables . . . . . . . . . . . . . . . . . . .               43,272               36,224
    Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
      Raw materials. . . . . . . . . . . . . . . . . . . . . . . . . . .               24,622               19,919
      Finished goods . . . . . . . . . . . . . . . . . . . . . . . . . .              205,470              152,348
      Goods in transit and supplies. . . . . . . . . . . . . . . . . . .               14,255                9,592
                                                                               --------------        --------------
      Total inventories. . . . . . . . . . . . . . . . . . . . . . . . .              244,347              181,859
    Prepaid expenses . . . . . . . . . . . . . . . . . . . . . . . . . .               64,036               58,863
                                                                               --------------        --------------
         Total current assets                                                         595,702              565,156

Marketable securities. . . . . . . . . . . . . . . . . . . . . . . . . .               35,632               34,532
Other security investments . . . . . . . . . . . . . . . . . . . . . . .               36,184               34,102
Properties and equipment, net. . . . . . . . . . . . . . . . . . . . . .              249,868              259,980
Long-term lease receivables, less unearned income of
  $42,419 and $41,253, respectively. . . . . . . . . . . . . . . . . . .              168,451              155,544
Other assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               81,449               72,140
Net assets of discontinued operations. . . . . . . . . . . . . . . . . .               93,137               92,544
                                                                               --------------        --------------
         Total assets. . . . . . . . . . . . . . . . . . . . . . . . . .       $    1,260,423        $   1,213,998
                                                                               ==============        ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Notes payable. . . . . . . . . . . . . . . . . . . . . . . . . . . .       $       87,000        $      70,600
    Current installments of long-term debt and subordinated debt . . . .               94,521               66,039
    Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . .              126,192               95,735
    Other current liabilities. . . . . . . . . . . . . . . . . . . . . .              125,725              132,773
                                                                               --------------        --------------
         Total current liabilities . . . . . . . . . . . . . . . . . . .              433,438              365,147

Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              143,025              150,107
Subordinated debt. . . . . . . . . . . . . . . . . . . . . . . . . . . .              371,626              379,619
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . .              115,454              123,724

Preferred stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . .               71,456               53,474
Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                2,776                2,790
Paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . .                6,319                7,350
Retained margin. . . . . . . . . . . . . . . . . . . . . . . . . . . . .              116,329              131,787
                                                                               --------------        --------------
         Total liabilities and shareholders' equity. . . . . . . . . . .       $    1,260,423        $   1,213,998
                                                                               ==============        ==============

Note: The balance sheet at June 30, 1993 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

  See accompanying notes to condensed consolidated financial statements.

             AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED
MARGIN
                           (Unaudited)
                      (Thousands of Dollars)


                                                     Three Months Ended                    Nine Months Ended
                                                          March 31,                            March 31,
                                             ---------------------------------    ----------------------------------
                                                    1994              1993               1994              1993
                                             ---------------   ---------------    ---------------   ----------------
Net sales and revenues from:
    Product sales. . . . . . . . . . . . .   $       420,433   $       396,447    $     1,097,267   $      1,109,781
    Leasing operations . . . . . . . . . .             8,857             7,808             24,984             24,137
    Insurance operations . . . . . . . . .             6,682             6,616             20,363             22,532
    Other services . . . . . . . . . . . .             3,793             5,682             14,416             20,408
                                             ---------------   ---------------    ---------------   ----------------
         Total net sales and revenues. . .           439,765           416,553          1,157,030          1,176,858

Cost and expenses from:
    Products and plant operations. . . . .           327,613           314,847            887,068            905,847
    Leasing operations . . . . . . . . . .             2,507             2,502              9,587              9,724
    Insurance operations . . . . . . . . .             4,762             4,506             13,490             15,589
    Retail operations. . . . . . . . . . .            48,361            47,070            130,627            131,407
    Selling, general and
      administrative activities. . . . . .            41,049            34,442            115,589            102,095
                                             ---------------   ---------------    ---------------   ----------------
         Total costs and expenses. . . . .           424,292           403,367          1,156,361          1,164,662

Operating margin . . . . . . . . . . . . .            15,473            13,186                669             12,196
Operating interest expense, net. . . . . .             7,361             6,923             20,393             20,450
Other income (expense), net. . . . . . . .             1,823             2,168              5,267              4,671
Margin (loss) from continuing                ---------------   ---------------    ---------------   ----------------
    operations before income taxes . . . .             9,935             8,431            (14,457)            (3,583)
Income and franchise tax
    expense (benefit). . . . . . . . . . .             5,560             5,398             (1,493)             2,872
Margin (loss) from continuing                ---------------   ---------------    ---------------   ----------------
    operations . . . . . . . . . . . . . .             4,375             3,033            (12,964)            (6,455)

Discontinued operations:
    Loss from operations, net of tax
      expense (benefit) of $0, $(333),
      $0, and $(1,069) and interest of
      others of $0, $468, $0, and $2,767,
      respectively . . . . . . . . . . . .                                (621)                               (1,830)
    Effect of disposal . . . . . . . . . .   ---------------   ---------------    ---------------   ----------------

         Loss from discontinued
           operations. . . . . . . . . . .                                (621)                               (1,830)
                                             ---------------   ---------------    ---------------   ----------------
Net margin (loss). . . . . . . . . . . . .             4,375             2,412            (12,964)            (8,285)

Retained Margin:
    Balance at beginning of period . . . .           111,984           103,415            131,787            116,112
    Dividends. . . . . . . . . . . . . . .                (2)                              (2,456)            (2,073)
    Equity in unrealized gains (losses)
         of insurance companies. . . . . .               (28)                4                (38)                77
                                             ---------------  ----------------    ---------------   ----------------
Balance at end of period . . . . . . . . .   $       116,329  $        105,831    $       116,329   $        105,831
                                             ===============  ================    ===============   ================

   See accompanying notes to condensed consolidated financial statements.

                 AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
               CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
                               (Unaudited)
                          (Thousands of Dollars)



                                                                                        Nine Months Ended
                                                                                           March 31,
                                                                               --------------------------------
                                                                                    1994               1993
                                                                               --------------    --------------
Net cash flows from continuing operations activities . . . . . . . . . .       $        7,203    $        4,806
Net loss from discontinued operations. . . . . . . . . . . . . . . . . .                                 (1,830)
                                                                               --------------    --------------
Net cash flows from operating activities . . . . . . . . . . . . . . . .                7,203             2,976

Cash flows (used in) provided by investing activities:
    Purchases of property, plant and equipment . . . . . . . . . . . . .              (18,486)          (16,859)
    Proceeds from disposal of businesses and property and
         equipment . . . . . . . . . . . . . . . . . . . . . . . . . . .                9,856            32,098
    Leases originated. . . . . . . . . . . . . . . . . . . . . . . . . .              (96,339)          (69,664)
    Leases repaid. . . . . . . . . . . . . . . . . . . . . . . . . . . .               67,634            62,859
    Proceeds from sale of marketable securities. . . . . . . . . . . . .               19,764            12,565
    Purchases of marketable securities . . . . . . . . . . . . . . . . .              (20,901)          (13,656)
    Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                4,490            (2,310)
                                                                               --------------    --------------
Net investing activities (used in) provided by continuing operations . .              (33,982)            5,033
Net change in net assets of discontinued operations. . . . . . . . . . .                 (593)            5,710
                                                                               --------------    --------------
Net cash flows (used in) provided by investing activities. . . . . . . .              (34,575)           10,743
Cash flows used in financing activities:
    Net change in short-term borrowings. . . . . . . . . . . . . . . . .               16,400            28,141
    Proceeds from long-term debt . . . . . . . . . . . . . . . . . . . .               57,000            51,004
    Repayment of long-term debt. . . . . . . . . . . . . . . . . . . . .              (69,119)          (71,588)
    Proceeds from issuance of subordinated debt. . . . . . . . . . . . .               36,892            49,320
    Redemption of subordinated debt. . . . . . . . . . . . . . . . . . .              (10,110)          (52,398)
    Redemption of capital stock. . . . . . . . . . . . . . . . . . . . .                 (573)          (12,365)
    Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               (3,889)           (5,833)
                                                                               --------------    --------------
Net cash flows provided by (used in) financing activities. . . . . . . .               26,601           (13,719)
                                                                               --------------    --------------
Net decrease in cash and equivalents . . . . . . . . . . . . . . . . . .                 (771)                0
Cash and equivalents at beginning of period. . . . . . . . . . . . . . .                  771                 0
                                                                               --------------    --------------
Cash and equivalents at end of period. . . . . . . . . . . . . . . . . .       $            0    $            0
                                                                               ==============    ==============



  See accompanying notes to condensed consolidated financial statements.

               AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

           NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (Unaudited)
                       (Thousands of Dollars)


1.  BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three- and nine-month periods ended March 31, 1994 are not necessarily indicative of the results that may be expected for the year ended June 30, 1994. For further information, refer to the consolidated financial statements and notes thereto included in the annual report on Form 10-K for the year ended June 30, 1993.

    Certain amounts have been reclassified in the June 30, 1993 condensed consolidated balance sheet to conform to the March 31, 1994 presentation. These reclassifications had no effect on the working capital or shareholders' equity of the Corporation.

2.  AGWAY FINANCIAL CORPORATION

    Summarized financial information for Agway Financial Corporation and Consolidated Subsidiaries is as follows:


                                                     Three Months Ended                    Nine Months Ended
                                                          March 31,                            March 31,

                                             ---------------------------------    ---------------------------------

                                                    1994              1993               1994              1993

                                             ---------------   ---------------    ---------------   ---------------
Net sales and revenues . . . . . . . . . . . $       291,587   $       279,623    $       696,281   $       755,460
Operating margin . . . . . . . . . . . . . .          40,601            31,246             64,809            55,332
Margin from continuing operations. . . . . .          18,127            13,241             19,454            19,991
Net margin . . . . . . . . . . . . . . . . .          18,127            12,620             19,454            18,161


                                                                    March 31,          June 30,
                                                                      1994               1993
                                                               ---------------    ---------------
Current assets . . . . . . . . . . . . . . .                   $       462,000    $       433,907
Properties and equipment, net. . . . . . . .                           126,580            128,898
Noncurrent assets. . . . . . . . . . . . . .                           248,926            240,004
Net assets of discontinued operations. . . .                            93,137             92,544
                                                               ---------------    ---------------
Total assets . . . . . . . . . . . . . . . .                   $       930,643    $       895,353
                                                               ===============    ===============

Current liabilities. . . . . . . . . . . . .                   $       295,272    $       249,721
Long-term debt . . . . . . . . . . . . . . .                           138,705            155,598
Subordinated debt. . . . . . . . . . . . . .                           371,626            379,619
Noncurrent liabilities . . . . . . . . . . .                            31,098             34,859
Shareholders' equity . . . . . . . . . . . .                            93,942             75,556
Total liabilities and                                          ---------------    ---------------
    shareholders' equity . . . . . . . . . .                   $       930,643    $       895,353
                                                               ===============    ===============

             AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
   NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                        (Unaudited)
                   (Thousands of Dollars)



3.  SUPPLEMENTAL DISCLOSURES ABOUT OPERATING CASH FLOWS

                                                                                    Nine Months Ended
                                                                                        March 31,
                                                                         ---------------------------------------
                                                                               1994                    1993
                                                                         ---------------         ---------------
Additional disclosure of operating cash flows:

Cash paid during the period for:
  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $        33,229         $        34,077
                                                                         ===============         ===============
  Income taxes . . . . . . . . . . . . . . . . . . . . . . . .           $         9,494         $        9,782
                                                                         ===============         ===============

During the fiscal year ended June 30, 1993, 46 local cooperative affiliates were acquired, and during fiscal 1994, 6 additional local cooperative affiliates were acquired. Three of these cooperatives were merged into Agway during the first and second quarters of fiscal 1993, 43 were acquired during the third and fourth quarters of fiscal 1993, 3 were merged in the first quarter of fiscal 1994, 2 were merged in the second quarter fiscal 1994 and 1 was merged in the third quarter of fiscal 1994, for a total purchase price of $21,700 plus certain liabilities assumed of $17,300. Settlement for the acquisitions was consummated in the nine-month period ended March 31, 1994 in the form of cash ($5,000) and restricted preferred stock, 6%, $100 par value, ($16,700).

  Certain other supplemental disclosures are as follows:


Schedule of Restructuring Activities:

Cash flows from operating activities:
  Cash proceeds. . . . . . . . . . . . . . . . . . . . . . . .           $         3,013         $        21,384
  Cash spent . . . . . . . . . . . . . . . . . . . . . . . . .                    (8,405)                (11,147)
                                                                         ---------------         ---------------
Total cash flow (used in) provided by operating activities . .                    (5,392)                 10,237
Cash flows from investing activities:
  Proceeds from disposal of business and property,
  plant and equipment. . . . . . . . . . . . . . . . . . . . .                     6,714                  30,099
                                                                         ---------------         ---------------
Net increase in cash and equivalents . . . . . . . . . . . . .           $         1,322         $        40,336
                                                                         ===============         ===============

4.  BORROWING ARRANGEMENTS

In fiscal 1994, the Company renegotiated and renewed certain of its bank loan agreements through October 28, 1994. Adequate lines of credit of $149,250 are available to the Company under the new agreements as compared to lines of credit of $158,000 in the prior agreements. This includes retention of a commercial paper facility of $50,000. Certain of these agreements, upon the occurrence of certain defined events, give the lenders the right to perfect a security interest in certain of the Company's accounts receivables and non-petroleum inventories. In addition, the agreements include certain covenants, the most restrictive of which requires to Company to maintain specific monthly levels of interest coverage and tangible net worth.

H. P. Hood, Inc., a subsidiary held for sale by the Company, was in violation of certain financial covenants relating to credit facilities provided by a bank for the months ended February and March 1994. The Bank has issued a waiver for these violations for each month and has subsequently amended the loan agreement through June 30, 1994. At March 31, 1994, borrowing outstanding under the credit facilities aggregated $36,641.

             AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

   NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                          (Unaudited)
                     (Thousands of Dollars)




5.  COMMITMENTS AND CONTINGENCIES

The Company is subject to various investigations, claims, and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. In addition, the Company is conducting a number of environmental investigations and remedial actions at current and former Company locations and, along with other companies, has been named a potentially responsible party for certain waste disposal sites. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be resolved unfavorably to the Company. The Company has established accruals for matters for which payment is probable and amounts reasonably estimable. Management believes any liability that may ultimately result from the resolution of these matters in excess of amounts provided will not have a material adverse effect on the financial position or results of operations of the Company.

              AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS
                             (Unaudited)
                      (Thousands of Dollars)


RESULTS OF OPERATIONS

The Company's net sales and revenues and operating results are significantly impacted by seasonal fluctuations due to the nature of its operations and the geographic location of its service area, which is defined primarily as the Northeastern United States. Agriculture and Consumer Group net sales and revenues are traditionally higher in the spring as customers initiate the growing season. Correspondingly, the Company's Energy Group realizes significantly higher net sales and revenues in the winter months due to the cold winter conditions in the Northeast. The Financial Services Group is generally not materially impacted by seasonal fluctuations.

Results by Operating Segment
  Increase (Decrease)

                                                            Three Months Ended               Nine Months Ended
                                                            3/31/94 vs. 3/31/93             3/31/94 vs. 3/31/93
                                                           --------------------            --------------------
    Net Sales and Revenues
        Agriculture & Consumer . . . . . . . . . . . .     $             24,115            $             55,128
        Energy . . . . . . . . . . . . . . . . . . . .                   (1,915)                        (72,254)
        Financial Services . . . . . . . . . . . . . .                    1,080                          (1,975)
        Intercompany Transactions. . . . . . . . . . .                      (68)                           (727)
                                                           --------------------            --------------------
                                                           $             23,212            $            (19,828)
                                                           ====================            ====================

    Margin (Loss) from Continuing Operations before
      Income Taxes
        Agriculture & Consumer . . . . . . . . . . . .     $             (2,674)           $            (18,353)
        Energy . . . . . . . . . . . . . . . . . . . .                    6,768                           8,447
        Financial Services . . . . . . . . . . . . . .                     (340)                           (409)

        Operating Margin (Loss). . . . . . . . . . . .                    3,754                         (10,315)
        Other Items. . . . . . . . . . . . . . . . . .                   (2,250)                           (559)

                                                           --------------------            --------------------
                                                           $              1,504            $            (10,874)
                                                           ====================            ====================

Parenthetical numbers in the following narrative have been rounded to the nearest hundred thousand.

Restructuring of Operations
- - - - - - - - ---------------------------
In fiscal 1992, the Company initiated Customer Driven: 1995 (the "Project") to restructure the Company to better focus on its members and customers and to re-engineer the Company's business processes to improve future profitability. Implementation of Project strategies has and will continue to have a significant impact on the markets served, assets utilized, and operating practices of the Agriculture & Consumer and Energy groups, as well as on administrative functions. During the quarter under review, and as indicated in the Company's annual report on Form 10-K for the fiscal year ended June 30, 1993, Company management has continued implementation of the Project and details of certain of these strategies will be reviewed in the following segment discussions.

Discontinued Operations
- - - - - - - - -----------------------
On March 23, 1993, the Agway Board of Directors authorized management to sell the Company's 34% interest in Curtice Burns Foods, Inc. (Curtice Burns Foods) and 99% interest in H. P. Hood Inc. (Hood). Management and the Board are actively pursuing their plan to sell these investments in fiscal 1994 and negotiations regarding these sales continued throughout the third
quarter.   Accordingly, these operations are reflected as discontinued
operations. Agway's decision to make these sales is part of the overall strategic plan of focusing on its agriculture, consumer,

              AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RESULTS OF OPERATIONS (continued)
                            (Unaudited)
                      (Thousands of Dollars)


Discontinued Operations (continued)
- - - - - - - - ----------------------------------
energy, insurance, and leasing businesses. In the fourth quarter of fiscal 1993, Curtice Burns initiated a restructuring program. As part of that program, in the quarter ended December 1993, Curtice Burns Foods, Inc. completed the sale of two businesses, the oats portion of the National Oats business and the Hiland Potato Chip business, and, in the quarter ended March 31, 1994, completed the sale of the Curtice Burns Meat Snacks business.

Agriculture & Consumer Group
- - - - - - - - ---------------------------
Project initiatives for fiscal 1993 for the Agriculture & Consumer Group were primarily focused on transferring the marketing, sales and related operating assets of agricultural products, previously conducted through retail operations, to agricultural hubs and dedicated customer service centers.
This transition was completed in fiscal 1993 in New England and Pennsylvania and was completed in New York, the final region to transition, in the first half of fiscal 1994. An additional initiative focused on merging 52 local store cooperatives into Agway, which was materially completed in the fourth quarter of fiscal 1993, has increased sales and asset levels in fiscal 1994. Fiscal 1994 initiatives for the Group center around streamlining operating and administrative processes through reviews of supply chain management, product category management, and warehousing systems; closing, consolidating, or converting facilities to focus assets and capital in selected markets and eliminate duplication; and sales enhancement through customer service and quality reviews. The fiscal 1993 initiatives were intended to improve customer service, knowing that certain of these changes would increase costs at least during the period of transition until cost reduction strategies can be implemented. The 1994 initiatives focus on detail plans for future implementation of strategies for expense control and sales enhancement anticipated to improve results of operations in future years.

Net sales and revenues for the third quarter of fiscal 1994 of $228,400 and for the nine months to date of $664,500 increased $24,100 (11.8%) and $55,100 (9.0%), respectively, as compared to the corresponding periods in the prior fiscal year. The increases are primarily attributed to the Group's consumer business which included the merger of local store cooperatives into Agway and to a lesser extent volume and price increases among selected product lines within the Group.

Operating losses for the third quarter of fiscal 1994 of $12,900 and for the nine months to date of $37,600 increased $2,700 and $18,400, respectively, as compared to the corresponding periods in the prior fiscal year. The Group experiences seasonal fluctuations in its business and generally experiences higher net sales and revenues in the spring as customers initiate the growing season. However, weather conditions can impact the timing of the commencement of the spring growing season, and in fiscal 1993 and 1994 the extreme weather conditions in the winter have adversely impacted the Group's results for the quarter and year to date. In fiscal 1994, operating losses have been further accentuated due to (i) the merger of 52 store corporations into Agway which now defers the recognition of a certain portion of its margins until goods are sold to the end user (previously these margins were recognized as wholesale margins at the time inventory was sold to the store corporation), (ii) incremental costs associated with the Company's Project initiatives which include expanding the Company's sales force and the establishment of agricultural hubs and dedicated customer service centers, and (iii) depressed gross margins across the Group's selected product lines due to higher raw material prices, a change in product mix, and competitive pricing in the marketplace.

The Company expects to benefit from the merged store corporations as they will provide additional retail margins and increased sales in the spring as the growing season commences. Furthermore, the increasing costs associated with the Project initiatives tend to be fixed throughout the year, while incremental revenues realized from Project initiatives will tend to follow the seasonal sales pattern and also be more fully realized in the spring as the growing season commences.

              AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS (continued)
                             (Unaudited)
                       (Thousands of Dollars)

Energy Group
- - - - - - - - ------------
Project initiatives for fiscal 1993 for the Energy Group were primarily divestitures of retail locations in an effort to focus assets and capital in selected markets. In addition, sales to commercial accounts were refocused away from price-oriented accounts to service-oriented businesses. As expected, these initiatives decreased sales volume, but had a favorable impact on gross margins. Project initiatives for fiscal 1994 include implementation of operational efficiency and asset management strategies, such as centralized credit management, automating certain field operating activities and mutually beneficial supplier agreements.

Energy segment net sales and revenues of $195,400 for the third quarter declined $1,900 (1.0%) as compared to the third quarter of the prior year. Fiscal 1994 year-to-date net sales and revenues of $447,800 declined $72,300 (13.9%) as compared to the same period in the prior year. The decrease for the quarter and year to date is primarily attributable to planned Project initiatives which included divestitures of low-margin retail locations and a refocusing away from low-margin, high-volume commercial customers. However, the anticipated decline in net sales and revenue for the quarter was mitigated by extremely cold weather which increased the volume of heating oils and propane.

Total unit volume (in millions of gallons) for the quarter and year to date decreased 700 and 52,400 gallons, respectively, as compared to the corresponding periods in the prior year. Average selling prices remained constant in the third quarter and decreased 2.2% for the nine months to date as compared to the corresponding periods in the prior year due to softness in the world market, which also contributed to the sales decrease.

Despite the unit volume and selling price declines, the Energy Group realized an improvement in net operating margins of $6,800 (35.7%) and $8,400
(38.5%) in the third quarter and fiscal year to date as compared to the corresponding period in the previous fiscal year. Gross margins as a percentage of net sales and revenues increased by 4.8% and 4.7% in the third quarter and fiscal year to date as compared to the corresponding period in the prior fiscal year. Total costs and expenses for the Group increased slightly in the third quarter as compared to the corresponding period in the prior fiscal year due to the adverse weather conditions, but declined on a year-to-date basis as a result of the above changes in operations.

Financial Services Group
- - - - - - - - ------------------------
For segment reporting purposes, the Financial Services Group consists of Telmark Inc., Agway Insurance Company, and Agway General Agency, Inc.

Net sales and revenues of $16,800 for the Financial Services Group for the third quarter increased $1,100 (6.9%) as compared to the third quarter of the prior year. Fiscal 1994 year-to-date net sales and revenues of $49,200 decreased $2,000 (3.9%) as compared to the same period in the prior year. The increase for the quarter is primarily attributed to Telmark Inc. which increased revenues by $1,000 due to increased volume of bookings in fiscal 1994 and a gain of $500 from the sale of $5,600 of lease receivables in the third quarter. For the nine months to date, Telmark's revenues were up by $800. The decrease for the year-to-date period is primarily attributed to the Agway Insurance Company and the Agway General Agency. Agway Insurance Company revenues were constant for the third quarter but declined $2,200 for the nine months to date, as compared to the corresponding periods in the prior year, due to termination of reinsurance assumed contracts of $1,600 and from changes in reinsurance ceded treaties of $600 in prior quarters. Agway General Agency Inc. revenues also remained constant for the third quarter but declined $600 for the nine months to date as compared to the corresponding period in the prior year due to a decline in administrative fees on a declining base of participants in the Agway member group health insurance plan.

            AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
              AND RESULTS OF OPERATIONS (continued)
                          (Unaudited)
                     (Thousands of Dollars)

Financial Services Group (continued)
- - - - - - - - -----------------------------------
Operating margins declined in the third quarter of fiscal 1994 by $300 (11.0%) over the same period in the previous year and $400 (5.4%) for the nine-month period ended March 31, 1994 as compared to the same period in the prior year. The Agway Insurance Company revenue decline from the reinsurance termination was offset by an equal reduction in costs and expenses with no impact on operating margin. Operating margins for the Agway Insurance Company decreased by $400 in the third quarter due to unfavorable underwriting experience associated with adverse weather conditions, but for the nine month period remained $400 ahead of the prior year. Agway General Agency experienced a reduction in margins of $200 for the third quarter and $700 for the nine months to date as compared to the corresponding period in the prior fiscal year due to declining revenues as noted above. Telmark Inc.'s operating margins increased $300 in the third quarter, but decreased $100 for the nine-month period ended March 31, 1994 as the sale of certain lease receivables resulted in $500 of revenue for the third quarter.

Other Items
- - - - - - - - -----------
Other items include certain corporate activities not included within the Company's three operating segments and includes interest expense. For the third quarter, other items realized a decrease in income of $2,300 over the corresponding period in the prior fiscal year. The decrease was attributed primarily to decreased revenues from the timing of receipt of vendor rebates in the amount of $800 in the third quarter of fiscal 1993 (received in second quarter of fiscal 1994), an increase in interest expense for the third quarter of $900 due to a higher level of borrowings in the quarter, and increased costs associated with unallocated general corporate expenses. For the nine-month period to date, other items realized a decrease in income of $600 over the corresponding period in the prior year.

LIQUIDITY AND CAPITAL RESOURCES
- - - - - - - - -------------------------------
Cash flows from continuing operations for the nine months ended March 31, 1994 increased $2,400 to $7,200 as compared to the first nine months of fiscal 1993. This increase was primarily a result of higher June 1993 Agriculture & Consumer receivables due to the late spring, which were reduced during the first nine months of the current fiscal year, and to an increase in accounts payable during the nine-month period. Net cash utilized in investing activities from continuing operations for the nine months ended March 31, 1994 was $34,000 as compared to cash provided of $5,000 for the same period last year. Cash flows utilized in investing activities for the nine months ended March 31, 1993 were favorably impacted by proceeds of $32,000 from disposals of businesses and property, plant and equipment, while increased leasing activity in fiscal 1994 resulted in the use of an additional $21,900 of cash compared to the same period last year. As a result of cash utilized in investing activities, net long-term borrowings increased $15,000 in the current year, and short-term borrowings increased $16,400. Increased short-term borrowing in the prior year resulted from a decrease in net long-term borrowings of $23,700 combined with redemption of $12,400 of capital stock issued in connection with an acquisition in a prior year.

The Company finances its operations and the operations of all its continuing businesses and subsidiaries, except Telmark and Agway Insurance Company, through Agway Financial Corporation (AFC). Telmark and Agway Insurance Company finance themselves through operations or direct borrowing arrangements. Each business unit is financed with a combination of short- and long-term credit facilities as appropriate. External sources of short-term financing for Agway and all its continuing operations include revolving credit lines, letters of credit, and commercial paper programs. Sources of longer term financing include borrowings from banks and insurance companies, subordinated debt, and capital leases. In addition, Telmark has occasionally sold blocks of its lease portfolio. On February 1, 1994, Telmark's registration of its offering to the public of $25,000 of debentures due December 31, 1997 with the Securities & Exchange Commission became effective. The debentures are unsecured and are not guaranteed by Agway nor any of Agway's other subsidiaries. The offering of the debentures are not underwritten and there can be no guarantee as to the amount of debentures to be sold. The proceeds of the offering

             AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
               AND RESULTS OF OPERATIONS (continued)
                          (Unaudited)
                    (Thousands of Dollars)



LIQUIDITY AND CAPITAL RESOURCES (continued)
- - - - - - - - ------------------------------------------
will be used to provide financing for Telmark's leasing activities. As of March 31, 1994, approximately $1,500 of debentures were sold.

In fiscal 1994, the Company renegotiated and renewed certain of its bank loan agreements through October 28, 1994. Adequate lines of credit of $149,250 are available to the Company under the new agreements as compared to lines of credit of $158,000 in the prior agreements. This includes retention of a commercial paper facility of $50,000. Certain of these agreements, upon the occurrence of certain defined events, give the lenders the right to perfect a security interest in certain of the Company's accounts receivables and non-petroleum inventories. In addition, the agreements include certain covenants, the most restrictive of which requires to Company to maintain specific monthly levels of interest coverage and tangible net worth. The Company has ongoing communication with its lenders and it is management's opinion that appropriate and adequate lines of credit exist to finance the Company's operations and capital requirements.

                      PART II. OTHER INFORMATION
              AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                        (Thousands of Dollars)


Item 1.  Legal Proceedings
- - - - - - - - --------------------------
In February 1988, Agway leased a feed mill located in Woodridge, New York from Inter-County Farmers Cooperative Association, Inc. Agway manufactured horse, poultry, and dairy feed at the feed mill. In early July 1989, due to a mechanical malfunction, some horse feed manufactured at the feed mill was contaminated with Monensin, a feed medication used with poultry and dairy feed but which is harmful to horses. Agway immediately recalled the contaminated horse feed and contacted regulatory agencies, including the United States Food and Drug Administration (FDA). As a result of eating the contaminated horse feed, a number of horses located in the State of New Jersey died or were damaged. The majority of claims made by owners of the affected horses have been settled. As of April 30, 1994, there were two lawsuits pending which were filed by horse owners against Agway: John Kolkowski, et al. v. Agway Inc., et al., filed on July 3, 1990 in the Supreme Court of the State of New York for Westchester County; and Orlando
R. Petrocelli v. Agway Inc., et al., filed on August 5, 1991 in the Superior Court of New Jersey for Mercer County. Each of these lawsuits includes claims for money damages. On April 18, 1994, a previously pending lawsuit by horse owners against Agway, Anthony D. Nini, et al. v. Agway Inc., et al., filed on October 24, 1990 in the Superior Court of New Jersey for Mercer County, was settled. Agway agreed to pay Anthony D. Nini, et al., $1,498, which was covered by an insurance policy issued to Agway. The FDA conducted an investigation of the incident and referred the matter to the U. S. Department of Justice (DOJ) to consider institution of criminal proceedings. Agway has had an opportunity to present its views to the DOJ on why criminal proceedings should not be instituted and the DOJ and FDA discussed with Agway resolution of issues resulting from the FDA investigation. Agway believes the pending lawsuits and the FDA investigation will be satisfactorily resolved and any adjustments will not be material in relation to the consolidated financial position of Agway.

Item 6.  Exhibits and Reports on Form 8-K
- - - - - - - - -----------------------------------------
The Company did not file any reports on Form 8-K during the three months ended March 31, 1994.

SIGNATURES
- - - - - - - - ----------
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                      AGWAY INC.
                                                      (Registrant)




Date      May 13, 1994                         /s/ PETER J. O'NEILL
          ------------                         --------------------
                                               Peter J. O'Neill
                                               Senior Vice President
                                               Corporate Finance and
                                               Control
                                               (Principal Financial Officer
                                               and Chief Accounting
                                               Officer)