Form 10-K405, Exhibit 13
period 1995-06-30
AGWAY INC
filed 1995-09-18
CIK 2852

                                EXHIBIT 13

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C  20549
                                  FORM 10-Q


(Mark One)
 X   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
---- EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 1994
                               ------------------
                                     OR

     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ---- EXCHANGE ACT OF 1934
For the transition period from                   to
                               -----------------     ------------------
Commission file number 2-22791
                       -------

                                 AGWAY INC.*
------------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)


DELAWARE                                                      15-0277720
------------------------------------------------------------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                       Identification No.)


333 Butternut Drive, DeWitt, New York                             13214
-----------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)


                                 315-449-6431
-----------------------------------------------------------------------
           (Registrant's telephone number, including area code)



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes   X    No
    -----     -----
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

            Class                        Outstanding at October 28, 1994
-------------------------------------    -------------------------------
Common Stock, $25 par value per share            110,342 shares

* Agway is a taxpaying corporation founded on cooperative principles. Membership is limited to farmers and each may hold only one share of common stock.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

                                  INDEX

                                                                                                           PAGE NO.
                                                                                                           --------
PART I.  FINANCIAL INFORMATION
-------  ---------------------
         Item 1.  Financial Statements (Unaudited)

         Condensed Consolidated Balance Sheets as of September 30, 1994 and June 30, 1994 . . . . . . . . . . .   3

         Condensed Consolidated Statements of Operations and Retained Margin for the three months
         ended September 30, 1994 and September 30, 1993. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Condensed Consolidated Cash Flow Statements for the three months ended September 30, 1994
         and September 30, 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

         Notes to Condensed Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .   6

         Item 2.  Management's Discussion and Analysis of Financial Condition and Results of Operations . . . .  10

PART II.  OTHER INFORMATION
--------  -----------------
         Item 1.  Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         Item 4.  Submission of Matters to a Vote of Security Holders . . . . . . . . . . . . . . . . . . . . .  14

         Item 5.  Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         Item 6.  Exhibits and Reports on Form 8-K. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14


         SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         Appendix . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17



                        PART I.  FINANCIAL INFORMATION
                   AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Thousands of Dollars)

                                                                               September 30,          June 30,
                                                                                  1994                 1994
                                                                               -------------       -------------
ASSETS                                                                         (Unaudited)            (Note)
------
Current Assets:
     Trade notes and accounts receivable, less allowance for
       doubtful accounts of $12,884 and $12,656, respectively . . . . .      $      170,822       $      224,406
     Leases receivable, less unearned income of $33,165 and
       $33,209, respectively. . . . . . . . . . . . . . . . . . . . . .              84,191               84,744
     Uncollected insurance premiums . . . . . . . . . . . . . . . . . .              10,080                9,936
     Advances and other receivables . . . . . . . . . . . . . . . . . .              19,903               25,819
     Inventories
       Raw materials. . . . . . . . . . . . . . . . . . . . . . . . . .              15,215               22,470
       Finished goods . . . . . . . . . . . . . . . . . . . . . . . . .             139,960              148,505
       Goods in transit and supplies. . . . . . . . . . . . . . . . . .               7,957                7,689
                                                                             --------------       --------------
       Total inventories. . . . . . . . . . . . . . . . . . . . . . . .             163,132              178,664
     Prepaid expenses . . . . . . . . . . . . . . . . . . . . . . . . .              69,730               74,805
                                                                             --------------       --------------
         Total current assets . . . . . . . . . . . . . . . . . . . . .             517,858              598,374

Marketable securities . . . . . . . . . . . . . . . . . . . . . . . . .              34,208               33,943
Other security investments. . . . . . . . . . . . . . . . . . . . . . .              36,358               36,226
Properties and equipment, net . . . . . . . . . . . . . . . . . . . . .             245,361              249,369
Long-term leases receivable, less unearned income of
  $53,257 and $51,775, respectively . . . . . . . . . . . . . . . . . .             211,017              191,654
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              82,223               79,965
Net assets of discontinued operations . . . . . . . . . . . . . . . . .              85,545               84,783
                                                                             --------------       --------------
         Total assets . . . . . . . . . . . . . . . . . . . . . . . . .      $    1,212,570       $    1,274,314
                                                                             ==============       ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities:
     Notes payable. . . . . . . . . . . . . . . . . . . . . . . . . . .      $       68,500       $       62,800
     Current installments of long-term debt and subordinated debt . . .              97,203              111,008
     Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . .              86,229              124,679
     Unearned insurance premiums. . . . . . . . . . . . . . . . . . . .              16,899               16,868
     Other current liabilities. . . . . . . . . . . . . . . . . . . . .             111,268              121,147
                                                                             --------------       --------------
         Total current liabilities. . . . . . . . . . . . . . . . . . .             380,099              436,502

Long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . .             180,152              176,567
Subordinated debt . . . . . . . . . . . . . . . . . . . . . . . . . . .             379,843              372,673
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .              82,085               84,746
Commitments and contingencies . . . . . . . . . . . . . . . . . . . . .
Preferred stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .              68,932               71,338
Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               2,762                2,771
Paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . .               6,526                6,371
Retained margin . . . . . . . . . . . . . . . . . . . . . . . . . . . .             112,171              123,346
                                                                             --------------       --------------
         Total liabilities and shareholders' equity . . . . . . . . . .      $    1,212,570       $    1,274,314
                                                                             ==============       ==============

Note: The balance sheet at June 30, 1994 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.
     See accompanying notes to condensed consolidated financial statements.

                   AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED MARGIN
                                (Unaudited)
                           (Thousands of Dollars)

                                                                           Three Months Ended
                                                                             September 30,
                                                              ------------------------------------------
                                                                   1994                        1993
                                                              --------------              --------------
Net sales and revenues from:
     Product sales. . . . . . . . . . . . . . . . . . . .     $      334,203              $      328,607
     Leasing operations . . . . . . . . . . . . . . . . .              9,275                       7,815
     Insurance operations . . . . . . . . . . . . . . . .              6,684                       6,699
                                                              --------------              --------------
         Total net sales and revenues . . . . . . . . . .            350,162                     343,121

Cost and expenses from:
     Products and plant operations. . . . . . . . . . . .            314,100                     312,723
     Leasing operations . . . . . . . . . . . . . . . . .              4,361                       3,500
     Insurance operations . . . . . . . . . . . . . . . .              4,458                       4,387
     Selling, general and
       administrative activities. . . . . . . . . . . . .             38,193                      34,152
                                                             ---------------             ---------------
         Total costs and expenses . . . . . . . . . . . .            361,112                     354,762

Operating loss. . . . . . . . . . . . . . . . . . . . . .            (10,950)                    (11,641)
Interest expense, net . . . . . . . . . . . . . . . . . .              6,813                       6,507
Other income, net . . . . . . . . . . . . . . . . . . . .                323                         353
                                                             ---------------             ---------------
Loss from continuing operations before income taxes . . .            (17,440)                    (17,795)
Income tax benefit. . . . . . . . . . . . . . . . . . . .              6,170                       6,014
                                                             ---------------             ---------------
Loss from continuing operations . . . . . . . . . . . . .            (11,270)                    (11,781)

Results from discontinued operations. . . . . . . . . . .
                                                             ---------------             ---------------
Net loss. . . . . . . . . . . . . . . . . . . . . . . . .            (11,270)                    (11,781)

Retained Margin:
     Balance at beginning of period . . . . . . . . . . .            123,346                     131,787
     Equity in unrealized capital gains (losses)
         of insurance companies . . . . . . . . . . . . .                 95                          (8)
                                                              --------------              --------------
Balance at end of period. . . . . . . . . . . . . . . . .     $      112,171              $      119,998
                                                              ==============              ==============


See accompanying notes to condensed consolidated financial statements.

                  AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
                                (Unaudited)
                          (Thousands of Dollars)

                                                                                    Three Months Ended
                                                                             -------------------------------
                                                                                       September 30,
                                                                                  1994              1993
                                                                             --------------    -------------
Net cash flows from operating activities. . . . . . . . . . . . . . . .      $       29,582    $      34,096

Cash flows (used in) provided by investing activities:
     Purchases of property, plant and equipment . . . . . . . . . . . .              (6,923)          (4,380)
     Cash paid for acquisitions . . . . . . . . . . . . . . . . . . . .                               (4,810)
     Proceeds from disposal of businesses and property, plant and
         equipment. . . . . . . . . . . . . . . . . . . . . . . . . . .                 955            3,165
     Leases originated. . . . . . . . . . . . . . . . . . . . . . . . .             (34,588)         (25,050)
     Leases repaid. . . . . . . . . . . . . . . . . . . . . . . . . . .              14,392           15,644
     Proceeds from sale of marketable securities. . . . . . . . . . . .                 468            4,062
     Purchases of marketable securities . . . . . . . . . . . . . . . .                (638)          (3,927)
     Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                (132)            (249)
     Net changes in net assets of discontinued operations . . . . . . .                (762)            (227)
                                                                             --------------    -------------
Net cash flows used in investing activities . . . . . . . . . . . . . .             (27,228)         (15,772)
Cash flows (used in) provided by financing activities:
     Net change in short-term borrowings. . . . . . . . . . . . . . . .               5,700          (18,400)
     Proceeds from long-term debt . . . . . . . . . . . . . . . . . . .              12,000           10,000
     Repayment of long-term debt. . . . . . . . . . . . . . . . . . . .             (22,240)         (22,672)
     Proceeds from sale of subordinated debt. . . . . . . . . . . . . .              13,858           15,656
     Redemption of subordinated debt. . . . . . . . . . . . . . . . . .              (6,241)          (2,973)
     Proceeds from sale of stock. . . . . . . . . . . . . . . . . . . .                   4            1,840
     Redemption of stock. . . . . . . . . . . . . . . . . . . . . . . .              (2,419)            (260)
     Cash dividends paid. . . . . . . . . . . . . . . . . . . . . . . .              (2,589)          (2,056)
     Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                (427)            (230)
                                                                             --------------    -------------
Net cash flows used in financing activities . . . . . . . . . . . . . .              (2,354)         (19,095)
                                                                             --------------    -------------
Net decrease in cash and equivalents. . . . . . . . . . . . . . . . . .                   0             (771)
Cash and equivalents at beginning of period . . . . . . . . . . . . . .                   0              771
                                                                             --------------    -------------
Cash and equivalents at end of period . . . . . . . . . . . . . . . . .      $            0    $           0
                                                                             ==============    =============


    See accompanying notes to condensed consolidated financial statements.

                  AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                              (Unaudited)
                         (Thousands of Dollars)

1.   BASIS OF PRESENTATION
     ---------------------
     The accompanying unaudited condensed consolidated financial statements of Agway Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form
     10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.
     In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended September 30, 1994 are not necessarily indicative of the results that may be expected for the year ended June 30, 1995 due, among other reasons, to the seasonal nature of certain major segments of the Company's business. For further information, refer to the consolidated financial statements and notes thereto included in the annual report on Form 10-K for the year ended June 30, 1994.

     Certain reclassifications have been made to conform prior year financial statements with the current year presentation. These reclassifications had no effect on the working capital or shareholders' equity of the Company.

2.   AGWAY FINANCIAL CORPORATION
     ---------------------------
     Agway Financial Corporation (AFC) is a wholly owned subsidiary of the Company whose principal business activity is securing financing through bank borrowings and issuance of corporate debt instruments to provide funds for the Company, its sole stockholder, and AFC's sole wholly owned subsidiary, Agway Holdings Inc.
     (AHI), and AHI's subsidiaries, for general corporate purposes.
     The payment of principal and interest on this debt is absolutely and unconditionally guaranteed by the Company. In an exemptive order granted by the Securities and Exchange Commission, AFC, as a separate company, is not required to file periodic reports with respect to these debt securities provided the 1934 Act reports of the Company contain summarized financial information concerning
     AFC.

     On July 1, 1994, (i) certain subsidiaries of AFC (Seedway Inc., Allied Seed Cooperative Inc., and Pro-Lawn Products Inc.) were transferred to and merged into to Agway Inc., and (ii) certain operating divisions of Agway Inc. (Retail/Wholesale Operations) were transferred to AFC and merged together with the Country Foods operations into Agway Consumer Products Inc., formerly Agway Country Foods, Inc. The prior year financial statements have been restated to give retroactive effect to this change in reporting entity.

     As discussed in Note 6, the sale of Curtice Burns closed on November 3, 1994, and the pro-forma impact on the Company's consolidated financial statements is shown. The pro-forma impact of this sale on the summarized financial information for AFC and Consolidated Subsidiaries is identical in dollar amount and classification to the Company's consolidated financial statements, due to the fact that Curtice Burns is owned by AFC, which is owned by Agway Inc., as shown below.

     Summarized financial information for AFC and Consolidated
     Subsidiaries is as follows:

                                                                      Three Months Ended
                                                                         September 30,
                                                            ----------------------------------
                                                                    1994               1993
                                                            ------------        --------------
    Net sales and revenues. . . . . . . . .                 $    251,013        $      260,012
    Operating margin. . . . . . . . . . . .                        6,366                 3,595
    Loss from continuing operations . . . .                       (5,450)               (9,549)
    Net loss. . . . . . . . . . . . . . . .                       (5,450)               (9,549)

                  AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (Unaudited)
                           (Thousands of Dollars)


2.  AGWAY FINANCIAL CORPORATION (continued)
    ---------------------------------------

                                                                                                      Restated
                                                                                   September 30,      June 30,
                                                                                       1994             1994
                                                                                ---------------   --------------
    Current assets. . . . . . . . . . . . . . . . . . . . . . . . . .           $       501,645   $      568,477
    Properties and equipment, net . . . . . . . . . . . . . . . . . .                   164,275          164,296
    Noncurrent assets . . . . . . . . . . . . . . . . . . . . . . . .                   296,230          275,759
    Net assets of discontinued operations . . . . . . . . . . . . . .                    85,545           84,783
                                                                                ---------------   --------------
    Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . .           $     1,047,695   $    1,093,315
                                                                                ===============   ==============

    Current liabilities . . . . . . . . . . . . . . . . . . . . . . .           $       267,469   $      313,873
    Long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . .                   176,765          173,231
    Subordinated debt . . . . . . . . . . . . . . . . . . . . . . . .                   379,843          372,673
    Noncurrent liabilities. . . . . . . . . . . . . . . . . . . . . .                    14,263           18,985
    Shareholder's equity. . . . . . . . . . . . . . . . . . . . . . .                   209,355          214,553
    Total liabilities and                                                       ---------------  ---------------
        shareholder's equity. . . . . . . . . . . . . . . . . . . . .           $     1,047,695  $     1,093,315
                                                                                ===============  ===============

    The following is an updated organizational structure of the Company reflecting the above noted transfers between the Company and AFC. It reflects changes to the organization structure of the Company included in page 4 of the Company's annual report on Form 10-K for the fiscal year ended June 30, 1994.

    ORGANIZATIONAL CHART OMITTED HERE. SEE APPENDIX FOR A NARRATIVE OF THE ORGANIZATIONAL CHART.

                  AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                 (Unaudited)
                            (Thousands of Dollars)


3.   SUPPLEMENTAL DISCLOSURES ABOUT OPERATING CASH FLOWS
     ---------------------------------------------------

                                                                                 Three Months Ended
                                                                                    September 30,
                                                                       --------------------------------------
                                                                             1994                   1993
                                                                       --------------          --------------
     Additional disclosure of operating cash flows:

     Cash paid during the period for:
       Interest . . . . . . . . . . . . . . . . . . . . . . .          $       14,894          $       15,354
                                                                       ==============          ==============
       Income taxes . . . . . . . . . . . . . . . . . . . . .          $          759          $        4,717
                                                                       ==============          ==============

     During the fiscal year ended June 30, 1993, 46 local cooperative affiliates were acquired, and during fiscal 1994, 6 additional local cooperative affiliates were acquired. The total purchase price of $21,700 plus certain liabilities assumed of $15,900 was settled in fiscal 1994 in the form of cash ($5,000) and restricted preferred stock, 6%, $100 par value, ($16,700). This occurred primarily in the first quarter of fiscal 1994 for cash ($4,800) and restricted preferred stock, 6%, $100 par value, ($15,900).

4.  BORROWING ARRANGEMENTS
    ----------------------
     The Company finances its operations and the operations of all its continuing businesses and subsidiaries, except Telmark and Agway Insurance Company, through AFC. Telmark and Agway Insurance
     Company finance themselves through operations or direct borrowings.

     As of September 30, 1994, lines of credit were available to AFC of $105,000 and Telmark of $23,000 compared to $135,000 and $23,000, respectively, in the prior year. The AFC credit facilities are adequate for the Company's current needs and are available through December 31, 1994, with conclusion of longer-term renewal negotiations pending the sale of Curtice Burns, the cash proceeds from which impact the forecasted short-term debt need for the coming year (See Note 6. Subsequent Event). These longer-term renewals are in the final stages of negotiation and are expected to close in December 1994. Telmark's lines of credit expire at various times throughout the fall of 1994. It is management's expectation that appropriate facilities will be in place to meet the ongoing needs of Telmark and the Company.

     Certain of the AFC agreements are collateralized by the Company's accounts receivable and non-petroleum inventories. Amounts which can be drawn under these agreements are limited to a specific calculation based upon the total of certain accounts receivable and non-petroleum inventories ("collateral"). Adequate collateral has existed throughout the fiscal year to meet the ongoing needs of the Company. In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific monthly levels of interest coverage and tangible net worth.

5.   COMMITMENTS AND CONTINGENCIES
     -----------------------------
     Environmental
     The Company is subject to a number of governmental regulations concerning environmental matters, either directly, or as a result of the operations of its subsidiaries. The Company expects that it will be required to expend funds to remediate certain sites, including certain Superfund sites and sites with underground fuel storage tanks. In addition, the Company expects that it will incur other expenses associated with environmental compliance.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

     NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                              (Unaudited)
                        (Thousands of Dollars)

5.   COMMITMENTS AND CONTINGENCIES (continued)
     -----------------------------------------
     Environmental (continued)
     The Company continually monitors its operations with respect to potential environmental issues, including changes in legally mandated standards and remediation technologies. The Company's recorded liability reflects those specific issues where remediation activities are currently deemed to be probable and where the cost of remediation is estimable. Estimates of the extent of the Company's degree of responsibility of a particular site and the method and ultimate cost of remediation require a number of assumptions for which the ultimate outcome may differ from current estimates; however, the Company believes that its past experience provides a reasonable basis for estimating its liability. As additional information becomes available, estimates are adjusted as necessary. While the Company does not anticipate that any such adjustment would be material to its financial statements, it is reasonably possible that the result of ongoing and/or future environmental studies or other factors could alter this expectation and require the recording of additional liabilities. The extent or amount of such events, if any, cannot be estimated at this time.

     As part of its long-term environmental protection program, the Company spent approximately $5,000 in fiscal 1994 on capital projects. The Company estimates that during fiscal 1995 and 1996 approximately $4,000 per year will be spent on additional capital projects for environmental protection. These estimates recognize the additional capital required to comply with Environmental Protection Agency (EPA) Underground Storage Tank (UST) regulations which become effective in December 1998. Presently, the total cost to comply with the EPA UST regulations is estimated to be approximately $5,000. The total capital requirements may change due to the actual number of USTs actively in use on the effective date.

     Other
     The Company is also subject to various investigations, claims, and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be resolved unfavorably to the Company. The Company has established accruals for matters for which payment is probable and amounts reasonably estimable. Management believes any liability that may ultimately result from the resolution of these matters in excess of amounts provided will not have a material adverse effect on the financial position or results of operations of the Company.

6.   SUBSEQUENT EVENT
     ----------------
     Curtice Burns accepted an offer from Pro-Fac Cooperative Inc. (Pro-Fac) to acquire all outstanding shares of Curtice Burns for $19 per share in cash, and had entered into a definitive merger agreement with Pro-Fac. This agreement closed on November 3, 1994 and the Company received $55,786 in cash proceeds.

     Both Curtice Burns and Hood, combined, are reflected as discontinued operations in the Company's consolidated financial statements. Therefore, since the sale of Hood has not yet closed, and since the terms of the Curtice Burns merger agreement were not significantly different from those estimated, the Company's consolidated financial statements will not be significantly impacted by the disposition of Curtice Burns. There is no impact to the consolidated statement of operations and retained margins. Had this transaction closed as of September 30, 1994, the consolidated balance sheet would have been impacted as follows, which in general reflects the paydown of notes payable, establishment of income taxes payable, deferral of gain on sale, and reduction of net assets of discontinued operations. As a result of the sale of Curtice Burns, approximately $5,000 previously included in paid-in capital, which arose from periodic changes in the Company's percentage of ownership in Curtice Burns, has been eliminated and the effect considered in conjunction with the net assets of discontinued operations.

               AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

     NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                              (Unaudited)
                        (Thousands of Dollars)

6.   SUBSEQUENT EVENT (continued)
     ----------------------------

                                                                    Actual                     Pro Forma
                                                                 September 30,               September 30,
                                                                     1994                         1994
                                                           -----------------------      -----------------------
Current assets    . . . . . . . . . . . . . . . . . .      $               517,858      $               517,858
Other long-term assets. . . . . . . . . . . . . . . .                      609,167                      609,167
Net assets of discontinued operations . . . . . . . .                       85,545                       35,782
                                                           -----------------------      -----------------------
     Total assets . . . . . . . . . . . . . . . . . .      $             1,212,570      $             1,162,807
                                                           =======================      =======================
Notes payable     . . . . . . . . . . . . . . . . . .      $                68,500      $                12,714
Other current liabilities . . . . . . . . . . . . . .                      311,599                      331,912
Long-term liabilities . . . . . . . . . . . . . . . .                      642,080                      632,846
Preferred stock   . . . . . . . . . . . . . . . . . .                       68,932                       68,932
Common stock      . . . . . . . . . . . . . . . . . .                        2,762                        2,762
Paid-in capital   . . . . . . . . . . . . . . . . . .                        6,526                        1,470
Retained margin   . . . . . . . . . . . . . . . . . .                      112,171                      112,171
                                                           -----------------------      -----------------------
     Total liabilities and shareholder's equity . . .      $             1,212,570      $             1,162,807
                                                           =======================      =======================

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

RESULTS OF OPERATIONS
---------------------
The Company's net sales and revenues and operating results are significantly impacted by seasonal fluctuations due to the nature of its operations and the geographic location of its service area, which is defined primarily as the Northeastern United States. Agriculture and Consumer Group net sales and revenues are traditionally higher in the spring as customers initiate the growing season. Correspondingly, the Company's Energy Group realizes significantly higher net sales and revenues in the winter months due to the cold winter conditions in the Northeast. The Financial Services and Corporate Groups are generally not materially impacted by seasonal fluctuations.

Results by Operating Segment
----------------------------
  Increase (Decrease)                                                                     Three Months Ended
                                                                                          -------------------
                                                                                          9/30/94 vs. 9/30/93
                                                                                          -------------------
     Net Sales and Revenues
     ----------------------
        Agriculture & Consumer. . . . . . . . . . . . . . . . . . . . . . . . . . .      $             3,920
        Energy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    1,767
        Financial Services. . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    1,281
        Corporate Groups. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       73
                                                                                         -------------------
                                                                                         $             7,041
                                                                                         ===================
     Margin (Loss) from Continuing Operations before Income Taxes
     ------------------------------------------------------------
        Agriculture & Consumer. . . . . . . . . . . . . . . . . . . . . . . . . . .      $             1,056
        Energy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      589
        Financial Services. . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       85
        Corporate Groups. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   (1,070)
                                                                                         -------------------
        Operating profit (loss) . . . . . . . . . . . . . . . . . . . . . . . . . .                      660
        Interest expense, net . . . . . . . . . . . . . . . . . . . . . . . . . . .                     (306)
                                                                                         -------------------
                                                                                         $               355
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

               AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RESULTS OF OPERATIONS (continued)
                              (Unaudited)
                        (Thousands of Dollars)


Discontinued Operations
-----------------------
On March 23, 1993, the Company's Board of Directors authorized management to sell its 34% interest in Curtice Burns Foods, Inc. (Curtice Burns) and 99% interest in H. P. Hood Inc. (Hood).
Management and the Board had specific plans for the divestiture of these operations and expected the divestiture of both investments in fiscal 1994; however, due to unanticipated occurrences, neither transaction was consummated by June 30, 1994. The investment in Curtice Burns has been sold effective November 3, 1994. The investment in Hood is expected to consummate within this fiscal year. Accordingly, these operations are reflected as discontinued operations. The Company's decision to make these sales is part of the overall strategic plan of focusing on its agriculture, consumer, energy, insurance and leasing businesses.

The November 3, 1994 sale of the Company's investment in Curtice
Burns was not significantly different on terms than those previously estimated, and there have been no recent developments regarding the anticipated terms of the sale of Hood that would require recognition of further losses on disposal of these investments.


Curtice Burns
On September 28, 1994, Curtice Burns accepted an offer from Pro-Fac Cooperative Inc. to acquire all outstanding shares of Curtice Burns for $19 per share in cash, and had entered into a definitive merger agreement with Pro-Fac. (See also Item 6. Exhibits and Reports on Form 8-K.)

This agreement closed on November 3, 1994 and the Company received $55,786 in cash proceeds. The financial impact of this sale is disclosed in Note 6 to the financial statements and in Item 5. Other Information.


Hood
During the quarter, negotiations with an investor group, led by the management of Hood in a transaction expected to involve the use of an employee stock ownership plan, continued to progress according to schedule. The investor group is still intact and interested in the acquisition of Hood based on terms being negotiated that are consistent with the current market conditions and financial plans for Hood.


Agriculture & Consumer Group
----------------------------
Net sales and revenues for the first quarter of fiscal 1995 of $225,500 increased $3,900 (1.8%) as compared to the corresponding period in the prior fiscal year. Increases in Consumer sales are primarily due to the impact of a marketing program which accelerated power equipment sales into the first quarter. This increase was offset by sales declines in Agriculture feed sales due primarily to price declines in corn and soybean products.

Operating losses for the first quarter of fiscal 1995 of $10,600 decreased $1,100 as compared to the corresponding period in the prior fiscal year. Gross margin percentage for the Group improved from 11.2% in the first quarter of fiscal 1994 to 11.9% in the first quarter of fiscal 1995 due primarily to enhanced pricing of agricultural commodities, primarily in the feed business. This improvement was somewhat offset by declines in gross margin percentage for the Consumer Retail segment due to product mix, and increases in commodity prices on the Country Foods segment. This improvement was partially offset by increases in expense for severance and due to timing of expenditures.

               AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RESULTS OF OPERATIONS (continued)
                              (Unaudited)
                        (Thousands of Dollars)


Energy Group
------------
Energy Group net sales and revenues of $107,300 for the first quarter of fiscal 1995 increased $1,800 (1.7%) as compared to the first quarter of the prior year. Total unit volume (in millions of gallons) for the first quarter increased 1,100 gallons as compared to the corresponding period in the prior year. Volume increases in heating oil and propane, due primarily to an early tank filling program, were offset by a volume decline in diesel, due to plant divestitures and fewer keytrol facilities. Overall average selling price increased slightly versus the prior year, reflecting increased gasoline and diesel prices, offset by declines in heating oil and propane. Service revenues also increased in the first quarter of fiscal 1995 versus 1994 due to an increased emphasis on customer service in the field and a growing customer base.

Net operating losses for the Energy Group of $4,000 for the first quarter of fiscal 1995 were $600 lower than the corresponding period in the prior year, due primarily to improved gross margins offset by increased administrative expenses resulting from higher product taxes. Gross margins improved due to increases in sales volume as well as overall increases in average gross margin per unit of 3.1%.


Financial Services Group
------------------------
For segment reporting purposes, the Financial Services Group consists of Telmark Inc., Agway Insurance Company, and Agway General
Agency, Inc.

Net sales and revenues of $17,000 for the Financial Services Group for the first quarter of fiscal 1995 increased $1,300 (8.2%) as compared to the first quarter of the prior year. The increase for the quarter is attributed to Telmark Inc. which increased revenues by $1,500 due to a higher average net investment in leases compared to the first quarter of the previous year. The increased net investment resulted from new business being booked during the past year at a faster rate than the existing business terminated, partially offset by a lease sale of $5,500 in the third quarter of fiscal 1994. Agway General Agency Inc.
revenues declined $200 for the first quarter as compared to the corresponding period in the prior year due to a decline in administrative fees on a declining base of participants in the Agway member group health insurance plan.

Operating profit increased in the first quarter of fiscal 1995 by $100 (4.3%) over the same period in the previous year. Telmark Inc.'s operating margins increased $200 in the first quarter due primarily to the increased size of the lease portfolio generating additional gross margins on a relatively flat expense base. This was offset by a first quarter decline of $100 in operating margins for the Agway Insurance Company due to unfavorable underwriting experience versus the prior year and smaller capital gains on investments.


Corporate Groups
----------------
The net sales and revenues of the Corporate Groups represent external revenues generated from the Information Services Department and the elimination of sales and revenues between the operating segments.

The operating profit (loss) of the Corporate Groups represents corporate expenses and other income generated from assets not allocable to segments. The increase in expenses for the first quarter of fiscal 1995 versus 1994 of $1,100 is primarily the effect of early recognition of severance expenses versus salaries normally occurring throughout the year.

               AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RESULTS OF OPERATIONS (continued)
                              (Unaudited)
                        (Thousands of Dollars)


LIQUIDITY AND CAPITAL RESOURCES
-------------------------------
Cash flows from operating activities for the three months ended September 30, 1994 decreased $4,500 to $29,600 as compared to the first three months of fiscal 1994 due primarily to changes in working capital. Net cash utilized in investing activities for the three months ended September 30, 1994 was $27,200 as compared to $15,800 for the same period last year due primarily to increased leasing activity in fiscal 1995 resulting in the use of an additional $10,800 of cash compared to the same period last year. As a result of cash utilized in investing activities, net cash flows used in financing activities was decreased from $19,100 in the first quarter of fiscal 1994 to $2,400 in the first quarter of fiscal 1995. The majority of this change was seen in short-term borrowings, where additional borrowings of $5,700 occurred in the first quarter of fiscal 1995 versus payments of $18,400 in the same period of the prior fiscal year, and increased net redemptions of subordinated debt and preferred stock in the first quarter of the current year versus the same period in the prior year.

The Company finances its operations and the operations of all its continuing businesses and subsidiaries, except Telmark and Agway Insurance Company, through Agway Financial Corporation (AFC).
Telmark and Agway Insurance Company finance themselves through operations or direct borrowing arrangements. Each business unit is financed with a combination of short- and long-term credit facilities as appropriate. External sources of short-term financing for the Company and all its continuing operations include revolving credit lines, letters of credit, and commercial paper programs. Sources of longer-term financing include borrowings from banks and insurance companies, subordinated debt, and capital leases. In addition, Telmark has occasionally sold blocks of its lease portfolio.

As of September 30, 1994, lines of credit were available to AFC of $105,000 and Telmark of $23,000 compared to $135,000 and $23,000, respectively, in the prior year. The AFC credit facilities are adequate for the Company's current needs and are available through December
31, 1994, with conclusion of longer-term renewal negotiations pending the sale of Curtice Burns, the cash proceeds from which impact the forecasted short-term debt need for the coming year. This sale closed on November 3, 1994, and the Company received $55,786 in proceeds
(See also Note 6 to the financial statements and Item 5. Other Information). These longer-term renewals are in the final stages of negotiation and are expected to close in December 1994. Telmark's lines of credit expire at various times throughout the fall of 1994. It is management's expectation that appropriate facilities will be in place to meet the ongoing needs of Telmark and the Company.

Certain of the AFC agreements are collateralized by the Company's accounts receivable and non-petroleum inventories. Amounts which can be drawn under these agreements are limited to a specific calculation based upon the total of certain accounts receivable and non-petroleum inventories ("collateral"). Adequate collateral has existed throughout the fiscal year to meet the ongoing needs of the Company.
In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific monthly levels of interest coverage and tangible net worth.

                        PART II. OTHER INFORMATION
                 AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                        (Thousands of Dollars)


Item 1.  Legal Proceedings
--------------------------
In November 1991, Agway Petroleum Corporation (APC) notified the
Environmental Protection Agency (EPA) that APC had recently discovered that certain forms that APC's facilities are required to file under the Emergency Planning and Community Rights-To-Know Act
(EPCRA) may not have been filed on time. In August 1994, the EPA filed an Administrative Complaint against APC for violations of EPCRA alleging penalties. A tentative settlement of this matter has been negotiated in which APC and EPA will execute a consent agreement under which APC will pay EPA $100 in cash and agree to undertake certain environmentally beneficial expenditures with a value of $500. The settlement is in the process of being finalized.

In August 1994, the EPA notified Motor Transportation Services, Inc.
(MTS), an inactive, indirect wholly owned subsidiary of the Company, that the EPA has reason to believe that MTS is a potentially responsible party (PRP) under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) at the Rosen Site,
Cortland, New York. The EPA requested that MTS and other PRPs participate in the ongoing Remedial Investigation/Feasibility Study (RI/FS) for the Rosen Site. MTS believes that its involvement at the Rosen Site, if any, is minimal and responded appropriately to the EPA's request. In a related matter, other PRPs at the Rosen Site, Cooper Industries, Inc., et al., filed a complaint under CERCLA against the Company, MTS and other alleged PRPs at the Rosen Site in the U. S. District Court, Northern District of New York in June
1992 seeking reimbursement for the cost of the ongoing RI/FS. The Company and MTS believe the relief sought by Cooper Industries, Inc., el al. is unjustified and are contesting the allegations in the lawsuit.

Item 4.  Submission of Matters to a Vote of Security Holders
------------------------------------------------------------
On July 1, 1994, the Company's common stockholders were requested to appoint a proxy to elect six nominees to the Company's Board of Directors at the annual stockholders meeting scheduled November 30, 1994.


Item 5.  Other Information
--------------------------
On September 28, 1994, Curtice Burns accepted an offer from Pro-Fac to acquire all outstanding shares of Curtice Burns for $19 per share in cash, and entered into a definitive merger agreement with Pro-Fac. An 8-K was filed relative to that announcement. On November 2, 1994, Pro-Fac's tender offer for Curtice Burns expired with 6,229,442 shares of Class A and 2,046,997 shares of Class B common stock of Curtice Burns (or approximately 94 percent and 99 percent, respectively, of the total of outstanding shares of Class A and Class B common stock of Curtice Burns) having been validly tendered and not withdrawn. All such tendered shares were accepted for payment by PF Acquisition
Corp., a wholly owned subsidiary of Pro-Fac. On November 3, 1994, Pro-Fac announced that it had completed its acquisition of Curtice Burns and that Curtice Burns has become a wholly owned subsidiary of Pro-Fac. As a result of this transaction, the Company received $55,786 in cash proceeds. As allowed by Item 5 of Form 10-Q, we are incorporating the disclosure required for an Item 2 of Form 8-K - Acquisition or Disposition of Assets in this first quarter 10-Q. See also Footnote 6 to the financial statements.

Item 6.  Exhibits and Reports on Form 8-K
-----------------------------------------
For the first quarter of the fiscal year ending June 30, 1995 four reports on Form 8-K were filed. Three reports on Form 8-K related to the sale of one of the Company's significant investments, Curtice Burns. The fourth report on Form 8-K related to a management change within the Company.

The first of these reports dated July 11, 1994 related to certain events regarding the proposed sale of Curtice Burns to Dean Foods Company at a maximum cash price of $20 per share. This proposal was subject to a number of contingencies, including reaching an agreement with Pro-Fac Cooperative, Inc. on various issues related to the Integrated Agreement with Curtice Burns dated June 27, 1992 (the "Integrated Agreement"). Under the terms of the Integrated Agreement, Curtice
Burns and Pro-Fac are required to settle any dispute thereunder by arbitration. On July 11, 1994, Curtice Burns commenced arbitration proceedings against Pro-Fac.

                        PART II. OTHER INFORMATION
               AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                        (Thousands of Dollars)


Item 6.  Exhibits and Reports on Form 8-K (continued)
-----------------------------------------------------
The second report dated August 2, 1994 covered several issues involving the sale of Curtice Burns. The first issue discussed Curtice Burns' filing a petition on August 2, 1994 in the Supreme Court of New York for an order compelling Pro-Fac to proceed with arbitration proceedings under the Integrated Agreement. The second issue involved Pro-Fac's response and counterdemand for arbitration served on August 4, 1994. The third issue involved two proposals dated August 5, 1994 and August 9, 1994 from Pro-Fac to acquire Curtice Burns for $19 per share in cash. No action was taken by Curtice Burns on either of these proposals due to a number of contingencies involved in the proposals.

The third report dated September 28, 1994 related to the announcement that Curtice Burns had accepted an offer from Pro-Fac to acquire all outstanding shares of Curtice Burns for $19 per share in cash and that Curtice Burns had entered into a definitive merger agreement with Pro-Fac.

The Company also filed a report on Form 8-K dated August 29, 1994, announcing the retirement of Charles F. Saul, president, chief executive officer and general manager effective as of February 1, 1995 and the election of Donald P. Cardarelli to the position of executive vice president and chief operating officer.

No financial statements were filed as a part of these reports.

                        PART II. OTHER INFORMATION
                 AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                          (Thousands of Dollars)



SIGNATURES
----------
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                         AGWAY INC.
                                            --------------------------------
                                                        (Registrant)




Date   November 11, 1994                            /s/ PETER J. O'NEILL
     -----------------------                --------------------------------
                                                    Peter J. O'Neill
                                                  Senior Vice President
                                              Corporate Finance and Control
                                            (Principal Financial Officer and
                                                 Chief Accounting Officer)

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C  20549

                                 FORM 10-Q/A
                               AMENDMENT NO. 1

(Mark One)
 X   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
---  EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 1994
                               ------------------
                                     OR
     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES --- EXCHANGE ACT OF 1934
For the transition period from                     to
                               -------------------     ------------------

Commission file number 2-22791
                       -------

                                  AGWAY INC.*
-----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


DELAWARE                                                           15-0277720
-----------------------------------------------------------------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification No.)


333 Butternut Drive, DeWitt, New York                                   13214
-----------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)


                                  315-449-6431
-----------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes   X    No
    ----      ----
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.


               Class                         Outstanding at January 24, 1995
-------------------------------------        -------------------------------
Common Stock, $25 par value per share                 110,104 shares


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

               AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS
                              (Unaudited)
                        (Thousands of Dollars)


Discontinued Operations
-----------------------
On March 23, 1993, the Company's Board of Directors authorized management to sell its 34% interest in Curtice Burns Foods, Inc. (Curtice Burns) and 99% interest in H. P. Hood Inc. (Hood).
Management and the Board had specific plans for the divestiture of these operations and expected the divestiture of both investments in fiscal 1994; however, due to unanticipated occurrences, neither transaction was consummated by June 30, 1994. The investment in Curtice Burns has been sold effective November 3, 1994. The investment in Hood is expected to consummate within this fiscal year. Accordingly, these operations are reflected as discontinued operations. The Company's decision to make these sales is part of the overall strategic plan of focusing on its agriculture, consumer, energy, insurance and leasing businesses.

The November 3, 1994 sale of the Company's investment in Curtice
Burns was not significantly different on terms than those previously estimated, and there have been no recent developments regarding the anticipated terms of the sale of Hood that would require recognition of further losses on disposal of these investments.


Curtice Burns
On September 28, 1994, Curtice Burns accepted an offer from Pro-Fac Cooperative Inc. to acquire all outstanding shares of Curtice Burns for $19 per share in cash, and had entered into a definitive merger agreement with Pro-Fac. (See also Item 6. Exhibits and Reports on Form 8-K.)

This agreement closed on November 3, 1994 and the Company received $55,786 in cash proceeds. The financial impact of this sale is disclosed in Note 6 to the financial statements and in Item 5. Other Information.


Hood
During the quarter, negotiations with an investor group, led by the management of Hood in a transaction expected to involve the use of an employee stock ownership plan, continued to progress according to schedule. The investor group is still intact and interested in the acquisition of Hood based on terms being negotiated that are consistent with the current market conditions and financial plans for Hood.


Agriculture & Consumer Group
----------------------------

Net sales and revenues for the first quarter of fiscal 1995 of $225,500 increased $3,900 (1.8%) as compared to the corresponding period in the prior fiscal year. Increases in Consumer sales are primarily due to the impact of a marketing program which increased power equipment sales by approximately $7,700 in the first quarter. Of this increase, $4,000 is an increase in sales, and approximately $3,700 is an acceleration of sales, which last year occurred primarily in the second quarter. This increase was offset by sales declines in Agriculture feed sales due primarily to price declines in corn and soybean products.

Operating losses for the first quarter of fiscal 1995 of $10,600 decreased $1,100 as compared to the corresponding period in the prior fiscal year. Gross margin percentage for the Group improved from 11.2% in the first quarter of fiscal 1994 to 11.9% in the first quarter of fiscal 1995 due primarily to enhanced pricing of agricultural commodities, primarily in the feed business. This improvement was somewhat offset by declines in gross margin percentage for the Consumer Retail segment due to product mix, and increases in commodity prices on the Country Foods segment. This improvement was also partially offset by increases in expense due to reductions in personnel in connection with ongoing efforts to improve profitability, and due to timing of expenditures.

               AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RESULTS OF OPERATIONS (continued)
                              (Unaudited)
                        (Thousands of Dollars)


Energy Group
------------
Energy Group net sales and revenues of $107,300 for the first quarter of fiscal 1995 increased $1,800 (1.7%) as compared to the first quarter of the prior year. Total unit volume (in millions of gallons) for the first quarter increased 1,100 gallons as compared to the corresponding period in the prior year. Volume increases in heating oil and propane, due primarily to an early tank filling program, were offset by a volume decline in diesel, due to plant divestitures and fewer keytrol facilities. Overall average selling price increased slightly versus the prior year, reflecting increased gasoline and diesel prices, offset by declines in heating oil and propane. Service revenues also increased in the first quarter of fiscal 1995 versus 1994 due to an increased emphasis on customer service in the field and a growing customer base.

Net operating losses for the Energy Group of $4,000 for the first quarter of fiscal 1995 were $600 lower than the corresponding period in the prior year, due primarily to improved gross margins offset by increased administrative expenses resulting from higher product taxes. Gross margins improved due to increases in sales volume as well as overall increases in average gross margin per unit of 3.1%.


Financial Services Group
------------------------
For segment reporting purposes, the Financial Services Group consists of Telmark Inc., Agway Insurance Company, and Agway General
Agency, Inc.

Net sales and revenues of $17,000 for the Financial Services Group for the first quarter of fiscal 1995 increased $1,300 (8.2%) as compared to the first quarter of the prior year. The increase for the quarter is attributed to Telmark Inc. which increased revenues by $1,500 due to a higher average net investment in leases compared to the first quarter of the previous year. The increased net investment resulted from new business being booked during the past year at a faster rate than the existing business terminated, partially offset by a lease sale of $5,500 in the third quarter of fiscal 1994. Agway General Agency Inc.
revenues declined $200 for the first quarter as compared to the corresponding period in the prior year due to a decline in administrative fees on a declining base of participants in the Agway member group health insurance plan.

Operating profit increased in the first quarter of fiscal 1995 by $100 (4.3%) over the same period in the previous year. Telmark Inc.'s operating margins increased $200 in the first quarter due primarily to the increased size of the lease portfolio generating additional gross margins on a relatively flat expense base. This was offset by a first quarter decline of $100 in operating margins for the Agway Insurance Company due to unfavorable underwriting experience versus the prior year and smaller capital gains on investments.


Corporate Groups
----------------
The net sales and revenues of the Corporate Groups represent external revenues generated from the Information Services Department and the elimination of sales and revenues between the operating segments.


The operating profit (loss) of the Corporate Groups represents corporate expenses and other income generated from assets not allocable to segments. The increase in expenses for the first quarter of fiscal 1995 versus 1994 of $1,100 is primarily the effect of recognition of separation expenses for recent executive officer and staff changes versus salaries normally occurring throughout the quarter.

               AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RESULTS OF OPERATIONS (continued)
                              (Unaudited)
                        (Thousands of Dollars)


LIQUIDITY AND CAPITAL RESOURCES
-------------------------------
Cash flows from operating activities for the three months ended September 30, 1994 decreased $4,500 to $29,600 as compared to the first three months of fiscal 1994 due primarily to changes in working capital. Net cash utilized in investing activities for the three months ended September 30, 1994 was $27,200 as compared to $15,800 for the same period last year due primarily to increased leasing activity in fiscal 1995 resulting in the use of an additional $10,800 of cash compared to the same period last year. As a result of cash utilized in investing activities, net cash flows used in financing activities was decreased from $19,100 in the first quarter of fiscal 1994 to $2,400 in the first quarter of fiscal 1995. The majority of this change was seen in short-term borrowings, where additional borrowings of $5,700 occurred in the first quarter of fiscal 1995 versus payments of $18,400 in the same period of the prior fiscal year, and increased net redemptions of subordinated debt and preferred stock in the first quarter of the current year versus the same period in the prior year.

The Company finances its operations and the operations of all its continuing businesses and subsidiaries, except Telmark and Agway Insurance Company, through Agway Financial Corporation (AFC).
Telmark and Agway Insurance Company finance themselves through operations or direct borrowing arrangements. Each business unit is financed with a combination of short- and long-term credit facilities as appropriate. External sources of short-term financing for the Company and all its continuing operations include revolving credit lines, letters of credit, and commercial paper programs. Sources of longer-term financing include borrowings from banks and insurance companies, subordinated debt, and capital leases. In addition, Telmark has occasionally sold blocks of its lease portfolio.

As of September 30, 1994, lines of credit were available to AFC of $105,000 and Telmark of $23,000 compared to $135,000 and $23,000, respectively, in the prior year. The AFC credit facilities are adequate for the Company's current needs and are available through December
31, 1994, with conclusion of longer-term renewal negotiations pending the sale of Curtice Burns, the cash proceeds from which impact the forecasted short-term debt need for the coming year. This sale closed on November 3, 1994, and the Company received $55,786 in proceeds
(See also Note 6 to the financial statements and Item 5. Other Information). These longer-term renewals are in the final stages of negotiation and are expected to close in December 1994. Telmark's lines of credit expire at various times throughout the fall of 1994. It is management's expectation that appropriate facilities will be in place to meet the ongoing needs of Telmark and the Company.

Certain of the AFC agreements are collateralized by the Company's accounts receivable and non-petroleum inventories. Amounts which can be drawn under these agreements are limited to a specific calculation based upon the total of certain accounts receivable and non-petroleum inventories ("collateral"). Adequate collateral has existed throughout the fiscal year to meet the ongoing needs of the Company.
In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific monthly levels of interest coverage and tangible net worth.

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                         AGWAY INC.
                                                        ------------
                                                        (Registrant)




Date    January 27, 1995                        /s/ PETER J. O'NEILL
     ------------------------              ---------------------------------
                                                    Peter J. O'Neill
                                                  Senior Vice President
                                              Corporate Finance and Control
                                            (Principal Financial Officer and
                                                 Chief Accounting Officer)

                                APPENDIX




NARRATIVE DESCRIPTION OF ORGANIZATIONAL CHART OMITTED ON PAGE 7
---------------------------------------------------------------

The organizational structure of Agway Inc. as of July 1,1994 was as follows:

Agway Inc is the parent company of this organization. The organization consists of these areas: Corporate
Administration, Agriculture, and Other Segments.

Corporate Administration encompasses divisions of Agway
Inc. responsible for financial, legal, corporate and information services, cooperative relations and planning and operations. Also within this group are Agway
Financial Company (AFC), a wholly owned subsidiary of Agway Inc. and Agway Holdings Inc. (AHI), a wholly owned subsidiary of AFC.

Agriculture consists of feed and crops operations. Divisions within Agway Inc. are responsible for feed and crop operations.
Also within the feed and crop operations is Milford Fertilizer
Company, a wholly owned subsidiary of Agway Inc.

Consumer includes country foods and retail/wholesale operations, both of which are divisions of Agway Consumer Products Inc., a wholly owned subsidiary of AHI.

The Other Segments include the energy group, consisting of Agway Petroleum Corporation, a wholly owned subsidiary of AHI; the financial services group consisting of Telmark, Inc., Agway Insurance Company, and Agway
General Agency, Inc., all wholly owned subsidiaries of AHI; and discontinued operations consisting of Curtice
Burns Foods, Inc. and H. P. Hood Inc., both subsidiaries of AHI.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C  20549
                                  FORM 10-Q


(Mark One)
 X   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
---  EXCHANGE ACT OF 1934
For the quarterly period ended December 31, 1994
                               -----------------
                                      OR

     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES --- EXCHANGE ACT OF 1934
For the transition period from                   to
                               -----------------    ----------------
Commission file number 2-22791
                       -------

                                 AGWAY INC.*
---------------------------------------------------------------------------
          (Exact name of registrant as specified in its charter)

DELAWARE                                                         15-0277720
---------------------------------------------------------------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification No.)

333 Butternut Drive, DeWitt, New York                                 13214
---------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


                                 315-449-6431
---------------------------------------------------------------------------
            (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes   X    No
     ---      ---
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

               Class                       Outstanding at January 31, 1995
-------------------------------------      -------------------------------
Common Stock, $25 par value per share                110,085 shares


* Agway is a taxpaying corporation founded on cooperative principles. Membership is limited to farmers and each may hold only one share of common stock.

                   AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

                                   INDEX


                                                                     PAGE NO.
                                                                     --------
PART I.  FINANCIAL INFORMATION
------------------------------
  Item 1.  Financial Statements (Unaudited)

  Condensed Consolidated Balance Sheets as of December 31, 1994
  and June 30, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

  Condensed Consolidated Statements of Operations and Retained Margin
  for the three months and six months ended December 31, 1994 and
  December 31, 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

  Condensed Consolidated Cash Flow Statements for the six months ended
  December 31, 1994 and December 31, 1993 . . . . . . . . . . . . . . . . . 5

  Notes to Condensed Consolidated Financial Statements  . . . . . . . . . . 6

  Item 2.  Management's Discussion and Analysis of Financial Condition
  and Results of Operations . . . . . . . . . . . . . . . . . . . . . . . .15


PART II.  OTHER INFORMATION
---------------------------
  Item 1.  Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . .19

  Item 4.  Submission of Matters to a Vote of Security Holders. . . . . . .19

  Item 6.  Exhibits and Reports on Form 8-K . . . . . . . . . . . . . . . .20



  SIGNATURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

                        PART I.  FINANCIAL INFORMATION
                   AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                           (Thousands of Dollars)

                                                                               December 31,           June 30,
                                                                                  1994                 1994
                                                                               ------------        ------------
ASSETS                                                                         (Unaudited)          (Note)<F1>
------
Current Assets:
     Trade notes and accounts receivable, less allowance for
       doubtful accounts of $15,572 and $15,515, respectively . . . . .      $      202,136              272,925
     Leases receivable, less unearned income of $36,274 and
       $33,209, respectively. . . . . . . . . . . . . . . . . . . . . .              93,968               84,653
     Uncollected insurance premiums . . . . . . . . . . . . . . . . . .              10,124                9,936
     Advances and other receivables . . . . . . . . . . . . . . . . . .              21,303               26,447
     Inventories
       Raw materials. . . . . . . . . . . . . . . . . . . . . . . . . .              23,774               23,292
       Finished goods . . . . . . . . . . . . . . . . . . . . . . . . .             157,437              158,639
       Goods in transit and supplies. . . . . . . . . . . . . . . . . .              24,245               15,857
                                                                             --------------       --------------
       Total inventories. . . . . . . . . . . . . . . . . . . . . . . .             205,456              197,788
     Prepaid expenses . . . . . . . . . . . . . . . . . . . . . . . . .              88,950               92,039
                                                                             --------------       --------------
         Total current assets . . . . . . . . . . . . . . . . . . . . .             621,937              683,788

Marketable securities . . . . . . . . . . . . . . . . . . . . . . . . .              34,923               33,943
Other security investments. . . . . . . . . . . . . . . . . . . . . . .              39,048               38,913
Properties and equipment, net . . . . . . . . . . . . . . . . . . . . .             312,479              318,359
Long-term leases receivable, less unearned income of
  $59,450 and $51,775, respectively . . . . . . . . . . . . . . . . . .             213,736              191,654
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              91,764               91,214
Net assets of discontinued operations . . . . . . . . . . . . . . . . .                   0               48,424
                                                                             --------------       --------------
         Total assets . . . . . . . . . . . . . . . . . . . . . . . . .      $    1,313,887       $    1,406,295
                                                                             ==============       ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities:
     Notes payable. . . . . . . . . . . . . . . . . . . . . . . . . . .      $       52,248       $       77,193
     Current installments of long-term debt and subordinated debt . . .              98,344              117,143
     Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . .             145,214              165,134
     Unearned insurance premiums. . . . . . . . . . . . . . . . . . . .              16,951               16,868
     Other current liabilities. . . . . . . . . . . . . . . . . . . . .             139,131              136,197
                                                                             --------------       --------------
         Total current liabilities. . . . . . . . . . . . . . . . . . .             451,888              512,535

Long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . .             223,868              208,915
Subordinated debt . . . . . . . . . . . . . . . . . . . . . . . . . . .             364,175              379,835
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .              94,045               94,967
Interest of others in consolidated subsidiaries . . . . . . . . . . . .               6,055                6,217
Commitments and contingencies . . . . . . . . . . . . . . . . . . . . .
Preferred stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .              68,824               71,338
Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               2,755                2,771
Paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . .               1,470                6,371
Retained margin . . . . . . . . . . . . . . . . . . . . . . . . . . . .             100,807              123,346
                                                                             --------------       --------------
         Total liabilities and shareholders' equity . . . . . . . . . .      $    1,313,887       $    1,406,295
                                                                             ==============       ==============

<F1> Note:  The balance sheet at June 30, 1994 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.  It has been reclassified to consolidate H. P. Hood (Hood) previously reported as a discontinued operation.

    See accompanying notes to condensed consolidated financial statements.

                       AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED MARGIN
                                   (Unaudited)
                              (Thousands of Dollars)

                                                   Three Months Ended                   Six Months Ended
                                                      December 31,                        December 31,
                                            --------------------------------    --------------------------------
                                                 1994              1993              1994              1993
                                            --------------    --------------    --------------    --------------
Net sales and revenues from:
     Product sales. . . . . . . . . . . .   $      473,802    $      478,729    $      934,723    $      932,850
     Leasing operations . . . . . . . . .            9,924             8,230            19,138            15,957
     Insurance operations . . . . . . . .            6,677             6,982            13,361            13,681
                                            --------------    --------------    --------------    --------------
         Total net sales and revenues . .          490,403           493,941           967,222           962,488
Cost and expenses from:
     Products and plant operations. . . .          431,929           438,368           860,565           863,105
     Leasing operations . . . . . . . . .            4,445             3,580             8,806             7,080
     Insurance operations . . . . . . . .            3,915             4,341             8,373             8,728
     Selling, general and
       administrative activities. . . . .           54,169            49,814           105,535            97,246
                                            --------------    --------------    --------------    --------------
         Total costs and expenses . . . .          494,458           496,103           983,279           976,159

Operating loss. . . . . . . . . . . . . .           (4,055)           (2,162)          (16,057)          (13,671)
Interest expense, net . . . . . . . . . .           (9,083)           (7,695)          (17,672)          (15,861)
Other Hood costs, net . . . . . . . . . .          (10,207)                0           (10,207)                0
Other income (expense), net . . . . . . .            1,874             1,422             2,555             2,163
                                            --------------    --------------    --------------    --------------
Loss from continuing operations
     before income taxes  . . . . . . . .          (21,471)           (8,435)          (41,381)          (27,369)
Income tax benefit. . . . . . . . . . . .            7,251             2,134            14,086             8,895
                                            --------------    --------------    --------------    --------------
Loss from continuing operations . . . . .          (14,220)           (6,301)          (27,295)          (18,474)
Discontinued operations:
  Gain on disposal of Curtice Burns,
  net of tax expense of $19,700. . . .               4,430                 0             4,430                 0
  Adjustment required for reclassification
  of Hood to continuing operations . .                 817               743             2,623             1,135
      Credit from discontinued              --------------    --------------    --------------    --------------
          operations . . . . . . . . .               5,247               743             7,053             1,135
                                            --------------    --------------    --------------    --------------
Net loss. . . . . . . . . . . . . . . . .           (8,973)           (5,558)          (20,242)          (17,339)
Retained Margin:
  Balance at beginning of period . . .             112,171           119,998           123,346           131,787
  Dividends. . . . . . . . . . . . . .              (2,374)           (2,454)           (2,374)           (2,454)
  Equity in unrealized capital gains
     (losses) of insurance companies .                 (17)               (2)               77               (10)
                                            --------------    --------------    --------------    --------------
Balance at end of period. . . . . . . . .   $      100,807    $      111,984    $      100,807    $      111,984
                                            ==============    ==============    ==============    ==============

    See accompanying notes to condensed consolidated financial statements.

                  AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
                                (Unaudited)
                           (Thousands of Dollars)

                                                                                     Six Months Ended
                                                                                       December 31,
                                                                             -------------------------------
                                                                                  1994              1993
                                                                             --------------    -------------
Net cash flows provided by operating activities . . . . . . . . . . . .      $       42,426    $      39,436

Cash flows (used in) provided by investing activities:
     Purchases of property, plant and equipment . . . . . . . . . . . .             (17,340)         (14,401)
     Cash paid for acquisitions . . . . . . . . . . . . . . . . . . . .                   0           (4,985)
     Proceeds from disposal of businesses and property, plant and
         equipment. . . . . . . . . . . . . . . . . . . . . . . . . . .               4,329            5,079
     Leases originated. . . . . . . . . . . . . . . . . . . . . . . . .             (80,115)         (61,148)
     Leases repaid. . . . . . . . . . . . . . . . . . . . . . . . . . .              45,524           45,125
     Proceeds from sale of marketable securities. . . . . . . . . . . .                 715          (19,450)
     Purchases of marketable securities . . . . . . . . . . . . . . . .              (1,618)          19,442
     Proceeds from sale of discontinued operations. . . . . . . . . . .              55,786                0
     Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                (135)          (1,105)
     Net changes in net assets of discontinued operations . . . . . . .                   0              325
                                                                             --------------    -------------
Net cash flows provided by (used in) investing activities . . . . . . .               7,146          (31,118)
Cash flows (used in) provided by financing activities:
     Net change in short-term borrowings. . . . . . . . . . . . . . . .             (24,945)         (25,800)
     Proceeds from long-term debt . . . . . . . . . . . . . . . . . . .              36,205           59,475
     Repayment of long-term debt. . . . . . . . . . . . . . . . . . . .             (39,238)         (55,939)
     Proceeds from sale of subordinated debt. . . . . . . . . . . . . .              31,894           19,560
     Maturity and redemption of subordinated debt . . . . . . . . . . .             (47,611)          (5,985)
     Proceeds from sale of stock. . . . . . . . . . . . . . . . . . . .                   6            1,857
     Redemption of stock. . . . . . . . . . . . . . . . . . . . . . . .              (2,536)            (348)
     Cash dividends paid. . . . . . . . . . . . . . . . . . . . . . . .              (2,589)          (2,057)
     Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                (758)            (556)
                                                                             --------------    -------------
Net cash flows used in financing activities . . . . . . . . . . . . . .             (49,572)          (9,793)
                                                                             --------------    -------------
Net decrease in cash and equivalents. . . . . . . . . . . . . . . . . .                   0           (1,475)
Cash and equivalents at beginning of period . . . . . . . . . . . . . .                   0            1,475
                                                                             --------------    -------------
Cash and equivalents at end of period . . . . . . . . . . . . . . . . .      $            0    $           0
                                                                             ==============    =============

  See accompanying notes to condensed consolidated financial statements.

                  AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (Unaudited)
                           (Thousands of Dollars)


1.   BASIS OF PRESENTATION
     The accompanying unaudited condensed consolidated financial statements of Agway Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
     Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended December 31, 1994 are not necessarily indicative of the results that may be expected for the year ended June 30, 1995 due, among other reasons, to the seasonal nature of certain major segments of the Company's business. For further information, refer to the consolidated financial statements and notes thereto included in the annual report on Form 10-K for the year ended June 30, 1994.

     Certain reclassifications have been made to conform prior year financial statements with the current year presentation. These reclassifications had no effect on the shareholders' equity of the Company. Subsequent to the close of the second quarter of fiscal 1995, Agway determined that Hood should no longer be classified as a discontinued operation and has reclassified Hood to continuing operations for all periods presented (see also Note 6 to the financial statements).

2.   AGWAY FINANCIAL CORPORATION
     Agway Financial Corporation (AFC) is a wholly owned subsidiary of the Company whose principal business activity is securing financing through bank borrowings and issuance of corporate debt instruments to provide funds for the Company, its sole stockholder, and AFC's sole wholly owned subsidiary, Agway Holdings Inc.
     (AHI), and AHI's subsidiaries, for general corporate purposes. The payment of principal and interest on this debt is absolutely and unconditionally guaranteed by the Company. In an exemptive relief granted by the Securities and Exchange Commission, AFC, as a separate company, is not required to file periodic reports with respect to these debt securities provided the 1934 Act reports of the Company contain summarized financial information concerning
     AFC.

     On July 1, 1994, (i) certain subsidiaries of AFC (Seedway Inc., Allied Seed Cooperative Inc., and Pro-Lawn Products Inc.) were transferred to and merged into Agway Inc., and (ii) certain operating divisions of Agway Inc. (Retail/Wholesale Operations) were transferred to AFC and merged together with the Country Foods operations into Agway Consumer Products Inc., formerly Agway
     Country Foods, Inc. The prior year financial statements have been restated to give retroactive effect to these changes in reporting entities.

     Summarized financial information for AFC and Consolidated
     Subsidiaries is as follows:

                                                   Three Months Ended                    Six Months Ended
                                                       December 31,                        December 31,
                                            --------------------------------    --------------------------------
                                                   1994             1993               1994             1993
                                            ---------------   --------------    ---------------   --------------
    Net sales and revenues. . . . . . . . . $       401,831   $      394,436    $       779,501   $      779,874
    Operating margin. . . . . . . . . . . .          11,488           15,230             18,005           20,101
    Loss from continuing operations . . . .         (10,641)          (6,353)           (17,897)         (18,944)
    Net loss. . . . . . . . . . . . . . . .          (5,394)          (5,610)           (10,844)         (17,809)

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (Unaudited)
                            (Thousands of Dollars)


2.   AGWAY FINANCIAL CORPORATION (continued)
     ---------------------------------------

                                                                                                    Reclassified
                                                                                   December 31,       June 30,
                                                                                       1994             1994
                                                                                ---------------  ---------------
     Current assets . . . . . . . . . . . . . . . . . . . . . . . . .           $       593,665  $       656,290
     Properties and equipment, net. . . . . . . . . . . . . . . . . .                   230,536          233,287
     Noncurrent assets. . . . . . . . . . . . . . . . . . . . . . . .                   311,088          290,201
     Net assets of discontinued operations. . . . . . . . . . . . . .                         0           48,424
                                                                                ---------------   --------------
     Total assets . . . . . . . . . . . . . . . . . . . . . . . . . .           $     1,135,289   $    1,228,202
                                                                                ===============   ==============
     Current liabilities. . . . . . . . . . . . . . . . . . . . . . .           $       321,754   $      392,809
     Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . .                   220,764          205,579
     Subordinated debt. . . . . . . . . . . . . . . . . . . . . . . .                   364,175          379,835
     Noncurrent liabilities . . . . . . . . . . . . . . . . . . . . .                    29,708           35,424
     Shareholder's equity . . . . . . . . . . . . . . . . . . . . . .                   198,888          214,555
     Total liabilities and                                                      ---------------   --------------
        shareholder's equity. . . . . . . . . . . . . . . . . . . . .           $     1,135,289   $    1,228,202
                                                                                ===============   ==============
3.   SUPPLEMENTAL DISCLOSURES ABOUT OPERATING CASH FLOWS
     ---------------------------------------------------
                                                                                         Six Months Ended
                                                                                           December 31,
                                                                                --------------------------------
                                                                                       1994             1993
     Additional disclosure of operating cash flows:                             ---------------   --------------
     Cash paid during the period for:
          Interest. . . . . . . . . . . . . . . . . . . . . . . . . .           $        23,640   $       20,375
                                                                                ===============   ==============
          Income taxes. . . . . . . . . . . . . . . . . . . . . . . .           $         2,154   $        6,756
                                                                                ===============   ==============

     During the fiscal year ended June 30, 1993, 46 local cooperative affiliates were acquired, and during fiscal 1994, 6 additional local cooperative affiliates were acquired. The total purchase price of $21,700 plus certain liabilities assumed of $15,900 was settled in fiscal 1994 in the form of cash ($5,000) and restricted preferred stock, 6%, $100 par value, ($16,700). This occurred primarily in the first quarter of fiscal 1994 for cash ($4,800) and restricted preferred stock, 6%, $100 par value, ($15,900).

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

    NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                               (Unaudited)
                         (Thousands of Dollars)


4.   BORROWING ARRANGEMENTS
     ----------------------
     As of December 31, 1994, short-term borrowing availability to AFC of $125,000, Telmark of $24,000 and Hood of $33,000 is compared to $135,000, $23,000 and $33,000, respectively, in the prior year. Long-term and subordinated debt outstanding amounted to:

                             Agway & AFC               Telmark                Hood                  Total
                       ----------------------  ----------------------  ------------------  ----------------------
                          12/94       6/94        12/94       6/94        12/94      6/94     12/94       6/94
                       ----------  ----------  ----------  ----------  --------  --------  ----------  ----------
Long-term debt         $   27,759  $   33,524  $  222,578  $  219,489  $ 37,460  $ 38,574  $  287,797  $  291,587
Currently payable          14,581      14,424      41,622      62,022     7,726     6,226      63,929      82,672
                       ----------  ----------  ----------  ----------  --------  --------  ----------  ----------
Net long-term debt     $   13,178  $   19,100  $  180,956  $  157,467  $ 29,734  $ 32,348  $  223,868  $  208,915
                       ==========  ==========  ==========  ==========  ========  ========  ==========  ==========

Subordinated debt      $  386,606  $  403,432  $    5,310  $    3,712  $  6,674  $  7,162  $  398,590  $  414,306
Currently payable          34,415      34,471           0           0         0         0      34,415      34,471
                       ----------  ----------  ----------  ----------  --------  --------  ----------  ----------
Net long-term debt     $  352,191  $  368,961  $    5,310  $    3,712  $  6,674  $  7,162  $  364,175  $  379,835
                       ==========  ==========  ==========  ==========  ========  ========  ==========  ==========

     In addition, as of December 31, 1994, Telmark has a committed term loan credit of $125,000 available to be borrowed through November 30, 1995, of which $90,000 is outstanding as of December 31, 1994. Hood has available from its bank a committed term loan facility of up to $10,000 under specified conditions which may be borrowed against at any time prior to June 1995. No borrowings have been made against this $10,000 line and any that are made would be due for repayment by October 31, 1995 and would be guaranteed by Agway.

     The AFC short-term lines are available through October 31, 1995.
     These AFC short-term lines of credit and $10,000 of AFC long-term bank debt are collateralized by the Company's accounts receivable and non-petroleum inventories. Amounts which can be drawn under the AFC short-term agreements are limited to a specific calculation based upon the total of certain accounts receivable and non-petroleum inventories ("collateral"). Adequate collateral has existed throughout the fiscal year to meet the ongoing needs of the Company and is expected to continue to do so. In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific quarterly levels of interest coverage and monthly levels of tangible net worth. These covenants were set giving consideration to Hood as a discontinued operation. No covenant violations existed as of December 31, 1994. Unless covenant requirements are amended or waived, the Company anticipates future covenant violations based upon the current credit agreement covenant requirements and the change in circumstances with Hood as described in Note 6. The Company has had preliminary discussions with its lenders and expects covenant amendments or waivers will be negotiated to make appropriate and adequate financing available under these facilities given the change in circumstances.

     The Hood short-term credit facility is used to supply letters of credit as well as short-term financing. Letters of credit of $12,027 were outstanding at December 31, 1994. In anticipation of the sale of Hood, the availability of short-term financing for Hood was not extended for a long period of time, and accordingly, the current facility expires on February 28, 1995. Due to the change in circumstances regarding the sale of Hood, the Company and Hood are working with their financial institution to extend and renegotiate the financing at adequate levels and for appropriate periods of time.
     No covenant violations existed as of December 31, 1994. Unless covenant requirements are amended or waived, the Company anticipates future covenant violations based upon the current credit agreement covenant requirements and the change in circumstances with Hood as described in Note 6.

                 AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                               (Unaudited)
                         (Thousands of Dollars)


5.   COMMITMENTS AND CONTINGENCIES
     -----------------------------
     Environmental
     The Company is subject to a number of governmental regulations concerning environmental matters, either directly, or as a result of the operations of its subsidiaries. The Company expects that it will be required to expend funds to remediate certain sites, including certain Superfund sites and sites with underground fuel storage tanks. In addition, the Company expects that it will incur other expenses associated with environmental compliance.

     The Company continually monitors its operations with respect to potential environmental issues, including changes in legally mandated standards and remediation technologies. The Company's recorded liability reflects those specific issues where remediation activities are currently deemed to be probable and where the cost of remediation is estimable. Estimates of the extent of the Company's degree of responsibility of a particular site and the method and ultimate cost of remediation require a number of assumptions for which the ultimate outcome may differ from current estimates; however, the Company believes that its past experience provides a reasonable basis for estimating its liability. As additional information becomes available, estimates are adjusted as necessary. While the Company does not anticipate that any such adjustment would be material to its financial statements, it is reasonably possible that the result of ongoing and/or future environmental studies, changes in legal requirements or other factors could alter this expectation and require the recording of additional liabilities. The extent or amount of such events, if any, cannot be estimated at this time.

     As part of its long-term environmental protection program, the Company spent approximately $5,000 in fiscal 1994 on capital projects. The Company estimates that during fiscal 1995 and 1996 approximately $4,000 per year will be spent on additional capital projects for environmental protection. These estimates recognize the additional capital required to comply with Environmental Protection Agency (EPA) Underground Storage Tank (UST) regulations which become effective in December 1998. Presently, the total cost to comply with the EPA UST regulations is estimated to be approximately $5,000. The total capital requirements may change due to, amongst other things, the actual number of USTs actively in use on the effective date.

     Other
     The Company is also subject to various investigations, claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be resolved unfavorably to the Company. The
     Company has established accruals for matters for which payment is probable and amounts reasonably estimable. Management believes any liability that may ultimately result from the resolution of these matters in excess of amounts provided will not have a material adverse effect on the financial position or results of operations of the Company.


6.   DISCONTINUED OPERATIONS
     -----------------------
     On March 23, 1993, the Company's Board of Directors authorized management to sell its 34% interest in Curtice Burns Foods, Inc. (Curtice Burns) and 99% interest in Hood, the major investments in Agway's food group segment.

     Curtice Burns
     Curtice Burns accepted an offer from Pro-Fac Cooperative Inc. (Pro-
     Fac) to acquire all outstanding shares of Curtice Burns for $19 per share in cash, and entered into a definitive merger agreement with Pro-Fac. This agreement closed on November 3, 1994 and the Company received cash proceeds of $55,786.

                   AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                (Unaudited)
                           (Thousands of Dollars)


6.   DISCONTINUED OPERATIONS (continued)
     -----------------------------------
     Curtice Burns (continued)
     The effect of disposal of Curtice Burns versus the original estimate is as follows:

                                                                            November 3, 1994      June 30, 1994
                                                                            ---------------    ----------------
     Operating loss from measurement date to November 3
          and June 30, 1994, including tax expense of
          $12,200 and $11,500, respectively <F1>. . . . . . . . . . . .    $       (17,300)    $       (17,500)

     Estimated operating income (loss) from July 1, 1994
          through plan disposal date, including tax expense
          of $0 and $200, respectively. . . . . . . . . . . . . . . . .                  0                (200)
                                                                           ---------------     ---------------
     Total operating losses during phaseout period, net of tax expense             (17,300)            (17,700)
     Actual/expected gain, including tax expense of $7,500
          and $9,400, respectively. . . . . . . . . . . . . . . . . .               21,730              19,600
     Gain on disposal, net of tax expense of $19,700 and $21,100,          ---------------     ---------------
          respectively <F2> . . . . . . . . . . . . . . . . . . . . . .    $         4,430     $         1,900
                                                                           ===============     ===============

     <F1> Includes a pre-tax restructuring charge of $9,700 for Curtice Burns, which occurred in the fourth quarter of fiscal 1993, for exiting the meat snacks business, closure of the Hiland potato chip business and certain staff reductions.  In addition, tax expense relating to the operating loss from the measurement date includes $9,200 for taxes on the undistributed margins of Curtice Burns as of the measurement date.

     <F2> The $4,430 net after tax gain exceeded the $1,900 gain estimated as of June 30, 1994.  The net operating results from June 1994 through date of close exceeded June estimates by $400, and the gain on disposal, net of taxes, exceeded June estimates by $2,100 primarily due to a $1,900 reduction in anticipated state taxes.  Taxes of $16,700 (which include the $9,200 tax on undistributed margins) are currently payable on the pre-tax gain of $29,230.

     Hood
     As of November 1994, the sale of Hood was anticipated to close shortly in a sale to a Hood management led buyout group, the terms of which had been generally agreed to by Agway and the management buyout group in a transaction which included a complex financing structure. A delay ensued. Based on changed business conditions and financial markets during this prolonged negotiation, on January 24, 1995, Agway and the management buyout group mutually concluded to cease the pursuit of this sale transaction.

     Agway is actively pursuing alternative buyers for Hood. Under these circumstances, while Agway is still actively interested in the sale of Hood and while such a sale could be consummated in the near future, Agway is no longer able to estimate with reasonable certainty whether a sale will occur within the next year and, accordingly, has reclassified Hood to continuing operations for financial reporting purposes.

                     AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                  (Unaudited)
                             (Thousands of Dollars)

6.   DISCONTINUED OPERATIONS (continued)
     -----------------------------------
     Hood (continued)
     Financial information with respect to Hood previously reported as discontinued as of June 30, 1993, June 30, 1994 and December 31, 1994 and for the periods then ended:

                                                    December 31, 1994      June 30, 1994         June 30, 1993
                                                  -------------------   -------------------   -------------------
     Total assets . . . . . . . . . . . . . . .   $           159,700   $           164,300   $           162,400
     Total liabilities. . . . . . . . . . . . .   $           126,500   $           128,800   $           118,400
                                                        Six Months            Fiscal Year           Fiscal Year
                                                           Ended                 Ended                 Ended
                                                    December 31, 1994       June 30, 1994         June 30, 1993
                                                  -------------------   -------------------   -------------------
     Revenues . . . . . . . . . . . . . . . . .   $           252,800   $           493,000   $           559,500
     Operating profits. . . . . . . . . . . . .   $               800   $            (3,300)  $             3,000

     Total assets of Hood consist primarily of accounts receivable, inventories and properties and equipment, net.
     Total liabilities consist primarily of notes payable, long-term debt and accounts payable. The following table details the major components of Hood debt.

                                                    December 31, 1994       June 30, 1994         June 30, 1993
                                                  -------------------   -------------------   -------------------
     Note payable <F1>. . . . . . . . . . . . .   $            12,800   $            14,400   $             2,700
                                                  ===================   ===================   ===================
     Long-term debt
         Bank loan <F2> . . . . . . . . . . . .   $            26,100   $            27,000   $            30,200
         Senior lender <F3> . . . . . . . . . .                 9,300                 9,600                13,200
         6% income debentures, interest
         cumulative due 1996-2004 . . . . . . .                   500                   500                   500
         7.5% subordinated debentures
             due 2001 <F4>. . . . . . . . . . .                 6,700                 6,700                 6,700
     Other long-term debt . . . . . . . . . . .                 1,500                 1,900                 2,100
                                                  -------------------   -------------------   -------------------
                                                               44,100                45,700                52,700
     Less current portion . . . . . . . . . . .                 7,700                 6,200                11,100
                                                  -------------------   -------------------   -------------------
                                                  $            36,400   $            39,500   $            41,600
                                                  ===================   ===================   ===================

    <F1> Hood has a $33,000 credit facility with a bank, which is collateralized by all of the assets of Hood and supports both Hood's working capital and letters of credit needs.  Outstanding letters of credit, which may comprise up to $25,000 of the total facility, were $12,027 at December 31, 1994.
    <F2> Borrowings from the bank consist of a term loan due through June 1, 1996, which is collateralized by all of the assets of Hood, and an unsecured note assigned by Agway, which is due through fiscal 2001.  The bank requires Hood to comply with certain financial, operating and other covenants.
    <F3> Long-term debt due a senior lender at December 31, 1994 is evidenced by four notes due through May
         31, 1998 collateralized by certain property, plant and equipment of Hood (this senior lender's interests are generally subordinate to those of the bank); and a unsecured note for $600.  Hood has available from its bank a committed term loan facility of up to $10,000 under specified conditions which may be borrowed against at any time prior to June 1995.  No borrowings have been made against this $10,000 line and any that are made would be due for repayment by October 31, 1995 and would be guaranteed by Agway.


                    PART I.  FINANCIAL INFORMATION (continued)
                     AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                 (Unaudited)
                           (Thousands of Dollars)

6.   DISCONTINUED OPERATIONS (continued)
----------------------------------------
     Hood (continued)

    <F4> In addition to its outstanding debt, Hood has $7.3 million of preferred stock outstanding, which is included on the consolidated balance sheet as interest of others in consolidated subsidiaries.  The indentures related to the 7.5% subordinated debentures require certain levels of common equity be maintained in Hood before dividends can be paid to preferred and common shareholders or before Hood can redeem such stock.  Earnings in recent periods have been insufficient to maintain the necessary common equity and have precluded payments of preferred and common dividends.  Hood has been precluded from paying dividends by these provisions since the quarter ended March 1994.  Dividends for preferred stock are cumulative, and unpaid dividends at December 31, 1994 amounted to $448.  When unpaid dividends on certain of these preferred shares accumulate to an amount equal to eight quarters of unpaid dividends, holders of such preferred stock have a right, if they so choose, to elect 25% of the members of the Hood Board of Directors.

     As previously discussed, the financial statements have been reclassified to reflect Hood as a continuing operation. A reconciliation to margin (loss) from continuing operations as previously reported follows:

                                                        Six Months            Fiscal Year           Fiscal Year
                                                           Ended                 Ended                 Ended
                                                     December 31, 1994       June 30, 1994         June 30, 1993
                                                   -------------------   -------------------   ------------------
     Impact of reclassification of loss from
     discontinued operations to margin
     (loss) from continuing operations:

     Deferred interest expense. . . . . . . . .    $              (891)  $            (1,783)  $           (2,248)
     Transaction costs and allowance. . . . . .                (15,884)
     Pre-tax margin (loss) from
         segment operations . . . . . . . . . .                  2,178                (7,681)              (6,231)
     Pre-tax loss from continuing                  -------------------   -------------------   ------------------
         operations . . . . . . . . . . . . . .                (14,597)               (9,464)              (8,479)
     Income tax benefit . . . . . . . . . . . .                  5,031                 3,086                6,970
                                                   -------------------   -------------------   ------------------
     Loss from continuing operations. . . . . .                 (9,566)               (6,378)              (1,509)
     Original balance - margin (loss)
         from continuing operations . . . . . .                (17,729)                  696               25,727
     Reclassified balance - margin (loss)          -------------------   -------------------   ------------------
         from continuing operations . . . . . .    $           (27,295)  $            (5,682)  $           24,218
                                                   ===================   ===================   ==================
     A reconciliation to margin (loss) from discontinued operations as previously reported follows:

                                                                               June 1994             June 1993
                                                                         -------------------   ------------------
     Original balance - loss from discontinued operations . . . . . . .  $            (4,000)  $           (5,977)
     Reclassification of Hood losses to continuing operations . . . . .                6,378                1,509
     Reclassified balance - credit (loss) from                           -------------------   ------------------
         discontinued operations. . . . . . . . . . . . . . . . . . . .  $             2,378   $           (4,468)
                                                                         ===================   ==================

     The net loss relating to Hood from July 1992 to March 23, 1993 was $6,510, which was reflected in the $5,977 net loss from discontinued operations through the measurement date as previously reported for the year ended June 30, 1994. This included $5,454 of losses related to the operations and sale of the cheese manufacturing division of Hood business offset by a $1,799 gain on the sale of a segment of Hood's fluid milk business.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                               (Unaudited)
                         (Thousands of Dollars)

6.   DISCONTINUED OPERATIONS (continued)
     -----------------------------------
     Hood (continued)
     The net margin (loss) and deferred expenses relating to Hood were $5,001, $(6,378) and $(9,566) for the year ended June 30, 1993, year ended June 30, 1994 and six months ended December 31, 1994, respectively. This incurred margin (loss) in relation to Hood includes deferred interest expense, actual Hood losses and a tax benefit representing the book/tax difference in the basis of Hood, for all periods. Additionally, in December 1994, the other Hood pre-tax costs of $10,207 include $15,884 pre-tax loss for transaction costs incurred in connection with these past sales efforts and for pre-tax impairment allowance with respect to the ultimate sale of its investment in Hood, net of a $5,677 gain on curtailment of a Hood defined benefit pension plan as described in Note 7.

     The actual results of operations for Hood differed from that originally projected due to a significant downturn in the Northeast dairy market which adversely impacted Hood operating results. This downturn caused a $12,600 reduction in Agway's estimated net after tax realization from the sale of Hood which was recognized in the $4,000 net loss from discontinued operations in June 1994. This revaluation was based primarily upon negotiations for the sale of Hood which reflected the market downturn.

7.   RETIREMENT BENEFITS
     -------------------
     Postretirement Benefits
     In October 1994, the Company elected to amend the existing program for providing postretirement health care benefits (OPEB) effective January 1, 1995. The plan amendment establishes a separate and distinct insured medical program for retirees aged 65 or over, caps the Company's contributions to retirees aged 65 or over and modifies coverage for active employees and retirees under age 65. As a result of this amendment, the liability for this plan was remeasured on October 1, 1994. Due to increasing market rates of interest, the discount rate assumption was increased from 8% to 8.5% at the remeasurement date.

     These amendments have resulted in reducing the net periodic OPEB costs in 1995 and prospectively. This reduction of costs in the second quarter and for the fiscal year ending June 30, 1995, totals approximately $600 and $2,000, respectively.

     The plan amendment and discount rate assumption change resulted in a decrease of the accumulated postretirement benefit obligation for health insurance by approximately $15,000 and $3,000, respectively. The accumulated postretirement benefit obligation for health insurance as of the remeasurement date totaled $33,300.

     Hood Curtailment Gain
     The Hood pension plan (the "Plan") covers substantially all its employees and provides defined benefits based on years of credited service, average compensation (as defined) and social security benefits. The administrative committee of Hood approved, effective December 31, 1994, to freeze the benefit accruals under the Plan. As a result, Hood recognized a curtailment gain of $5,677 as of December 31, 1994.

8.   RESTRUCTURING RESERVES
     ----------------------
     The following schedule details the restructuring reserves to complete the project and their intended purposes as well as the actual activity through the six-month period ended December 31, 1994:

                     AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                (Unaudited)
                            (Thousands of Dollars)

8.   RESTRUCTURING RESERVES (continued)
     ----------------------------------

                                                              Proceeds           Reductions
                                                                         -----------------------
                                              Balance at       Sale of     Divested       Costs     Balance at
Restructuring Reserve:                          6/30/94        Assets       Assets      Incurred      12/31/94
                                           --------------    ---------   ----------    ---------    ----------
Personnel Reductions
--------------------
Severance and early retirement program     $        2,502                              $     433    $   2,069
                                           --------------    ---------    ---------    ---------    ----------
TOTAL PERSONNEL                            <F3>     2,502                                    433        2,069

Plant, Store, & Business Divestitures
Proceeds on sale of assets                 <F4>    (6,349)   $   3,598                                 (2,751)
Net book value of assets to be divested    <F4>    11,527                 $   3,196                     8,331
Cost of divestiture <F1>                   <F5>     3,295                                  1,121        2,174
                                           --------------    ---------    ---------    ---------    ----------
(Gain) loss on divestiture                          8,473        3,598        3,196        1,121        7,754
Incremental environmental costs            <F6>     5,906                                    693        5,213
                                           --------------    ---------    ---------    ---------    ----------
TOTAL PLANT, STORE & BUSINESS                      14,379        3,598        3,196        1,814       12,967

Other Costs
Consulting fees                                     1,329                                    924          405
Contract buyouts and other costs <F2>               1,042                                    492          550
                                           --------------    ---------    ---------    ---------    ----------
TOTAL OTHER                                <F7>     2,371                                  1,416          955

TOTAL RESTRUCTURING                        $       19,252    $   3,598    $   3,196    $   3,663    $  15,991
                                           ==============    =========    =========    =========    ==========

<F1> Includes demolition, asset transfer costs, and commissions on real estate transactions.
<F2> Includes amounts of relocation, debt restructuring costs, legal fees, and other costs.

<F3> Represents anticipated severance costs expected to result from planned business process improvements.
     The detail design and implementation of certain of the business process improvements has and will take longer than originally anticipated which has delayed the occurrence of these costs which are expected cash outlays over the next year and one-half.

<F4> Represents certain assets identified for disposition as part of the original restructuring plan which have yet to be sold or closed.  Efforts to sell them and complete the shutdowns are ongoing.  Ultimate disposition will depend upon successful negotiations with willing buyers for remaining properties.

<F5> Cost of divestitures includes shutdown cost in connection with the closing and sale of remaining locations.
     Ultimate disposition will depend upon successful negotiations with willing buyers for remaining properties.

<F6> Included in the costs related to business divestitures are environmental remediation costs identified during this process of asset sales primarily related to real estate assets retained on energy business sold.  These are anticipated cash outlays and will be considered for expenditure as part of our ongoing programs regarding environmental remediation and are expected to be expended over the next four and one-half years.

<F7> Other expenses include $1.3 million of consulting fees which are cash outlays expected to be paid in the fiscal year ending June 1995.  An additional $700 thousand of cash expense is expected to be paid over the next two years related to contractual obligations for which there is no future value due to the sale of related facilities.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS (continued)
                               (Unaudited)
                         (Thousands of Dollars)

RESULTS OF OPERATIONS
---------------------
The Company's net sales and revenues and operating results are significantly impacted by seasonal fluctuations due to the nature of its operations and the geographic location of its service area, which is defined primarily as the Northeastern United States. Agriculture and Consumer Group net sales and revenues are traditionally higher in the spring as customers acquire products to initiate the growing season. Correspondingly, the Company's Energy Group realizes significantly higher net sales and revenues in the winter months due to the cold winter conditions in the Northeast. The Financial Services and Corporate
Groups are generally not materially impacted by seasonal fluctuations.

Results by Operating Segment
----------------------------
  Increase (Decrease)                                            Three Months Ended        Six Months Ended
                                                                ---------------------    ---------------------
                                                                12/31/94 vs. 12/31/93    12/31/94 vs. 12/31/93
  Net Sales and Revenues                                        ---------------------    ---------------------
  ----------------------
        Agriculture & Consumer. . . . . . . . . . . . . . .     $            (1,670)     $             2,250
        Energy. . . . . . . . . . . . . . . . . . . . . . .                  (8,937)                  (7,170)
        Financial Services. . . . . . . . . . . . . . . . .                   1,024                    2,305
        Food Group. . . . . . . . . . . . . . . . . . . . .                   5,825                    7,032
        Corporate Groups. . . . . . . . . . . . . . . . . .                     220                      317
                                                                --------------------     --------------------
                                                                $            (3,538)     $             4,734
                                                                ====================     ====================
     Margin (Loss) from Continuing Operations before Income Taxes
     ------------------------------------------------------------
        Agriculture & Consumer. . . . . . . . . . . . . . .     $             4,276      $             5,332
        Energy. . . . . . . . . . . . . . . . . . . . . . .                  (5,227)                  (4,638)
        Financial Services. . . . . . . . . . . . . . . . .                      92                      346
        Food Good . . . . . . . . . . . . . . . . . . . . .                      13                   (1,187)
        Corporate Groups. . . . . . . . . . . . . . . . . .                 (10,802)                 (12,054)
                                                                --------------------     --------------------
        Operating profit (loss) . . . . . . . . . . . . . .                 (11,648)                 (12,201)
        Interest expense, net . . . . . . . . . . . . . . .                  (1,388)                  (1,811)
                                                                --------------------     --------------------
                                                                $           (13,036)     $           (14,012)
                                                                ====================     ====================

Parenthetical numbers in the following narrative have been rounded to the nearest hundred thousand.

Discontinued Operations
-----------------------
On March 23, 1993, the Company's Board of Directors authorized management to sell its 34% interest in Curtice Burns Foods, Inc. (Curtice Burns) and 99% interest in H.P. Hood, Inc. (Hood), the major investments in Agway's food group segment. The investment in Curtice Burns was sold effective November 3, 1994, as previously discussed in
Note 6 to the financial statements and in Agway's 10-Q filing for the quarter ended September 30, 1994.

Agway has been in actual negotiations with a Hood management-led buyout group for some time. Based on changed business conditions and capital markets and based on the status of the discussions regarding this transaction, on January 24, 1995, it was mutually agreed by Agway and the buyers that this transaction would no longer be pursued. Agway has decided to actively pursue alternative buyers for Hood. Under these circumstances, while Agway is still actively interested in the sale of Hood and while such a sale could be consummated in the near future, Agway is no longer able to estimate with reasonable certainty whether a sale will occur within the next year and, accordingly, has reclassified Hood from discontinued operations to continuing operations for financial reporting purposes. The effect of this decision is included in Note 6 to the financial statements.

               AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS (continued)
                               (Unaudited)
                         (Thousands of Dollars)

Agriculture & Consumer Group
----------------------------
Net sales and revenues for the second quarter of fiscal 1995 of $208,600 and for the six months to date of $434,100 decreased $1,700 (.8%) and increased $2,250 (.5%), respectively, as compared to the corresponding period in the prior fiscal year. The decrease in the quarter and the increase for the six-month period were the result of several offsetting factors in the Agriculture & Consumer Group. The increase in consumer franchise dealers, increased volume in sales of winter-related items and farm fertilizers from rising market prices provided net sales and revenue increases. These increases were offset by lower birdseed sales due to the mild, early winter, competitive pricing in the Group's produce repackaging business and lower feed sales in corn and soybean products as a result of the bumper crop harvested this past fall.

Operating losses for the second quarter of fiscal 1995 of $10,900 and for the six months to date of $21,440 decreased $4,300 (28%) and $5,300 (20%), respectively, as compared to the corresponding period in the prior fiscal year. Gross margin percentage for the Group improved from 9.1% to 12.5% in the second quarter and from 10.2% to 12.2% in the six-month period as compared to the prior year.

Increased margins in Agriculture are mainly the result of improved price management within the feed operations, earlier sales of dry fertilizers due to rising market prices and a longer season from favorable weather conditions in the crops operations, and growth in high-margin products in the turf operations. The Consumer retail stores contributed to the improved margins through increased volume in sales of snow throwers, ice melter supplies and other winter-related products.

Energy Group
------------
Energy segment net sales and revenues of $138,000 for the second quarter declined $9,000 (6%) as compared to the second quarter of the prior year. Fiscal 1995 year-to-date net sales and revenues of $245,200 declined $7,200 (3%) as compared to the same period in the prior year.
The decrease for the quarter and year to date is primarily attributable to volume decreases from a warmer November and December than in the previous year as well as from locations divested since the prior year.

Total unit volume (in millions of gallons) for the quarter and year to date had a net decrease of 10.3 (7%) and 9.2 (3%) gallons, respectively, as compared to the corresponding periods in the prior year. The decreases were principally due to lower retail fuel oil sales. Overall, average selling price increased slightly over the prior year as the result of increased gasoline prices offset by declines in diesel fuel, heating oils and propane.

The second quarter and six-month period operating margins reflected the significant reduction in volume by declining $5,200 (55%) and $4,600 (96%), respectively, as compared to the prior year.

Financial Services Group
------------------------
For segment reporting purposes, the Financial Services Group consists of Telmark Inc., Agway Insurance Company and Agway General
Agency, Inc.

Net sales and revenues of $17,700 for the Financial Services Group for the second quarter increased $1,000 (6%) as compared to the second quarter of the prior year. Fiscal 1995 year-to-date net sales and revenues of $34,700 increased $2,300 (7%) as compared to the same period in the prior year. The increase for the quarter and year to date is primarily attributed to Telmark, which had increases of $1,600 (19%) and $3,100 (13%), respectively, due to a higher net investment in leases as compared to the prior year. Agway General Agency and Insurance Company revenues declined by $600 (34%) and $800 (27%) due to smaller amounts of income on investments and increases in operating expenses which partially offset Telmark's increase.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS (continued)
                               (Unaudited)
                         (Thousands of Dollars)


Financial Services Group (continued)
------------------------------------
Operating margins improved in the second quarter of fiscal 1995 by $90 (3%) and increased $350 (7%) for the six-month period ended December
31 as compared to the same period in the prior year. Telmark's operating margin improved in the second quarter of fiscal 1995 by $230 (13%) and increased $430 (13%) for the six-month period as compared to the same period in the prior year. The increase is due primarily to Telmark's higher average net investment and higher revenue rates. However, increases in prevailing interest and lease rates in the marketplace are offset by higher interest expense from a larger average net investment and higher average borrowing rates. Operating margins for the Agway Insurance Company decreased $200 and $300 for the quarter and six-month period as compared to the same period in the prior year due to smaller amounts of income on investments and increases in operating expenses partially offset by favorable underwriting experience.

Food Group
----------
For segment reporting purposes, the Food Group consists of Agway
Inc.'s wholly owned subsidiary Hood, a manufacturer, distributor and marketer of dairy and dairy-related products to the retail and food service industries throughout the Northeast. The Food Group net sales increased $5,800 (5%) and $7,000 (3%) over the three- and six-month periods ended December 31 versus the prior year. In the three-month period, sales increases in the manufacturing products group (MPG) and ice cream were partially offset by a decrease in the dairy group. For the year-to-date period, sales increases in MPG were offset by decreases from the other groups. The biggest contributing factor to the MPG sales increase is the continuing growth of its extended shelf life business.

Operating margins increased in the second quarter $13 (2%) but decreased for the six-month period $1,200 (145%). The increased margins for the second quarter resulted from improved MPG results offset by the dairy and ice cream group. MPG improved margins were a direct result of the growth in extended shelf life business. The ice cream group profitability dropped despite increase in net sales due to an increase in operating costs and a change in product mix to lower margin products. For the six-month period, decreases in both the dairy and ice cream groups more than offset increases in MPG. In the ice cream group, product mix, higher marketing costs from promotional efforts and slightly higher distribution costs have resulted in a decline in margins while the dairy group has experienced certain price concessions as well as promotional costs that have driven their margin down.

Corporate Groups
----------------
The net sales and revenues of the Corporate Groups of $200 and $300 for the quarter and six-month period represent external revenues generated from the Information Services Department and the elimination of sales and revenues between the operating segments.

The operating loss of $10,800 and $12,000 for the three and six months ended December 31, 1994 for the Corporate Groups represents corporate expenses and other income generated from assets not allocable to segments. It also includes a $10,200 provision for other Hood costs, including transaction costs incurred in connection with past sales efforts and an impairment allowance with respect to the ultimate sale of its investment in Hood, net of a gain on curtailment of a Hood defined benefit pension plan (see Notes 6 and 7 to the financial statements).

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS (continued)
                               (Unaudited)
                         (Thousands of Dollars)


LIQUIDITY AND CAPITAL RESOURCES
-------------------------------
Cash flows from operating activities for the six months ended December 31, 1994 increased $3,000 to $42,400 as compared to the first six months of fiscal 1994 due primarily to changes in working capital. Net cash provided by investing activities for the six months ended December 31, 1994 was $7,100 as compared to net cash utilized of $31,100 for the same period last year and was due primarily to proceeds from the sale of discontinued operations (Curtice Burns) of $56,000 offset by increased leasing activity in fiscal 1995 resulting in the use of an additional $19,000 of cash for this activity compared to the same period last year. The net cash flows used in financing activities increased from $9,800 in the second quarter of fiscal 1994 to $49,600 in the second quarter of fiscal 1995. The majority of this change was seen in long-term debt, where net repayment of $3,000 occurred in the second quarter of fiscal 1995 versus net proceeds of $3,500 in the same period of the prior fiscal year, and increased net redemptions of subordinated debt, where net redemptions totalled $15,700 in the second quarter of fiscal 1995 versus net proceeds of $13,600 from such debt in the same period of the prior fiscal year due primarily to a scheduled redemption in fiscal 1995 of $34,000.

The Company finances its operations and the operations of all its continuing businesses and subsidiaries, except Telmark, Agway Insurance Company and Hood, through Agway Financial Corporation (AFC).
Telmark, Agway Insurance Company and Hood finance themselves through operations or direct borrowing arrangements. Each is financed with a combination of short- and long-term credit facilities as appropriate. External sources of short-term financing for the Company and all its continuing operations include revolving credit lines, letters of credit, and commercial paper programs. Sources of longer-term financing include borrowings from banks and insurance companies, subordinated debt and capital leases. In addition, Telmark has occasionally sold blocks of its lease portfolio.

The AFC short-term lines are available through October 1995.  These
AFC short-term lines of credit and $10,000 of AFC long-term debt are collateralized by the Company's accounts receivable and non-petroleum inventories. Amounts which can be drawn under the AFC short-term agreements are limited to a specific calculation based upon the total of certain accounts receivable and non-petroleum inventories ("collateral"). Adequate collateral has existed throughout the fiscal year to meet the ongoing needs of the Company and is expected to continue to do so. In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific quarterly levels of interest coverage and monthly levels of tangible net worth. These covenants were set giving consideration to Hood as a discontinued operation. No covenant violations existed as of December 31, 1994. Unless covenant requirements are amended or waived, the Company anticipates future covenant violations based upon the current credit agreement covenant requirements and the change in circumstances with Hood as described in Note 6. The Company has had preliminary discussions with its lenders and expects covenant amendments or waivers will be negotiated to make appropriate and adequate financing available under these facilities given the change in circumstances.

The Hood short-term credit facility is used to supply letters of credit as well as short-term financing. Letters of credit of $12,027 were outstanding at December 31, 1994. In anticipation of the sale of Hood, the availability of short-term financing for Hood was not extended for a long period of time, and accordingly, the current facility expires on February 28, 1995. Due to the change in circumstances regarding the sale of Hood, the Company and Hood are working with their financial institution to extend and renegotiate the financing at adequate levels and for appropriate periods of time. No covenant violations existed as of December 31, 1994. Unless covenant requirements are amended or waived, the Company anticipates future covenant violations based upon the current credit agreement covenant requirements and the change in circumstances with Hood as described in Note 6.

                        PART II. OTHER INFORMATION
                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                         (Thousands of Dollars)

Item 1.  Legal Proceedings
--------------------------
In February 1988, Agway leased a feed mill located in Woodridge, New
York from Inter-County Farmers Cooperative Association, Inc. Agway manufactured horse, poultry, and dairy feed at the feed mill. In early July 1989, due to a mechanical malfunction, some horse feed manufactured at the feed mill was contaminated with Monensin, a feed medication used with poultry and dairy feed but which is harmful to horses. Agway immediately recalled the contaminated horse feed and contacted regulatory agencies, including the United States Food and Drug Administration (FDA). As a result of eating the contaminated horse feed, a number of horses located in the State of New Jersey died or were damaged. As of June 30, 1994, all but one of the claims made by owners of the affected horses have been settled. The pending lawsuit is John Kolkowski, et al. v. Agway Inc., et al., filed on July 3, 1990 in Supreme Court of the State of New York for Westchester County. The lawsuit includes claims for money damages. It is currently scheduled for trial on March 27, 1995. Settlement negotiations are ongoing. The FDA conducted an investigation of the incident and referred the matter to the U.S. Department of Justice (DOJ) to consider institution of criminal proceedings. Agway has had an opportunity to present its views to the DOJ on why criminal proceedings should not be instituted and the DOJ and FDA discussed with Agway resolution of issues resulting from the FDA investigation. Agway believes the pending lawsuit and the FDA investigation will be satisfactorily resolved and any adjustments will not be material in relation to the consolidated financial position of Agway.

Item 4.  Submission of Matters to a Vote of Security Holders
------------------------------------------------------------
The Company held its annual meeting of shareholders on November 30, 1994, at which a quorum was present in person or by proxy. The following Directors were elected to three-year terms through December 1997:


                           Nominee                  In Favor      Opposed
                  -----------------------           --------      -------
                  Gary K. Van Slyke                  66,215        3,765
                  Vyron M. Chapman                   66,215        3,765
                  Ralph H. Heffner                   66,215        3,765
                  Edwin C. Whitehead                 66,215        3,765
                  Christian F. Wolff, Jr.            66,215        3,765
                  Frederick A. Hough                 66,215        3,765


Eligible additional votes totaling 20,373 were not received at the time of the annual meeting and are not included as either votes in favor or opposed. Additionally, these 20,373 eligible additional votes may be considered abstentions and were not included for purposes of determining a quorum at the annual meeting.

The following is a list of directors whose terms as Directors continued after the Annual Meeting:

                  Ralph H. Heffner                   - Chairman of the
                                                       Board and Director
                  Charles C. Brosius                 - Vice Chairman of
                                                       the Board and Director
                  Vyron M. Chapman                   - Director
                  Peter D. Hanks                     - Director
                  Frederick A. Hough                 - Director
                  Stephen P. James                   - Director
                  Robert L. Marshman                 - Director
                  Samuel F. Minor                    - Director
                  Donald E. Pease                    - Director
                  John H. Ross                       - Director
                  Carl D. Smith                      - Director
                  Thomas E. Smith                    - Director
                  John H. Talmage                    - Director
                  Gary K. Van Slyke                  - Director
                  Joel L. Wenger                     - Director
                  Edwin C. Whitehead                 - Director
                  Christian F. Wolff, Jr.            - Director
                  William W. Young                   - Director

               AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                         (Thousands of Dollars)


Item 6.  Exhibits and Reports on Form 8-K
-----------------------------------------
There were no reports on Form 8-K required to be filed during the second quarter ended December 31, 1994. However, there were two
Form 8-Ks filed in January 1995.

The first report was filed on January 13, 1995, announcing the appointment of Donald P. Cardarelli as chief executive officer and general manager of Agway Inc. Since August 1994, Cardarelli has managed the farmer-owned cooperative as executive vice president and chief operating officer.

On January 27, 1995, a second Form 8-K was filed to describe recent developments surrounding the sale of the Company's 99% interest in Hood in that the Company was no longer able to estimate with reasonable certainty whether a sale will occur within the next year and therefore reclassified Hood from discontinued operations to continuing operations.

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                              AGWAY INC.
                           ---------------------------------------------
                                             (Registrant)




Date   February 14, 1995                 /s/ PETER J. O'NEILL
     -------------------    ---------------------------------------------
                                             Peter J. O'Neill
                                           Senior Vice President
                                      Corporate Finance and Control
                                    (Principal Financial Officer and
                                       Chief Accounting Officer)

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C  20549
                                  FORM 10-Q

(Mark One)
 X   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
---  EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 1995
                               --------------
                                     OR

     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES --- EXCHANGE ACT OF 1934
For the transition period from                 to
                               ---------------    -----------------------
Commission file number 2-22791
                       -------

                                  AGWAY INC.*
-----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


DELAWARE                                                          15-0277720
----------------------------------------------------------------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification No.)


333 Butternut Drive, DeWitt, New York                                  13214
----------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


                                 315-449-6431
----------------------------------------------------------------------------
             (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes   X    No
    ----      ----
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.


              Class                            Outstanding at April 30, 1995
-------------------------------------          -----------------------------
Common Stock, $25 par value per share                   109,272 shares

* Agway is a taxpaying corporation founded on cooperative principles. Membership is limited to farmers and each may hold only one share of common stock.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

                                    INDEX

                                                                                                            PAGE NO.
                                                                                                            --------
PART I.  FINANCIAL INFORMATION
-------  ---------------------
         Item 1.  Financial Statements (Unaudited)

         Condensed Consolidated Balance Sheets as of March 31, 1995 and June 30, 1994 . . . . . . . . . . . . . .  3

         Condensed Consolidated Statements of Operations and Retained Margin for the three months and nine months ended March 31, 1995 and March 31, 1994. . . . . . . . . . . . . . . . . . . . . . . . .  4

         Condensed Consolidated Cash Flow Statements for the nine months ended March 31, 1995 and March 31, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

         Notes to Condensed Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .  6

         Item 2.  Management's Discussion and Analysis of Financial Condition and Results of Operations . . . . . 12


PART II.  OTHER INFORMATION

         Item 1.  Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

         Item 5.  Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

         Item 6.  Exhibits and Reports on Form 8-K. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16


         SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17


                        PART I.  FINANCIAL INFORMATION
                   AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Thousands of Dollars)

                                                                                 March 31,            June 30,
                                                                                  1995                 1994
                                                                               -----------          -----------
ASSETS                                                                         (Unaudited)            (Note)
------
Current Assets:
     Trade notes and accounts receivable, less allowance for
       doubtful accounts of $14,966 and $15,515, respectively . . . . .      $      179,769       $      272,925
     Leases receivable, less unearned income of $37,418 and
       $33,209, respectively. . . . . . . . . . . . . . . . . . . . . .              85,165               84,653
     Uncollected insurance premiums . . . . . . . . . . . . . . . . . .              10,045                9,936
     Advances and other receivables . . . . . . . . . . . . . . . . . .              18,690               26,447
     Inventories
       Raw materials. . . . . . . . . . . . . . . . . . . . . . . . . .              25,751               23,292
       Finished goods . . . . . . . . . . . . . . . . . . . . . . . . .             207,558              158,639
       Goods in transit and supplies. . . . . . . . . . . . . . . . . .              25,845               15,857
                                                                             --------------       --------------
       Total inventories. . . . . . . . . . . . . . . . . . . . . . . .             259,154              197,788
     Prepaid expenses . . . . . . . . . . . . . . . . . . . . . . . . .              83,636               92,039
                                                                             --------------       --------------
         Total current assets . . . . . . . . . . . . . . . . . . . . .             636,459              683,788

Marketable securities . . . . . . . . . . . . . . . . . . . . . . . . .              35,350               33,943
Other security investments. . . . . . . . . . . . . . . . . . . . . . .              41,554               38,913
Properties and equipment, net . . . . . . . . . . . . . . . . . . . . .             309,658              318,359
Long-term leases receivable, less unearned income of
  $61,369 and $51,775, respectively . . . . . . . . . . . . . . . . . .             228,754              191,654
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              93,439               91,214
Net assets of discontinued operations . . . . . . . . . . . . . . . . .                   0               48,424
                                                                             --------------       --------------
         Total assets . . . . . . . . . . . . . . . . . . . . . . . . .      $    1,345,214       $    1,406,295
                                                                             ==============       ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities:
     Notes payable. . . . . . . . . . . . . . . . . . . . . . . . . . .      $       85,323       $       77,193
     Current installments of long-term debt and subordinated debt . . .              98,314              117,143
     Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . .             145,354              165,134
     Unearned insurance premiums. . . . . . . . . . . . . . . . . . . .              17,007               16,868
     Other current liabilities. . . . . . . . . . . . . . . . . . . . .             137,328              136,197
                                                                             --------------       --------------
         Total current liabilities. . . . . . . . . . . . . . . . . . .             483,326              512,535

Long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . .             214,623              208,915
Subordinated debt . . . . . . . . . . . . . . . . . . . . . . . . . . .             375,199              379,835
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .              95,687               94,967
Interest of others in consolidated subsidiaries . . . . . . . . . . . .               6,055                6,217
Commitments and contingencies . . . . . . . . . . . . . . . . . . . . .
Preferred stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .              66,523               71,338
Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               2,734                2,771
Paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . .               1,470                6,371
Retained margin . . . . . . . . . . . . . . . . . . . . . . . . . . . .              99,597              123,346
                                                                             --------------       --------------
         Total liabilities and shareholders' equity . . . . . . . . . .      $    1,345,214       $    1,406,295
                                                                             ==============       ==============

Note: The balance sheet at June 30, 1994 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. It has been reclassified to consolidate
H. P. Hood (Hood) previously reported as a discontinued operation.
    See accompanying notes to condensed consolidated financial statements.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED MARGIN
                                 (Unaudited)
                            (Thousands of Dollars)

                                                   Three Months Ended                   Nine Months Ended
                                                         March                              March 31,
                                            --------------------------------    --------------------------------
                                                 1995              1994              1995              1994
Net sales and revenues from:                --------------    --------------    --------------    --------------
     Product sales. . . . . . . . . . . .   $      472,520    $      543,574    $    1,407,243    $    1,476,423
     Leasing operations . . . . . . . . .           10,288             8,778            29,427            24,735
     Insurance operations . . . . . . . .            6,571             6,682            19,932            20,363
                                            --------------    --------------    --------------    --------------
         Total net sales and revenues . .          489,379           559,034         1,456,602         1,521,521

Cost and expenses from:
     Products and plant operations. . . .          424,839           486,688         1,285,403         1,349,793
     Leasing operations . . . . . . . . .            4,027             2,507            12,834             9,587
     Insurance operations . . . . . . . .            3,967             4,762            12,340            13,490
     Selling, general and
       administrative activities. . . . .           54,562            52,086           160,096           149,332
     Restructuring credit . . . . . . . .           (1,279)                             (1,279)
                                            ---------------   --------------    ---------------   --------------
         Total costs and expenses . . . .          486,116           546,043         1,469,394         1,522,202

Operating margin (loss) . . . . . . . . .            3,263            12,991           (12,792)             (681)
Interest expense, net . . . . . . . . . .            9,293             8,380            26,967            24,240
Other Hood costs, net . . . . . . . . . .                0                 0           (10,207)                0
Other income, net . . . . . . . . . . . .            5,966             1,239             8,520             3,402
Margin (loss) from continuing operations    ---------------   --------------    ---------------   ---------------
     before income taxes  . . . . . . . .              (64)            5,850           (41,446)          (21,519)
Income tax benefit (expense). . . . . . .           (1,280)           (5,157)           12,806             3,737
Margin (loss) from continuing
     operations . . . . . . . . . . . . .           (1,344)              693           (28,640)          (17,782)

Discontinued operations:

     Gain on disposal of Curtice Burns,
     net of tax expense of $19,700. . . .                0                 0             4,430                 0
     Adjustment required for reclassifica-
     tion of Hood to continuing operations               0             3,682             2,623             4,818
         Credit from discontinued           ---------------   --------------    --------------    --------------
             operations . . . . . . . . .                0             3,682             7,053             4,818
                                            ---------------   --------------    ---------------   ---------------
Net gain (loss) . . . . . . . . . . . . .           (1,344)            4,375           (21,587)          (12,964)

Retained Margin:
     Balance at beginning of period . . .          100,806           111,983           123,346           131,786
     Dividends. . . . . . . . . . . . . .                0                (2)           (2,374)           (2,456)
     Equity in unrealized capital gains
     (losses) of insurance companies. . .              135               (27)              212               (37)
                                            --------------    ---------------   --------------    ---------------
Balance at end of period. . . . . . . . .   $       99,597    $      116,329    $       99,597    $      116,329
                                            ==============    ===============   ==============    ===============

     See accompanying notes to condensed consolidated financial statements.

                   AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                  CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
                                (Unaudited)
                           (Thousands of Dollars)

                                                                                    Nine Months Ended
                                                                                         March 31,
                                                                              ------------------------------
                                                                                  1995              1994
                                                                              -------------    -------------

Net cash flows provided by operating activities . . . . . . . . . . . .      $       30,243    $      17,592

Cash flows (used in) provided by investing activities:
     Purchases of property, plant and equipment . . . . . . . . . . . .             (26,412)         (23,898)
     Cash paid for acquisitions . . . . . . . . . . . . . . . . . . . .                   0           (5,044)
     Proceeds from disposal of businesses and property, plant and
         equipment. . . . . . . . . . . . . . . . . . . . . . . . . . .               5,563           10,346
     Leases originated. . . . . . . . . . . . . . . . . . . . . . . . .            (119,640)         (96,339)
     Leases repaid. . . . . . . . . . . . . . . . . . . . . . . . . . .              77,741           67,634
     Proceeds from sale of marketable securities. . . . . . . . . . . .               1,023           19,764
     Purchases of marketable securities . . . . . . . . . . . . . . . .              (2,218)         (20,901)
     Proceeds from sale of discontinued operations. . . . . . . . . . .              55,786                0
     Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              (2,640)           3,764
     Net changes in net assets of discontinued operations . . . . . . .                   0              503
                                                                               -------------      ------------
Net cash flows used in investing activities . . . . . . . . . . . . . .             (10,797)         (44,171)
Cash flows (used in) provided by financing activities:
     Net change in short-term borrowings. . . . . . . . . . . . . . . .               8,130           21,425
     Proceeds from long-term debt . . . . . . . . . . . . . . . . . . .              44,640           59,475
     Repayment of long-term debt. . . . . . . . . . . . . . . . . . . .             (56,830)         (78,064)
     Proceeds from sale of subordinated debt. . . . . . . . . . . . . .              60,933           36,892
     Maturity and redemption of subordinated debt . . . . . . . . . . .             (65,248)         (10,113)
     Proceeds from sale of stock. . . . . . . . . . . . . . . . . . . .                  14            1,879
     Redemption of stock. . . . . . . . . . . . . . . . . . . . . . . .              (4,867)            (573)
     Cash dividends paid. . . . . . . . . . . . . . . . . . . . . . . .              (4,963)          (4,512)
     Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              (1,255)          (1,305)
                                                                               -------------       ----------
Net cash flows (used in) provided by financing activities . . . . . . .             (19,446)          25,104
                                                                               -------------       ----------

Net decrease in cash and equivalents. . . . . . . . . . . . . . . . . .                   0           (1,475)
Cash and equivalents at beginning of period . . . . . . . . . . . . . .                   0            1,475
                                                                               -------------       ----------

Cash and equivalents at end of period . . . . . . . . . . . . . . . . .      $            0    $           0
                                                                               =============       ==========

       See accompanying notes to condensed consolidated financial statements.

                 AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               (Unaudited)
                         (Thousands of Dollars)


1.   BASIS OF PRESENTATION
     ---------------------
     The accompanying unaudited condensed consolidated financial statements of Agway Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
     Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended March 31, 1995 are not necessarily indicative of the results that may be expected for the year ended June 30, 1995 due, among other reasons, to the seasonal nature of certain major segments of the Company's business. For further information, refer to the consolidated financial statements and notes thereto included in the annual report on Form 10-K for the year ended June 30, 1994, and on Form 10-Q for the quarters ended September 30 and December
     31, 1994.

     Certain reclassifications have been made to conform prior year financial statements with the current year presentation.


2.   AGWAY FINANCIAL CORPORATION
     ---------------------------
     Agway Financial Corporation (AFC) is a wholly owned subsidiary of the Company whose principal business activity is securing financing through bank borrowings and issuance of corporate debt instruments to provide funds for the Company, its sole stockholder, and AFC's sole wholly owned subsidiary, Agway Holdings Inc.
     (AHI), and AHI's subsidiaries, for general corporate purposes. The payment of principal and interest on this debt is absolutely and unconditionally guaranteed by the Company. In an exemptive relief granted by the Securities and Exchange Commission, AFC, as a separate company, is not required to file periodic reports with respect to these debt securities provided the 1934 Act reports of the Company contain summarized financial information concerning
     AFC.

     On July 1, 1994, (i) certain subsidiaries of AFC (Seedway Inc., Allied Seed Cooperative Inc., and Pro-Lawn Products Inc.) were transferred to and merged into Agway Inc., and (ii) certain operating divisions of Agway Inc. (Retail/Wholesale Operations) were transferred to AFC and merged together with the Country
     Foods operations into Agway Consumer Products Inc., formerly
     Agway Country Foods, Inc.  Additionally, as of December 31,
     1994, H. P. Hood, which was previously reported as a discontinued operation, has been included as a continuing operation. The prior year financial statements have been restated to give retroactive effect to these changes in reporting entities.

     Summarized financial information for AFC and Consolidated
     Subsidiaries is as follows:

                                                   Three Months Ended                    Nine Months Ended
                                                         March 31,                           March 31,
                                                   -------------------                   ------------------
                                                   1995             1994               1995             1994
                                              --------------    -------------     --------------   --------------
    Net sales and revenues. . . . . . . . . $       392,619   $      451,118     $    1,172,121   $    1,231,992
    Operating margin. . . . . . . . . . . .          19,174           30,664             37,179           50,765
    Loss from continuing operations . . . .            (886)            (143)           (18,783)         (19,087)
    Net margin (loss) . . . . . . . . . . .            (886)           3,538            (11,729)         (14,271)

                             AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

                        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                            (Unaudited)
                                      (Thousands of Dollars)


2.   AGWAY FINANCIAL CORPORATION (continued)
     ---------------------------------------

                                                                                             Restated
                                                                                     March 31,        June 30,
                                                                                       1995             1994
                                                                                ----------------  ---------------
     Current assets . . . . . . . . . . . . . . . . . . . . . . . . .           $       599,957   $      656,290
     Properties and equipment, net. . . . . . . . . . . . . . . . . .                   229,841          233,287
     Noncurrent assets. . . . . . . . . . . . . . . . . . . . . . . .                   327,827          290,201
     Net assets of discontinued operations. . . . . . . . . . . . . .                         0           48,424
                                                                                ----------------  ---------------
     Total assets . . . . . . . . . . . . . . . . . . . . . . . . . .           $     1,157,625   $    1,228,202
                                                                                ================  ===============

     Current liabilities. . . . . . . . . . . . . . . . . . . . . . .           $       343,753   $      392,809
     Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . .                   211,918          205,579
     Subordinated debt. . . . . . . . . . . . . . . . . . . . . . . .                   375,199          379,835
     Noncurrent liabilities . . . . . . . . . . . . . . . . . . . . .                    28,618           35,424
     Shareholder's equity . . . . . . . . . . . . . . . . . . . . . .                   198,137          214,555
                                                                                ----------------   --------------
     Total liabilities and
        shareholder's equity. . . . . . . . . . . . . . . . . . . . .           $     1,157,625   $    1,228,202
                                                                                ================  ===============

3.   SUPPLEMENTAL DISCLOSURES ABOUT OPERATING CASH FLOWS
     ---------------------------------------------------
                                                                                         Nine Months Ended
                                                                                             March 31,
                                                                                --------------------------------
                                                                                       1995             1994
                                                                                ---------------   --------------
     Additional disclosure of operating cash flows:
     Cash paid during the period for:
          Interest. . . . . . . . . . . . . . . . . . . . . . . . . .           $        39,205   $       37,425
                                                                                ================  ===============
          Income taxes. . . . . . . . . . . . . . . . . . . . . . . .           $         7,699   $        9,494
                                                                                ================  ===============

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                               (Unaudited)
                         (Thousands of Dollars)


4.   BORROWING ARRANGEMENTS
     ----------------------
     As of March 31, 1995, short-term borrowing availability to AFC of $65,000, Telmark of $24,000 and Hood of $33,000 is compared to $76,250, $23,000 and $23,000, respectively, in the prior year. Long-term and subordinated debt outstanding amounted to:

                             Agway & AFC               Telmark                Hood                  Total
                       ----------------------   ---------------------  ------------------- ----------------------
                          3/95        6/94        3/95        6/94         3/95      6/94     3/95        6/94
                       ----------  ----------  ----------  ----------  --------- --------  ----------  ----------
Long-term debt         $   20,702  $   33,524  $  219,466  $  219,489  $ 33,426  $ 38,574  $  278,144  $  291,587
Currently payable          11,807      14,424      39,622      62,022     8,497     6,226      63,521      82,672
                       ----------  ----------- ----------- ----------- --------- --------- ----------- -----------
Net long-term debt     $    8,895  $   19,100  $  179,844  $  157,467  $ 24,929  $ 32,348  $  214,623  $  208,915
                       ==========  =========== =========== =========== ========= ========= =========== ===========

Subordinated debt      $  395,811  $  403,432  $    7,448  $    3,712  $  6,733  $  7,162  $  409,992  $  414,306
Currently payable          34,793      34,471           0           0         0         0      34,793      34,471
                       ----------  ----------- ----------- ----------- --------- --------- ----------- -----------
Net long-term debt     $  361,018  $  368,961  $    7,448  $    3,712  $  6,733  $  7,162  $  375,199  $  379,835
                       ==========  =========== =========== =========== ========= ========= =========== ===========

     In addition, as of March 31, 1995, Telmark has a committed term loan credit of $125,000 available to be borrowed through November 30, 1995, of which $90,100 is outstanding as of March 31, 1995. Hood has available from its bank a committed term loan facility of up to $10,000 under specified conditions which may be borrowed against at any time prior to June 1995. No borrowings have been made against this $10,000 line and any that are made would be due for repayment by November 1, 1996 and would be guaranteed by Agway.

     The AFC short-term lines are available through October 31, 1995. These AFC short-term lines of credit and $8,000 of AFC long-term bank debt are collateralized by the Company's accounts receivable and non-petroleum inventories. Amounts which can be drawn under the AFC short-term agreements are limited to a specific calculation based upon the total of certain accounts receivable and non-petroleum inventories ("collateral"). Adequate collateral has existed throughout the fiscal year to meet the ongoing needs of the Company and is expected to continue to do so. In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific quarterly levels of interest coverage and monthly levels of tangible net worth. These covenants were originally set giving consideration to Hood as a discontinued operation; however, Hood was reclassified to continuing operations in the quarter ended December 31, 1994.
     With this change in circumstances, unless covenant requirements are amended or waived, the Company anticipates future covenant violations may occur based upon the current credit agreement covenant requirements. The Company has ongoing discussions with its lenders and expects covenant amendments or waivers will be negotiated to continue the appropriate and adequate financing currently available under these facilities.

     Telmark borrows under its short-term line of credit agreements from time to time to fund its operations. Short-term lines serve as interim financing between the issuances of long-term debt. The current line of credit agreements with various banks permit Telmark to borrow up to $24,000 on an unsecured basis with interest paid quarterly and/or upon maturity, of which $20,000 is formally committed and $4,000 is uncommitted. The lines bear interest at money market variable rates. As of March 31, 1995, the Company had no borrowings against these lines.

     These lines of credit are renewed annually usually in the fall. The $20,000 line of credit has been renewed through November 30, 1995. The $4,000 line of credit has been renewed through December 31, 1995. The Company believes it has sufficient lines of credit in place to meet interim funding needs.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                               (Unaudited)
                         (Thousands of Dollars)

4.   BORROWING ARRANGEMENTS (continued)
     ----------------------------------
     The Hood short-term credit facility is used to supply letters of credit as well as short-term financing. Letters of credit of $12,527 were outstanding at March 31, 1995. The short-term credit facility expires on August 1, 1995. The Company has ongoing discussions with the lenders to Hood and expects to negotiate a continuation of the appropriate and adequate current financing available to Hood.

5.   COMMITMENTS AND CONTINGENCIES
     -----------------------------
     Environmental
     The Company is subject to a number of governmental regulations concerning environmental matters, either directly, or as a result of the operations of its subsidiaries. The Company expects that it will be required to expend funds to remediate certain sites, including certain Superfund sites and sites with underground fuel storage tanks. In addition, the Company expects that it will incur other expenses associated with environmental compliance.

     The Company continually monitors its operations with respect to potential environmental issues, including changes in legally mandated standards and remediation technologies. The Company's recorded liability reflects those specific issues where remediation activities are currently deemed to be probable and where the cost of remediation is estimable. Estimates of the extent of the Company's degree of responsibility of a particular site and the method and ultimate cost of remediation require a number of assumptions for which the ultimate outcome may differ from current estimates; however, the Company believes that its past experience provides a reasonable basis for estimating its liability. As additional information becomes available, estimates are adjusted as necessary. While the Company does not anticipate that any such adjustment would be material to its financial statements, it is reasonably possible that the result of ongoing and/or future environmental studies, changes in legal requirements or other factors could alter this expectation and require the recording of additional liabilities. The extent or amount of such events, if any, cannot be estimated at this time.

     As part of its long-term environmental protection program, the Company spent approximately $5,000 in fiscal 1994 on capital projects. The Company estimates that during fiscal 1995 and 1996 approximately $4,000 per year will be spent on additional capital projects for environmental protection. These estimates recognize the additional capital required to comply with Environmental Protection Agency (EPA) Underground Storage Tank (UST) regulations which become effective in December 1998. Presently, the total cost to comply with the EPA UST regulations is estimated to be approximately $5,000. The total capital requirements may change due to, amongst other things, the actual number of USTs actively in use on the effective date.

     Severance Costs
     In the Company's continuing efforts to better focus on its service to members and customers and to improve future profitability, the Company has made, and is in the process of making, certain management changes. The Company's chief operating officer, who was appointed to chief executive officer in January 1995, has spearheaded these changes in management structure and personnel, as well as the elimination of positions either through elimination of work or the reorganization of work processes.

     All severance and related costs associated with personnel decisions made prior to April 1, 1995, have been paid or accrued in the financial statements as of March 31, 1995, and on a year-to-date basis total $4,900. Subsequent to March 1995, the Company has made further decisions to refine its Agriculture & Consumer and Corporate staff at an estimated additional severance cost of $800, and Hood has announced that fluid milk production in Hood's
     Boston, Massachusetts, plant will begin the process of being transferred to Hood's plants in Portland, Maine, and Agawam, Massachusetts. The severance costs associated with this announcement at Hood are estimated to be $1,100. The severance costs associated with decisions made in April 1995 will be recorded in the Company's fourth quarter results.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                               (Unaudited)
                         (Thousands of Dollars)


5.   COMMITMENTS AND CONTINGENCIES (continued)
     -----------------------------------------
     Other
     The Company is also subject to various investigations, claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be resolved unfavorably to the Company. The
     Company has established accruals for matters for which payment is probable and amounts reasonably estimable. Management believes any liability that may ultimately result from the resolution of these matters in excess of amounts provided will not have a material adverse effect on the financial position or results of operations of the Company.


6.   RESTRUCTURING RESERVES
     ----------------------
     In June 1992, the Company established a $75 million reserve for the estimated net cost to complete a significant restructuring of the Company planned at that time. Periodically, management has reviewed its original estimates and has made revisions due to changes in circumstances as the restructuring plan evolved. For the quarter ended March 31, 1995, the overall net change in estimate reflects income of $1,300. The following schedule details the remaining reserves to complete the restructuring project and their intended purposes, as well as the actual activity for the nine-month period ended March 31, 1995:

                                               Balance    Proceeds         Reductions          Change      Balance
                                                                      --------------------
                                                 at        Sale of    Divested      Costs        in          at
Restructuring Reserve:                         6/30/94     Assets      Assets     Incurred     Estimate    3/31/95
                                           ------------  -----------  ---------   ----------  ----------  ----------
Personnel Reductions
--------------------
Severance and early retirement program     $     2,502                           $     392   $  (2,110)  $       0
                                           ------------  ----------   ---------   ---------   ---------   ----------
TOTAL PERSONNEL                            (A)   2,502                                 392      (2,110)          0

Plant, Store & Business Divestitures
------------------------------------
Proceeds on sale of assets                 (B)  (6,349)  $   4,273                               1,679        (397)
Net book value of assets to be divested    (B)  11,527               $   5,083                  (2,710)      3,734
Cost of divestiture <F1>                   (C)   3,295                               2,366       1,382       2,311
                                           ------------  ----------  ----------   ----------   --------   ----------
Loss on divestiture                              8,473       4,273       5,083       2,366         351       5,648
Incremental environmental costs            (D)   5,906                               2,598         928       4,236
                                           ------------  ----------  ----------   ----------   --------   ----------
TOTAL PLANT, STORE & BUSINESS                   14,379       4,273       5,083       4,964       1,279       9,884

Other Costs
-----------
Consulting fees                                  1,329                               1,229        (100)          0
Contract buyouts and other costs <F2>            1,042                                 694        (348)          0
                                           ------------  ----------  ----------  ----------  ----------  ----------
TOTAL OTHER                                (E)   2,371                               1,923        (448)          0

TOTAL RESTRUCTURING                        $    19,252   $   4,273   $   5,083   $   7,279   $  (1,279)  $   9,884
                                           ============  ==========  ==========  ==========  ==========  ==========

<F1> Includes demolition, asset transfer costs, and commissions on real estate transactions.
<F2> Includes amounts of relocation, debt restructuring costs, legal fees, and other costs.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

           NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                               (Unaudited)
                         (Thousands of Dollars)


6.   RESTRUCTURING RESERVES (continued)
     ----------------------------------

(A) During the quarter ended March 31, 1995, the Company completed a review of the planned technological improvement for data warehouse, customer management and supply chain management and concluded that the anticipated future cost of these improvements was excessive for the benefits expected to be achieved. This review was terminated in the third quarter. As a result, the employee reductions and related severance originally expected from implementation of this technology will not be realized, and the corresponding restructuring reserve has been eliminated.


(B) Represents certain assets identified for disposition as part of the original restructuring plan which have yet to be sold or closed. Efforts to sell the assets and complete the shutdowns are ongoing. Ultimate disposition will depend upon successful negotiations with willing buyers for remaining properties. During the third quarter of 1995, it was determined that certain anticipated proceeds from the sale of fixed assets would be less than originally estimated and the disposal of certain assets would not occur. Therefore, the reserve estimates for these items have been adjusted to reflect these facts.


(C)  Cost of divestitures includes shutdown costs in connection with the
     closing and sale of remaining locations.   Ultimate disposition will
     depend upon successful negotiations with willing buyers for remaining properties. As operational shutdowns are completed, additional costs are expected to be incurred in excess of the original estimations. As a result, an increase to this component of the restructuring reserve was required.


(D) Included in the costs related to business divestitures are environmental remediation costs identified during the process of asset sales and primarily relates to real estate assets retained on energy business sold. These anticipated cash outlays will be part of our ongoing programs regarding environmental remediation and are expected to be incurred over the next four years. The change in estimate reflects larger anticipated costs associated with the environmental remediation.


(E) As a result of the termination of certain planned technological improvements noted under Item (A), future consulting costs have been eliminated. Additionally, contract buyouts and other costs have been concluded.

              AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS
                           (Unaudited)
                       (Thousands of Dollars)


RESULTS OF OPERATIONS
---------------------
The Company's net sales and revenues and operating results are significantly impacted by seasonal fluctuations due to the nature of its operations and the geographic location of its service area, which is defined primarily as the Northeastern United States. Agriculture and Consumer Group net sales and revenues are traditionally higher in the spring as customers acquire products to initiate the growing season. Correspondingly, the Company's Energy Group realizes significantly higher net sales and revenues in the winter months due to the cold winter conditions. The Financial Services and Corporate Groups are generally not materially impacted by seasonal fluctuations.

Results by Operating Segment
----------------------------
  Increase (Decrease)
                                                                 Three Months Ended        Nine Months Ended
                                                                 -------------------      -------------------
                                                                 3/31/95 vs. 3/31/94      3/31/95 vs. 3/31/94
                                                                 -------------------      -------------------
  Net Sales and Revenues
        Agriculture & Consumer. . . . . . . . . . . . . . .     $           (26,327)     $           (24,077)
        Energy. . . . . . . . . . . . . . . . . . . . . . .                 (37,500)                 (44,670)
        Financial Services. . . . . . . . . . . . . . . . .                   1,443                    3,748
        Food . . .  . . . . . . . . . . . . . . . . . . . .                  (7,486)                    (454)
        Corporate . . . . . . . . . . . . . . . . . . . . .                     215                      534
                                                                --------------------     --------------------
                                                                $           (69,655)     $           (64,919)
                                                                ====================     ====================

     Margin (Loss) from Continuing Operations before Income Taxes
     ------------------------------------------------------------
        Agriculture & Consumer. . . . . . . . . . . . . . .     $            (1,489)     $             3,843
        Energy. . . . . . . . . . . . . . . . . . . . . . .                  (9,370)                 (14,008)
        Financial Services. . . . . . . . . . . . . . . . .                     665                    1,011
        Food. . . . . . . . . . . . . . . . . . . . . . . .                    (563)                  (1,750)
        Corporate . . . . . . . . . . . . . . . . . . . . .                   5,756                   (6,297)
                                                                --------------------     --------------------
        Operating profit (loss) . . . . . . . . . . . . . .                  (5,001)                 (17,201)
        Interest expense, net . . . . . . . . . . . . . . .                    (913)                  (2,726)
                                                                --------------------     --------------------
                                                                $            (5,914)     $           (19,927)
                                                                ====================     ====================

Parenthetical numbers in the following narrative have been rounded to the nearest hundred thousand.


In the Company's continuing efforts to better focus on its service to members and customers and to improve future profitability, the Company has made, and is in the process of making, certain management changes. The Company's chief operating officer, who was appointed to chief executive officer in January 1995, has spearheaded these changes in management structure and personnel, as well as the elimination of positions either through elimination of work or the reorganization of work processes, which have resulted in a year-to-date cost of $4,900. This has been particularly true in the Agriculture & Consumer Group and the Corporate Group, where the Company has incurred severance costs of $2,500 and $1,900 year to date and $1,600 and $500 for the three months ended March 31, 1995, respectively.

Subsequent to March 1995, the Company has further refined the Agriculture & Consumer and Corporate staff at an additional severance cost of $800 and has announced that fluid milk production in Hood's Boston, Massachusetts, plant will begin the process of being transferred to Hood's plants in Portland, Maine, and Agawam, Massachusetts.
Severance costs associated with this announcement at Hood are estimated to be $1,100.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS (continued)
                               (Unaudited)
                         (Thousands of Dollars)

RESULTS OF OPERATIONS(continued)
--------------------------------
At this time, the Company expects that it will incur a loss for the 1994-95 fiscal year of approximately $15,000. It is anticipated that the Company will return to profitability in 1995-96 due to expected improvements from the above Hood restructuring, reduced ongoing costs from the employee reductions in Agriculture & Consumer and Corporate, as well as a return to higher profitibility in Agway Energy Products consistent with normal weather patterns. Actual results for both years could significantly differ either positively or negatively based on the level of success of the Company's spring season, further developments with the Company's anticipated sale of H. P. Hood, and/or unanticipated events or factors outside of the control of the Company.

Agriculture & Consumer Group
----------------------------
Net sales and revenues for the third quarter of fiscal 1995 of $200,800 and for the nine months to date of $634,900 decreased $26,300 (12%) and $24,100 (4%), respectively, as compared to the corresponding period in the prior fiscal year. The decreases in the quarter and for the nine-month period were primarily the result of lower birdseed sales due to the mild winter conditions, competitive pricing in the Group's produce repackaging business and lower feed sales in corn and soybean products as a result of the bumper crop harvested last fall. These decreases were partially offset by increases in retail sales and farm fertilizers from the prior year.

Operating losses for the third quarter of fiscal 1995 of $14,900 increased $1,500 (12%) and for the nine months to date losses of $36,300 decreased $3,900 (10%) as compared to the corresponding period in the prior year. The increased losses in the quarter resulted from sales decreases noted above. The net decrease in operating losses for the year-to-date period represents the sales decreases, higher ingredient costs and severance costs offset by reductions in manufacturing, processing and handling costs in the consumer retail and agriculture feed businesses. Gross margin percentage for the Group was level at 11% in the third quarter and increased from 10% to 12% in the nine-month period as compared to the prior year.

Energy Group
------------
Energy segment net sales and revenues of $157,900 for the third quarter declined $37,500 (19%) as compared to the third quarter of the prior year. Fiscal 1995 year-to-date net sales and revenues of $403,100 declined $44,700 (10%) as compared to the same period in the prior year. The decrease for the quarter and year to date is primarily attributable to volume decreases from a warmer winter than in the previous year as well as from locations divested since the prior year.

Total unit volume (in millions of gallons) for the quarter and year to date had a net decrease of 37.6 (18%) and 46.8 (10%) gallons, respectively, as compared to the corresponding periods in the prior year. The majority of these decreases were due to lower retail fuel oil sales as a result of the warmer than normal temperatures during the winter months. The combined average selling price of all products declined
1% for the quarter and for the year-to-date period as compared to the previous year, as the result of sufficient supplies of distillates from the warmer weather. The Group experienced increases in gasoline prices as compared to the prior year which were more than offset by price declines in diesel fuel, heating oils and propane.

The third quarter and nine-month period operating margins have declined $9,400 (36%) and $14,000 (46%), respectively, as compared to the prior year and reflect the significant reduction in volume noted above, a slight decrease in average gross margin rate and a change in estimate increasing the Group's required reserves relative to restructuring by declining $8,000 (31%) and $12,700 (41%), respectively, as compared to the prior year.

Financial Services Group
------------------------
For segment reporting purposes, the Financial Services Group consists of Telmark Inc., Agway Insurance Company and Agway General
Agency, Inc.

Net sales and revenues of $18,300 for the Financial Services Group for the third quarter and $53,000 for the year-to-date period increased $1,400 (9%) and $3,700 (8%), respectively, as compared to the prior year. The increase for the quarter and year to date is primarily attributed to Telmark, which had increases of $1,500 (17%) and $4,600 (18%), respectively, due to a higher net investment in leases as compared to the prior year. Agway General Agency and Insurance Company revenues declined by $90 (1%) and $900 (4%) due to smaller amounts of income on investments and increases in operating expenses which partially offset Telmark's increase.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS (continued)
                               (Unaudited)
                         (Thousands of Dollars)


Financial Services Group (continued)
------------------------------------
Operating margins improved in the third quarter of fiscal 1995 by $700 (24%) and increased $1,000 (14%) for the nine-month period ended
March 31 as compared to the same period in the prior year. Telmark's operating margin declined in the third quarter of fiscal 1995 by $200 (7%) and increased $200 (3%) for the nine-month period as compared to the same period in the prior year. The current quarter decline is due primarily to increased interest costs on Telmark's higher debt levels for the current period due to the portfolio growth. However, on a year-to-date basis, the revenue increases from portfolio growth with relatively higher rates exceed the increases in interest expense from higher debt levels. Operating margins for the Agway Insurance Company and General Agency together increased $800 (170%) and $700 (218%) for the quarter and nine-month period as compared to the same period in the prior year due to a combination of an increase in net earned premiums and improved net incurred losses. The improvement in incurred losses has been the result of a stable automobile underwriting performance as well as mild Northeast weather patterns as compared to the prior year.


Food Group
----------
For segment reporting purposes, the Food Group consists of Agway
Inc.'s wholly owned subsidiary Hood, a manufacturer, distributor and marketer of dairy and dairy-related products to the retail and food service industries throughout the Northeast. The Food Group net sales decreased $7,500 (6%) and $500 (0%) over the three- and nine-month periods ended March 31 versus the prior year. In the three-month period, the majority of the sales decreases were experienced in the dairy group due primarily to a reduction in volume with existing customers and also due to the February 1995 sale of previously serviced in the Mid-Hudson Valley. The dairy group sales decrease was partially offset by sales increases in the manufacturing product group (MPG).
For the year-to-date period, sales increases in MPG were more than offset by decreases in the dairy and ice cream groups. The MPG sales increases were the result of continuing growth of its extended shelf life business, while decreases in the dairy and ice cream groups were the result of net volume losses in private label business and lower average selling prices from change in product mix, respectively.

Operating margins decreased in the third quarter $600 (22%) and for the nine-month period $1,800 (99%) and were the result of changes in net sales noted above.


Corporate Groups
----------------
The increase in net sales and revenues of the Corporate Groups of $200 and $500 for the quarter and nine-month period represents external revenues generated from the Information Services Department and the elimination of sales and revenues between the operating segments.

The Group net margin for the quarter increased $5,800 to $7,400 as compared to the prior year and was the result of (1) a patronage refund received in the Agriculture & Consumer Group of $2,800; (2) release of restructuring reserves of $2,200 as described in Note 6; and (3) a gain on sale of the Food Group's Mid-Hudson business in the current year of $2,100. These increases are partially offset by a $1,600 write-off of assets associated with technological improvement in data warehouse, customer management and supply chain management for which it was concluded in the third quarter that the anticipated future cost was excessive for the benefits expected to be achieved. On a fiscal year-to-date basis, a net margin of $500 in the current year represents a $6,300 decrease as compared to the same period in the prior year.
This results from the above income being offset by $10,200 for Hood transaction cost and impairment allowance with respect to the ultimate sale of the investment in Hood, which were provided for in the quarter ended December 31, 1994.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS (continued)
                               (Unaudited)
                         (Thousands of Dollars)


LIQUIDITY AND CAPITAL RESOURCES
-------------------------------
Cash flows from operating activities for the nine months ended March
31, 1995 increased $12,600 to $30,200 as compared to the first nine months of fiscal 1994 due primarily to changes in working capital. Net cash used in investing activities for the nine months ended March 31, 1995 was $10,800 as compared to $44,200 for the same period last year. This was due primarily to proceeds from the sale of discontinued operations (Curtice Burns) of $55,800 offset by increased leasing activity in fiscal 1995 resulting in the use of an additional $13,200 of cash for this activity compared to the same period last year. The net cash flows used in financing activities for the nine months ended March 31, 1995, were $19,500 as compared to net cash provided of $25,100 for the same period in the prior year. The majority of the change from financing activities was the result of activity with the Company's subordinated debt. Proceeds from the sale of subordinated debt increased $24,000, while maturities and redemptions increased $55,100 over the same period in the prior year primarily due to a scheduled redemption in fiscal 1995 of $34,000.

The Company finances its operations and the operations of all its continuing businesses and subsidiaries, except Telmark, Agway
Insurance Company and Hood, through Agway Financial Corporation
(AFC). Telmark, Agway Insurance Company and Hood finance themselves through operations or direct borrowing arrangements. Each is financed with a combination of short- and long-term credit facilities. External sources of short-term financing for the Company and all its continuing operations include revolving credit lines, letters of credit, and commercial paper programs. Sources of longer-term financing include borrowings from banks and insurance companies, subordinated debt and capital leases. In addition, Telmark has occasionally sold blocks of its lease portfolio.

The AFC short-term lines are available through October 1995.  These
AFC short-term lines of credit and $8,000 of AFC long-term debt are collateralized by the Company's accounts receivable and non-petroleum inventories. Amounts which can be drawn under the AFC short-term agreements are limited to a specific calculation based upon the total of certain accounts receivable and non-petroleum inventories ("collateral"). Adequate collateral has existed throughout the fiscal year to meet the ongoing needs of the Company and is expected to continue to do so. In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific quarterly levels of interest coverage and monthly levels of tangible net worth. These covenants were originally set giving consideration to Hood as a discontinued operation; however, Hood was reclassified to continuing operations in the quarter ended December 31, 1994. With this change in circumstances, unless covenant requirements are amended or waived, the Company anticipates future covenant violations may occur based upon the current credit agreement covenant requirements. The
Company has ongoing discussions with its lenders and expects covenant amendments or waivers will be negotiated to continue the appropriate and adequate financing currently available under these facilities.

The Hood short-term credit facility is used to supply letters of credit as well as short-term financing. Letters of credit of $12,527 were outstanding at March 31, 1995. The short-term credit facility expires on August 1, 1995. The Company has ongoing discussions with the lenders to Hood and expects to negotiate a continuation of the appropriate and adequate financing currently available to Hood.

                        PART II. OTHER INFORMATION
                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                         (Thousands of Dollars)


Item 1.  Legal Proceedings
--------------------------
In February 1988, Agway leased a feed mill located in Woodridge, New
York from Inter-County Farmers Cooperative Association, Inc. Agway manufactured horse, poultry, and dairy feed at the feed mill. In early July 1989, due to a mechanical malfunction, some horse feed manufactured at the feed mill was contaminated with Monensin, a feed medication used with poultry and dairy feed but which is harmful to horses. Agway immediately recalled the contaminated horse feed and contacted regulatory agencies, including the United States Food and Drug Administration (FDA). As a result of eating the contaminated horse feed, a number of horses located in the State of New Jersey died or were damaged. As of April 30, 1995, all of the claims made by owners of the affected horses have been settled. The last pending lawsuit was John Kolkowski, et al. v. Agway Inc., et al., filed on July 3, 1990 in Supreme Court of the State of New York for Westchester
County. On April 11, 1995, that lawsuit was settled and the amount payable to the Kolkowskis was fully covered by insurance. The FDA conducted an investigation of the incident and referred the matter to the U.S. Department of Justice (DOJ) to consider institution of criminal proceedings. Agway has had an opportunity to present its views to the DOJ on why criminal proceedings should not be instituted and the DOJ and FDA discussed with Agway resolution of issues resulting from the FDA investigation. Agway believes the FDA investigation will be satisfactorily resolved and any adjustments will not be material in relation to the consolidated financial position of Agway.


Item 5.  Other Information
--------------------------
Effective March 1, 1995, Charles C. Brosius resigned as a Director and as Vice Chairman of the Agway Inc. Board of Directors. Mr. Brosius was nominated and confirmed as the Secretary of Agriculture for the Commonwealth of Pennsylvania in March 1995. The Agway Inc. Board of Directors elected Robert L. Marshman as Vice Chairman of the
Agway Inc. Board of Directors effective March 20, 1995.


Item 6.  Exhibits and Reports on Form 8-K
-----------------------------------------
There were two reports on Form 8-K required to be filed during the third quarter ended March 31, 1995.

The first report was filed on January 13, 1995, announcing the appointment of Donald P. Cardarelli as chief executive officer and general manager of Agway Inc. Since August 1994, Cardarelli has managed the farmer-owned cooperative as executive vice president and chief operating officer.

On January 27, 1995, a second Form 8-K was filed to describe recent developments surrounding the sale of the Company's 99% interest in Hood in that the Company was no longer able to estimate with reasonable certainty whether a sale will occur within the next year and therefore reclassified Hood from discontinued operations to continuing operations.

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             AGWAY INC.
                               -----------------------------------------
                                            (Registrant)




Date         May 15, 1995               /s/ PETER J. O'NEILL
             ------------      -----------------------------------------
                                            Peter J. O'Neill
                                          Senior Vice President,
                                         Treasurer and Controller
                                     (Principal Financial Officer and
                                         Chief Accounting Officer)

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C  20549
                                  FORM 10-Q/A
                               AMENDMENT NO.1


(Mark One)
 X   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
---  EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 1995
                               --------------
                                     OR

     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES --- EXCHANGE ACT OF 1934
For the transition period from                 to
                               ---------------    -----------------------
Commission file number 2-22791
                       -------

                                  AGWAY INC.*
-----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


DELAWARE                                                          15-0277720
----------------------------------------------------------------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification No.)


333 Butternut Drive, DeWitt, New York                                  13214
----------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


                                 315-449-6431
----------------------------------------------------------------------------
             (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes   X    No
    ----      ----
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.


              Class                            Outstanding at April 30, 1995
-------------------------------------          -----------------------------
Common Stock, $25 par value per share                   109,272 shares

* Agway is a taxpaying corporation founded on cooperative principles. Membership is limited to farmers and each may hold only one share of common stock.

                 AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               (Unaudited)
                         (Thousands of Dollars)


1.   BASIS OF PRESENTATION
     ---------------------
     The accompanying unaudited condensed consolidated financial statements of Agway Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
     Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended March 31, 1995 are not necessarily indicative of the results that may be expected for the year ended June 30, 1995 due, among other reasons, to the seasonal nature of certain major segments of the Company's business. For further information, refer to the consolidated financial statements and notes thereto included in the annual report on Form 10-K for the year ended June 30, 1994, and on Form 10-Q for the quarters ended September 30 and December
     31, 1994.

     Certain reclassifications have been made to conform prior year financial statements with the current year presentation.


2.   AGWAY FINANCIAL CORPORATION
     ---------------------------
     Agway Financial Corporation (AFC) is a wholly owned subsidiary of the Company whose principal business activity is securing financing through bank borrowings and issuance of corporate debt instruments to provide funds for the Company, its sole stockholder, and AFC's sole wholly owned subsidiary, Agway Holdings Inc.
     (AHI), and AHI's subsidiaries, for general corporate purposes. The payment of principal and interest on this debt is absolutely and unconditionally guaranteed by the Company. In an exemptive relief granted by the Securities and Exchange Commission, AFC, as a separate company, is not required to file periodic reports with respect to these debt securities provided the 1934 Act reports of the Company contain summarized financial information concerning
     AFC.

     On July 1, 1994, (i) certain subsidiaries of AFC (Seedway Inc., Allied Seed Cooperative Inc., and Pro-Lawn Products Inc.) were transferred to and merged into Agway Inc., and (ii) certain operating divisions of Agway Inc. (Retail/Wholesale Operations) were transferred to AFC and merged together with the Country
     Foods operations into Agway Consumer Products Inc., formerly
     Agway Country Foods, Inc.  Additionally, as of December 31,
     1994, H. P. Hood, which was previously reported as a discontinued operation, has been included as a continuing operation. The prior year financial statements have been restated to give retroactive effect to these changes in reporting entities.

     Summarized financial information for AFC and Consolidated
     Subsidiaries is as follows:

                                                   Three Months Ended                    Nine Months Ended
                                                         March 31,                           March 31,
                                                   -------------------                   ------------------
                                                   1995             1994               1995             1994
                                              --------------    -------------     --------------   --------------
    Net sales and revenues. . . . . . . . . $       392,619   $      451,118     $    1,172,121   $    1,231,992
    Operating margin. . . . . . . . . . . .          19,174           30,664             37,179           50,765
    Loss from continuing operations . . . .            (886)            (143)           (18,783)         (19,087)
    Net margin (loss) . . . . . . . . . . .            (886)           3,538            (11,729)         (14,271)

                        AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                  (Unaudited)
                             (Thousands of Dollars)


2.   AGWAY FINANCIAL CORPORATION (continued)
     ---------------------------------------

                                                                                             Restated
                                                                                     March 31,        June 30,
                                                                                       1995             1994
                                                                                ----------------  ---------------
     Current assets . . . . . . . . . . . . . . . . . . . . . . . . .           $       599,957   $      656,290
     Properties and equipment, net. . . . . . . . . . . . . . . . . .                   229,841          233,287
     Noncurrent assets. . . . . . . . . . . . . . . . . . . . . . . .                   327,827          290,201
     Net assets of discontinued operations. . . . . . . . . . . . . .                         0           48,424
                                                                                ----------------  ---------------
     Total assets . . . . . . . . . . . . . . . . . . . . . . . . . .           $     1,157,625   $    1,228,202
                                                                                ================  ===============

     Current liabilities. . . . . . . . . . . . . . . . . . . . . . .           $       343,753   $      392,809
     Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . .                   211,918          205,579
     Subordinated debt. . . . . . . . . . . . . . . . . . . . . . . .                   375,199          379,835
     Noncurrent liabilities . . . . . . . . . . . . . . . . . . . . .                    28,618           35,424
     Shareholder's equity . . . . . . . . . . . . . . . . . . . . . .                   198,137          214,555
                                                                                ----------------   --------------
     Total liabilities and
        shareholder's equity. . . . . . . . . . . . . . . . . . . . .           $     1,157,625   $    1,228,202
                                                                                ================  ===============

3.   SUPPLEMENTAL DISCLOSURES ABOUT OPERATING CASH FLOWS
     ---------------------------------------------------
                                                                                         Nine Months Ended
                                                                                             March 31,
                                                                                --------------------------------
                                                                                       1995             1994
                                                                                ---------------   --------------
     Additional disclosure of operating cash flows:
     Cash paid during the period for:
          Interest. . . . . . . . . . . . . . . . . . . . . . . . . .           $        39,205   $       37,425
                                                                                ================  ===============
          Income taxes. . . . . . . . . . . . . . . . . . . . . . . .           $         7,699   $        9,494
                                                                                ================  ===============

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                               (Unaudited)
                         (Thousands of Dollars)


4.   BORROWING ARRANGEMENTS
     ----------------------
     As of March 31, 1995, short-term borrowing availability to AFC of $65,000, Telmark of $24,000 and Hood of $33,000 is compared to $76,250, $23,000 and $23,000, respectively, in the prior year. Long-term and subordinated debt outstanding amounted to:

                             Agway & AFC               Telmark                Hood                  Total
                       ----------------------   ---------------------  ------------------- ----------------------
                          3/95        6/94        3/95        6/94         3/95      6/94     3/95        6/94
                       ----------  ----------  ----------  ----------  --------- --------  ----------  ----------
Long-term debt         $   20,702  $   33,524  $  219,466  $  219,489  $ 33,426  $ 38,574  $  278,144  $  291,587
Currently payable          11,807      14,424      39,622      62,022     8,497     6,226      63,521      82,672
                       ----------  ----------- ----------- ----------- --------- --------- ----------- -----------
Net long-term debt     $    8,895  $   19,100  $  179,844  $  157,467  $ 24,929  $ 32,348  $  214,623  $  208,915
                       ==========  =========== =========== =========== ========= ========= =========== ===========

Subordinated debt      $  395,811  $  403,432  $    7,448  $    3,712  $  6,733  $  7,162  $  409,992  $  414,306
Currently payable          34,793      34,471           0           0         0         0      34,793      34,471
                       ----------  ----------- ----------- ----------- --------- --------- ----------- -----------
Net long-term debt     $  361,018  $  368,961  $    7,448  $    3,712  $  6,733  $  7,162  $  375,199  $  379,835
                       ==========  =========== =========== =========== ========= ========= =========== ===========

     In addition, as of March 31, 1995, Telmark has a committed term loan credit of $125,000 available to be borrowed through November 30, 1995, of which $90,100 is outstanding as of March 31, 1995. Hood has available from its bank a committed term loan facility of up to $10,000 under specified conditions which may be borrowed against at any time prior to June 1995. No borrowings have been made against this $10,000 line and any that are made would be due for repayment by November 1, 1996 and would be guaranteed by Agway.

     The AFC short-term lines are available through October 31, 1995. These AFC short-term lines of credit and $8,000 of AFC long-term bank debt are collateralized by the Company's accounts receivable and non-petroleum inventories. Amounts which can be drawn under the AFC short-term agreements are limited to a specific calculation based upon the total of certain accounts receivable and non-petroleum inventories ("collateral"). Adequate collateral has existed throughout the fiscal year to meet the ongoing needs of the Company and is expected to continue to do so. In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific quarterly levels of interest coverage and monthly levels of tangible net worth. These covenants were originally set giving consideration to Hood as a discontinued operation; however, Hood was reclassified to continuing operations in the quarter ended December 31, 1994.
     With this change in circumstances, unless covenant requirements are amended or waived, the Company anticipates future covenant violations may occur based upon the current credit agreement covenant requirements. The Company has ongoing discussions with its lenders and expects covenant amendments or waivers will be negotiated to continue the appropriate and adequate financing currently available under these facilities.

     Telmark borrows under its short-term line of credit agreements from time to time to fund its operations. Short-term lines serve as interim financing between the issuances of long-term debt. The current line of credit agreements with various banks permit Telmark to borrow up to $24,000 on an unsecured basis with interest paid quarterly and/or upon maturity, of which $20,000 is formally committed and $4,000 is uncommitted. The lines bear interest at money market variable rates. As of March 31, 1995, the Company had $16,000 outstanding against these lines.

     These lines of credit are renewed annually usually in the fall. The $20,000 line of credit has been renewed through November 30, 1995. The $4,000 line of credit has been renewed through December 31, 1995. The Company believes it has sufficient lines of credit in place to meet interim funding needs.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                               (Unaudited)
                         (Thousands of Dollars)

4.   BORROWING ARRANGEMENTS (continued)
     ----------------------------------
     The Hood short-term credit facility is used to supply letters of credit as well as short-term financing. Letters of credit of $12,527 were outstanding at March 31, 1995. The short-term credit facility expires on August 1, 1995. The Company has ongoing discussions with the lenders to Hood and expects to negotiate a continuation of the appropriate and adequate current financing available to Hood.

5.   COMMITMENTS AND CONTINGENCIES
     -----------------------------
     Environmental
     The Company is subject to a number of governmental regulations concerning environmental matters, either directly, or as a result of the operations of its subsidiaries. The Company expects that it will be required to expend funds to remediate certain sites, including certain Superfund sites and sites with underground fuel storage tanks. In addition, the Company expects that it will incur other expenses associated with environmental compliance.

     The Company continually monitors its operations with respect to potential environmental issues, including changes in legally mandated standards and remediation technologies. The Company's recorded liability reflects those specific issues where remediation activities are currently deemed to be probable and where the cost of remediation is estimable. Estimates of the extent of the Company's degree of responsibility of a particular site and the method and ultimate cost of remediation require a number of assumptions for which the ultimate outcome may differ from current estimates; however, the Company believes that its past experience provides a reasonable basis for estimating its liability. As additional information becomes available, estimates are adjusted as necessary. While the Company does not anticipate that any such adjustment would be material to its financial statements, it is reasonably possible that the result of ongoing and/or future environmental studies, changes in legal requirements or other factors could alter this expectation and require the recording of additional liabilities. The extent or amount of such events, if any, cannot be estimated at this time.

     As part of its long-term environmental protection program, the Company spent approximately $5,000 in fiscal 1994 on capital projects. The Company estimates that during fiscal 1995 and 1996 approximately $4,000 per year will be spent on additional capital projects for environmental protection. These estimates recognize the additional capital required to comply with Environmental Protection Agency (EPA) Underground Storage Tank (UST) regulations which become effective in December 1998. Presently, the total cost to comply with the EPA UST regulations is estimated to be approximately $5,000. The total capital requirements may change due to, amongst other things, the actual number of USTs actively in use on the effective date.

     Severance Costs
     In the Company's continuing efforts to better focus on its service to members and customers and to improve future profitability, the Company has made, and is in the process of making, certain management changes. The Company's chief operating officer, who was appointed to chief executive officer in January 1995, has spearheaded these changes in management structure and personnel, as well as the elimination of positions either through elimination of work or the reorganization of work processes.

     All severance and related costs associated with personnel decisions made prior to April 1, 1995, have been paid or accrued in the financial statements as of March 31, 1995, and on a year-to-date basis total $4,900. Subsequent to March 1995, the Company has made further decisions to refine its Agriculture & Consumer and Corporate staff at an estimated additional severance cost of $800, and Hood has announced that fluid milk production in Hood's
     Boston, Massachusetts, plant will begin the process of being transferred to Hood's plants in Portland, Maine, and Agawam, Massachusetts. The severance costs associated with this announcement at Hood are estimated to be $1,100. The severance costs associated with decisions made in April 1995 will be recorded in the Company's fourth quarter results.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                               (Unaudited)
                         (Thousands of Dollars)


5.   COMMITMENTS AND CONTINGENCIES (continued)
     -----------------------------------------
     Other
     The Company is also subject to various investigations, claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be resolved unfavorably to the Company. The
     Company has established accruals for matters for which payment is probable and amounts reasonably estimable. Management believes any liability that may ultimately result from the resolution of these matters in excess of amounts provided will not have a material adverse effect on the financial position or results of operations of the Company.


6.   RESTRUCTURING RESERVES
     ----------------------

     In June 1992, the Company established a $75,000 reserve for the estimated net cost to complete a significant restructuring of the Company planned at that time. Periodically, management has reviewed its original estimates and has made revisions due to changes in circumstances as the restructuring plan evolved. For the quarter ended March 31, 1995, the overall net change in estimate reflects income of $1,300. The following schedule details the remaining reserves to complete the restructuring project and their intended purposes, as well as the actual activity for the nine-month period ended March 31, 1995:

                                               Balance    Proceeds         Reductions          Change      Balance
                                                                      --------------------
                                                 at        Sale of    Divested      Costs        in          at
Restructuring Reserve:                         6/30/94     Assets      Assets     Incurred     Estimate    3/31/95
                                           ------------  -----------  ---------   ----------  ----------  ----------
Personnel Reductions
--------------------
Severance and early retirement program     $     2,502                           $     392   $  (2,110)  $       0
                                           ------------  ----------   ---------   ---------   ---------   ----------
TOTAL PERSONNEL                            (A)   2,502                                 392      (2,110)          0

Plant, Store & Business Divestitures
------------------------------------
Proceeds on sale of assets                 (B)  (6,349)  $   4,273                               1,679        (397)
Net book value of assets to be divested    (B)  11,527               $   5,083                  (2,710)      3,734
Cost of divestiture <F1>                   (C)   3,295                               2,366       1,382       2,311
                                           ------------  ----------  ----------   ----------   --------   ----------
Loss on divestiture                              8,473       4,273       5,083       2,366         351       5,648
Incremental environmental costs            (D)   5,906                               2,598         928       4,236
                                           ------------  ----------  ----------   ----------   --------   ----------
TOTAL PLANT, STORE & BUSINESS                   14,379       4,273       5,083       4,964       1,279       9,884

Other Costs
-----------
Consulting fees                                  1,329                               1,229        (100)          0
Contract buyouts and other costs <F2>            1,042                                 694        (348)          0
                                           ------------  ----------  ----------  ----------  ----------  ----------
TOTAL OTHER                                (E)   2,371                               1,923        (448)          0

TOTAL RESTRUCTURING                        $    19,252   $   4,273   $   5,083   $   7,279   $  (1,279)  $   9,884
                                           ============  ==========  ==========  ==========  ==========  ==========

<F1> Includes demolition, asset transfer costs, and commissions on real estate transactions.
<F2> Includes amounts of relocation, debt restructuring costs, legal fees, and other costs.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

           NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                               (Unaudited)
                         (Thousands of Dollars)


6.   RESTRUCTURING RESERVES (continued)
     ----------------------------------

(A) During the quarter ended March 31, 1995, the Company completed a review of the planned technological improvement for data warehouse, customer management and supply chain management and concluded that the anticipated future cost of these improvements was excessive for the benefits expected to be achieved. This review was terminated in the third quarter. As a result, the employee reductions and related severance originally expected from implementation of this technology will not be realized, and the corresponding restructuring reserve has been eliminated.


(B) Represents certain assets identified for disposition as part of the original restructuring plan which have yet to be sold or closed. Efforts to sell the assets and complete the shutdowns are ongoing. Ultimate disposition will depend upon successful negotiations with willing buyers for remaining properties. During the third quarter of 1995, it was determined that certain anticipated proceeds from the sale of fixed assets would be less than originally estimated and the disposal of certain assets would not occur. Therefore, the reserve estimates for these items have been adjusted to reflect these facts.


(C)  Cost of divestitures includes shutdown costs in connection with the
     closing and sale of remaining locations.   Ultimate disposition will
     depend upon successful negotiations with willing buyers for remaining properties. As operational shutdowns are completed, additional costs are expected to be incurred in excess of the original estimations. As a result, an increase to this component of the restructuring reserve was required.


(D) Included in the costs related to business divestitures are environmental remediation costs identified during the process of asset sales, that primarily relate to real estate assets retained on energy business sold. These anticipated cash outlays will be part of our ongoing programs regarding environmental remediation and are expected to be incurred over the next four years. The change in estimate reflects larger anticipated costs associated with the environmental remediation.


(E) As a result of the termination of certain planned technological improvements noted under Item (A), future consulting costs have been eliminated. Additionally, contract buyouts and other costs have been concluded.

              AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS
                           (Unaudited)
                       (Thousands of Dollars)


RESULTS OF OPERATIONS
---------------------
The Company's net sales and revenues and operating results are significantly impacted by seasonal fluctuations due to the nature of its operations and the geographic location of its service area, which is defined primarily as the Northeastern United States. Agriculture and Consumer Group net sales and revenues are traditionally higher in the spring as customers acquire products to initiate the growing season. Correspondingly, the Company's Energy Group realizes significantly higher net sales and revenues in the winter months due to the cold winter conditions. The Financial Services and Corporate Groups are generally not materially impacted by seasonal fluctuations.

Results by Operating Segment
----------------------------
  Increase (Decrease)
                                                                 Three Months Ended        Nine Months Ended
                                                                 -------------------      -------------------
                                                                 3/31/95 vs. 3/31/94      3/31/95 vs. 3/31/94
                                                                 -------------------      -------------------
  Net Sales and Revenues
  ----------------------
        Agriculture & Consumer. . . . . . . . . . . . . . .     $           (26,327)     $           (24,077)
        Energy. . . . . . . . . . . . . . . . . . . . . . .                 (37,500)                 (44,670)
        Financial Services. . . . . . . . . . . . . . . . .                   1,443                    3,748
        Food . . .  . . . . . . . . . . . . . . . . . . . .                  (7,486)                    (454)
        Corporate . . . . . . . . . . . . . . . . . . . . .                     215                      534
                                                                --------------------     --------------------
                                                                $           (69,655)     $           (64,919)
                                                                ====================     ====================

     Margin (Loss) from Continuing Operations before Income Taxes
     ------------------------------------------------------------
        Agriculture & Consumer. . . . . . . . . . . . . . .     $            (1,489)     $             3,843
        Energy. . . . . . . . . . . . . . . . . . . . . . .                  (9,370)                 (14,008)
        Financial Services. . . . . . . . . . . . . . . . .                     665                    1,011
        Food. . . . . . . . . . . . . . . . . . . . . . . .                    (563)                  (1,750)
        Corporate . . . . . . . . . . . . . . . . . . . . .                   5,756                   (6,297)
                                                                --------------------     --------------------
        Operating profit (loss) . . . . . . . . . . . . . .                  (5,001)                 (17,201)
        Interest expense, net . . . . . . . . . . . . . . .                    (913)                  (2,726)
                                                                --------------------     --------------------
                                                                $            (5,914)     $           (19,927)
                                                                ====================     ====================

Parenthetical numbers in the following narrative have been rounded to the nearest hundred thousand.


In the Company's continuing efforts to better focus on its service to members and customers and to improve future profitability, the Company has made, and is in the process of making, certain management changes. The Company's chief operating officer, who was appointed to chief executive officer in January 1995, has spearheaded these changes in management structure and personnel, as well as the elimination of positions either through elimination of work or the reorganization of work processes, which have resulted in a year-to-date cost of $4,900. This has been particularly true in the Agriculture & Consumer Group and the Corporate Group, where the Company has incurred severance costs of $2,500 and $1,900 year to date and $1,600 and $500 for the three months ended March 31, 1995, respectively.

Subsequent to March 1995, the Company has further refined the Agriculture & Consumer and Corporate staff at an additional severance cost of $800 and has announced that fluid milk production in Hood's Boston, Massachusetts, plant will begin the process of being transferred to Hood's plants in Portland, Maine, and Agawam, Massachusetts.
Severance costs associated with this announcement at Hood are estimated to be $1,100.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS (continued)
                               (Unaudited)
                         (Thousands of Dollars)

RESULTS OF OPERATIONS(continued)
--------------------------------
At this time, the Company expects that it will incur a loss for the 1994-95 fiscal year of approximately $15,000. It is anticipated that the Company will return to profitability in 1995-96 due to expected improvements from the above Hood restructuring, reduced ongoing costs from the employee reductions in Agriculture & Consumer and Corporate, as well as a return to higher profitibility in Agway Energy Products consistent with normal weather patterns. Actual results for both years could significantly differ either positively or negatively based on the level of success of the Company's spring season, further developments with the Company's anticipated sale of H. P. Hood, and/or unanticipated events or factors outside of the control of the Company.

Agriculture & Consumer Group
----------------------------
Net sales and revenues for the third quarter of fiscal 1995 of $200,800 and for the nine months to date of $634,900 decreased $26,300 (12%) and $24,100 (4%), respectively, as compared to the corresponding period in the prior fiscal year. The decreases in the quarter and for the nine-month period were primarily the result of lower birdseed sales due to the mild winter conditions, competitive pricing in the Group's produce repackaging business and lower feed sales in corn and soybean products as a result of the bumper crop harvested last fall. These decreases were partially offset by increases in retail sales and farm fertilizers from the prior year.

Operating losses for the third quarter of fiscal 1995 of $14,900 increased $1,500 (12%) and for the nine months to date losses of $36,300 decreased $3,900 (10%) as compared to the corresponding period in the prior year. The increased losses in the quarter resulted from sales decreases noted above. The net decrease in operating losses for the year-to-date period represents the sales decreases, higher ingredient costs and severance costs offset by reductions in manufacturing, processing and handling costs in the consumer retail and agriculture feed businesses. Gross margin percentage for the Group was level at 11% in the third quarter and increased from 10% to 12% in the nine-month period as compared to the prior year.

Energy Group
------------
Energy segment net sales and revenues of $157,900 for the third quarter declined $37,500 (19%) as compared to the third quarter of the prior year. Fiscal 1995 year-to-date net sales and revenues of $403,100 declined $44,700 (10%) as compared to the same period in the prior year. The decrease for the quarter and year to date is primarily attributable to volume decreases from a warmer winter than in the previous year as well as from locations divested since the prior year.

Total unit volume (in millions of gallons) for the quarter and year to date had a net decrease of 37.6 (18%) and 46.8 (10%) gallons, respectively, as compared to the corresponding periods in the prior year. The majority of these decreases were due to lower retail fuel oil sales as a result of the warmer than normal temperatures during the winter months. The combined average selling price of all products declined
1% for the quarter and for the year-to-date period as compared to the previous year, as the result of sufficient supplies of distillates from the warmer weather. The Group experienced increases in gasoline prices as compared to the prior year which were more than offset by price declines in diesel fuel, heating oils and propane.

The third quarter and nine-month period operating margins have declined $9,400 (36%) and $14,000 (46%), respectively, as compared to the prior year and reflect the significant reduction in volume noted above, a slight decrease in average gross margin rate and a change in estimate increasing the Group's required reserves relative to restructuring.


Financial Services Group
------------------------
For segment reporting purposes, the Financial Services Group consists of Telmark Inc., Agway Insurance Company and Agway General
Agency, Inc.

Net sales and revenues of $18,300 for the Financial Services Group for the third quarter and $53,000 for the year-to-date period increased $1,400 (9%) and $3,700 (8%), respectively, as compared to the prior year. The increase for the quarter and year to date is primarily attributed to Telmark, which had increases of $1,500 (17%) and $4,600 (18%), respectively, due to a higher net investment in leases as compared to the prior year. Agway General Agency and Insurance Company revenues declined by $90 (1%) and $900 (4%) due to smaller amounts of income on investments and increases in operating expenses which partially offset Telmark's increase.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS (continued)
                               (Unaudited)
                         (Thousands of Dollars)


Financial Services Group (continued)
------------------------------------
Operating margins improved in the third quarter of fiscal 1995 by $700 (24%) and increased $1,000 (14%) for the nine-month period ended
March 31 as compared to the same period in the prior year. Telmark's operating margin declined in the third quarter of fiscal 1995 by $200 (7%) and increased $200 (3%) for the nine-month period as compared to the same period in the prior year. The current quarter decline is due primarily to increased interest costs on Telmark's higher debt levels for the current period due to the portfolio growth. However, on a year-to-date basis, the revenue increases from portfolio growth with relatively higher rates exceed the increases in interest expense from higher debt levels. Operating margins for the Agway Insurance Company and General Agency together increased $800 (170%) and $700 (218%) for the quarter and nine-month period as compared to the same period in the prior year due to a combination of an increase in net earned premiums and improved net incurred losses. The improvement in incurred losses has been the result of a stable automobile underwriting performance as well as mild Northeast weather patterns as compared to the prior year.


Food Group
----------
For segment reporting purposes, the Food Group consists of Agway
Inc.'s wholly owned subsidiary Hood, a manufacturer, distributor and marketer of dairy and dairy-related products to the retail and food service industries throughout the Northeast. The Food Group net sales decreased $7,500 (6%) and $500 (0%) over the three- and nine-month periods ended March 31 versus the prior year. In the three-month period, the majority of the sales decreases were experienced in the dairy group due primarily to a reduction in volume with existing customers and also due to the February 1995 sale of business previously serviced in the Mid-Hudson Valley. The dairy group sales decrease was partially offset by sales increases in the manufacturing product group (MPG).
For the year-to-date period, sales increases in MPG were more than offset by decreases in the dairy and ice cream groups. The MPG sales increases were the result of continuing growth of its extended shelf life business, while decreases in the dairy and ice cream groups were the result of net volume losses in private label business and lower average selling prices from change in product mix, respectively.

Operating margins decreased in the third quarter $600 (22%) and for the nine-month period $1,800 (99%) and were the result of changes in net sales noted above.


Corporate Groups
----------------
The increase in net sales and revenues of the Corporate Groups of $200 and $500 for the quarter and nine-month period represents external revenues generated from the Information Services Department and the elimination of sales and revenues between the operating segments.

The Group net margin for the quarter increased $5,800 to $7,400 as compared to the prior year and was the result of (1) a patronage refund received in the Agriculture & Consumer Group of $2,800; (2) release of restructuring reserves of $2,200 as described in Note 6; and (3) a gain on sale of the Food Group's Mid-Hudson business in the current year of $2,100. These increases are partially offset by a $1,600 write-off of assets associated with technological improvement in data warehouse, customer management and supply chain management for which it was concluded in the third quarter that the anticipated future cost was excessive for the benefits expected to be achieved. On a fiscal year-to-date basis, a net margin of $500 in the current year represents a $6,300 decrease as compared to the same period in the prior year.
This results from the above income being offset by $10,200 for Hood transaction cost and impairment allowance with respect to the ultimate sale of the investment in Hood, which were provided for in the quarter ended December 31, 1994.

                AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS (continued)
                               (Unaudited)
                         (Thousands of Dollars)


LIQUIDITY AND CAPITAL RESOURCES
-------------------------------
Cash flows from operating activities for the nine months ended March
31, 1995 increased $12,600 to $30,200 as compared to the first nine months of fiscal 1994 due primarily to changes in working capital. Net cash used in investing activities for the nine months ended March 31, 1995 was $10,800 as compared to $44,200 for the same period last year. This was due primarily to proceeds from the sale of discontinued operations (Curtice Burns) of $55,800 offset by increased leasing activity in fiscal 1995 resulting in the use of an additional $13,200 of cash for this activity compared to the same period last year. The net cash flows used in financing activities for the nine months ended March 31, 1995, were $19,500 as compared to net cash provided of $25,100 for the same period in the prior year. The majority of the change from financing activities was the result of activity with the Company's subordinated debt. Proceeds from the sale of subordinated debt increased $24,000, while maturities and redemptions increased $55,100 over the same period in the prior year primarily due to a scheduled redemption in fiscal 1995 of $34,000.

The Company finances its operations and the operations of all its continuing businesses and subsidiaries, except Telmark, Agway
Insurance Company and Hood, through Agway Financial Corporation
(AFC). Telmark, Agway Insurance Company and Hood finance themselves through operations or direct borrowing arrangements. Each is financed with a combination of short- and long-term credit facilities. External sources of short-term financing for the Company and all its continuing operations include revolving credit lines, letters of credit, and commercial paper programs. Sources of longer-term financing include borrowings from banks and insurance companies, subordinated debt and capital leases. In addition, Telmark has occasionally sold blocks of its lease portfolio.

The AFC short-term lines are available through October 1995.  These
AFC short-term lines of credit and $8,000 of AFC long-term debt are collateralized by the Company's accounts receivable and non-petroleum inventories. Amounts which can be drawn under the AFC short-term agreements are limited to a specific calculation based upon the total of certain accounts receivable and non-petroleum inventories ("collateral"). Adequate collateral has existed throughout the fiscal year to meet the ongoing needs of the Company and is expected to continue to do so. In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific quarterly levels of interest coverage and monthly levels of tangible net worth. These covenants were originally set giving consideration to Hood as a discontinued operation; however, Hood was reclassified to continuing operations in the quarter ended December 31, 1994. With this change in circumstances, unless covenant requirements are amended or waived, the Company anticipates future covenant violations may occur based upon the current credit agreement covenant requirements. The
Company has ongoing discussions with its lenders and expects covenant amendments or waivers will be negotiated to continue the appropriate and adequate financing currently available under these facilities.

The Hood short-term credit facility is used to supply letters of credit as well as short-term financing. Letters of credit of $12,527 were outstanding at March 31, 1995. The short-term credit facility expires on August 1, 1995. The Company has ongoing discussions with the lenders to Hood and expects to negotiate a continuation of the appropriate and adequate financing currently available to Hood.

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             AGWAY INC.
                               -----------------------------------------
                                            (Registrant)




Date         May 22, 1995               /s/ PETER J. O'NEILL
             ------------      -----------------------------------------
                                            Peter J. O'Neill
                                          Senior Vice President,
                                         Treasurer and Controller
                                     (Principal Financial Officer and
                                         Chief Accounting Officer)