Form 10-K405, Exhibit 13
period 1996-06-30
AGWAY INC
filed 1996-09-09
CIK 2852

                                   Exhibit 13

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C 20549
                                    FORM 10-Q


(Mark One)
 X   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
- - ---
ACT OF 1934
For the quarterly period ended September 30, 1995
                               ------------------

                                        OR

   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
- - --
ACT OF 1934
For the transition period from                          to
                               -----------------------     --------------------
Commission file number 2-22791
                       -------

                                   AGWAY INC.*
- - --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


DELAWARE                                                             15-0277720
- - --------------------------------------------------------------------------------
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)


333 Butternut Drive, DeWitt, New York                                     13214
- - --------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


                                  315-449-6431
- - --------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)




Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                      ---  ---

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.



                Class                           Outstanding at November 3, 1995
- - ---------------------------------------         --------------------------------
Membership Common Stock, $25 par value                 108,326 shares
per share

* Agway is a taxpaying corporation founded on cooperative principles. Membership is limited to farmers and each may hold only one share of common stock.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

                                      INDEX


                                                                                                            PAGE NO.
                                                                                                            -------

PART I.    FINANCIAL INFORMATION
- - -------    ---------------------


           Item 1.  Financial Statements (Unaudited)

           Condensed Consolidated Balance Sheets as of September 30, 1995 and June 30, 1995.......................  3

           Condensed Consolidated Statements of Operations and Retained Margin for the three months ended September 30, 1995 and September 30, 1994........................................................  4

           Condensed Consolidated Cash Flow Statements for the three months ended September 30, 1995 and September 30, 1994.................................................................................  5

           Notes to Condensed Consolidated Financial Statements...................................................  6

           Item 2.  Management's Discussion and Analysis of Financial Condition and Results of Operations........   10


PART II.   OTHER INFORMATION
- - --------   -----------------

           Item 1.  Legal Proceedings............................................................................   15

           Item 6.  Exhibits and Reports on Form 8-K.............................................................   15


           SIGNATURES............................................................................................   16



                          PART I. FINANCIAL INFORMATION
                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Thousands of Dollars)



                                                                               September 30,        June 30,
                                                                                   1995               1995
                                                                             --------------       -------------
ASSETS                                                                         (Unaudited)           (Note)
- - ------

Current Assets:
     Trade accounts receivable (including notes receivable of
      $30,037 and $33,661, respectively), less allowance for
       doubtful accounts of $13,088 and $12,443, respectively..........      $      205,710       $     252,052
     Leases receivable, less unearned income of $42,640 and
       $41,523 respectively............................................              94,926              96,063
     Uncollected insurance premiums....................................               9,888              10,261
     Advances and other receivables....................................              25,456              22,969
     Inventories
       Raw materials...................................................              16,879              21,221
       Finished goods..................................................             137,275             139,791
       Goods in transit and supplies...................................              13,795              16,984
                                                                             ---------------      -------------
       Total inventories...............................................             167,949             177,996
     Prepaid expenses..................................................              67,199              73,890
                                                                             ---------------      -------------
         Total current assets..........................................             571,128             633,231

Marketable securities available for sale...............................              33,075              34,752
Other security investments.............................................              41,273              41,304
Properties and equipment, net..........................................             305,251             311,313
Long-term leases receivable, less unearned income of
  $68,517 and $68,799 respectively.....................................             249,705             236,522
Other assets...........................................................              97,777              96,969
                                                                             ---------------      -------------
         Total assets..................................................      $    1,298,209       $   1,354,091
                                                                             ===============      =============

LIABILITIES AND SHAREHOLDERS' EQUITY
- - ------------------------------------

Current Liabilities:
     Notes payable.....................................................      $       84,500       $      83,133
     Current installments of long-term debt and subordinated debt                    94,094              94,818
     Accounts payable..................................................             116,967             153,543
     Unearned insurance premiums.......................................              16,674              17,023
     Other current liabilities.........................................             128,554             141,234
                                                                             ---------------      -------------
         Total current liabilities.....................................             440,789             489,751

Long-term debt.........................................................             238,146             242,668
Subordinated debt......................................................             380,971             369,962
Other liabilities......................................................              73,222              73,128
Interest of others in consolidated subsidiaries........................               6,217               6,217
Commitments and contingencies..........................................
Preferred stock, net...................................................              62,892              65,635
Common stock, net......................................................               2,712               2,728
Paid-in capital........................................................               1,470               1,470
Retained margin........................................................              91,790             102,532
                                                                             ---------------      -------------

         Total liabilities and shareholders' equity....................      $    1,298,209       $   1,354,091
                                                                             ===============      =============

Note: The balance sheet at June 30, 1995 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.


           See accompanying notes to condensed consolidated financial statements.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED MARGIN
                                   (Unaudited)
                             (Thousands of Dollars)



                                                                     Three Months Ended
                                                                        September 30,
                                                              --------------------------------
                                                                   1995              1994
                                                              --------------    --------------


Net sales and revenues from:
     Product sales.....................................       $      416,130    $      454,853
     Leasing operations................................               11,180             9,213
     Insurance operations.............................                 6,887             6,684
     Service revenues..................................                3,392             4,216
                                                              ---------------   --------------
         Total net sales and revenues..................              437,589           474,966

Cost and expenses from:
     Products and plant operations.....................              391,999           430,732
     Leasing operations................................                5,257             4,361
     Insurance operations..............................                4,791             4,458
     Selling, general and administrative activities....               41,994            47,452
                                                              ---------------   --------------
         Total costs and expenses......................              444,041           487,003

Operating loss.........................................               (6,452)          (12,037)
Interest expense, net..................................               (8,475)           (8,554)
Other income, net......................................                  710               681
                                                              ---------------   --------------
Loss from continuing operations
     before income taxes ..............................              (14,217)          (19,910)
Income tax benefit.....................................               (3,488)           (6,834)
                                                              ---------------   ---------------
Loss from continuing operations........................              (10,729)          (13,076)

Discontinued operations:

     Adjustment required for reclassification
     of Hood to continuing operations..................                    0             1,806
                                                              ---------------   --------------
         Margin from discontinued
             operations...............................                     0             1,806
                                                              ---------------   --------------
Net loss..............................................        $      (10,729)   $      (11,270)

Retained Margin:
     Balance at beginning of period...................               102,532           123,346
     Adjustment to unrealized gains (losses)
         on available-for-sale securities,
         net of tax...................................                   (13)               95
                                                              ---------------   --------------
Balance at end of period..............................        $       91,790    $      112,171
                                                              ===============   ==============




    See accompanying notes to condensed consolidated financial statements.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                   CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
                                   (Unaudited)
                             (Thousands of Dollars)


                                                                                   Three Months Ended
                                                                                      September 30,
                                                                             -------------------------------
                                                                                  1995              1994
                                                                             --------------    -------------


Net cash flows provided by operating activities........................      $       12,575    $      30,258

Cash flows (used in) provided by investing activities:
     Purchases of property, plant and equipment........................              (4,453)          (7,240)
     Proceeds from disposal of businesses and property, plant and
         equipment.....................................................               1,381            1,001
     Leases originated.................................................             (33,889)         (34,588)
     Leases repaid.....................................................              20,732           14,392
     Proceeds from sale of marketable securities.......................               3,947              468
     Purchases of marketable securities................................              (2,283)            (638)
     Other.............................................................                  30             (230)
     Net changes in net assets of discontinued operations..............                   0             (350)
                                                                             ---------------   --------------
Net cash flows used in investing activities............................             (14,535)         (27,185)
Cash flows (used in) provided by financing activities:
     Net change in short-term borrowings...............................               1,367            5,840
     Proceeds from long-term debt......................................              10,572           12,000
     Repayment of long-term debt.......................................             (10,894)         (22,689)
     Proceeds from sale of subordinated debt...........................              19,496           13,858
     Maturity and redemption of subordinated debt......................             (13,273)          (6,726)
     Redemption of stock...............................................              (2,763)          (2,419)
     Cash dividends paid...............................................              (2,410)          (2,589)
     Other.............................................................                (135)            (348)
                                                                             ---------------   --------------
Net cash flows provided by (used in) financing activities..............               1,960           (3,073)
                                                                             ---------------   --------------

Net decrease in cash and equivalents...................................                   0                0
Cash and equivalents at beginning of period............................                   0                0
                                                                             ---------------   -------------

Cash and equivalents at end of period..................................      $            0    $           0
                                                                             ===============   =============


   See accompanying notes to condensed consolidated financial statements.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                             (Thousands of Dollars)


1.   BASIS OF PRESENTATION
     ---------------------
     The accompanying unaudited condensed consolidated financial statements of Agway Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended September 30, 1995 are not necessarily indicative of the results that may be expected for the year ended June 30, 1996 due, among other reasons, to the seasonal nature of certain major segments of the Company's business. For further information, refer to the consolidated financial statements and notes thereto included in the annual report on Form 10-K for the year ended June 30, 1995.

     Certain reclassifications have been made to conform prior year financial statements with the current year presentation.


2.   AGWAY FINANCIAL CORPORATION
     ---------------------------
     Agway Financial Corporation (AFC) is a wholly owned subsidiary of the Company whose principal business activity is securing financing through bank borrowings and issuance of corporate debt instruments to provide funds for the Company and AFC's sole wholly owned subsidiary, Agway Holdings Inc.
     (AHI), and AHI's subsidiaries, for general corporate purposes. The payment of principal and interest on this debt is absolutely and unconditionally guaranteed by the Company. In an exemptive relief granted pursuant to a "no action letter" issued by the Securities and Exchange Commission, AFC, as a separate company, is not required to file periodic reports with respect to these debt securities, provided the 1934 Act reports of the Company contain summarized financial information concerning AFC.

     Summarized financial information for AFC and Consolidated Subsidiaries is as follows:

                                                                     Three Months Ended
                                                                        September 30,
                                                              ----------------------------------
                                                                    1995               1994
                                                              ---------------    ---------------

     Net sales and revenues..........................         $       334,395   $       373,046
     Operating margin................................                   1,204              (611)
     Loss from continuing operations.................                  (7,701)           (7,256)
     Net margin (loss)...............................                  (7,701)           (5,450)

                                                                 September 30,        June 30,
                                                                    1995               1995
                                                              ----------------  ----------------
     Current assets..................................         $       601,048   $       615,336
     Properties and equipment, net...................                 230,421           231,928
     Noncurrent assets...............................                 345,953           335,568
                                                              ----------------  ----------------
     Total assets....................................         $     1,177,422   $     1.182,832
                                                              ================  ================

     Current liabilities.............................         $       321,906   $       322,492
     Long-term debt..................................                 232,497           240,107
     Subordinated debt...............................                 380,971           369,962
     Noncurrent liabilities..........................                  22,649            23,158
     Interest of others in consolidated subsidiaries                    6,217             6,217
     Shareholder's equity............................                 213,182           220,896
                                                              ----------------  ----------------
     Total liabilities and
         shareholder's equity........................         $     1,177,422   $     1,182,832
                                                              ================  ================

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)
                             (Thousands of Dollars)


3.   BORROWING ARRANGEMENT
     ----------------------
     As of September 30, 1995, the Company had available lines of credit with various banking institutions whereby lenders have agreed to provide funds up to $117,000 to separately financed units of the Company as follows: AFC
     -  $65,000,  Telmark -  $24,000  and Hood - $28,000  compared  to  $65,000,
     $24,000 and $33,000, respectively, as of June 30, 1995. In addition, AFC may issue up to $60,000 of commercial paper under the terms of a separate agreement, backed by a letter of credit. Telmark has a committed term loan of $125,000 available to be borrowed through November 30, 1995, of which $94,000 was outstanding as of September 30, 1995. Long-term and subordinated debt outstanding amounted to:

                          Agway & AFC           Telmark               Hood               Total
                       ------------------  ------------------  ------------------  ------------------
                          9/95      6/95     9/95      6/95       9/95      6/95     9/95      6/95
                       --------  --------  --------  --------  --------  --------  --------  --------
Long-term debt         $ 18,672  $ 22,843  $239,955  $245,467  $ 42,103  $ 32,880  $300,730  $301,190
Currently payable         6,764    13,702    45,622    34,622    10,198    10,198    62,584    58,522
                       --------    ------  --------  --------  --------  --------  -------- ---------
Net long-term debt     $ 11,908  $  9,141  $194,333  $210,845  $ 31,905  $ 22,682  $238,146  $242,668
                       ========   =======  ========  ========   =======  ========  ========  ========

Subordinated debt      $394,224  $390,889  $ 11,062  $  8,174  $  7,195  $  7,195  $412,481  $406,258
Currently payable        31,047    35,833                           463       463    31,510    36,296
                       --------  --------  --------  --------  --------  --------  --------  --------
Net long-term debt     $363,177  $355,056  $ 11,062  $  8,174  $  6,732  $  6,732  $380,971  $369,962
                       ========   =======  ========  ========  ========  ========  ========  =========

   The AFC short-term lines were available through October 31, 1995. Currently, one 30-day extension through December 1, 1995 and one 60-day extension through December 31, 1995 are in place for the availability of the $65,000 line of credit and the availability of issuing $60,000 of commercial paper, respectively. Annual renewals are in the process of negotiations. These AFC short-term lines of credit and $1,900 of AFC long-term bank debt payable on October 1, 1995 are collateralized by certain of the Company's accounts receivable and non-petroleum inventories ("collateral"). Amounts which can be drawn under the AFC short-term agreements are limited to a specific calculation based upon the collateral available. Adequate collateral has existed throughout the fiscal year to permit AFC to borrow amounts to meet the ongoing needs of the Company and is expected to continue to do so. In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific quarterly levels of interest coverage and monthly levels of tangible net worth. The Company obtained waivers for specific covenant violations at June 30, 1995 covering July and August 1995 and amending these covenants for September and October 1995. The Company has ongoing discussions with its lenders and expects to continue the appropriate and adequate financing currently available under these facilities.

   Telmark borrows under its short-term line of credit agreements from time to time to fund its operations. Short-term lines serve as interim financing between the issuances of long-term debt. The current line of credit agreements with various banks permit Telmark to borrow up to $24,000 on an unsecured basis with interest paid quarterly and/or upon maturity, of which $20,000 is formally committed and $4,000 is uncommitted. The lines bear interest at money market variable rates. As of September 30, 1995, Telmark had $20,500 outstanding against these lines.

   Telmark renews its lines of credit annually (usually in the late fall). The $20,000 line of credit has been renewed through November 30, 1995. The $4,000 line of credit has been renewed through December 31, 1995. Annual renewals are in the process of negotiations. The Company believes Telmark has sufficient lines of credit in place to meet interim funding needs.

   The Hood short-term credit facility is used to supply letters of credit as well as short-term financing. Letters of credit of $13,200 were outstanding at September 30, 1995. The short-term credit facility expires on July 1, 1996. The Company has ongoing discussions with the lenders to Hood and expects to negotiate a continuation of the appropriate and adequate financing currently available to Hood.

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

     As part of its long-term environmental protection program, the Company spent approximately $4,000 in fiscal 1995 on capital projects. The Company estimates that during fiscal 1996 and 1997 approximately $4,000 per year will be spent on additional capital projects for environmental protection. These estimates recognize the additional capital required to comply with Environmental Protection Agency (EPA) Underground Storage Tank (UST) regulations which become effective in December 1998. Presently, the total cost to comply with the EPA UST regulations is estimated to be approximately $5,000. The total capital requirements may change due to, amongst other things, the actual number of USTs actively in use on the effective date.

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

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)
                             (Thousands of Dollars)


5.   RESTRUCTURING RESERVES
     ----------------------
     In June 1992, the Company established a $75,000 reserve for the estimated net cost to complete a significant restructuring of the Company planned at that time. Periodically, management has reviewed its original estimates and has made revisions due to changes in circumstances as the restructuring plan evolved. The following schedule details the remaining reserves to complete the restructuring project and their intended purposes, as well as the actual activity for the three-month period ended September 30, 1995:

                                                                        Reductions
                                              Balance    Proceeds       ----------       Change   Balance
                                                at        Sale of   Divested    Costs       in       at
                                              6/30/95     Assets     Assets    Incurred  Estimate  9/30/95
                                           -----------  ---------  ---------   --------  --------  --------

Restructuring Reserve:
Plant, Store & Business Divestitures
- - ------------------------------------
Proceeds on sale of assets                 (A) (1,506)       (69)                                    (1,437)
Net book value of assets to be divested    (A)    962                     23                            939
Cost of divestiture (1)                    (B)  3,099                             1,012               2,087
                                           ----------   ---------  ---------   --------  --------  --------
Loss on divestiture                             2,555        (69)         23      1,012               1,589
Incremental environmental costs            (C)  3,597                                60               3,537
                                           ----------   ---------  ---------   --------  --------  --------
TOTAL PLANT, STORE & BUSINESS                   6,152        (69)         23      1,072               5,126

TOTAL RESTRUCTURING                        $    6,152   $    (69)  $      23   $  1,072  $      0  $  5,126
                                           ==========   =========  =========   ========  ========  ========

(1) Includes demolition, asset transfer costs, and commissions on real estate transactions.


(A) Represents certain assets identified for disposition as part of the original restructuring plan which have yet to be sold or closed. Efforts to sell the assets and complete the shutdowns are ongoing. Ultimate disposition will depend upon successful negotiations with willing buyers for remaining properties. The Company anticipates that the planned activities will be completed in fiscal 1996.

(B) Cost of divestitures includes shutdown costs in connection with the closing and sale of remaining locations. Ultimate disposition will depend upon successful negotiations with willing buyers for remaining properties. As operational shutdowns are completed, costs are expected to vary from the original estimates. The Company anticipates these efforts will be completed in fiscal 1996.

(C) Included in the costs related to business divestitures are environmental remediation costs, identified during the process of asset sales, that primarily relate to real estate assets retained on energy business sold. These anticipated cash outlays will be part of our ongoing programs regarding environmental remediation and are expected to be incurred over the next three years.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)

RESULTS OF OPERATIONS
- - ---------------------
The Company's net sales and revenues and operating results are significantly impacted by seasonal fluctuations due to the nature of its operations and the geographic location of its service area, which is defined primarily as the Northeastern United States. Agriculture & Consumer net sales and revenues are traditionally higher in the spring as customers acquire products to initiate the growing season. Correspondingly, Energy realizes significantly higher net sales and revenues in the winter months due to cold winter conditions, and Dairy realizes higher net sales and revenues in the early summer months and the late fall holiday season. Financial Services and Corporate are not materially impacted by seasonal fluctuations.

                              Results by Operating Segment
                              ----------------------------

                                                             Increase (Decrease)
                                                              Three Months Ended
                                                             -------------------
                                                             9/30/95 vs. 9/30/94
                                                             -------------------

   Net Sales and Revenues
         Agriculture & Consumer............................. $          (15,830)
         Energy.............................................             (9,812)
         Dairy..............................................            (13,749)
         Financial Services.................................              1,790
         Corporate..........................................                224
                                                             -------------------
                                                             $          (37,377)
                                                             ===================

     Margin (Loss) from Operations before Income Taxes
         Agriculture & Consumer............................. $            3,609
         Energy.............................................             (1,213)
         Dairy..............................................              2,418
         Financial Services.................................                435
         Corporate..........................................                365
                                                             -------------------
         Operating margin (loss) and other income
            (expense), net..................................              5,614
         Interest (expense) income, net.....................                 79
                                                             -------------------
                                                             $            5,693
                                                             ===================

Numbers in the following narrative have been rounded to the nearest hundred thousand.

Agriculture & Consumer
- - ----------------------
Agriculture & Consumer consists of Agway Agricultural Products (AAP), Agriculture & Related Services (ARS) and Country Products Group (CPG). Total Agriculture & Consumer net sales and revenues for the first quarter of fiscal 1996 of $207,800 represent a decrease of $15,800 (7.0%) from the first quarter of fiscal 1995. Operating loss for the first quarter of fiscal 1996 was reduced by $3,600 (33.9%) as compared to the same period in the prior year.

AAP operations provided 48% of the total Agriculture & Consumer net sales during the first three months of fiscal 1996 and 1995. First quarter AAP net sales and revenues totaled $99,900 which is a decrease of $8,400 (7.8%) from the same period last year. Crop and farm store sales declined $9,100 (19.8%) primarily due to summer drought conditions in the Northeast which lowered demand for fertilizer, lime, yard and garden equipment and supplies. Feed sales, which decreased $1,100 (2.1%), were negatively impacted by poor milk prices which influenced farmers to reduce spending on feed products. Additionally, competitive market conditions continue to put pressure on fertilizer (crop sales) and grain (feed sales) prices. First quarter decreases in sales of crop, farm store products and feed were partially offset by a $2,100 (13.0%) increase in ingredient sales over last year - a result of increased focus from a Direct Marketing operation of ingredient sales to farmers and others at the AAP enterprises. AAP's gross margin as a percentage of net sales remained constant at 6% for the first quarter of 1996 versus 1995. Margin gains realized from the Direct Marketing operations were offset by a decline of $1,200 (25.6%) in margin on farm store product

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)

Agriculture & Consumer (continued)
- - ----------------------------------

sales from heavy price competition in yard and garden and power equipment lines. In the first quarter, AAP's operating loss of $7,000 reflects an improvement of $1,800 (20.7%) as compared to a loss of $8,700 in the first quarter of last year primarily due to a $1,500 decrease in selling and distribution expenses.

ARS operations provided 26% of total Agriculture & Consumer net sales during the first three months of fiscal 1996 as compared to 30% in the same period in fiscal 1995, primarily due to lower volume in both its retail and wholesale operations. ARS net sales totaled $54,300 in the first quarter of fiscal 1996, a decrease of $12,300 (18.5%) from the same period last year. Of the total ARS net sales decrease, consumer retail sales and wholesale operations decreased $7,600 (16.0%) and $4,700 (24.8%), respectively. These results were significantly affected by management's decision to change product mix and to exit its power equipment, wood pellet stove and patio furniture lines at certain locations. These products were higher priced yet carried lower margins and lower inventory turns. In addition, there was a lower demand for yard and garden products resulting from summer drought conditions in Agway's markets and demand for power equipment (snowblowers) decreased this year after a mild winter, while in the prior year, anticipated adverse winter weather conditions resulted in large sales of power equipment in the first quarter of 1995. First quarter gross margin declined $2,500 (13.2%) due to the planned exit of various product lines at certain locations noted above as well as weather-related reductions in volume and its negative impact on sales; however, gross margin as a percentage of sales improved from 27% in fiscal 1995 to 29% in 1996. In the first three months, ARS experienced an operating loss of $200, a $600 (76.1%) improvement over the $800 loss during the same period last year. Selling, distribution and administrative costs decreased $2,100 (11.3%) due to management's successful efforts to contain expenses through staff reductions, limits on overtime worked and reduced spending on selling and advertising costs.

CPG operations provided 26% of total Agriculture & Consumer net sales during the first three months of fiscal 1996 as compared to 22% in the same period in fiscal 1995. CPG net sales totaled $53,600 in the first quarter of fiscal 1996, an increase of $4,900 (10%) from the same period last year. First quarter sales in the turf and sunflower operations represent $3,300 of the increase from the first quarter of last year primarily due to volume increases realized from CPG's efforts to expand its customer base, particularly in the foreign export of human edible sunflower seeds. CPG's gross margin as a percentage of sales improved from 22% in fiscal 1995 to 26% in 1996 due primarily to improved purchase arrangements relative to current market rates as compared to the same period last year. As a result, CPG's $100 operating margin reflects a $1,200 (115%) improvement over the operating loss of $1,100 in the first quarter of fiscal 1995.

Energy
- - ------
Total net sales and revenues of $97,500 for the first quarter decreased $9,800 (9.1%) compared with the same period in 1994 due to unit volume decreases in both the retail and commercial operations. Overall, 10.4 million (9.1%) fewer gallons of product were sold in the first quarter of fiscal 1996 compared to the first quarter of fiscal 1995. Average per unit selling prices remained relatively constant in the first quarter of 1996 versus 1995.

Retail operations provided 81% of total Energy sales during the first quarter as compared to 80% during the same period last year. Total sales in the retail sector decreased $6,500 (7.6%), which resulted from a 6.9 million gallon (8.0%) decline in retail unit volume from the first quarter of last year. Retail gasoline sales declined $1,600 (6.7%), which represents 2.8 million gallons (40.0%) of the decline in total retail unit volume, and reflects the ongoing efforts of the unit to close down certain company-owned keytrol/cardtrol sites and bulk customer sites that are determined not to be cost beneficial for upgrade in order to comply with EPA underground storage tank (UST) regulations. Retail diesel net sales declined $2,000 (11.3%) primarily due to a unit volume decrease of 1.8 million gallons (8.7%) from the first quarter of last year. This volume decrease resulted from competitors lowering prices and accepting lower margins in an attempt to liquidate overstocked fuel oil inventories. Energy did not react to the price cuts as its just-in-time inventory control over the prior mild winter left no overstocked inventories. Net sales of home heating oil for the first three months of fiscal 1996 decreased $2,400 (11.5%) as compared to the same period last

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)

Energy (continued)
- - ------------------

year. The unit volume of home heating oil for the first quarter decreased 2.3 million gallons (8.4%) as compared to the first quarter of the prior year due to a "summer fill" program which took place later in the first quarter of fiscal 1996 than in fiscal 1995. Also, demand for heating oil was lower in the first quarter as compared to the prior year since customers still have heating oil left over in their tanks from last year's mild winter season. The remaining decrease is primarily due to volume reductions in propane and packaged product sales and a slight decline in service revenues.

Commercial operations provided 19% of total net sales during the first quarter as compared to 20% during the same period last year. The decline reflects the results of management's efforts to exit specific markets and to redirect its business efforts from high volume/low margin transport delivery sales to high margin/low volume tankwagon sales. In the first three months of fiscal 1996, 3.5 million (12.5%) fewer gallons of product (primarily diesel) were sold than in the first quarter of the prior year due to decreases in end-user volumes which resulted in a decrease of $3,300 (15.4%) in total commercial sales.

For the three months ended September 30, 1995, operating loss of $5,300 was $1,200 (30.1%) more than the first quarter of the prior year. A reduction in gross margins of $1,500 (5.2%) is due, in part, to market pressures resulting from a lower demand for heating oil in the first quarter as compared to the same period last year. Additionally, retail propane sales to high margin residential users have declined while demand for propane from lower margin commercial/industrial users increased over last year. The gross margin reduction was partially offset by reductions in selling, distribution and administrative costs in the first three months of fiscal 1996 as compared to 1995.

Dairy
- - -----
For segment reporting purposes, Dairy consists of Agway Inc.'s wholly owned subsidiary Hood, a manufacturer, distributor and marketer of dairy and dairy-related products to the retail and food service industries throughout the Northeast. Net sales in the first quarter of fiscal 1996 were $13,700 (10.8%) less than the first quarter of fiscal 1995 primarily due to volume reductions. Since the first quarter of fiscal 1995, Hood lost some of its private label business to competitors due to pricing. Market pressures continue in this area. The remaining loss of volume is primarily due to the sale of Hood's Mid-Hudson Valley business in February 1995. Gross margin percentage for the first quarter remained fairly constant from last year at 22.0% versus 21.4%.

First quarter operating margin of $2,600 represents an increase of $2,400 from the same period last year primarily due to management's effort to reduce selling, administrative and trade promotion spending and production efficiencies gained by consolidating the Boston fluid milk production with the Agawam and Portland facilities.

Financial Services
- - ------------------
For segment reporting purposes, Financial Services consists of Telmark, Inc. ("Telmark"), Agway Insurance Company ("Insurance") and Agway General
Agency, Inc. ("General Agency").

Total net sales and revenues of $18,800 for Financial Services for the first quarter increased $1,800 (10.5%) as compared to the first quarter in the prior year primarily due to volume increases in the leasing operations of Telmark. Telmark operations provided $11,500 (61%) of total first quarter net sales and revenues compared to $9,600 (56%) in the first quarter of last year. Fueled by rising interest rates and a strong economy, Telmark has experienced volume growth, resulting in an increase of $53,000 in average assets over the same period last year. The $1,900 (20.3%) increase in Telmark's net revenues as compared to the same quarter last year is primarily due to this higher asset base with relatively higher interest rates. Insurance and General Agency net revenues for the first quarter of $7,200 are $200 (2.1%) less than the same period last year due, in part, to General Agency's decision to exit the third-party claims administration market in the second quarter of last year.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


Financial Services (continued)
- - ------------------------------

Operating margins improved in the first quarter of fiscal 1996 by $400 (21.2%) as compared to the same period last year. Telmark's operating margin increased in the first quarter of fiscal 1996 by $600 (32.1%) as compared to the same period in the prior year. The increase reflects the positive impact of owned portfolio growth with relatively higher interest rates. This growth was offset somewhat by increased interest expenses from higher debt levels. The improvement in operating margins was partially offset by higher claim activity in Insurance operations in the first quarter of fiscal 1996 as compared to 1995.

Corporate
- - ---------
The increase in net sales and revenues of $200 (158.9%) for the quarter is primarily due to an increase in external revenues generated from Agway Data Services.

Operating margin for the first quarter increased $400 (33.4%) as compared to the prior year. A $700 decrease in re-engineering costs in fiscal 1996 as compared to 1995 was offset primarily by costs incurred by the Company in the first quarter of fiscal 1996 to facilitate the sale of Hood ($400).

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


LIQUIDITY AND CAPITAL RESOURCES
- - -------------------------------
Cash flows from operating activities for the three months ended September 30, 1995 decreased $17,700 to $12,600 as compared to the first three months of fiscal 1995 due primarily to a smaller increase in accounts receivable and inventory of $17,200 and $5,200, respectively, and a smaller decrease in accounts payable of $5,600. Net cash used in investing activities for the three months ended September 30, 1995 was $14,500 as compared to $27,200 for the same period last year. The reduction in cash use was due primarily to an increase in leases repaid of $6,400 and net proceeds from sale of marketable securities of $3,100 and a decrease in the purchase of property, plant and equipment of approximately $2,700. The net cash flows provided by financing activities for the three months ended September 30, 1995, were $2,000 as compared to net cash used of $3,100 for the same period in the prior year. The majority of the change from financing activities was the result of less net repayments of long-term debt offset by lower net short-term borrowings. Net repayments of long-term debt declined approximately $10,400 while short-term borrowings declined $4,500 as compared to the three months ended September 30, 1994.

The Company finances its operations and the operations of all its continuing businesses and subsidiaries, except Telmark, Agway Insurance Company and Hood, through Agway Financial Corporation (AFC). Telmark, Agway Insurance Company and Hood finance themselves through operations or direct borrowing arrangements. Each is financed with a combination of short- and long-term credit facilities. External sources of short-term financing for the Company and all its continuing operations include revolving credit lines, letters of credit, and commercial paper programs. Sources of longer-term financing include the following as of September 30, 1995: borrowings from banks - $127,779 maturing November 1995 through November 1999 with interest rates ranging from 5.4% - 11.5%; borrowings from insurance companies - $145,955 maturing September 1995 through September 2000 with interest rates ranging from 5.9% - 9.2%; subordinated debt - $412,481 maturing 1995 through 2008 with interest rates ranging from 4.5% - 9.5%; and capital leases and other long-term debt - $26,996 maturing 1995 through 2008 with interest rates ranging from 6% - 12%. In addition, Telmark has occasionally sold blocks of its lease portfolio.

The AFC short-term lines were available through October 31, 1995. Currently, one 30-day extension through December 1, 1995 and one 60-day extension through December 31, 1995 are in place for the availability of the $65,000 line of credit and the availability of issuing $60,000 of commercial paper, respectively. Annual renewals are in the process of negotiations. These AFC short-term lines of credit and $1,900 of AFC long-term bank debt payable on October 1, 1995 are collateralized by certain of the Company's accounts receivable and non-petroleum inventories ("collateral"). Amounts which can be drawn under the AFC short-term agreements are limited to a specific calculation based upon the collateral available. Adequate collateral has existed throughout the fiscal year to permit AFC to borrow amounts to meet the ongoing needs of the Company and is expected to continue to do so. In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific quarterly levels of interest coverage and monthly levels of tangible net worth. The Company obtained waivers for specific covenant violations at June 30, 1995 covering July and August 1995 and amending these covenants for September and October 1995. The Company has ongoing discussions with its lenders and expects to continue the appropriate and adequate financing currently available under these facilities.

                           PART II. OTHER INFORMATION
                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                             (Thousands of Dollars)


Item 1.  Legal Proceedings
- - --------------------------
In December 1985, it was asserted by the Massachusetts Department of Environmental Protection (MDEP) that certain real property located in West Concord, Massachusetts previously owned by Agway is contaminated and that Agway and the current owner of the property are responsible for the cost of investigating and cleaning up environmental contamination at the property. In September 1993, Agway entered into an Administrative Consent Order with the MDEP pursuant to which Agway performed a phase II comprehensive site assessment. In March 1995, Agway and the current owner entered into a settlement agreement whereby Agway agreed, at Agway's expense, to complete any additional assessment, containment, removal or remediation actions at the property. The current owner agreed to cooperate with Agway in achieving a permanent solution satisfactory to the MDEP and in compliance with the MDEP's requirements. Agway has prepared a risk assessment scope of work and submitted it to the MDEP. The Company currently has accrued its best estimate relative to the cost of any additional assessment, containment, removal or remediation actions regarding the property. However, it is reasonably possible that the results of ongoing and/or future environmental studies or other factors could alter this estimate and require the recording of additional liabilities. The extent or amount of such events cannot be estimated at this time. However, Agway believes that its past experience provides a reasonable basis for its estimates recorded for this matter.

On May 29, 1992, the Commissioner of Environmental Protection of the State of Connecticut (CDEP) commenced a civil action against Hood alleging violations of state statutes and regulations relating to pollution of the waters of the state in connection with Hood's Suffield, Connecticut facility. In connection with these allegations, the CDEP has made a demand of $2,400. Hood entered into a stipulated judgment on July 5, 1995, whereby Hood agreed to pay CDEP $325, construct an on-site wastewater pretreatment facility and conduct a study of the Suffield facility's level of fat, oil and grease discharge.

In August 1995, the Environmental Protection Agency (EPA) notified Agway that the EPA has reason to believe that Agway is a potentially responsible party
(PRP) under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) at the Tri-Cities Barrel Site, Port Crane, New York. The EPA requested that Agway and other PRPs participate in the ongoing Remedial Investigation/Feasibility Study (RI/FS) for the Tri-Cities Barrel Site. Agway believes that its involvement at the Tri-Cities Barrel Site is minimal. Agway is in contact with other PRPs who have been participating in the RI/FS and is in the preliminary stages of negotiating the terms of possible participation in the ongoing RI/FS.


Item 6.  Exhibits and Reports on Form 8-K
- - -----------------------------------------
There were no reports on Form 8-K required to be filed during the first quarter ended September 30, 1995.

SIGNATURES
- - ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                      AGWAY INC.
                                        ---------------------------------------
                                                     (Registrant)




Date          November 7, 1995                   /s/ PETER J. O'NEILL
         --------------------------     ----------------------------------------
                                                    Peter J. O'Neill
                                                  Senior Vice President,
                                                Treasurer and Controller
                                           (Principal Financial Officer and
                                               Chief Accounting Officer)

                      UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C  20549
                                        FORM 10-Q


(Mark One)
 X   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
- - ----  ACT OF 1934
For the quarterly period ended December 31, 1995
                               -----------------
                                        OR

     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
- - ----
EXCHANGE ACT OF 1934
For the transition period from                      to
                               --------------------    ------------------
Commission file number 2-22791
                       -------


                                  AGWAY INC.
- - ------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


DELAWARE                                                            15-0277720
- - ------------------------------------------------------------------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                             Identification No.)


333 Butternut Drive, DeWitt, New York                                    13214
- - ------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)


                                 315-449-6431
- - ------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)




Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
 Yes X  No
    ---   ---
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.



               Class                           Outstanding at February 2, 1996
- - --------------------------------------         -------------------------------
Membership Common Stock, $25 par value              108,118  shares
  per share

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

                                      INDEX

                                                                                                           PAGE NO.
                                                                                                           --------
PART I.    FINANCIAL INFORMATION
- - -------    ---------------------


           Item 1.  Financial Statements (Unaudited)

           Condensed Consolidated Balance Sheets as of December 31, 1995 and June 30, 1995.......................  3

           Condensed Consolidated Statements of Operations and Retained Margin for the three months and six months ended December 31, 1995 and December 31, 1994..........................................  4

           Condensed Consolidated Cash Flow Statements for the six months ended December 31, 1995 and December 31, 1994.................................................................................  5

           Notes to Condensed Consolidated Financial Statements..................................................  6

           Item 2.  Management's Discussion and Analysis of Financial Condition and Results of Operations........  12


PART II.   OTHER INFORMATION
- - --------   -----------------


           Item 1.  Legal Proceedings............................................................................  18

           Item 4.  Submission of Matters to a Vote of Security Holders..........................................  18

           Item 6.  Exhibits and Reports on Form 8-K.............................................................  18


           SIGNATURES............................................................................................  19

                         PART I. FINANCIAL INFORMATION
                   AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Thousands of Dollars)

                                                                               December 31,          June 30,
                                                                                  1995                 1995
                                                                               ------------         -----------
                                                                               (Unaudited)           (Restated)

ASSETS
- - ------
Current Assets:
     Trade accounts receivable (including notes receivable of
      $20,889 and $33,491, respectively), less allowance for
       doubtful accounts of $10,459 and $9,716, respectively...........        $    164,891         $   209,949
     Leases receivable, less unearned income of $43,776 and
       $41,523 respectively............................................              98,378              96,165
     Uncollected insurance premiums....................................               9,609              10,261
     Advances and other receivables....................................              31,528              21,808
     Inventories
       Raw materials...................................................              23,078              20,609
       Finished goods..................................................             155,195             129,533
       Goods in transit and supplies...................................               8,464               7,516
                                                                               ------------         -----------
       Total inventories...............................................             186,737             157,658
     Prepaid expenses..................................................              50,465              71,044
                                                                               ------------         -----------
         Total current assets..........................................             541,608             566,885

Marketable securities available for sale...............................              35,904              34,752
Other security investments.............................................              38,897              37,981
Properties and equipment, net..........................................             239,743             248,753
Long-term leases receivable, less unearned income of
  $69,963 and $68,799 respectively.....................................             244,611             236,522
Other assets...........................................................              90,343              85,876
Net assets of discontinued operations..................................                                  15,734
                                                                               ------------         -----------
         Total assets..................................................        $  1,191,106         $ 1,226,503
                                                                               ============         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
- - ------------------------------------
Current Liabilities:
     Notes payable.....................................................        $     85,876         $    70,300
     Current installments of long-term debt and subordinated debt......              70,863              84,620
     Accounts payable..................................................              91,008             118,529
     Unearned insurance premiums.......................................              16,252              17,023
     Other current liabilities.........................................             125,405             122,087
                                                                               ------------         -----------
         Total current liabilities.....................................             389,404             412,559

Long-term debt.........................................................             213,306             219,986
Subordinated debt......................................................             378,221             362,768
Other liabilities......................................................              57,486              58,825
Commitments and contingencies..........................................
Preferred stock, net...................................................              62,215              65,635
Common stock, net......................................................               2,705               2,728
Paid-in capital........................................................                                   1,470
Retained margin........................................................              87,769             102,532
                                                                               ------------         -----------
         Total liabilities and shareholders' equity....................        $  1,191,106         $ 1,226,503
                                                                               ============         ===========


   See accompanying notes to condensed consolidated financial statements.




                                    PART I.  FINANCIAL INFORMATION (continued)
                                     AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED MARGIN
                                                    (Unaudited)
                                              (Thousands of Dollars)



                                              Three Months Ended                  Six Months Ended
                                                  December 31,                      December 31,
                                          -----------------------------     -----------------------------
                                              1995             1994             1995             1994
                                          -------------   -------------     -------------    ------------
                                                            (Restated)                         (Restated)

Net sales and revenues from:
     Product sales......................  $     344,134   $     342,771     $     647,118    $    670,730
     Leasing operations.................         11,831           9,973            23,045          19,248
     Insurance operations...............          5,973           6,677            12,859          13,361
     Service revenues...................          3,430           4,303             6,967           8,694
                                          -------------   -------------     -------------    ------------
         Total net sales and revenues...        365,368         363,724           689,989         712,033

Cost and expenses from:
     Products and plant operations......        322,217         322,851           611,986         639,047
     Leasing operations.................          5,159           4,445            10,416           8,806
     Insurance operations...............          8,020           3,915            12,811           8,373
     Selling, general and
       administrative activities........         32,859          36,074            66,694          71,555
                                          -------------   -------------     -------------    ------------
         Total costs and expenses.......        368,255         367,285           701,907         727,781

Operating loss..........................         (2,887)         (3,561)          (11,918)        (15,748)
Interest expense, net...................         (7,539)         (7,159)          (14,459)        (13,938)
Other income, net.......................          5,923           1,377             7,885           2,903
                                          -------------   -------------     -------------    ------------
Loss from continuing operations
     before income taxes ...............         (4,503)         (9,343)          (18,492)        (26,783)
Income tax expense (benefit)............            424          (2,884)           (3,103)         (9,055)
                                          -------------   -------------     -------------    ------------
Loss from continuing operations.........         (4,927)         (6,459)          (15,389)        (17,728)

Discontinued operations:

     Gain (loss) on disposal of Hood,
     net of tax expense (benefit) of
     $1,585, $(13,261), $1,624 and
     $(13,261), respectively............          2,284          (6,944)            2,017          (6,944)
     Gain on disposal of Curtice Burns,
     net of tax expense of $19,700......                          4,430                             4,430
                                          -------------   -------------     -------------    ------------
         Margin (loss) from discontinued
             operations.................          2,284          (2,514)            2,017          (2,514)
                                          -------------   -------------     -------------    ------------
Net loss................................  $      (2,643)  $      (8,973)    $     (13,372)   $    (20,242)

Retained Margin:
     Balance at beginning of period.....         91,790         112,171           102,532         123,346
     Dividends..........................         (2,172)         (2,374)           (2,172)         (2,374)
     Adjustment to unrealized gains
         (losses) on available-for-sale
         securities, net of tax.........            794             (17)              781              77
                                          -------------   -------------     -------------    ------------
Balance at end of period................  $      87,769   $     100,807     $      87,769    $    100,807
                                          =============   =============     =============    ============





   See accompanying notes to condensed consolidated financial statements.

                                     AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                                    CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
                                                    (Unaudited)
                                              (Thousands of Dollars)

                                                                                     Six Months Ended
                                                                                       December 31,
                                                                             --------------------------------
                                                                                  1995              1994
                                                                             -------------    ---------------
                                                                                                 (Restated)

Net cash flows (used in) provided by operating activities..............      $       (358)    $       23,569

Cash flows (used in) provided by investing activities:
     Purchases of property, plant and equipment........................            (7,518)           (16,299)
     Proceeds from disposal of businesses and property, plant and
         equipment.....................................................             1,782              4,296
     Leases originated.................................................           (74,098)           (80,115)
     Leases repaid.....................................................            60,841             45,524
     Proceeds from sale of marketable securities.......................             5,777                715
     Purchases of marketable securities................................            (6,148)            (1,618)
     Other.............................................................              (917)               147
     Proceeds from sale of discontinued operations.....................            15,900             55,786
     Net changes in net assets of discontinued operations..............                               14,511
                                                                             -------------      -------------
Net cash flows (used in) provided by investing activities..............            (4,381)            22,947
Cash flows (used in) provided by financing activities:
     Net change in short-term borrowings...............................            15,576            (23,400)
     Proceeds from long-term debt......................................            19,764             36,205
     Repayment of long-term debt.......................................           (19,585)           (38,155)
     Proceeds from sale of subordinated debt...........................            44,790             31,894
     Maturity and redemption of subordinated debt......................           (49,304)           (47,123)
     Redemption of stock...............................................            (3,448)            (2,536)
     Cash dividends paid...............................................            (2,410)            (2,589)
     Other.............................................................              (644)              (812)
                                                                             -------------      -------------
Net cash flows provided by (used in) financing activities..............             4,739            (46,516)
                                                                             -------------      -------------

Net decrease in cash and equivalents...................................                 0                  0
Cash and equivalents at beginning of period............................                 0                  0
                                                                             -------------      -------------

Cash and equivalents at end of period..................................      $          0       $          0
                                                                             =============      =============

















  See accompanying notes to condensed consolidated financial statements.

                   AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)
                            (Thousands of Dollars)

1.   BASIS OF PRESENTATION
     ---------------------
     The accompanying unaudited condensed consolidated financial statements of Agway Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended December 31, 1995 are not necessarily indicative of the results that may be expected for the year ending June 30, 1996 due, among other reasons, to the sale of H. P. Hood Inc. ("Hood") and to the seasonal nature of certain major segments of the Company's business. For further information, refer to the consolidated financial statements and notes thereto included in the annual report on Form 10-K for the year ended June 30, 1995.

     The financial statements of Agway Inc. and Agway Financial Corporation have been restated to reflect Hood, which was previously consolidated in continuing operations, as a discontinued operation. Certain reclassifications have been made to conform prior year financial statements with the current year presentation.

2.   AGWAY FINANCIAL CORPORATION
     ---------------------------
     Agway Financial Corporation (AFC) is a wholly owned subsidiary of the Company whose principal business activity is securing financing through bank borrowings and issuance of corporate debt instruments to provide funds for the Company and AFC's sole wholly owned subsidiary, Agway
     Holdings Inc. (AHI), and AHI's subsidiaries, for general corporate purposes. The payment of principal and interest on this debt is absolutely and unconditionally guaranteed by the Company. In an exemptive relief granted pursuant to a "no action letter" issued by the Securities and Exchange Commission, AFC, as a separate company, is not required to file periodic reports with respect to these debt securities. However, as required by the 1934 Act, the summarized financial information concerning AFC and Consolidated Subsidiaries is as follows:

                                               Three Months Ended              Six Months Ended
                                                  December 31,                   December 31,
                                          -----------------------------    -----------------------
                                               1995            1994            1995           1994
                                          -------------   -------------    -------------   ------------
                                                            (Restated)                      (Restated)
     Net sales and revenues.............  $    265,432    $    272,006     $    486,861    $   518,395
     Operating margin...................         3,307           4,888            1,933          4,127
     Loss from continuing operations....        (4,943)         (2,880)         (12,376)        (8,330)
     Net margin (loss)..................        (2,658)         (5,393)         (10,359)       (10,843)

                                                          December 31,        June 30,
                                                              1995              1995
                                                          -------------    -------------
                                                                            (Restated)
     Current assets....................................   $   565,990      $    546,416
     Properties and equipment, net.....................       166,884           169,368
     Noncurrent assets.................................       331,337           321,152
     Net assets of discontinued operations.............                          15,734
                                                          -------------    -------------
     Total assets......................................   $ 1,064,211      $  1,052,670
                                                          =============    =============

     Current liabilities...............................   $   257,827      $    242,726
     Long-term debt....................................       208,595           217,425
     Subordinated debt.................................       378,221           362,768
     Noncurrent liabilities............................        14,460             8,855
     Shareholder's equity..............................       205,108           220,896
                                                          -------------    -------------
     Total liabilities and
         shareholder's equity..........................   $ 1,064,211      $  1,052,670
                                                          =============    =============

                   AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                  (Unaudited)
                            (Thousands of Dollars)


3.   BORROWING ARRANGEMENTS
     ----------------------
     As of December 31, 1995, the Company had available lines of credit with various banking institutions whereby lenders have agreed to provide funds up to $89,000 to separately financed units of the Company as follows: AFC
     - $65,000 and Telmark - $24,000, the same as June 30, 1995. In addition, AFC may issue up to $60,000 of commercial paper under the terms of a separate agreement, backed by a letter of credit. Telmark had a committed term loan of $125,000 available to be borrowed through February 1, 1996, of which $109,000 was outstanding as of December 31, 1995. Telmark's long- and short-term lines of credit were renegotiated effective February 1, 1996 as discussed below. Long-term and subordinated debt outstanding amounted to:

                                        Agway & AFC                     Telmark                      Total
                               ----------------------------   ---------------------------   --------------------------
                                   12/95            6/95          12/95           6/95         12/95          6/95
                               -------------   ------------   -------------   -----------   -----------   ------------
     Long-term debt..........  $      15,886   $     22,843   $     251,955   $   245,467   $   267,841   $    268,310
     Currently payable.......          4,913         13,702          49,622        34,622        54,535         48,324
                               -------------   ------------   -------------   -----------   -----------   ------------
     Net long-term debt......  $      10,973   $      9,141   $     202,333   $   210,845   $   213,306   $    219,986
                               =============   ============   =============   ===========   ===========   ============

     Subordinated debt.......  $     378,699   $    390,890   $      15,850   $     8,174   $   394,549   $    399,064
     Currently payable.......         16,328         36,296                                      16,328         36,296
                               -------------   ------------   -------------   -----------   -----------   ------------
     Net subordinated debt...  $     362,371   $    354,594   $      15,850   $     8,174   $   378,221   $    362,768
                               =============   ============   =============   ===========   ===========   ============

     The AFC available $65,000 line of credit and availability of issuing $60,000 of commercial paper were extended through February 29, 1996. In order to consider the effect of the December 15, 1995 sale of Hood on the line of credit requirements, existing lines of credit were extended to February 29, 1996. Longer-term renewals are in the process of negotiations. These AFC short-term lines of credit are collateralized by certain of the Company's accounts receivable and non-petroleum inventories ("collateral"). Amounts which can be drawn under the AFC short-term agreements are limited to a specific calculation based upon the collateral available. Adequate collateral has existed throughout the fiscal year to permit AFC to borrow amounts to meet the ongoing needs of the Company and is expected to continue to do so. In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific quarterly levels of interest coverage and monthly levels of tangible net worth. The Company has ongoing discussions with its lenders and expects to continue to have appropriate and adequate financing to meet its ongoing needs.

     Telmark borrows under its short-term line of credit agreement and its revolving term agreement from time to time to fund its operations. Short-term debt serves as interim financing between the issuances of long-term debt. The current uncommitted short-term line of credit agreement with one bank permits Telmark to borrow up to $4,000 on an unsecured basis with interest paid upon maturity. The line bears interest at money market variable rates. As of December 31, 1995, there were no amounts outstanding against this line. Effective February 1, 1996, the $20,000 short-term line of credit and the $125,000 term loan commitment were replaced by a $200,000 revolving term loan facility from the same bank against which Telmark may draw short-term funds bearing interest at money market rates or draw long-term debt at rates appropriate for the term of the note drawn. The amounts outstanding as of December 31, 1995 on the short-term line and term loan totaled $118,500 and will be applied against the new $200,000 revolving term loan facility.

     Telmark renews its lines of credit annually. The $4,000 line of credit has been renewed through December 1996. As described above, the $200,000 revolving term agreement is available beginning February 1, 1996 through February 1, 1997. The Company believes Telmark has sufficient lines of credit in place to meet interim funding needs.

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

     As part of its long-term environmental protection program, the Company spent approximately $4,000 in fiscal 1995 on capital projects. The Company estimates that during fiscal 1996 and 1997 approximately $4,000 per year will be spent on additional capital projects for environmental protection. These estimates recognize the additional capital required to comply with Environmental Protection Agency (EPA) Underground Storage Tank (UST) regulations which become effective in December 1998. Presently, the total cost to comply with the EPA UST regulations is estimated to be approximately $5,000. The total capital requirements may change due to, amongst other things, the actual number of USTs actively in use on the effective date.

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

                   AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                  (Unaudited)
                            (Thousands of Dollars)


5.   RESTRUCTURING RESERVES
     ----------------------
     In June 1992, the Company established a $75,000 reserve for the estimated net cost to complete a significant restructuring of the Company planned at that time. Periodically, management has reviewed its original estimates and has made revisions due to changes in circumstances as the restructuring plan evolved. The following schedule details the remaining reserves to complete the restructuring project and their intended purposes, as well as the actual activity for the six-month period ended December 31, 1995:

                                           Balance   Proceeds           Reductions        Change    Balance
                                                                 ---------------------
                                             at       Sale of    Divested      Costs       in          at
                                           6/30/95    Assets      Assets      Incurred   Estimate   12/31/95
                                          --------   --------    ---------   ---------   --------   ---------
Restructuring Reserve:
Plant, Store & Business Divestitures
- - ------------------------------------
Proceeds on sale of assets      (A)      $  (1,506)  $  (143)                                       $ (1,363)
Net book value of assets to
   be divested                  (A)            962               $      32                               930
Cost of divestiture (1)         (B)          3,099                           $   1,251                 1,848
                                         ----------  --------    ---------   ---------   ---------  ---------
Loss on divestiture                          2,555      (143)           32       1,251                 1,415
Incremental environmental
   costs                        (C)          3,597                                  56                 3,541
                                         ----------  --------    ---------   ---------   ---------  ---------

TOTAL RESTRUCTURING                      $   6,152   $  (143)    $      32   $   1,307   $       0  $  4,956
                                         ==========  ========    =========   =========   =========  =========


(1) Includes demolition, asset transfer costs, and commissions on real estate transactions.

(A) Represents certain assets identified for disposition as part of the original restructuring plan which have yet to be sold or closed. Efforts to sell the assets and complete the shutdowns are ongoing. Ultimate disposition will depend upon successful negotiations with willing buyers for remaining properties. The Company anticipates that the planned activities will be completed in fiscal 1996.

(B) Cost of divestitures includes shutdown costs in connection with the closing and sale of remaining locations. Ultimate disposition will depend upon successful negotiations with willing buyers for remaining properties. As operational shutdowns are completed, costs are expected to vary from the original estimates. The Company anticipates these efforts will be completed in fiscal 1996.

(C) Included in the costs related to business divestitures are environmental remediation costs, identified during the process of asset sales, that primarily relate to real estate assets retained on energy business sold. These anticipated cash outlays will be part of our ongoing programs regarding environmental remediation and are expected to be incurred over the next three years.

                   AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                  (Unaudited)
                            (Thousands of Dollars)


6.   DISCONTINUED OPERATIONS
     -----------------------
     In November 1994, the sale of Hood was anticipated to close shortly in a sale to a Hood management-led buyout group. However, based on changed business conditions and financial markets during prolonged negotiations, on January 24, 1995, Agway and the management buyout group mutually concluded to cease the pursuit of this sale transaction. While Agway was still actively interested in the sale of Hood and while such a sale could have been consummated in the near future, Agway no longer was able to estimate with reasonable certainty whether a sale would occur within the next year and, accordingly, reclassified Hood to continuing operations for financial reporting purposes as of December 31, 1994. Since January 24, 1995, Agway has actively pursued alternative buyers for Hood. As previously reported on Form 8-K on December 18 and 22, 1995, Hood was sold to Catamount Dairy Holdings Limited Partnership on December 15, 1995.

     As a result of the sale of Hood, Agway has reclassified Hood as a discontinued operation for financial reporting purposes as of December 31, 1995. Net sales and revenues from the discontinued operations of Hood, sold in December 1995, and Curtice Burns, sold in November 1994, were approximately $749,000 and $1,323,000 for the years ended June 30, 1995 and 1994, respectively.

     A summary of net assets of discontinued operations at June 30, 1995 and 1994, previously reported as continuing operations, is as follows:

                                                     1995                               1994
                                                 -------------    ------------------------------------------------
                                                     H.P.             Curtice           H. P.
                                                     Hood              Burns            Hood              Total
                                                 -------------    --------------    -------------    -------------
     Accounts receivable.......................  $     45,399     $      66,337     $     51,622     $    117,959
     Inventory.................................        20,337           155,259           19,124          174,383
     Property, plant and equipment, net........        62,560           167,516           68,991          236,507
     Other, net................................        17,262            25,352           23,841           49,193
     Accounts payable and other liabilities....       (76,815)         (128,760)         (67,090)        (195,850)
     Structured debt...........................       (53,009)         (237,280)         (60,129)        (297,409)
                                                 -------------    --------------    -------------    -------------
                                                 $     15,734     $      48,424     $     36,359     $     84,783
                                                 =============    ==============    =============    =============

                   AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                  (Unaudited)
                            (Thousands of Dollars)


6.   DISCONTINUED OPERATIONS (continued)
     -----------------------------------
     As previously discussed, the financial statements have been reclassified to reflect Hood as a discontinued operation. A reconciliation to margin
     (loss) from continuing operations as previously reported follows:

                                                        Six Months            Fiscal Year           Fiscal Year
                                                           Ended                 Ended                 Ended
                                                     December 31, 1994       June 30, 1995         June 30, 1994
                                                     -----------------    ------------------      ----------------

     Impact of reclassification of loss from continuing operations to margin
     (loss) from discontinued operations:

     Interest expense..........................      $            (891)    $         (1,000)      $        (1,783)
     Transaction costs and allowance...........                (15,884)             (16,724)
     Pre-tax margin (loss) from
         segment operations....................                  2,177               (2,666)               (7,681)
                                                     -----------------     ------------------     ----------------
     Pre-tax (loss) from continuing
         operations............................                (14,598)             (20,390)               (9,464)
     Income tax benefit........................                  5,031                5,406                 3,086
                                                     -----------------     ------------------     ----------------
         Losses to discontinued operations.....                 (9,567)             (14,984)               (6,378)
     Original balance - margin (loss)
         from continuing operations............                (27,295)             (22,962)               (5,682)
                                                     -----------------     ------------------     ----------------
     Reclassified balance - margin (loss)
         from continuing operations............      $         (17,728)    $         (7,978)      $           696
                                                     =================     ==================     ================

     A reconciliation to loss from discontinued operations as previously reported follows:

                                                        Six Months
                                                     December 31, 1994         June 1995             June 1994
                                                     -----------------     ------------------     ----------------
     Original balance:
         Gain on sale of Curtice Burns,
             net of tax of $19,700..............     $            4,430    $           4,430
                                                     ==================    ==================
         Previous reclassification to
             reconsolidate Hood, net of tax
             benefit (expense) of $8,230, $8,230
             and $(3,086), respectively.........     $            2,623    $           2,624      $         2,378
         Current reclassification of Hood
             losses to discontinued operations..                 (9,567)             (14,984)              (6,378)
                                                     -------------------   ------------------     -----------------
         Restated balance - Gain (loss) on
             disposal of Hood, net of tax.......     $           (6,944)   $         (12,360)     $        (4,000)
                                                     ===================   ==================     ===================


7.   INCOME TAXES
     ------------
     The income tax benefit from continuing operations and the resulting effective tax rate for the three- and six-month periods ended December 31, 1995 vary significantly from the anticipated statutory rates. The difference between the expected tax benefit on current period losses and the actual amount recorded in the current year is primarily the result of certain patronage losses not being given current tax benefit.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)

RESULTS OF OPERATIONS
- - ---------------------
The Company's net sales and revenues and operating results are significantly impacted by seasonal fluctuations due to the nature of its operations and the geographic location of its service area, which is primarily the Northeastern United States. Agriculture & Consumer net sales and revenues are traditionally higher in the spring as customers acquire products to initiate the growing season. Energy realizes significantly higher net sales and revenues in the winter months due to cold winter conditions. Financial Services and Corporate are not materially impacted by seasonal fluctuations.

                              Results by Operating Segment
                              ----------------------------
                                                                Increase (Decrease)
                                                  ----------------------------------------------
                                                   Three Months Ended         Six Months Ended
                                                  ---------------------    ---------------------
                                                  12/31/95 vs. 12/31/94    12/31/95 vs. 12/31/94
                                                  ---------------------    ---------------------
   Net Sales and Revenues
   ----------------------
     Agriculture & Consumer.................     $              (1,528)    $             (17,358)
     Energy.................................                     2,257                    (7,556)
     Financial Services.....................                       812                     2,602
     Corporate..............................                       103                       268
                                                 ----------------------    ---------------------
                                                 $               1,644     $             (22,044)
                                                 ======================    ======================
   Margin (Loss) from Continuing Operations
   ----------------------------------------
       before Income Taxes
       -------------------
     Agriculture & Consumer.................     $               6,238     $               9,847
     Energy.................................                       726                      (488)
     Financial Services.....................                    (3,598)                   (3,163)
     Corporate..............................                     1,854                     2,616
                                                 ----------------------    ---------------------
     Operating margin (loss) and other
       income (expense), net................                     5,220                     8,812
     Interest (expense), net................                      (380)                     (521)
                                                 ----------------------    ----------------------
                                                 $               4,840     $               8,291
                                                 ======================    =====================

Numbers in the following narrative have been rounded to the nearest hundred thousand.

Consolidated Results
- - --------------------
The sales decrease for the six months ended December 31, 1995 was in part the planned result from (1) the sale of the Dairy Route and Installation & Service businesses by AAP in fiscal 1995; (2) the change in product mix from high dollar volume, low gross margin power equipment to lower unit value, higher gross margin consumer products which affected both AAP and ARS; (3) the reduction of power fuel facilities in the Energy segment for locations determined not to be cost beneficial to upgrade; and (4) a reduction of Energy sales to high volume, low margin commercial accounts. Sales were adversely affected in the first quarter by the summer drought conditions which reduced sales of fertilizer, lime and yard and garden equipment and supplies, as well as crop and farm store supplies. These sales declines were offset by higher sales prices in feed and fertilizer products due to an increase in the cost of these products; by volume increases in CPG, particularly in human edible sunflower seeds, birdseed and turf; and by increases, particularly in the second quarter due to the colder weather, in sales of heating oil and propane for Energy and of winter consumable products and birdseed for ARS.

The pre-tax loss from continuing operations was reduced $4,800 for the three months and $8,300 for the six months ended December 31, 1995. This improvement was primarily the result of reductions in selling and administration expenses in AAP and ARS; an increase in gross margin percent on ARS sales; an increase in gross margin dollars on increased CPG sales volume; increased margin from Telmark due to the increase of its net investment in leases; a $1,400 second quarter gain on the sale of an investment; and the non-reoccurrence of reengineering costs incurred in the prior year. These improvements were offset by a significant adverse claim experience in the second quarter for the Insurance operations.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)

Agriculture & Consumer
- - ----------------------
Agriculture & Consumer consists of Agway Agricultural Products (AAP), Agriculture & Related Services (ARS) and Country Products Group (CPG). Total Agriculture & Consumer net sales and revenues of $206,000 and $413,800 for the second quarter and six months ended December 31, 1995, respectively, decreased $1,500 (1%) and $17,400 (4%) as compared to the prior year. Total pre-tax loss from continuing operations for the second quarter of $4,600 and for the six months to date of $11,700 decreased $6,200 (57%) and $9,800 (46%), respectively, as compared to the prior year. The change from the prior year of net sales and revenues and pre-tax margin (loss) from continuing operations for the three-month and six-month periods ended December 31, 1995 within the segment was as follows:

                                                               December 31, 1995 vs 1994
                                                               -------------------------
                                                      Three Months Ended         Six Months Ended
                                                     ----------------------     -------------------
     Net sales and revenues:                                $           %             $           %
                                                     -------------   ------     -------------  ----
       AAP.........................................  $      5,328       6%      $     (3,063)   (2%)
       ARS.........................................       (10,367)    (17%)          (22,671)  (18%)
       CPG.........................................         3,511       7%             8,376     9%
                                                     -------------              -------------
           Total...................................  $     (1,528)      1%      $    (17,358)    4%
                                                     =============              =============

     Pre-tax margin (loss) from continuing
       operations:
       AAP.........................................         5,011      55%             6,948    37%
       ARS.........................................         1,781      37%             2,403    37%
       CPG.........................................           585     495%             1,835   163%
       Eliminations................................        (1,139)    (40%)           (1,339)  (28%)
                                                     -------------              -------------
           Total                                     $      6,238      57%      $      9,847    46%
                                                     =============              =============

Total net sales and revenues of AAP of $101,700 and $201,600 for the three and six months ended December 31, 1995 approximate 50% of the total segment. The sales levels during the first six months have been reduced because of the decision to exit, during the fourth quarter of fiscal 1995, the Dairy Route and Installation & Service (I&S) businesses of AAP and as the result of summer drought conditions, followed by early winter conditions in the Northeast, which lowered the demand for fertilizer, lime, yard and garden equipment and supplies and crop and farm store supplies. Increased sales dollars in the second quarter were mainly the result of increased feed and fertilizer product costs, which were approximately 15% higher than in the prior year, and improved wholesale crop sales, particularly in dry fertilizers.

Total net sales and revenues of ARS of $51,100 and $105,400 for the three and six months ended December 31, 1995 approximate 25% of the total segment. ARS has experienced significant declines (18%) in net sales and revenues during the first six months of fiscal 1996. Exiting of the Dairy Route and I&S businesses in the fourth quarter of fiscal 1995 has reduced sales compared to the prior year. Further, to improve overall margins, the unit has made product mix changes and has created marketing programs designed to de-emphasize high dollar value/lower margin power equipment sales in favor of more consumer products of smaller per unit value, but with higher turnover rates and margins. In addition, the summer drought conditions have adversely impacted the sales in yard and garden product lines, particularly fertilizers and turf seeds.

Total net sales and revenues of CPG of $53,200 and $106,800 for the three and six months ended December 31, 1995 approximate 25% of the total segment. As noted above, the CPG unit has experienced sales growth of 9% over the prior year six-month period ended December 31. The increase is mainly the result of increased sales of sunflower seeds, both in use for human consumption and in the production of birdfoods, and growth in the turf and flour operations.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


Agriculture & Consumer (continued)
- - ----------------------------------
Pre-tax loss for AAP and ARS has shown significant improvement in both the three-month (55% and 37%, respectively) and six-month (37% and 37%, respectively) periods ending December 31, 1995 as compared to the prior year. Substantial improvement has come from management's successful efforts to reduce selling and administrative expenses in the current year. These improvements are after considering declines in gross margin dollars of approximately $700 (5%) for AAP and $5,000 (14%) for ARS and are the result of the increased product cost or volume reductions noted previously.

Pre-tax margin (loss) improvement for CPG is due primarily to gross margin gains realized from increased sales volume in sunflower seeds, turf and the flour operation.

Energy
- - ------
Total net sales and revenues of Energy were $140,200 and $237,600 for the three and six months ended December 31, 1995 and represent an increase of $2,200 (2%) for the three-month period and a decrease of $7,600 (3%) for the six-month period, respectively. The sales reductions occurring during the first six months were due to (1) ongoing efforts to close down certain company-owned retail keytrol/cardtrol sites and bulk customer sites determined not to be cost beneficial for upgrade to comply with storage tank regulation requirements; (2) a regional oversupply of fuel oil from the prior year's warm winter in Energy's marketplace was sold by competitors as commercial and retail diesel fuel at bargain prices which reduced Energy's volume of diesel fuel sold; and (3) a decision to redirect commercial diesel fuel sales away from high volume/low margin transport deliveries toward higher margin/low volume tankwagon sales. However, sales increases did occur in the three-month period ended December 31, 1995, which partially offset the declines over the entire six-month period. The increase was substantially due to colder temperatures than in the prior year which elevated residential heating oil and propane sales. Overall, unit volume decreased 4% in the six-month period and remained constant in the three-month period ended December 31, 1995 as compared to the prior year.

Pre-tax margin (loss) from continuing operations for Energy shows a $700 (14%) improvement during the second quarter ended December 31, 1995 as compared to the prior year. However, through six months, pre-tax margin has declined $500 (270%) over the prior year. The decline over the six-month period is attributable to lower gross margins as a result of lower sales volumes, lower gross margins in power fuels due to product mix and competitive pricing, and higher administrative costs which were partially offset by lower amounts of selling and distribution expenses. During the second quarter, the pre-tax margin improvement relates to a 2% improvement in gross margin being generated in the retail propane and fuel oil products and as the result of reduced selling and distribution expenses.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


Financial Services
- - ------------------
For segment reporting purposes, Financial Services consists of Telmark, Inc. ("Telmark"), Agway Insurance Company ("Insurance") and Agway General
Agency, Inc. ("General Agency").

Total Financial Services net sales and revenues of $18,500 and $37,300 for the second quarter and year-to-date, respectively, increased $800 (5%) and $2,600 (8%), respectively, as compared to the corresponding periods in the prior year. Telmark operations provided $12,200 (66%) and $23,700 (64%) of second quarter and six-month net sales and revenues as compared to $10,300 (58%) and $19,800 (57%), respectively, in the same periods last year. Telmark continued to experience booked volume growth as its net investment in leases increased $12,700 (4%) for the six-month period to $361,100, but did not change during the second quarter. The increase in Telmark's second quarter and year-to-date net sales and revenues of $1,900 (19%) and $3,800 (19%) as compared to the same periods last year is primarily due to the higher level of net investment as well as having slightly higher revenue rates on its current portfolio as compared to the prior year. Insurance and General Agency operations provided $6,300 (34%) and $13,600 (36%) of total Financial Services net sales and revenues for the second quarter and the six-month period. This represents a decrease of $1,100 (15%) in the second quarter and $1,200 (8%) year-to-date as compared to the prior year. Due to competitive price conditions for personal lines business, Insurance has experienced a decline in direct written premiums.

Pre-tax operating margins (loss) for Financial Services deteriorated from $2,800 and $4,900 in the second quarter and for the first six months of the prior year, respectively, to ($800) and $1,700, respectively. Telmark's pre-tax operating margin increased in the second quarter and in the six-month period by $900 (44%) and $1,500 (39%), respectively. The increase reflects the positive impact of net investment growth with relatively higher interest rates, which was offset somewhat by an increase in interest expense of $700 and $1,600 in the second quarter and year-to-date, respectively, resulting from higher interest rates on new and replacement debt. Insurance pre-tax operating margin was negatively impacted by $4,400 and $4,600 in the second quarter and six months ended December 1995 as compared to the prior year. This was primarily due to $3,800 of unusually large farmowner and auto liability casualty losses and loss development during the second quarter.

Corporate
- - ---------
Net sales and revenues of $600 in the second quarter and $1,200 for the first six months remained relatively constant as compared to last year and represent external revenues generated from the Information Services Department and the elimination of sales and revenues between operating segments.

Operating margins of $3,500 in the second quarter and $6,200 for the first six months reflect an increase of $1,900 (119%) and $2,600 (72%), respectively, from last year. Prior year operating margin included reengineering costs totaling $900 and $1,600 in the second quarter and year-to-date. These costs were not incurred in fiscal 1996. Additionally, in the second quarter, Corporate recorded a $1,400 gain on the sale of a security investment.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)

LIQUIDITY AND CAPITAL RESOURCES
- - -------------------------------
Cash flows from operating activities for the six months ended December 31, 1995 decreased approximately $23,900 as compared to the first six months of the prior year due primarily to less cash provided from working capital. A smaller decline in accounts receivable, a larger increase in inventory and a larger decrease in accounts payable during the first six months as compared to the prior year were the reason for the decreased cash flows. Net cash used in investing activities for the six months was approximately $4,400 as compared to net cash provided of approximately $22,900 for the same period last year, primarily due to a reduction in the cash generated from sale of discontinued operations this year compared to last year and a reduction in the financing required for growth in the lease portfolio. The net cash flows provided by financing activities for the six months were approximately $4,700 as compared to net cash used of approximately $46,500 for the same period in the prior year. The majority of the change from financing activities was the result of less net repayments of long-term debt offset by an increase in net short-term borrowings for the first six months as compared to the prior year. Net repayments of long-term debt declined approximately $18,000 while the change in short-term borrowings increased $38,000 as compared to the six months ended December 31, 1994.

The Company finances its operations and the operations of all its continuing businesses and subsidiaries, except Telmark and Agway Insurance Company, through Agway Financial Corporation (AFC). Telmark and Agway Insurance Company finance themselves through operations or direct borrowing arrangements. Each is financed with a combination of short- and long-term credit facilities. External sources of short-term financing for the Company and all its continuing operations include revolving credit lines, letters of credit, and commercial paper programs. In addition, Telmark has occasionally sold blocks of its lease portfolio. Sources of longer-term financing include the following as of December 31, 1995:

                                                                   Agway           Telmark            Total
                                                             -------------     -------------    -------------
   Source of debt
   --------------
   Banks - due 2/96 - 8/99 with interest
     from 5.4% - 8.5%                                                           $     109,000    $     109,000
   Insurance companies - due 3/96 - 11/00
     with interest from 5.7% - 9.2%                                                   142,955          142,955
   Capital leases & other - due 1996-2007
     with interest from 6% - 12%                              $      15,886                             15,886
                                                              -------------     -------------    -------------
       Long-term debt                                                15,886           251,955          267,841
   Subordinated debt - due 10/96 - 10/08
     with interest from 4.5% - 9.5%                                 378,699            15,850          394,549
                                                              --------------    -------------    -------------
       Total debt                                             $     394,585     $     267,805    $     662,390
                                                              ==============    =============    =============

The AFC available $65,000 line of credit and availability of issuing $60,000 of commercial paper were extended through February 29, 1996. In order to consider the effect of the December 15, 1995 sale of Hood on the line of credit requirements, existing lines of credit were extended to February 29, 1996. Longer-term renewals are in the process of negotiations. These AFC short-term lines of credit are collateralized by certain of the Company's accounts receivable and non-petroleum inventories ("collateral"). Amounts which can be drawn under the AFC short-term agreements are limited to a specific calculation based upon the collateral available. Adequate collateral has existed throughout the fiscal year to permit AFC to borrow amounts to meet the ongoing needs of the Company and is expected to continue to do so. In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific quarterly levels of interest coverage and monthly levels of tangible net worth. The Company has ongoing discussions with its lenders and expects to continue to have appropriate and adequate financing to meet its ongoing needs.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


LIQUIDITY AND CAPITAL RESOURCES (continued)
- - -------------------------------------------
Telmark borrows under its short-term line of credit agreement and its revolving term agreement from time to time to fund its operations. Short-term debt serves as interim financing between the issuances of long-term debt. The current uncommitted short-term line of credit agreement with one bank permits Telmark to borrow up to $4,000 on an unsecured basis with interest paid upon maturity. The line bears interest at money market variable rates. As of December 31, 1995, there were no amounts outstanding against this line. Effective February 1, 1996, the $20,000 short-term line of credit and the $125,000 term loan commitment were replaced by a $200,000 revolving term loan facility from the same bank against which Telmark may draw short-term funds bearing interest at money market rates or draw long-term debt at rates appropriate for the term of the note drawn. The amounts outstanding as of December 31, 1995 on the short-term line and term loan totaled $118,500 and will be applied against the new $200,000 revolving term loan facility.

Telmark renews its lines of credit annually. The $4,000 line of credit has been renewed through December 1996. As described above, the $200,000 revolving term agreement is available beginning February 1, 1996 through February 1, 1997. The Company believes Telmark has sufficient lines of credit in place to meet interim funding needs.

                           PART II. OTHER INFORMATION
                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                             (Thousands of Dollars)


Item 1.  Legal Proceedings
- - --------------------------
In August 1995, the Environmental Protection Agency (EPA) notified Agway that the EPA has reason to believe that Agway is a potentially responsible party
(PRP) under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) at the Tri-Cities Barrel Site, Port Crane, New York. The EPA requested that Agway and other PRPs participate in the ongoing Remedial Investigation/Feasibility Study (RI/FS) for the Tri-Cities Barrel Site. Agway believes that its involvement at the Tri-Cities Barrel Site is minimal. Agway discussed with other PRPs who have been participating in the RI/FS the terms of possible participation in the ongoing RI/FS and decided not to participate at this time.

Item 4.  Submission of Matters to a Vote of Security Holders
- - ------------------------------------------------------------
The Company held its annual meeting of shareholders on November 29, 1995, at which a quorum was present in person or by proxy. The following Directors were elected to three-year terms through December 1998:

        Nominee                   In Favor                Opposed
 ----------------------     ----------------------    ---------------
  William W. Young                   54,246                5,553
  Andrew J. Gilbert                  54,246                5,553
  D. Gilbert Couser                  54,246                5,553
  Thomas E. Smith                    54,246                5,553
  Keith H. Carlisle                  54,246                5,553

Eligible additional votes totaling 26,834 were not received at the time of the annual meeting and are not included as either votes in favor or opposed.
Additionally, these 26,834 eligible additional votes may be considered abstentions and were not included for purposes of determining a quorum at the annual meeting.

The following is a list of directors whose terms as Directors continued after the Annual Meeting:

     Ralph H. Heffner               - Chairman of the Board and Director
     Robert L. Marshman             - Vice Chairman of the Board and Director
     Keith H. Carlisle              - Director
     Vyron M. Chapman               - Director
     D. Gilbert Couser              - Director
     Andrew J. Gilbert              - Director
     Peter D. Hanks                 - Director
     Frederick A. Hough             - Director
     Samuel F. Minor                - Director
     Donald E. Pease                - Director
     Carl D. Smith                  - Director
     Thomas E. Smith                - Director
     Gary K. Van Slyke              - Director
     Joel L. Wenger                 - Director
     Edwin C. Whitehead             - Director
     Christian F. Wolff, Jr.        - Director
     William W. Young               - Director


Item 6.  Exhibits and Reports on Form 8-K
- - -----------------------------------------
There were two reports on Form 8-K required to be filed during the second quarter ended December 31, 1995.

The first report was filed on December 18, 1995, announcing the sale of H. P. Hood Inc. to Catamount Dairy Holdings Limited Partnership.

The second report filed on December 22, 1995, included the pro forma financial information associated with the sale of H. P. Hood Inc. to Catamount Dairy Holdings Limited Partnership.

                           PART II. OTHER INFORMATION
                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                             (Thousands of Dollars)


SIGNATURES
- - ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                     AGWAY INC.
                                      ----------------------------------------
                                                   (Registrant)





Date          February 5, 1996                /s/ PETER J. O'NEILL
         --------------------------   ----------------------------------------
                                                 Peter J. O'Neill
                                              Senior Vice President,
                                               Finance & Control,
                                            Treasurer and Controller
                                        (Principal Financial Officer and
                                           Chief Accounting Officer)

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C 20549
                                    FORM 10-Q


(Mark One)
 X   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
- - ---   ACT OF 1934
For the quarterly period ended March 31, 1996
                               --------------
                                       OR

    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
- - ---
EXCHANGE ACT OF 1934
For the transition period from                          to
                               -----------------------     -------------------

Commission file number 2-22791
                       -------


                                   AGWAY INC.
- - --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

DELAWARE                                                           15-0277720
- - --------------------------------------------------------------------------------
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)


333 Butternut Drive, DeWitt, New York                                     13214
- - --------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


                                  315-449-6431
- - --------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)




Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
 Yes X No
    ---  ---
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.



              Class                               Outstanding at April 26, 1996
- - --------------------------------------            ------------------------------
Membership Common Stock, $25 par value                     107,749 shares
  per share

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

                                      INDEX



                                                                                                           PAGE NO.
                                                                                                           --------
PART I.    FINANCIAL INFORMATION
- - -------    ---------------------

           Item 1.  Financial Statements (Unaudited)

           Condensed Consolidated Balance Sheets as of March 31, 1996 and June 30, 1995........................   3

           Condensed Consolidated Statements of Operations and Retained Margin for the three months
           and nine months ended March 31, 1996 and March 31, 1995.............................................   4

           Condensed Consolidated Cash Flow Statements for the nine months ended March 31, 1996
           and March 31, 1995..................................................................................   5

           Notes to Condensed Consolidated Financial Statements................................................   6

           Item 2.  Management's Discussion and Analysis of Financial Condition and Results of Operations......   10

PART II.   OTHER INFORMATION
- - --------   -----------------

           Item 1.  Legal Proceedings..........................................................................   16

           Item 6.  Exhibits and Reports on Form 8-K...........................................................   16


           SIGNATURES..........................................................................................   17


                          PART I. FINANCIAL INFORMATION
                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Thousands of Dollars)


                                                                                 March 31,            June 30,
                                                                                  1996                 1995
                                                                               -----------          ----------
                                                                               (Unaudited)          (Restated)
ASSETS
- - ------
Current Assets:
     Trade accounts receivable (including notes receivable of
      $11,906 and $33,491, respectively), less allowance for
       doubtful accounts of $10,643 and $9,716, respectively...........      $      155,867       $     209,949
     Leases receivable, less unearned income of $45,284 and
       $41,523 respectively............................................              98,599              96,165
     Uncollected insurance premiums....................................               9,898              10,261
     Advances and other receivables....................................              33,364              21,808
     Inventories
       Raw materials...................................................              19,326              20,609
       Finished goods..................................................             209,966             129,533
       Goods in transit and supplies...................................               7,672               7,516
                                                                             --------------       -------------
       Total inventories...............................................             236,964             157,658
     Prepaid expenses..................................................              46,467              69,292
                                                                             --------------       -------------
         Total current assets..........................................             581,159             565,133

Marketable securities available for sale...............................              34,051              34,752
Other security investments.............................................              42,787              37,981
Properties and equipment, net..........................................             236,191             248,753
Long-term leases receivable, less unearned income of
  $70,229 and $68,799 respectively.....................................             251,259             236,522
Other assets...........................................................              91,428              85,876
Net assets of discontinued operations..................................                                  15,734
                                                                             --------------       -------------
         Total assets..................................................      $    1,236,875       $   1,224,751
                                                                             ==============       =============

LIABILITIES AND SHAREHOLDERS' EQUITY
- - ------------------------------------
Current Liabilities:
     Notes payable.....................................................      $       81,800       $      70,300
     Current installments of long-term debt and subordinated debt......              85,118              84,620
     Accounts payable..................................................             112,031             116,777
     Unearned insurance premiums.......................................              16,691              17,023
     Other current liabilities.........................................             142,251             122,087
                                                                             --------------       -------------
         Total current liabilities.....................................             437,891             410,807

Long-term debt.........................................................             192,512             219,986
Subordinated debt......................................................             393,666             362,768
Other liabilities......................................................              57,989              58,825
Commitments and contingencies..........................................
Preferred stock, net...................................................              59,408              65,635
Common stock, net......................................................               2,699               2,728
Paid-in capital........................................................                                   1,470
Retained margin........................................................              92,710             102,532
                                                                             --------------       -------------
         Total liabilities and shareholders' equity....................      $    1,236,875       $   1,224,751
                                                                             ==============       =============






    See accompanying notes to condensed consolidated financial statements.


                    PART I. FINANCIAL INFORMATION (continued)
                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED MARGIN
                                   (Unaudited)
                             (Thousands of Dollars)


                                                Three Months Ended                   Nine Months Ended
                                                     March 31,                            March 31,
                                          -------------------------------       -----------------------------
                                            1996                1995                 1996          1995
                                          -------------     -------------       -------------   ------------
                                                             (Restated)                          (Restated)
Net sales and revenues from:
Product sales ..........................  $     406,421     $     353,693     $   1,053,539   $  1,024,423
     Leasing operations.................         11,642            10,329            34,688         29,577
     Insurance operations...............          6,123             6,571            18,982         19,932
     Service revenues...................          2,941             3,958             9,907         12,652
                                          -------------     -------------     -------------   ------------
         Total net sales and revenues...        427,127           374,551         1,117,116      1,086,584

Cost and expenses from:
     Products and plant operations......        371,042           321,764           983,026        956,858
     Leasing operations.................          4,387             4,027            14,803         12,834
     Insurance operations...............          4,943             3,967            17,754         12,340
     Selling, general and...............
       administrative activities........         35,502            39,697           102,198        115,204
                                          -------------     -------------     -------------   ------------
         Total costs and expenses.......        415,874           369,455         1,117,781      1,097,236
Operating margin (loss).................         11,253             5,096              (665)       (10,652)
Interest expense, net...................         (8,454)           (8,215)          (22,913)       (22,153)
Other income, net.......................         11,491             5,510            19,376          8,412
                                          -------------     -------------     -------------   ------------
Margin (loss) from continuing operations
     before income taxes ...............         14,290             2,391            (4,202)       (24,393)
Income tax expense (benefit)............          8,264             2,131             5,161         (6,925)
                                          -------------     -------------     -------------   ------------
Margin (loss) from continuing operations          6,026               260            (9,363)       (17,468)

Discontinued operations:

     Gain (loss) on disposal of Hood,
     net of tax expense (benefit) of
     $(850), $1,624 and $(14,111),
     respectively.......................                           (1,605)            2,017         (8,549)
     Gain on disposal of Curtice Burns,
     net of tax expense of $19,700......                                                             4,430
                                          -------------     -------------     -------------   ------------
         Margin (loss) from discontinued
             operations.................                           (1,605)            2,017         (4,119)
                                          -------------     -------------     -------------   ------------
Net margin (loss).......................  $       6,026     $      (1,345)    $      (7,346)  $    (21,587)

Retained Margin:
     Balance at beginning of period.....         87,769           100,807           102,532        123,346
     Dividends..........................                                             (2,172)        (2,374)
     Adjustment to unrealized gains
         (losses) on available-for-sale
         securities, net of tax.........         (1,085)              135              (304)           212
                                          -------------     -------------     -------------   ------------
Balance at end of period................  $      92,710     $      99,597     $      92,710   $     99,597
                                          =============     =============     =============   ============




     See accompanying notes to condensed consolidated financial statements.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                   CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
                                   (Unaudited)
                             (Thousands of Dollars)

                                                                                     Nine Months Ended
                                                                                          March 31,
                                                                                 ---------------------------
                                                                                    1996            1995
                                                                                 ------------   ------------
                                                                                                 (Restated)
Net cash flows (used in) provided by operating activities..............          $     (8,346)  $      1,622

Cash flows (used in) provided by investing activities:
     Purchases of property, plant and equipment........................               (14,683)       (24,312)
     Proceeds from disposal of businesses..............................                26,276
     Proceeds from disposal of property, plant and equipment...........                 2,594          5,305
     Leases originated.................................................              (114,399)      (119,640)
     Leases repaid.....................................................                92,484         77,741
     Proceeds from sale of marketable securities.......................                 6,505          1,023
     Purchases of marketable securities................................                (6,108)        (2,218)
     Net purchase of investments in related cooperatives...............                (4,806)        (1,832)
     Proceeds from sale of discontinued operations.....................                15,900         55,786
     Net changes in net assets of discontinued operations..............                               16,912
                                                                                 ------------   ------------

Net cash flows provided by investing activities........................                 3,763          8,765


Cash flows (used in) provided by financing activities:
     Net change in short-term borrowings...............................                11,500         11,700
     Proceeds from long-term debt......................................                23,637         44,640
     Repayment of long-term debt.......................................               (29,364)       (51,825)
     Proceeds from sale of subordinated debt...........................                72,190         60,933
     Maturity and redemption of subordinated debt......................               (61,259)       (64,819)
     Redemption of stock...............................................                (6,256)        (4,853)
     Cash dividends paid...............................................                (4,582)        (4,963)
     Other.............................................................                (1,283)        (1,200)
                                                                                 ------------   ------------

Net cash flows provided by (used in) financing activities..............                 4,583        (10,387)
                                                                                 ------------   ------------


Net decrease in cash and equivalents...................................                     0              0
Cash and equivalents at beginning of period............................                     0              0
                                                                                 ------------   ------------


Cash and equivalents at end of period..................................          $          0   $          0
                                                                                 ============   ============











     See accompanying notes to condensed consolidated financial statements.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                             (Thousands of Dollars)

1.   BASIS OF PRESENTATION
     ---------------------
     The accompanying unaudited condensed consolidated financial statements of Agway Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ending June 30, 1996 due, among other reasons, to the sale of
     H. P. Hood Inc. ("Hood") and to the seasonal nature of certain major segments of the Company's business. For further information, refer to the consolidated financial statements and notes thereto included in the annual report on Form 10-K for the year ended June 30, 1995.

     The financial statements of Agway Inc. and Agway Financial Corporation have been restated to reflect Hood, which was previously consolidated in continuing operations, as a discontinued operation. Certain reclassifications have been made to conform prior year financial statements with the current year presentation.

2.   AGWAY FINANCIAL CORPORATION
     ---------------------------
     Agway Financial Corporation (AFC) is a wholly owned subsidiary of the Company whose principal business activity is securing financing through bank borrowings and issuance of corporate debt instruments to provide funds for the Company and AFC's sole wholly owned subsidiary, Agway Holdings Inc.
     (AHI), and AHI's subsidiaries, for general corporate purposes. The payment of principal and interest on this debt is absolutely and unconditionally guaranteed by the Company. In an exemptive relief granted pursuant to a "no action letter" issued by the staff of the Securities and Exchange Commission, AFC, as a separate company, is not required to file periodic reports with respect to these debt securities. However, as required by the 1934 Act, the summarized financial information concerning AFC and Consolidated Subsidiaries is as follows:

                                                Three Months Ended                  Nine Months Ended
                                                     March 31,                         March 31,
                                          -------------------------------    -------------------------------
                                               1996             1995              1996              1995
                                          -------------     -------------    -------------     -------------
                                                              (Restated)                         (Restated)
     Net sales and revenues.............  $     304,684     $     272,684    $     791,545     $     791,078
     Operating margin...................         18,711            15,192           20,645            19,319
     Margin (loss) from continuing
         operations.....................          2,386               719           (9,990)           (7,611)
     Net margin (loss)..................          2,386              (886)          (7,973)          (11,729)

                                                               March 31,         June 30,
                                                                1996              1995
                                                            -------------    -------------
                                                                               (Restated)
     Current assets....................................     $     569,806    $     544,665
     Properties and equipment, net.....................           165,629          169,368
     Noncurrent assets.................................           338,425          321,152
     Net assets of discontinued operations.............                             15,734
                                                            -------------    -------------
     Total assets......................................     $   1,073,860    $   1,050,919
                                                            =============    =============

     Current liabilities...............................     $     271,773    $     240,975
     Long-term debt....................................           187,506          217,425
     Subordinated debt.................................           393,666          362,768
     Noncurrent liabilities............................            14,506            8,855
     Shareholder's equity..............................           206,409          220,896
                                                            --------------   -------------
     Total liabilities and
         shareholder's equity..........................     $   1,073,860    $   1,050,919
                                                            =============    =============

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)
                             (Thousands of Dollars)

3.   BORROWING ARRANGEMENTS
     ----------------------
     As of March 31, 1996, the Company had certain facilities available with various banking institutions whereby lenders have agreed to provide funds up to $254,000 to separately financed units of the Company as follows: AFC
     - $50,000 and Telmark - $204,000. In addition, AFC may issue up to $50,000 of commercial paper under the terms of a separate agreement, backed by a letter of credit. AFC reduced its short-term debt facilities $25,000 ($15,000 lines of credit and $10,000 commercial paper) since June 30, 1995 because of reduced needs, primarily the result of debt paydowns from cash generated on lines of business sold. The availability of credit to Telmark increased $55,000 since June 30, 1995 which will assist in financing new business and support incremental repayments on debt.

     The $50,000 line of credit available to AFC and its ability to issue $50,000 of commercial paper require collateralization using certain of the Company's accounts receivable and non-petroleum inventories ("collateral"). Amounts which can be drawn under the AFC short-term agreements are limited to a specific calculation based upon the collateral available. Adequate collateral has existed throughout the fiscal year to permit AFC to borrow amounts to meet the ongoing needs of the Company and is expected to continue to do so. In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific quarterly levels of interest coverage and monthly levels of tangible retained margins. During the third quarter, the Company extended the AFC short-term facilities through December 1996. The amounts outstanding as of March 31, 1996 under AFC's $50,000 line of credit and $50,000 commercial paper were $25,800 and $50,000, respectively. The Company has ongoing discussions with its lenders and expects to continue to have appropriate and adequate financing to meet its ongoing needs.

     Telmark borrows under its short-term line of credit agreement and its revolving term agreement from time to time to fund its operations. Short-term debt serves as interim financing between the issuances of long-term debt. The current uncommitted short-term line of credit agreement permits Telmark to borrow up to $4,000 on an unsecured basis with interest paid upon maturity. The line bears interest at money market variable rates. A committed $200,000 unsecured revolving term loan facility permits Telmark to draw short-term funds bearing interest at money market rates or draw long-term debt at rates appropriate for the term of the note drawn. The total amount outstanding as of March 31, 1996 under the short-term line of credit and the revolving term loan facility was $0 and $112,000, respectively.

     Telmark renews its lines of credit annually. The $4,000 line of credit has been renewed through December 1996. The $200,000 revolving term loan facility is available through February 1, 1997. The Company believes Telmark has sufficient lines of credit in place to meet interim funding needs.

     Annually, the Company offers subordinated debentures and subordinated money market certificates to the public with maturities and interest rates that vary.

     Long-term and subordinated debt outstanding amounted to:

                                        Agway & AFC                    Telmark                       Total
                               ----------------------------  ---------------------------  --------------------------
                                    3/96           6/95           3/96           6/95         3/96           6/95
                               -------------   ------------  -------------   -----------  ------------  ------------
     Long-term debt..........  $      15,458   $     22,843  $     245,844   $   245,467  $    261,302  $    268,310
     Currently payable.......          5,168         13,702         63,622        34,622        68,790        48,324
                               -------------   ------------  -------------   -----------  ------------  ------------
     Net long-term debt......  $      10,290   $      9,141  $     182,222   $   210,845  $    192,512  $    219,986
                               =============   ============  =============   ===========  ============  ============

     Subordinated debt.......  $     390,327   $    390,890  $      19,667   $     8,174  $    409,994  $    399,064
     Currently payable.......         16,328         36,296                                     16,328        36,296
                               -------------   ------------  -------------   -----------  ------------  ------------
     Net subordinated debt...  $     373,999   $    354,594  $      19,667   $     8,174  $    393,666  $    362,768
                               =============   ============  =============   ===========  ============  ============

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

     As part of its long-term environmental protection program, the Company spent approximately $4,000 in fiscal 1995 on capital projects. The Company estimates that during fiscal 1996 and 1997 approximately $4,000 per year will be spent on additional capital projects for environmental protection. These estimates recognize the additional capital required to comply with Environmental Protection Agency (EPA) Underground Storage Tank (UST) regulations which become effective in December 1998. Presently, the total cost to comply with the EPA UST regulations is estimated to be approximately $5,000. The total capital requirements may change due to, amongst other things, the actual number of USTs actively in use on the effective date.

     Contingent Tax Adjustment
     In April 1996, the Internal Revenue Service (IRS) indicated to the Company that for the years 1991-1994 the IRS contends that the Energy Group's use of independently owned and operated contract haulers does not qualify for independent contractor reporting status. There is a reasonable possibility that the IRS will propose a tax adjustment. The Company disagrees with the examiner's interpretation and will challenge any proposed adjustment. It is the Company's opinion that the contract haulers are properly reported as independent contractors. In the event that the IRS does propose a tax adjustment and the Company is unsuccessful in its challenge, the resulting amount and effect of such adjustment on the financial statements could be material but cannot be estimated at this time.

     Other
     The Company is also subject to various investigations, claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Each of these matters is subject to various uncertainties, and it is possible that some of these other matters may be resolved unfavorably to the Company. The Company has established accruals for other matters for which payment is probable and amounts reasonably estimable. Management believes any liability that may ultimately result from the resolution of these other matters in excess of amounts provided will not have a material adverse effect on the financial position or results of operations of the Company.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)
                             (Thousands of Dollars)


5.   RESTRUCTURING RESERVES
     ----------------------
     In June 1992, the Company established a $75,000 reserve for the estimated net cost to complete a significant restructuring of the Company. Periodically, management has reviewed its original estimates and has made revisions due to changes in circumstances. At June 30, 1995, $6,200 of the original reserve remained for incremental environmental costs ($3,600), which are remediation costs identified during the process of asset sales that primarily relate to real estate assets retained on energy business sold, and other net costs ($2,600), which include shutdown costs in connection with the closing and sale of remaining locations. During the nine months ended March 31, 1996, the Company incurred an additional $1,500 of net costs against this reserve and had no changes in the remaining estimated reserve levels. The $4,700 reserve remaining at March 31, 1996 includes $3,500 for environmental costs and $1,200 for other net costs. The Company anticipates that the environmental costs will be incurred over the next three years, while the efforts associated with the other net costs will be completed by the end of fiscal 1996.

6.   INCOME TAXES
     ------------
     The income tax expense from continuing operations and the resulting effective tax rate for the three- and nine-month periods ended March 31, 1996 vary significantly from the anticipated statutory rates. The difference between the expected tax expense (benefit) on current period margins (losses) and the actual amount recorded in the current year is primarily the result of certain patronage losses not being given current tax benefit.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


RESULTS OF OPERATIONS
- - ---------------------
The Company's net sales and revenues and operating results are significantly impacted by seasonal fluctuations due to the nature of its operations and the geographic location of its service area, which is primarily the Northeastern United States. Agriculture & Consumer net sales and revenues are traditionally higher in the spring as customers acquire products to initiate the growing season. Energy realizes significantly higher net sales and revenues in the winter months due to cold winter conditions. Financial Services and Corporate are not materially impacted by seasonal fluctuations.

                                                                Results by Operating Segment
                                                                ----------------------------
                                           Three Months Ended                    Nine Months Ended
                                 -------------------------------------   ---------------------------------------
                                                           $ Increase                              $ Increase
                                   3/31/96      3/31/95     (Decrease)     3/31/96      3/31/95     (Decrease)
                                 ----------   ----------   -----------   -----------   -----------  -------------
Net Sales and Revenues
- - ----------------------
Agriculture & Consumer.......    $  216,630   $  197,817   $    18,813   $   630,493   $   629,038   $       1,455
Energy.......................       191,603      157,876        33,727       429,282       403,110          26,172
Financial Services...........        18,527       18,278           249        55,809        52,958           2,851
Corporate....................           367          580          (213)        1,532         1,478              54
                                 ----------   ----------   -----------   -----------   -----------   -------------
                                 $  427,127   $  374,551   $    52,576   $ 1,117,116   $ 1,086,584   $      30,532
                                 ==========   ==========   ===========   ===========   ===========   =============

Margin (Loss) from Continuing
- - -----------------------------
 Operations before Income Taxes
 ------------------------------
Agriculture & Consumer.......    $   (1,130)  $  (12,421)  $    11,291   $   (12,750)  $  (33,856)   $      21,106
Energy.......................        19,322       17,649         1,673        19,012       17,827            1,185
Financial Services...........         2,078        3,469        (1,391)        3,784        8,339           (4,555)
Corporate....................         2,474        1,909           565         8,665        5,450            3,215
                                 ----------   ----------   -----------   -----------   ----------    -------------
Operating margin (loss) and
  other income (expense), net        22,744       10,606        12,138        18,711       (2,240)          20,951
Interest (expense), net......        (8,454)      (8,215)         (239)      (22,913)     (22,153)            (760)
                                 ----------   ----------   -----------   -----------   ----------    -------------
                                 $   14,290   $    2,391   $    11,899   $    (4,202)  $  (24,393)   $      20,191
                                 ==========   ==========   ===========   ===========   ==========    =============

Numbers in the following narrative have been rounded to the nearest hundred thousand.

Consolidated Results
- - --------------------
The sales increase of $30,500 for the nine months ended March 31, 1996 (a 3% increase over the prior nine-month period) was the result of (1) higher sales prices charged by AAP for feed and fertilizer products and by Energy for heating oil and propane products due to an increase in the cost of these products; (2) volume increases in CPG, particularly in human edible sunflower seeds, bird food and flour; in Energy heating oil and propane due to colder weather than in the prior year; and in ARS, particularly in winter consumable products and bird food.

These sales increases were offset by planned decreases resulting from (1) the sale of the Dairy Route and Installation & Service businesses by AAP in the fourth quarter of fiscal 1995; (2) the change in product mix from high dollar volume, low gross margin power equipment to lower unit value, higher gross margin consumer products which affected both AAP and ARS; (3) the sale of Pro-Lawn Products (professional turf business), Sacramento Valley Milling (a bean seed company) and Agway's laboratory animal diet business (selling the PROLAB and ISOPRO labels) by CPG in the third quarter of fiscal 1996; (4) the reduction of power fuel facilities in the Energy segment for locations determined not to be cost beneficial to upgrade; and (5) a reduction of Energy sales to high volume, low margin commercial accounts. Sales were also adversely affected in the first quarter by the summer drought conditions which reduced sales of fertilizer, lime, and yard and garden equipment and supplies, as well as crop and farm store supplies.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


Consolidated Results (continued)
- - --------------------------------
The $20,200 (83%) improvement in pre-tax loss from continuing operations for the nine-month period ended March 31, 1996, as compared to the same period in the prior year, was primarily the result of reductions in selling and administration expenses in AAP and ARS; increased patronage refund on fertilizer purchases and commodity trading gains in feed contracts in AAP; an increase in gross margin percent on ARS sales; an increase in gross margin dollars on increased CPG sales volume; increased margin from Telmark due to the increase of its net investment in leases; a $1,400 second quarter gain on the sale of an investment; a $4,000 third quarter gain on the sale of the Pro-Lawn Products, Sacramento Valley
Milling and laboratory animal diet lines of business of CPG; and the non-reoccurrence of severance and reengineering costs incurred in the prior year. These improvements were partially offset by significant adverse claim experience for Insurance operations in the second and third quarters.

Agriculture & Consumer
- - ----------------------
Agriculture & Consumer consists of Agway Agricultural Products (AAP), Agriculture & Related Services (ARS) and Country Products Group (CPG). The change from the prior year of net sales and revenues and pre-tax margin (loss) from continuing operations for the three-month and nine-month periods ended March 31, 1996 within the segment was as follows:

                                          Three Months Ended                         Nine Months Ended
                               --------------------------------------    ----------------------------------------
                                                           $ Increase                                 $ Increase
                                  3/31/96        3/31/95    (Decrease)     3/31/96        3/31/95      (Decrease)
                               ------------   -----------  -----------   -----------   -----------    -----------
Net sales and revenues:
  AAP........................  $    112,329   $    88,928   $    23,401   $   313,964   $   293,627    $    20,337
  ARS........................        44,003        46,481        (2,478)      149,403       174,551        (25,148)
  CPG........................        60,298        62,408        (2,110)      167,126       160,860          6,266
                               ------------   -----------   ------------  -----------   -----------    -----------
     Total...................  $    216,630   $   197,817   $    18,813   $   630,493   $   629,038    $     1,455
                               =============  ===========   ============  ===========   ===========    ===========


Pre-tax margin (loss) from
  continuing operations:
  AAP........................  $     (3,357)  $    (8,709)  $     5,352   $   (15,205)  $   (27,415)   $    12,210
  ARS........................        (4,624)       (7,022)        2,398        (8,687)      (13,389)         4,702
  CPG........................         6,785         1,966         4,819         7,553           843          6,710
  Eliminations...............            66         1,344        (1,278)        3,589         6,105         (2,516)
                               ------------   -----------   -----------   -----------   -----------    -----------
     Total...................  $     (1,130)  $   (12,421)  $    11,291   $   (12,750)  $   (33,856)   $    21,106
                               ============   ===========   ===========   ===========   ===========    ===========

AAP sales during 1996 increased $20,300 (7%) and $23,400 (26%) over the prior year nine-month and three-month periods ending March 31, respectively. The increases reflect the impact of increased feed and fertilizer product costs, and improved wholesale crop sales, particularly in dry fertilizers. This sales increase has been mitigated by the decision to exit the Dairy Route and Installation & Service (I&S) businesses and reduced sales caused by the summer drought conditions during the first quarter, followed by early and prolonged winter conditions in the Northeast during the second quarter. These mitigating items lowered demand for fertilizer, lime, yard and garden equipment and supplies and crop and farm store supplies.

ARS experienced an aggregate decline of $25,100 (14%) in net sales and revenues during the first nine months of fiscal 1996 as compared to the same period during the prior fiscal year. To improve overall margins, the unit has made product mix changes and has created marketing programs designed to de-emphasize high dollar value/lower margin power equipment sales in favor of more consumer products of smaller per unit value, but with higher turnover rates and margins. Exiting of the Dairy Route and I&S businesses in the fourth quarter of fiscal 1995 has also reduced sales compared to the prior year. In addition, the summer drought and early winter conditions have adversely impacted sales in yard and garden product lines, particularly fertilizers and turf seeds.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


Agriculture & Consumer (continued)
- - ----------------------------------
The $6,300 (4%) increase in net sales and revenues of CPG over the first nine months of fiscal 1996 is mainly the result of increased sales of sunflower seeds, both in use for human consumption and in the production of bird foods, and growth in the flour operations. Third quarter sales were $2,100 (3%) lower than the same period in the prior year due, in part, to the impact on volume of the sale of the Pro-Lawn Products line of business sold.

Pre-tax loss for AAP and ARS has significantly decreased in the nine-month period {$12,210 (34%) and $4,700 (61%), respectively} and in the three-month period {$5,400 (35%) and $2,400 (45%), respectively} ending March 31, 1996 as compared to the prior year. Substantial improvement has come from management's successful efforts to reduce selling and administrative expenses in the current year. The AAP improvement is additionally due to an increased patronage refund for fertilizer purchases and commodity trading gains in feed contracts. The ARS improvements are after considering declines in gross margin dollars of approximately $4,900 (10%) over the first three quarters that are the result of the increased product cost or volume reductions noted previously.

Pre-tax margin improvement of $6,700 (796%) for the nine months ended March 31, 1996 compared to the corresponding period in the prior year for CPG is due primarily to gross margin gains realized from increased sales volume in sunflower seeds and growth in the flour operations and from the $4,000 gain on the sale of Pro-Lawn Products, laboratory animal diet and Sacramento Valley Milling lines of business. Margin gains from Turf operations realized in the first six months of fiscal 1996 declined in the third quarter with the sale of the Pro-Lawn Products business noted previously.

Energy
- - ------
For the nine-month period ended March 31, 1996, net sales and revenues increased $26,200 (6%) over the same period in the prior year. Overall, nine-month unit volume increased 2% over the prior year. Third quarter weather-related sales volume increases and price increases (in response to a rise in cost of product) were partially offset by the impact of (1) ongoing efforts to close down certain company-owned retail keytrol/cardtrol sites and bulk customer sites determined not to be cost beneficial for upgrade to comply with storage tank regulation requirements; (2) a regional oversupply of fuel oil from the prior year's warm winter in Energy's marketplace which was sold in the summer and fall seasons by competitors as commercial and retail diesel fuel at bargain prices which reduced Energy's volume of diesel fuel sold; and (3) a decision to redirect commercial diesel fuel sales away from high volume/low margin transport deliveries toward higher margin/low volume tankwagon sales.

Third quarter net sales and revenues increased $33,700 (21%) over the prior year three-month period due to (1) colder temperatures than in the prior year which elevated residential heating oil and propane sales; and (2) an increase in average selling prices in response to the increase in cost of product. The third quarter was 6% colder than the third quarter of the prior year and 1% colder than the five-year average for the three-month period. This increase resulted in a unit volume increase of 12% over the third quarter of the prior year.

Pre-tax margin for Energy improved $1,200 (7%) and $1,700 (9%) for the nine-month period and during the third quarter ended March 31, 1996, respectively, as compared to the prior year periods, primarily due to the increased unit volume. Margin improvements realized, particularly in the retail propane and fuel oil products and as the result of reduced selling and distribution expenses, were partially offset by higher product costs during the third quarter as the result of a volatile market price of fuel oil which could not be fully recovered through increased selling price to customers, and lower gross margins in power fuels due to volatile product costs as well as product mix, competitive pricing and higher administrative costs.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)

Financial Services
- - ------------------
For segment reporting purposes, Financial Services consists of Telmark Inc. ("Telmark"), Agway Insurance Company ("Insurance") and Agway General Agency, Inc. ("General Agency"). The change from the prior year of net sales and revenues and pre-tax margin (loss) from continuing operations for the three-month and nine-month periods ended March 31, 1996 within the segment was as follows:

                                            Three Months Ended                    Nine Months Ended
                               -------------------------------------   -------------------------------------------
                                                          $ Increase                                   $ Increase
                                  3/31/96      3/31/95    (Decrease)      3/31/96        3/31/95       (Decrease)
                               -----------   -----------  ----------   ------------   ------------   -------------
Net sales and revenues:
  Telmark....................  $    12,052   $    10,729  $    1,323   $     35,746   $     30,577   $       5,169
  Insurance..................        6,123         6,571        (448)        18,982         19,932            (950)
  General Agency.............          352           978        (626)         1,081          2,449          (1,368)
                               -----------   -----------  ----------   ------------   ------------   -------------
       Total.................  $    18,527   $    18,278  $      249   $     55,809   $     52,958   $       2,851
                               ===========   ===========  ==========   ============   ============   =============

Pre-tax margin (loss) from
  continuing operations:
  Telmark....................  $     3,235   $     2,950  $      285   $      8,588   $      6,797   $       1,791
   Insurance.................       (1,176)          359      (1,535)        (4,961)         1,011          (5,972)
   General Agency and
     Eliminations............           19           160        (141)           157            531            (374)
                               -----------   -----------  ----------   ------------   ------------   -------------
       Total.................  $     2,078   $     3,469  $   (1,391)  $      3,784   $      8,339   $      (4,555)
                               ===========   ===========  ==========   ============   ============   =============

Telmark continued to experience growth as its net investment in leases increased $21,100 (6%) and $8,500 (2%) during the nine-month period and for the third quarter, respectively, to $369,600 as of March 31, 1996 as compared to the comparable periods during the prior fiscal year. The increase in Telmark's nine-month and third quarter revenues of $5,200 (17%) and $1,300 (12%), as compared to the same periods last year, is primarily due to the higher level of net investment as well as having higher interest rates charged on new leases. The Insurance Company has experienced a decline in direct written premiums due to competitive price conditions for personal lines business.

Pre-tax operating margin (loss) for Financial Services deteriorated $4,600 (55%) for the first nine months and $1,400 (40%) in the third quarter of 1996 as compared to the prior year. Telmark's pre-tax operating margin increase reflects the positive impact of net investment growth in leases with relatively higher interest rates. This increase was offset somewhat by an increase in interest expense of approximately $2,000 and $400 for the first nine months and in the third quarter of 1996, respectively, as compared to the corresponding period in the prior year, due to higher average levels of interest bearing debt and from higher interest rates on new and replacement debt. The pre-tax operating margin of Insurance for the nine months ended March 31, 1996 declined $6,000 as compared to the prior year, which reflected the negative impact by unusually large farmowner and auto liability casualty losses and loss development experienced in the second quarter of fiscal 1996 from severe weather conditions. During the third quarter, Insurance experienced a $1,535 decrease in pre-tax margin as compared to the corresponding period in the prior year, which was primarily due to increased property and casualty loss claim activity over the prior year as a result of blizzard conditions in the Northeast.

Corporate
- - ---------
Net sales and revenues in the nine-month period and for the third quarter ended March 31, 1996 remained relatively constant as compared to comparable periods last year and represent miscellaneous external revenues and the elimination of sales and revenues between operating segments.

Pre-tax operating margins in the nine-month and three-month periods ended March 31, 1996 showed improvement of $3,200 and $600, respectively, as compared to the same periods in the prior year. Prior year operating margin included reengineering costs totaling $4,065 and $2,420 in the nine-month and three-month periods. These costs were not incurred in the current year. Additionally, in the second quarter of fiscal 1996, Corporate recorded a $1,400 gain on the sale of an investment.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


LIQUIDITY AND CAPITAL RESOURCES
- - -------------------------------
Cash flows from operating activities for the nine months ended March 31, 1996 decreased approximately $10,000 as compared to the first nine months of the prior year primarily due to less cash provided from working capital. The Company's inventory levels at March 31, 1996 are below that of the prior year. However, low levels of inventory at June 30, 1995 and higher cost of product in fiscal 1996 resulted in a $30,000 greater build-up of dollars invested in inventories in the first nine months of fiscal 1996 than in the prior year. Additionally, receivable balances at the beginning of the current fiscal year were also substantially lower than the prior year due to improved collection and follow-up efforts last year. This resulted in a smaller decline of receivable balances through the first nine months, approximately $60,000 less, than for the same period last year. The use of cash from inventory and receivable changes was offset by cash provided from an approximately $50,000 change over the prior year nine-month period of payables. The change in payables is the result of both the higher cost of products acquired and agreed upon terms with vendors. Net cash provided by investing activities for the nine months was approximately $3,800 as compared to approximately $8,800 for the same period last year. This decline was primarily due to the cash proceeds from the sale of Curtice Burns in the prior year exceeding the proceeds in the current year on the sale of H. P. Hood plus proceeds on the Country Product Group businesses sold. The net cash flows provided by financing activities for the nine months were approximately $4,600 as compared to net cash used of approximately $10,400 for the same period in the prior year. The majority of the change from financing activities was the result of lower repayments of long-term debt offset by an increase in subordinated debt for the first nine months as compared to the same period in the prior year. Net repayments of long-term debt declined approximately $22,500 while the change in subordinated debt, net of redemptions, increased $14,800 as compared to the nine months ended March 31, 1995.

The Company finances its operations and the operations of all its continuing businesses and subsidiaries, except Telmark and Agway Insurance Company, through Agway Financial Corporation (AFC). External sources of short-term financing for the Company and all its other continuing operations include revolving credit lines, letters of credit, and commercial paper programs. Telmark and Agway Insurance Company finance themselves through operations or direct borrowing arrangements. Each is financed with a combination of short- and long-term credit facilities. In addition, Telmark has occasionally sold blocks of its lease portfolio. Sources of longer-term financing include the following as of March 31, 1996:

   Source of debt                                             Agway & AFC          Telmark          Total
   --------------                                             -----------       -------------    ----------
   Banks - due 5/96 - 8/99 with interest
     from 6.0% - 8.5%                                                           $     106,000    $  106,000
   Insurance companies - due 5/96 - 11/00
     with interest from 5.7% - 9.2%                                                   139,844       139,844
   Capital leases & other - due 1996-2007
     with interest from 6% - 12%                                   15,458                            15,458
                                                              -----------       -------------    ----------
       Long-term debt                                              15,458             245,844       261,302
   Subordinated debt - due 10/96 - 10/08
     with interest from 4.5% - 9.5%                               390,327              19,667       409,994
                                                              -----------       -------------    ----------
       Total debt                                             $   405,785       $     265,511    $  671,296
                                                              ===========       =============    ==========

As of March 31, 1996, the Company had certain facilities available with various banking institutions whereby lenders have agreed to provide funds up to $254,000 to separately financed units of the Company as follows: AFC - $50,000 and Telmark - $204,000. In addition, AFC may issue up to $50,000 of commercial paper under the terms of a separate agreement, backed by a letter of credit. AFC reduced its short-term debt facilities $25,000 ($15,000 lines of credit and $10,000 commercial paper) since June 30, 1995 because of reduced needs, primarily the result of debt paydowns from cash generated on lines of business sold. The availability of credit to Telmark increased $55,000 since June 30, 1995 which will assist in financing new business and support incremental repayments on debt.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


LIQUIDITY AND CAPITAL RESOURCES (continued)
- - -------------------------------------------
The $50,000 line of credit available to AFC and its ability to issue $50,000 of commercial paper require collateralization using certain of the Company's accounts receivable and non-petroleum inventories ("collateral"). Amounts which can be drawn under the AFC short-term agreements are limited to a specific calculation based upon the collateral available. Adequate collateral has existed throughout the fiscal year to permit AFC to borrow amounts to meet the ongoing needs of the Company and is expected to continue to do so. In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific quarterly levels of interest coverage and monthly levels of tangible retained margins. During the third quarter, the Company extended the AFC short-term facilities through December 1996. The amounts outstanding as of March 31, 1996 under AFC's $50,000 line of credit and $50,000 commercial paper were $25,800 and $50,000, respectively. The Company has ongoing discussions with its lenders and expects to continue to have appropriate and adequate financing to meet its ongoing needs.

Telmark borrows under its short-term line of credit agreement and its revolving term agreement from time to time to fund its operations. Short-term debt serves as interim financing between the issuances of long-term debt. The current uncommitted short-term line of credit agreement permits Telmark to borrow up to $4,000 on an unsecured basis with interest paid upon maturity. The line bears interest at money market variable rates. A committed $200,000 unsecured revolving term loan facility permits Telmark to draw short-term funds bearing interest at money market rates or draw long-term debt at rates appropriate for the term of the note drawn. The total amount outstanding as of March 31, 1996 under the short-term line of credit and the revolving term loan facility was $0 and $112,000, respectively.

Telmark renews its lines of credit annually. The $4,000 line of credit has been renewed through December 1996. The $200,000 revolving term loan facility is available through February 1, 1997. The Company believes Telmark has sufficient lines of credit in place to meet interim funding needs.

Annually, the Company offers subordinated debentures and subordinated money market certificates to the public with maturities and interest rates that vary.

                           PART II. OTHER INFORMATION
                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                             (Thousands of Dollars)


Item 1.  Legal Proceedings
- - --------------------------
In December 1985, it was asserted by the Massachusetts Department of Environmental Protection (MDEP) that certain real property located in West Concord, Massachusetts previously owned by Agway is contaminated and that Agway and the current owner of the property are responsible for the cost of investigating and cleaning up environmental contamination at the property. In September 1993, Agway entered into an Administrative Consent Order with the MDEP pursuant to which Agway performed a phase II comprehensive site assessment. In March 1995, Agway and the current owner entered into a settlement agreement whereby Agway agreed, at Agway's expense, to complete any additional assessment, containment, removal or remediation actions at the property. The current owner agreed to cooperate with Agway in achieving a permanent solution satisfactory to the MDEP and in compliance with the MDEP's requirements. Agway prepared a risk assessment scope of work which has been approved by the MDEP. The MDEP also recently approved reclassification of the site. Agway plans to complete its risk assessment for the site during the spring and summer of 1996. The Company currently has accrued its best estimate relative to the cost of any additional assessment, containment, removal or remediation actions regarding the property. However, it is reasonably possible that the results of ongoing and/or future environmental studies or other factors could alter this estimate and require the recording of additional liabilities. The extent or amount of such events cannot be estimated at this time. However, Agway believes that its past experience provides a reasonable basis for its estimates recorded for this matter.

In August 1995, the Environmental Protection Agency (EPA) notified Agway that the EPA has reason to believe that Agway is a potentially responsible party
(PRP) under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) at the Tri-Cities Barrel Site, Port Crane, New York. The EPA requested that Agway and other PRPs participate in the ongoing Remedial Investigation/Feasibility Study (RI/FS) for the Tri-Cities Barrel Site. Agway believes that its involvement at the Tri-Cities Barrel Site is minimal. Agway has had further discussions with other PRPs who have been participating in the ongoing RI/FS and decided to participate at this time.

Item 6.  Exhibits and Reports on Form 8-K
- - -----------------------------------------
There were no reports on Form 8-K required to be filed during the third quarter ended March 31, 1996.

SIGNATURES
- - ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                        AGWAY INC.
                                           -------------------------------------
                                                       (Registrant)





Date          May 6, 1996                         /s/ PETER J. O'NEILL
         ------------------------       ----------------------------------------
                                                   Peter J. O'Neill
                                                Senior Vice President,
                                                  Finance & Control,
                                               Treasurer and Controller
                                           (Principal Financial Officer and
                                               Chief Accounting Officer)