Form 10-K405, Exhibit 13
period 1997-06-30
AGWAY INC
filed 1997-08-27
CIK 2852

EXHIBIT 13

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 10-Q


(Mark One)
 X QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE --- ACT OF 1934
For the quarterly period ended September 30, 1996
                               ------------------
                                       OR

   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ---ACT OF 1934
For the transition period from                  to
                               ----------------    ---------------
Commission file number 2-22791
                       -------

                                   AGWAY INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


DELAWARE                                                             15-0277720
--------------------------------------------------------------------------------
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                              Identification No.)


333 Butternut Drive, DeWitt, New York                                     13214
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


                                  315-449-6431
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)




Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                      --   --
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.



           Class                             Outstanding at November 8, 1996
--------------------------------             -------------------------------
Membership Common Stock, $25 par                      106,853 shares
value per share

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

                                      INDEX


                                                                                                           PAGE NO.
                                                                                                           --------
PART I.    FINANCIAL INFORMATION
-------    ---------------------

           Item 1.  Financial Statements (Unaudited)

           Condensed Consolidated Balance Sheets as of September 30, 1996 and June 30, 1996.....................  3

           Condensed Consolidated Statements of Operations and Retained Margin for the three months ended September 30, 1996 and September 30, 1995......................................................  4

           Condensed Consolidated Cash Flow Statements for the three months ended September 30, 1996 and September 30, 1995...............................................................................  5

           Notes to Condensed Consolidated Financial Statements.................................................  6

           Item 2.  Management's Discussion and Analysis of Financial Condition and Results of Operations....... 11


PART II.   OTHER INFORMATION
--------   -----------------

           Item 1.  Legal Proceedings..........................................................................  15

           Item 6.  Exhibits and Reports on Form 8-K...........................................................  15


           SIGNATURES..........................................................................................  16


                          PART I. FINANCIAL INFORMATION
                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Thousands of Dollars)

                                                                   September 30,   June 30,
                                                                      1996           1996
                                                                   ------------- ----------
                                                                    (Unaudited)
ASSETS
------
Current Assets:
     Trade accounts receivable (including notes receivable of
       $36,151 and $35,182, respectively), less allowance for
       doubtful accounts of $10,054 and $10,062, respectively ...   $  173,127   $  207,304
     Leases receivable, less unearned income of $49,235 and
       $48,403, respectively ....................................      105,637      105,374
     Advances and other receivables .............................       34,017       35,914
     Inventories:
       Raw materials ............................................       11,777       16,161
       Finished goods ...........................................      136,075      128,770
       Goods in transit and supplies ............................        9,186       12,587
                                                                    ----------   ----------
         Total inventories ......................................      157,038      157,518
     Prepaid expenses ...........................................       54,625       58,380
                                                                    ----------   ----------
         Total current assets ...................................      524,444      564,490

Marketable securities available for sale ........................       35,238       34,115
Other security investments ......................................       43,959       42,406
Properties and equipment, net ...................................      227,562      237,015
Long-term leases receivable, less unearned income of
  $75,515 and $75,828, respectively .............................      279,307      268,815
Net pension asset ...............................................       88,430       85,181
Other assets ....................................................       11,379       12,249
                                                                    ----------   ----------
         Total assets ...........................................   $1,210,319   $1,244,271
                                                                    ==========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities:
     Notes payable ..............................................   $   79,100   $   62,200
     Current installments of long-term debt and subordinated debt      111,542      108,896
     Accounts payable ...........................................      100,432      117,457
     Other current liabilities ..................................       96,645      120,099
                                                                    ----------   ----------
         Total current liabilities ..............................      387,719      408,652

Long-term debt ..................................................      184,325      197,413
Subordinated debt ...............................................      413,475      400,284
Other liabilities ...............................................       65,744       66,664
                                                                    ----------   ----------
     Total liabilities ..........................................    1,051,263    1,073,013
Shareholders' equity:
  Preferred stock, net ..........................................       57,906       59,319
  Common stock, net .............................................        2,674        2,689
  Retained margin ...............................................       98,476      109,250
                                                                    ----------   ----------
     Total shareholders' equity .................................      159,056      171,258
                                                                    ----------   ----------
Commitments and contingencies
         Total liabilities and shareholders' equity .............   $1,210,319   $1,244,271
                                                                    ==========   ==========







     See accompanying notes to condensed consolidated financial statements.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED MARGIN
                                   (Unaudited)
                             (Thousands of Dollars)

                                                                       Three Months Ended
                                                                          September 30,
                                                                     ----------------------
                                                                        1996         1995
                                                                     ---------    ---------
Net sales and revenues from:
     Product sales ...............................................   $ 333,179    $ 306,522
     Leasing operations ..........................................      12,962       11,214
     Insurance operations ........................................       6,043        6,887
                                                                     ---------    ---------
         Total net sales and revenues ............................     352,184      324,623

Cost and expenses from:
     Products and plant operations ...............................     318,780      290,124
     Leasing operations ..........................................       5,956        5,257
     Insurance operations ........................................       3,952        4,791
     Selling, general and administrative activities ..............      32,929       33,480
                                                                     ---------    ---------
         Total costs and expenses ................................     361,617      333,652

Operating loss ...................................................      (9,433)      (9,029)
Interest expense, net ............................................      (6,559)      (6,920)
Other income, net ................................................         973        1,961
                                                                     ---------    ---------
Loss from continuing operations before income taxes ..............     (15,019)     (13,988)
Income tax benefit ...............................................       4,165        3,527
                                                                     ---------    ---------
Loss from continuing operations ..................................     (10,854)     (10,461)

Discontinued operations:

     Loss on disposal of Hood, net of tax expense of $39 .........                     (268)
                                                                     ---------    ---------
Net loss .........................................................   $ (10,854)   $ (10,729)

Retained Margin:
     Balance at beginning of period ..............................     109,250      102,532
     Adjustment to unrealized gains (losses) on available-for-sale
         securities, net of tax ..................................          80          (13)
                                                                     ---------    ---------
Balance at end of period .........................................   $  98,476    $  91,790
                                                                     =========    =========















     See accompanying notes to condensed consolidated financial statements.
                                        4

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                   CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
                                   (Unaudited)
                             (Thousands of Dollars)


                                                                 Three Months Ended
                                                                    September 30,
                                                               ---------------------
                                                                  1996        1995
                                                               ---------   ---------

Net cash flows (used in) provided by operating activities ..   $ (7,584)   $  8,498

Cash flows (used in) provided by investing activities:
     Purchases of property, plant and equipment ............     (1,898)     (3,444)
     Proceeds from disposal of businesses ..................      5,234
     Proceeds from disposal of property, plant and equipment      3,249       1,314
     Leases originated .....................................    (39,714)    (33,889)
     Leases repaid .........................................     27,298      20,732
     Proceeds from sale of marketable securities ...........      2,410       3,947
     Purchases of marketable securities ....................     (3,453)     (2,283)
     Net purchase of investments in related cooperatives ...     (1,553)        (46)
     Net changes in net assets of discontinued operations ..                   (390)
                                                               --------    --------

Net cash flows used in investing activities ................     (8,427)    (14,059)


Cash flows (used in) provided by financing activities:
     Net change in short-term borrowings ...................     16,900      14,200
     Proceeds from long-term debt ..........................      7,541         572
     Repayment of long-term debt ...........................    (17,840)    (10,260)
     Proceeds from sale of subordinated debt ...............     19,612      19,496
     Maturity and redemption of subordinated debt ..........     (6,343)    (13,273)
     Redemption of stock ...................................     (1,432)     (2,763)
     Cash dividends paid ...................................     (2,210)     (2,410)
     Other .................................................       (217)         (1)
                                                               --------    --------

Net cash flows provided by financing activities ............     16,011       5,561
                                                               --------    --------


Net decrease in cash and equivalents .......................          0           0
Cash and equivalents at beginning of period ................          0           0
                                                               --------    --------


Cash and equivalents at end of period ......................   $      0    $      0
                                                               ========    ========












     See accompanying notes to condensed consolidated financial statements.
                                        5

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                             (Thousands of Dollars)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------
     Basis of Presentation
     The accompanying unaudited condensed consolidated financial statements of Agway Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ending June 30, 1997 due to the seasonal nature of certain major segments of the Company's business. For further information, refer to the consolidated financial statements and notes thereto included in the annual report on Form 10-K for the year ended June 30, 1996.

     Impairment of Long-Lived Assets
     In March 1995, SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," was issued. Statement No. 121 requires impairment losses to be measured and recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement No. 121 as of July 1, 1996, the effect of which was approximately a $1,700 charge against pre-tax earnings.

     Reclassifications
     Certain reclassifications have been made to conform prior year financial statements with the current year presentation.

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

                                                                             Three Months Ended
                                                                                September 30,
                                                                       ---------------------------
                                                                            1996           1995
                                                                       ------------   ------------
Net sales and revenues .............................................   $   239,482    $   221,429
Operating loss .....................................................        (1,267)        (1,042)
Loss from continuing operations ....................................        (2,816)        (7,433)
Net loss ...........................................................        (2,816)        (7,701)


                                                                       September 30,     June 30,
                                                                            1996           1996
                                                                       ------------   ------------
Current assets .....................................................   $   518,201    $   530,547
Properties and equipment, net ......................................       162,737        166,504
Noncurrent assets ..................................................       364,245        353,377
                                                                       -----------    -----------
    Total assets ...................................................   $ 1,045,183    $ 1,050,428
                                                                       ===========    ===========

Current liabilities ................................................   $   226,840    $   227,781
Long-term debt .....................................................       178,211        191,189
Subordinated debt ..................................................       413,475        400,284
Noncurrent liabilities .............................................        15,226         17,006
Shareholder's equity ...............................................       211,431        214,168
                                                                       -----------    -----------
Total liabilities and shareholder's equity .........................   $ 1,045,183    $ 1,050,428
                                                                       ===========    ===========

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)
                             (Thousands of Dollars)


3.   BORROWING ARRANGEMENTS
     ----------------------
     Agway and AFC
     As of September 30, 1996, the Company had certain facilities available with various banking institutions whereby lenders have agreed to provide funds up to $254,000 to separately financed units of the Company as follows: AFC
     - $50,000 and Telmark - $204,000. In addition, AFC may issue up to $50,000 of commercial paper under the terms of a separate agreement, backed by a letter of credit.

     The $50,000 line of credit available to AFC and its ability to issue $50,000 of commercial paper require collateralization using certain of the Company's accounts receivable and non-petroleum inventories ("collateral"). Amounts which can be drawn under the AFC short-term agreements are limited to a specific calculation based upon the collateral available. Adequate collateral has existed throughout the fiscal year to permit AFC to borrow amounts to meet the ongoing needs of the Company and is expected to continue to do so. In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific quarterly levels of interest coverage and monthly levels of tangible retained margins. The amounts outstanding as of September 30, 1996 under AFC's $50,000 line of credit and $50,000 commercial paper were $10,900 and $50,000, respectively. In November 1996, the Company renegotiated its line of credit facility to extend the availability through January 1, 1998 and to provide seasonal increases in the line of credit which will be available so that total availability under AFC's line of credit will increase to $60,000 at June 1, 1997 and $75,000 at October 1, 1997. The Company's commercial paper program, which expires December 31, 1996, is currently being renegotiated so that it parallels the changes made to the line of credit facility. The Company expects that these changes will be successfully renegotiated. The Company has ongoing discussions with its lenders and expects to continue to have appropriate and adequate financing to meet its ongoing needs.

     Annually, Agway and AFC offer subordinated debentures and subordinated money market certificates to the public. Of Agway's and AFC's subordinated debt at September 30, 1996, $382,213 is redeemable in whole or in part at the principal amount plus accrued interest, prior to maturity dates, at the option of the Company. The foregoing debt bears interest payable semi-annually on January l and July 1 of each year. The money market certificates' interest rate is at the greater of the quoted rate or a rate based upon the discount rate for U. S. Government Treasury Bills, with maturities of 26 weeks. In October 1996, $14,700 of subordinated money market certificates issued by AFC matured. The Company has refinanced this debt through the issuance of subordinated debt and short-term bank borrowings.

     Telmark
     As of September 30, 1996, Telmark had two separate credit facilities available from banks which allow Telmark to borrow up to an aggregate of $204,000. An uncommitted short-term line of credit agreement permits Telmark to borrow up to $4,000 on an unsecured basis with interest paid upon maturity. The line bears interest at money market variable rates. A committed $200,000 partially collateralized revolving term loan facility permits Telmark to draw short-term funds bearing interest at money market rates or draw long-term debt at rates appropriate for the term of the note drawn. The total amounts outstanding as of September 30, 1996, under the short-term line of credit and the revolving term loan facility were $4,000 and $156,200, respectively.

     Telmark borrows under its short-term line of credit agreement and its revolving term agreement from time to time to fund its operations. Short-term debt serves as interim financing between the issuances of long-term debt. Telmark renews its lines of credit annually. The $4,000 line of credit has been renewed through December 31, 1996. The $200,000 revolving term agreement loan facility is available through February 1, 1998.

     At September 30, 1996, Telmark also had balances outstanding on unsecured senior note private placements totaling $121,333. Interest is payable semiannually on each senior note. Principal payments are both semiannual and annual. The note agreements are similar to one another and each contain specific financial covenants.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)
                             (Thousands of Dollars)


3.   BORROWING ARRANGEMENTS (continued)
     ----------------------------------
     Telmark (continued)
     Telmark has registered with the SEC two shelf offerings of debentures. The debentures are unsecured, subordinated to all senior debt at Telmark, and are not guaranteed by Agway nor any of Agway's other subsidiaries. The interest on the debt is payable quarterly on January 1, April 1, July 1 and October 1. The offering of debentures is continuing and the proceeds of the offerings will be used to provide financing for Telmark's leasing activities.

     The Company believes Telmark will continue to have appropriate and adequate short-term and long-term financing to meet its ongoing needs.

     Long-term and subordinated debt outstanding at September 30, 1996, as compared to June 30, 1996, amounted to:

                             Agway & AFC            Telmark                Total
                        -------------------   -------------------   -------------------
                           9/96       6/96      9/96       6/96       9/96       6/96
                        --------   --------   --------   --------   --------   --------
Long-term debt ......   $ 17,673   $ 18,666   $263,473   $273,000   $281,146   $291,666
Currently payable ...      6,033      6,065     90,788     88,188     96,821     94,253
                        --------   --------   --------   --------   --------   --------
Net long-term debt ..   $ 11,640   $ 12,601   $172,685   $184,812   $184,325   $197,413
                        ========   ========   ========   ========   ========   ========

Subordinated debt ...   $401,666   $390,669   $ 26,530   $ 24,258   $428,196   $414,927
Currently payable ...     14,721     14,643                           14,721     14,643
                        --------   --------   --------   --------   --------   --------
Net subordinated debt   $386,945   $376,026   $ 26,530   $ 24,258   $413,475   $400,284
                        ========   ========   ========   ========   ========   ========


                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

                                   (Unaudited)
                             (Thousands of Dollars)

4.   COMMITMENTS AND CONTINGENCIES
     -----------------------------
     Environmental
     The Company is subject to a number of governmental regulations concerning environmental matters, either directly or as a result of the operations of its subsidiaries. The Company expects that it will be required to expend funds to participate in the remediation of certain sites, including sites where the Company has been designated by the Environmental Protection Agency (EPA) as a potentially responsible party (PRP) under the Comprehensive Environmental Response Compensation and Liability Act (CERCLA) and sites with underground fuel storage tanks, and will incur other expenses associated with environmental compliance.

     The Company continually monitors its operations with respect to potential environmental issues, including changes in legally mandated standards and remediation technologies. Agway's recorded liability reflects those specific issues where remediation activities are currently deemed to be probable and where the cost of remediation is estimable. Estimates of the extent of the Company's degree of responsibility relating to a particular site and the method and ultimate cost of remediation require a number of assumptions for which the ultimate outcome may differ from current estimates. At September 30, 1996, the Company had been designated as a PRP under CERCLA or as a third party to the original PRPs in several Superfund sites. The liability under CERCLA is joint and several, meaning that the Company could be required to pay in excess of its pro rata share of remediation costs. The Company's understanding of the financial strength of other PRPs at these Superfund sites has been considered, where appropriate, in the Company's determination of its estimated liability. The Company believes that its past experience provides a reasonable basis for estimating its liability. As additional information becomes available, estimates are adjusted as necessary. While the Company does not anticipate that any such adjustment would be material to its financial statements, it is reasonably possible that the result of ongoing and/or future environmental studies or other factors could alter this expectation and require the recording of additional liabilities. The extent or amount of such events, if any, cannot be estimated at this time. The settlement of the reserves established will cause future cash outlays over approximately five years based upon current estimates, and it is not expected that such outlays will materially impact the Company's liquidity position.

     As part of its long-term environmental protection program, the Company estimates that during fiscal 1997 and 1998 approximately $1,300 and $3,700 per year will be spent, respectively, on capital projects for environmental protection. These estimates include the additional capital required to comply with EPA Underground Storage Tank (UST) regulations that become effective in December 1998. Presently, the total additional capital required to comply with the EPA UST regulations is estimated to be approximately $3,700. The total capital requirements may change due to the actual number of USTs actively in use on the effective date.

     Other
     The Company is also subject to various investigations, claims, and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be resolved unfavorably to the Company. The Company has established accruals for matters for which payment is probable and amounts reasonably estimable. Management believes any liability that may ultimately result from the resolution of these matters in excess of amounts provided under the above stated policy will not have a material adverse effect on the financial position, results of operations or liquidity of the Company.

5.   SUBSEQUENT EVENT
     ----------------
     On October 31, 1996, the Company's Country Products Group (CPG) entered into an agreement with five other cooperative organizations to form
     Pro-Pet, L.L.C., of which CPG will be a one-sixth owner. As part of the formation of this joint venture, CPG sold its pet food manufacturing brands and business, including its St. Marys, Ohio, pet food plant, to the venture. The proceeds from the sale, net of a reinvestment into the venture, totaled approximately $7,500, and the gain on sale was fully offset by losses experienced from the closing of a second pet food plant that had also been a part of Agway's pet food manufacturing business. Agway will continue to purchase its pet food product from Pro-Pet, L.L.C., and this change in manufacturing ownership will not materially affect Agway's retail pet food business.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)

RESULTS OF OPERATIONS
---------------------
The Company's net sales and revenues and operating results are significantly impacted by seasonal fluctuations due to the nature of its operations and the geographic location of its service area, which is primarily the Northeastern United States. Agriculture and Retail net sales and revenues are traditionally higher in the spring as customers acquire products to initiate the growing season. Energy realizes significantly higher net sales and revenues in the winter months due to cold winter conditions. Leasing and Insurance are not materially impacted by seasonal fluctuations.

                          Results by Operating Segment
                          ----------------------------

                                                                   Three Months Ended
                                                          ------------------------------------
                                                                                    $ Increase
                                                           9/30/96      9/30/95     (Decrease)
                                                          ----------   ----------   ----------
Net Sales and Revenues
----------------------
Agriculture ...........................................   $ 168,862    $ 164,457    $   4,405
Retail ................................................      63,096       58,445        4,651
Energy ................................................     107,943       97,479       10,464
Leasing ...............................................      13,317       11,526        1,791
Insurance .............................................       6,314        7,243         (929)
Other (a) .............................................      (7,348)     (14,527)       7,179
                                                          ---------    ---------    ---------
                                                          $ 352,184    $ 324,623    $  27,561
                                                          =========    =========    =========
Margin (Loss) from Continuing Operations
----------------------------------------
   before Income Taxes
   -------------------
Agriculture ...........................................   $  (8,739)   $  (6,506)   $  (2,233)
Retail ................................................         687          134          553
Energy ................................................      (4,898)      (4,772)        (126)
Leasing ...............................................       2,785        2,434          351
Insurance .............................................         (64)         (29)         (35)
Other...............................................(a)       1,769        1,671           98
                                                          ---------    ---------    ---------
Operating margin (loss) plus other income, net ........      (8,460)      (7,068)      (1,392)
Interest (expense), net of interest income ............      (6,559)      (6,920)         361
                                                          ---------    ---------    ---------
                                                          $ (15,019)   $ (13,988)   $  (1,031)
                                                          =========    =========    =========

(a) Represents unallocated corporate items and intersegment eliminations.

Numbers in the following narrative have been rounded to the nearest hundred thousand.

Consolidated Results
--------------------
The sales increase of $27,600 (9%) for the first quarter of fiscal 1997, as compared to the first quarter in the prior year, was the result of (1) higher sales prices charged by Agway Agricultural Products (AAP) for feed products and by Energy for heating oil due to an increase in the cost of these products; (2) delayed spring sales of crop-related services; (3) volume increases in pet food, bird seeds and lawn & garden seeds; and (4) increased revenues as the result of a higher average net lease investment at Telmark. These increases were after considering sales declines due to the sale of businesses of CPG during 1996 and the first quarter of 1997.

Loss from continuing operations before tax increased $1,000 (7%) to $15,000 for the first quarter of 1997 as compared to the first quarter in the prior year. The operating results from ongoing operations improved $1,000. However, during the first quarter of 1997, the adoption of a new accounting pronouncement on the impairment of long-lived assets negatively impacted results by approximately $1,700, and one-time net charges for the exiting of the pet food business and the transfer of ARS distribution center management totaled approximately $1,000. These charges were partially offset by improved operational results experienced by CPG due to divested lines of business not incurring losses in fiscal 1997 as they had done in the first quarter of the prior year.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


Agriculture
-----------
Agriculture consists of Agway Agricultural Products (AAP) and the Country Products Group (CPG). Total net sales and revenues for the first quarter of fiscal 1997 of $168,900 increased $4,400 (3%) as compared to the first quarter of fiscal 1996. This increase resulted from a $14,300 (13%) increase in AAP sales in the first quarter of fiscal 1997, as compared to the same period during the prior year, as a result of increased feed product prices and delayed spring sales of crop-related services which increased the first quarter 1997 sales. The AAP sales increase was offset by CPG experiencing an overall decline in total net sales and revenues of $9,900 (19%) in the first quarter of 1997 as compared to the same period during the prior year. The reduction represents the effect on sales volume from lines of business sold during fiscal 1996, which included Pro-Lawn, laboratory animal diet and Sacramento Valley Milling, as well as Roberts Seed which was sold in the first quarter of fiscal 1997. These divestitures were part of CPG's strategic plan. These reductions in sales levels at CPG were partially offset by the improved volumes in CPG's ongoing flour, bean, produce and sunflower operations during the first quarter of 1997 as compared to the first quarter of the prior year.

The net loss before income taxes of Agriculture increased $2,200 (34%) to $8,800 for the first quarter of 1997 as compared to the same period during the prior year. AAP's net loss before income taxes of $8,700 for the first quarter of 1997 is $1,100 (15%) higher than the same period during the prior year. AAP enterprise operations experienced significantly improved operating results in the first quarter of 1997, as compared to the same period during the prior year, which were more than offset by decreased gross margins, due to increased commodity costs and adverse experience with exchange-traded futures, and the impact of adopting a new accounting pronouncement on the impairment of long-lived assets. CPG experienced a $100 loss for the first quarter of 1997, which is a $1,100 (106%) decline from a $1,000 margin in the first quarter of the prior year. This decline was attributable to the decision to sell CPG's pet food manufacturing brands and business and the associated net asset write-down and other one-time costs. These charges were partially offset by improved operating results from having divested of businesses that incurred losses in the first quarter of the prior year. The operating results from CPG's ongoing businesses on a combined basis resulted in positive results for the first quarter of 1997, consistent with the prior year.

Retail
------
Total net sales and revenues for Agway Retail Services (ARS) increased $4,700 (8%) to $63,100 during the first quarter of 1997 as compared to the first quarter of the prior year. This increase was the result of increases in sales of pet food, bird seeds and lawn & garden seeds. The sales of these products were enhanced by a trade show held in June 1996, where no such show was held at that time in the prior year. Additionally, this increase is after considering the declines in sales associated with planned product mix changes that reduced high dollar value/lower margin power equipment in favor of smaller per unit value products with higher turnover and margins.

The margin before taxes of $700 represents a $600 increase in results during the first quarter of 1997 as compared to the first quarter of the prior year. This increase was attributable to improved margins through product mix and pricing strategies which have changed since the prior year as noted above. These margin improvements were partially offset by overall increases in expenses. Increases in manufacturing and administrative expenses were experienced in the first quarter of 1997, as compared to the same period in the prior year, partly due to one-time costs associated with the transfer of ARS distribution center management to a third party vendor. These one-time costs were greater than the reductions in selling and distribution expense experienced from improved management of these costs.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


Energy
------
Net sales and revenues increased $10,500 (11%) to $107,900 during the first quarter of fiscal 1997 as compared to the same period during the prior year. The increase was attributable to 10%-12% price increases in heating oils, diesel fuel and propane in the first quarter of 1997 as compared to the same period during the prior year. These price increases resulted from strong demand and low inventories in the marketplace. The unit volume for all products in the first quarter of 1997 increased 2% over the same period during the prior year.

Energy's operating loss of $4,900 in the first quarter of 1997 represents a $100 (3%) increase over the first quarter of the prior year. A slight improvement in gross margins and an increase in other revenues was more than offset by increased operating expenses during the first quarter of 1997 as compared to the same period in the prior year.

Leasing
-------
Total revenues for Telmark for the first quarter of 1997 of $13,300 increased $1,800 (16%) as compared to the first quarter of the prior year. The increased revenues were the result of a higher average net investment in leases during the first quarter of 1997 as compared to the first quarter of the prior year. Telmark's investment in net leases and notes of $385,000 at September 30, 1996, is an increase of $40,600 (12%) from September 30, 1995.

Telmark's operating income for the first quarter of 1997 of $2,800 represents a $400 (15%) improvement over the first quarter of the prior year. The increase is due primarily to the larger lease portfolio in the first quarter of fiscal 1997 as compared to the first quarter in the prior year. Revenues associated with the larger portfolio grew at a faster rate than the level of expenses.

Insurance
---------
Net revenues (earned premiums) of Insurance totaled $6,300 for the first quarter of 1997, which represents a $900 (13%) decline from the first quarter of the prior year. The decline is the result of increased reinsurance costs required to limit the Company's potential loss experience.

Insurance operating loss totaled $64 for the first quarter of 1997, which is a $35 (123%) increase from the first quarter of the prior year. Losses and loss development significantly improved in the first quarter of fiscal 1997, decreasing approximately 18% over the first quarter of the prior year. This improvement, however, was offset by the lower net earned premiums and a decrease in capital gains on investment sales in the first quarter of 1997 as compared to the first quarter in the prior year.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


LIQUIDITY AND CAPITAL RESOURCES
-------------------------------
Cash Flows from Operating Activities
Cash flows from operating activities for the three months ended September 30, 1996 decreased approximately $16,000 as compared to the three months ended September 30, 1995. The decline in operating cash flows, as compared to the prior year, resulted principally from fluctuations in working capital items (more specifically, inventory and other assets and liabilities).

Cash Flows from Investing Activities
Net cash flows used in the Company's investing activities totaled approximately $8,400 for the three months ended September 30, 1996, as compared to $14,100 for the three months ended September 30, 1995. The Company has a growing leasing business and cash required to fund lease origination growth in excess of lease repayments and leases sold amounted to $12,400 for the three months ended September 30, 1996 and $13,200 for the three months ended September 30, 1995. Additionally, proceeds of $5,200 from business sold during the three months ended September 30, 1996 were a source of cash that was not generated in the same period in the prior year.

Cash Flows from Financing Activities
The Company finances its operations and the operations of all its continuing businesses and subsidiaries, except Telmark and Agway Insurance Company, through Agway Financial Corporation (AFC). External sources of short-term financing for the Company and all its other continuing operations include revolving credit lines, letters of credit, and commercial paper programs. Telmark and Agway Insurance Company finance themselves through operations or direct borrowing arrangements. Each is financed with a combination of short- and long-term credit facilities. In addition, Telmark has occasionally sold blocks of its lease portfolio. Sources of longer-term financing include the following as of September 30, 1996:

Source of debt                                        Agway & AFC      Telmark         Total
--------------                                        -----------     --------       --------
Banks - due 11/96 to 2/01 with interest
  from 6.0% - 8.5% .............................       $  3,150       $142,000       $145,150
Insurance companies - due 11/96 to 11/00
  with interest from 5.9% - 9.2% ...............                       121,333        121,333
Capital leases & other - due 1996 to 2007
  with interest from 6% to 12% .................         14,523            140         14,663
                                                       --------       --------       --------
    Long-term debt .............................         17,673        263,473        281,146
Subordinated money market certificates  - due
  10/96 to 10/08 with interest from 4.5% - 9.5%         378,768         26,530        405,298
Subordinated debentures  - due 1999 to 2003 with
  interest at 7.0% to 8.5% .....................         22,898                        22,898
                                                       --------       --------       --------
    Total debt .................................       $419,339       $290,003       $709,342
                                                       ========       ========       ========

For a complete description of the Company's credit facilities available at September 30, 1996, see Footnote 3 to the condensed consolidated financial statements.

                           PART II. OTHER INFORMATION
                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                             (Thousands of Dollars)


Item 1.  Legal Proceedings
--------------------------
In August 1995, the Environmental Protection Agency (EPA) notified Agway that the EPA has reason to believe that Agway is a potentially responsible party
(PRP) under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) at the Tri-Cities Barrel Site, Port Crane, New York. The EPA requested that Agway and other PRPs participate in the ongoing Remedial Investigation/Feasibility Study (RI/FS) for the Tri-Cities Barrel Site. Agway believes that its involvement at the Tri-Cities Barrel Site is minimal. Agway has had further discussions with other PRPs who have been participating in the ongoing RI/FS and decided to participate at this time. In September 1996, a number of PRPs, including Agway, entered into an Administrative Order or Consent for Removal Action with the EPA for the site.

Item 6.  Exhibits and Reports on Form 8-K
-----------------------------------------
There were no reports on Form 8-K required to be filed during the first quarter ended September 30, 1996.

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             AGWAY INC.
                                  --------------------------------
                                           (Registrant)





Date   November 11, 1996              /s/ PETER J. O'NEILL
     --------------------         --------------------------------
                                          Peter J. O'Neill
                                       Senior Vice President,
                                         Finance & Control,
                                      Treasurer and Controller
                                  (Principal Financial Officer and
                                      Chief Accounting Officer)

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 10-Q


(Mark One)
 X QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE --- ACT OF 1934
For the quarterly period ended December 31, 1996
                               -----------------

                                       OR

    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE --- ACT OF 1934
For the transition period from                to
                               --------------    -------------
Commission file number 2-22791
                       -------

                                   AGWAY INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


DELAWARE                                                             15-0277720
--------------------------------------------------------------------------------
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                              Identification No.)


333 Butternut Drive, DeWitt, New York                                     13214
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


                                  315-449-6431
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)




Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes X   No
    --    --
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.



        Class                                Outstanding at January 31, 1997
------------------------                     -------------------------------
Membership Common Stock,                              106,730  shares
$25 par value per share

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

                                      INDEX


                                                                                                             PAGE NO.
                                                                                                             --------
PART I.    FINANCIAL INFORMATION
-------    ---------------------

           Item 1.  Financial Statements (Unaudited)

           Condensed Consolidated Balance Sheets as of December 31, 1996 and June 30, 1996........................  3

           Condensed Consolidated Statements of Operations and Retained Margin for the three months and six months ended December 31, 1996 and December 31, 1995...........................................  4

           Condensed Consolidated Cash Flow Statements for the six months ended December 31, 1996 and December 31, 1995..................................................................................  5

           Notes to Condensed Consolidated Financial Statements...................................................  6

           Item 2.  Management's Discussion and Analysis of Financial Condition and Results of Operations........  11


PART II.   OTHER INFORMATION
--------   -----------------

           Item 4.  Submission of Matters to a Vote of Security Holders..........................................  16

           Item 6.  Exhibits and Reports on Form 8-K.............................................................  16


           SIGNATURES............................................................................................  17


                          PART I. FINANCIAL INFORMATION
                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Thousands of Dollars)

                                                                    December 31,    June 30,
                                                                       1996          1996
                                                                    ----------   ----------
ASSETS                                                              (Unaudited)
------
Current Assets:
     Trade accounts receivable (including notes receivable of
       $25,882 and $35,182, respectively), less allowance for
       doubtful accounts of $9,575 and $10,062, respectively ....   $  159,287   $  207,327
     Leases receivable, less unearned income of $51,402 and
       $48,403, respectively ....................................      113,064      105,374
     Advances and other receivables .............................       38,657       35,900
     Inventories:
       Raw materials ............................................       19,300       16,161
       Finished goods ...........................................      168,402      128,770
       Goods in transit and supplies ............................       15,971       15,028
                                                                    ----------   ----------
         Total inventories ......................................      203,673      159,959
     Prepaid expenses ...........................................       49,797       57,551
                                                                    ----------   ----------
         Total current assets ...................................      564,478      566,111

Marketable securities available for sale ........................       35,679       34,115
Other security investments ......................................       44,483       42,406
Properties and equipment, net ...................................      219,996      237,015
Long-term leases receivable, less unearned income of
  $79,092 and $75,828, respectively .............................      280,813      268,815
Net pension asset ...............................................       91,680       84,757
Other assets ....................................................       10,825       12,672
                                                                    ----------   ----------
         Total assets ...........................................   $1,247,954   $1,245,891
                                                                    ==========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities:
     Notes payable ..............................................   $   94,600   $   62,200
     Current installments of long-term debt and subordinated debt      167,257      108,896
     Accounts payable ...........................................      113,368      116,519
     Other current liabilities ..................................      105,145      121,046
                                                                    ----------   ----------
         Total current liabilities ..............................      480,370      408,661

Long-term debt ..................................................      172,052      197,413
Subordinated debt ...............................................      373,328      400,284
Other liabilities ...............................................       68,619       66,811
                                                                    ----------   ----------
     Total liabilities ..........................................    1,094,369    1,073,169
Shareholders' equity:
  Preferred stock, net ..........................................       59,324       59,319
  Common stock, net .............................................        2,671        2,689
  Retained margin ...............................................       91,590      110,714
                                                                    ----------   ----------
     Total shareholders' equity .................................      153,585      172,722
Commitments and contingencies
         Total liabilities and shareholders' equity .............   $1,247,954   $1,245,891
                                                                    ==========   ==========






     See accompanying notes to condensed consolidated financial statements.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED MARGIN
                                   (Unaudited)
                             (Thousands of Dollars)

                                            Three Months Ended         Six Months Ended
                                                December 31,             December 31,
                                          ----------------------    ----------------------
                                             1996         1995         1996         1995
                                          ---------    ---------    ---------    ---------
Net sales and revenues from:
     Product sales ....................   $ 353,580    $ 347,637    $ 686,758    $ 654,090
     Leasing operations ...............      13,813       11,830       26,775       23,044
     Insurance operations .............       6,456        5,973       12,500       12,859
                                          ---------    ---------    ---------    ---------
         Total net sales and revenues .     373,849      365,440      726,033      689,993

Cost and expenses from:
     Products and plant operations ....     335,251      322,821      654,032      613,199
     Leasing operations ...............       5,981        5,159       11,937       10,416
     Insurance operations .............       4,035        8,020        7,987       12,811
     Selling, general and
       administrative activities ......      30,623       32,356       63,552       65,553
                                          ---------    ---------    ---------    ---------
         Total costs and expenses .....     375,890      368,356      737,508      701,979

Operating loss ........................      (2,041)      (2,916)     (11,475)     (11,986)
Interest expense, net .................       8,030        7,538       14,589       14,460
Other income, net .....................       3,135        5,950        4,108        7,953
                                          ---------    ---------    ---------    ---------
Loss from continuing operations
     before income taxes ..............      (6,936)      (4,504)     (21,956)     (18,493)
Income tax (benefit) expense ..........        (292)         424       (4,457)      (3,103)
                                          ---------    ---------    ---------    ---------
Loss from continuing operations .......      (6,644)      (4,928)     (17,499)     (15,390)

Discontinued operations:
     Gain on disposal of Hood,
     net of tax expense of $1,585
     and $1,624, respectively .........                    2,284                     2,017
                                          ---------    ---------    ---------    ---------
Net loss ..............................   $  (6,644)   $  (2,644)   $ (17,499)   $ (13,373)

Retained Margin:
     Balance at beginning of period,
         as previously reported .......      98,476       91,790      109,250      102,532
     Adjustment for the cumulative
         effect on prior years of
         applying retroactively the
         FIFO method of valuing
         Energy inventories, net of tax       1,464          402        1,464          402
                                          ---------    ---------    ---------    ---------
     Balance at beginning of period,
         as adjusted ..................      99,940       92,192      110,714      102,934
     Dividends ........................      (2,087)      (2,172)      (2,085)      (2,172)
     Adjustment to unrealized gains
         (losses) on available-for-sale
         securities, net of tax .......         381          795          460          782
                                          ---------    ---------    ---------    ---------
Balance at end of period ..............   $  91,590    $  88,171    $  91,590    $  88,171
                                          =========    =========    =========    =========




     See accompanying notes to condensed consolidated financial statements.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                   CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
                                   (Unaudited)
                             (Thousands of Dollars)


                                                                 Six Months Ended
                                                                    December 31,
                                                               --------------------
                                                                 1996        1995
                                                               --------    --------
Net cash flows used in operating activities ................   $(24,278)   $ (1,966)

Cash flows (used in) provided by investing activities:
     Purchases of property, plant and equipment ............     (8,306)     (7,518)
     Proceeds from disposal of businesses ..................     13,777
     Proceeds from disposal of property, plant and equipment      8,794       1,782
     Leases originated .....................................    (93,264)    (74,098)
     Leases repaid .........................................     70,237      60,841
     Proceeds from sale of marketable securities ...........     19,558       5,968
     Purchases of marketable securities ....................    (20,662)     (6,339)
     Net purchase of investments in related cooperatives ...     (2,077)        466
     Proceeds from disposal of discontinued operations .....     15,900
                                                               --------    --------

Net cash flows used in investing activities ................    (11,943)     (2,998)


Cash flows (used in) provided by financing activities:
     Net change in short-term borrowings ...................     32,400      15,800
     Proceeds from long-term debt ..........................     27,850      19,781
     Repayment of long-term debt ...........................    (29,331)    (19,585)
     Proceeds from sale of subordinated debt ...............     34,798      44,790
     Maturity and redemption of subordinated debt ..........    (25,101)    (49,304)
     Payments on capital leases ............................     (2,172)       (665)
     Redemption of stock, net ..............................        (13)     (3,443)
     Cash dividends paid ...................................     (2,210)     (2,410)
                                                               --------    --------

Net cash flows provided by financing activities ............     36,221       4,964
                                                               --------    --------


Net decrease in cash and equivalents .......................          0           0
Cash and equivalents at beginning of period ................          0           0
                                                               --------    --------


Cash and equivalents at end of period ......................   $      0    $      0
                                                               ========    ========












     See accompanying notes to condensed consolidated financial statements.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                             (Thousands of Dollars)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------
     Basis of Presentation
     The accompanying unaudited condensed consolidated financial statements of Agway Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended December 31, 1996 are not necessarily indicative of the results that may be expected for the year ending June 30, 1997 due to the seasonal nature of certain major segments of the Company's business. For further information, refer to the consolidated financial statements and notes thereto included in the annual report on Form 10-K for the year ended June 30, 1996.

     Inventories
     During the second quarter of fiscal 1997, the Company's Energy division changed its method of determining the cost of liquid product inventories from the last-in, first-out (LIFO) method to the first-in, first-out (FIFO) method. The liquid product inventories on a FIFO basis totaled $15,583 and $34,759 at June 30, 1996 and December 31, 1996, respectively, and represent 10% and 17% of the Company's total inventory for the same periods noted above.

     As required by generally accepted accounting principles, the Company has retroactively adjusted prior years' financial statements for this change. The Company has also applied to the Internal Revenue Service to change to the FIFO method of inventory valuation for tax purposes. At the time the Company elected LIFO accounting for its liquid products inventory in its Energy division, the Company owned a majority interest in a refinery and maintained significantly higher levels of liquid product inventories throughout the Energy distribution system. Since that time, the Company sold its interest in the refinery and has changed its business practice with respect to liquid product inventory management. As a result of these changes, inventory levels of liquid product currently are substantially less and the inventory turns in approximately 15 days. Accordingly, FIFO is a preferable method of accounting for liquid product inventories, better reflecting how the Company currently manages its operations and better matching revenues and costs.

     The cumulative effect of the change (reported as an increase in retained earnings as of June 30, 1995 for both the Company and Agway Financial Corporation) of $402 represents the effect on net earnings of the reversal of the LIFO reserve at that date. There was no effect of the change in accounting method in net margin (loss) for the three and six months ended December 31, 1996 and 1995. The restatement of income as previously reported for fiscal years ended June 30, 1996 and 1995 is as follows:

                                                              1996       1995
                                                            --------   --------

        Net margin (loss), as previously reported           $ 11,600   $(15,908)
        Effect of change in accounting method, net of tax      1,062        178
                                                            --------   --------
        Adjusted net margin (loss)                          $ 12,662   $(15,730)
                                                            ========   ========


     Reclassifications
     Certain reclassifications have been made to conform prior year financial statements with the current year presentation.

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

                                    Three Months Ended         Six Months Ended
                                        December 31,              December 31,
                                  ----------------------    ----------------------
                                     1996         1995         1996         1995
                                  ---------    ---------    ---------     --------
Net sales and revenues ........   $ 275,544    $ 265,507    $ 514,212    $ 486,865
Operating margin ..............       8,263        5,027        6,995        3,985
Loss from continuing operations        (454)      (4,943)      (3,270)     (12,376)
Net loss ......................        (454)      (2,658)      (3,270)     (10,359)


                                             December 31,   June 30,
                                                 1996         1996
                                             ----------   ----------
Current assets ...........................   $  550,903   $  532,158
Properties and equipment, net ............      157,263      166,504
Noncurrent assets ........................      366,276      353,377
                                             ----------   ----------
    Total assets .........................   $1,074,442   $1,052,039
                                             ==========   ==========

Current liabilities ......................   $  306,338   $  227,782
Long-term debt ...........................      165,240      191,189
Subordinated debt ........................      373,328      400,284
Noncurrent liabilities ...................       16,715       17,152
Shareholder's equity .....................      212,821      215,632
                                             ----------   ----------
Total liabilities and shareholder's equity   $1,074,442   $1,052,039
                                             ==========   ==========

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)
                             (Thousands of Dollars)


3.   BORROWING ARRANGEMENTS
     ----------------------
     Agway and AFC
     As of December 31, 1996, the Company had certain facilities available with banking institutions whereby lenders have agreed to provide funds up to $254,000 to separately financed units of the Company as follows: AFC - $50,000 and Telmark - $204,000. In addition, AFC may issue up to $50,000 of commercial paper under the terms of a separate agreement, backed by a letter of credit.

     The $50,000 line of credit available to AFC and its ability to issue $50,000 of commercial paper require collateralization using certain of the Company's accounts receivable and non-petroleum inventories ("collateral"). Amounts which can be drawn under the AFC short-term agreements are limited to a specific calculation based upon the collateral available. Adequate collateral has existed throughout the fiscal year to permit AFC to borrow amounts to meet the ongoing needs of the Company and is expected to continue to do so. In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific quarterly levels of interest coverage and monthly levels of tangible retained margins. The amounts outstanding as of December 31, 1996 under AFC's $50,000 line of credit and $50,000 commercial paper were $34,600 and $50,000, respectively. In November 1996, the Company renegotiated its line of credit facility to extend the availability through January 1, 1998 and to provide seasonal increases in the line of credit which will be available so that total availability under AFC's line of credit will increase to $60,000 at June 1, 1997 and $75,000 at October 1, 1997. The Company's commercial paper program expires December 31, 1997. The Company has ongoing discussions with its lenders and expects to continue to have appropriate and adequate financing to meet its ongoing needs.

     Annually, Agway and AFC offer subordinated debentures and subordinated money market certificates to the public. Of Agway's and AFC's subordinated debt at December 31, 1996, $418,600 is redeemable in whole or in part at the principal amount plus accrued interest, prior to maturity dates, at the option of the Company. The foregoing debt bears interest payable semi-annually on January l and July 1 of each year. The money market certificates' interest rate is at the greater of the quoted rate or a rate based upon the discount rate for U. S. Government Treasury Bills, with maturities of 26 weeks. In October 1996, $14,700 of subordinated money market certificates issued by AFC matured. The Company has refinanced this debt through the issuance of subordinated debt and short-term bank borrowings.

     Telmark
     As of December 31, 1996, Telmark had two separate credit facilities available from banks which allow Telmark to borrow up to an aggregate of $204,000. An uncommitted short-term line of credit agreement permits Telmark to borrow up to $4,000 on an unsecured basis with interest paid upon maturity. The line bears interest at money market variable rates. A committed $200,000 partially collateralized revolving term loan facility permits Telmark to draw short-term funds bearing interest at money market rates or draw long-term debt at rates appropriate for the term of the note drawn. The total amounts outstanding as of December 31, 1996, under the short-term line of credit and the revolving term loan facility were $4,000 and $164,000, respectively.

     Telmark borrows under its short-term line of credit agreement and its revolving term agreement from time to time to fund its operations. Short-term debt serves as interim financing between the issuances of long-term debt. Telmark renews its lines of credit annually. The $4,000 line of credit has been renewed through December 31, 1997. The $200,000 revolving term agreement loan facility is available through February 1, 1998.

     At December 31, 1996, Telmark also had balances outstanding on unsecured senior note private placements totaling $114,300. Interest is payable semiannually on each senior note. Principal payments are both semiannual and annual. The note agreements are similar to one another and each contain specific financial covenants.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)
                             (Thousands of Dollars)


3.   BORROWING ARRANGEMENTS (continued)
     ----------------------------------
     Telmark (continued)
     Telmark has registered with the SEC two shelf offerings of debentures. The debentures are unsecured, subordinated to all senior debt at Telmark, and are not guaranteed by Agway nor any of Agway's other subsidiaries. The interest on the debt is payable quarterly on January 1, April 1, July 1 and October 1. The offering of debentures is continuing and the proceeds of the offerings will be used to provide financing for Telmark's leasing activities.

     The Company believes Telmark will continue to have appropriate and adequate short-term and long-term financing to meet its ongoing needs.

     Long-term and subordinated debt outstanding at December 31, 1996, as compared to June 30, 1996, amounted to:

                            Agway & AFC             Telmark                Total
                        -------------------   -------------------   -------------------
                          12/96       6/96      12/96      6/96       12/96      6/96
                        --------   --------   --------   --------   --------   --------
Long-term debt ......   $ 15,555   $ 18,666   $272,457   $273,000   $288,012   $291,666
Currently payable ...      5,172      6,065    110,788     88,188    115,960     94,253
                        --------   --------   --------   --------   --------   --------
Net long-term debt ..   $ 10,383   $ 12,601   $161,669   $184,812   $172,052   $197,413
                        ========   ========   ========   ========   ========   ========

Subordinated debt ...   $395,452   $390,669   $ 29,173   $ 24,258   $424,625   $414,927
Currently payable ...     51,297     14,643                           51,297     14,643
                        --------   --------   --------   --------   --------   --------
Net subordinated debt   $344,155   $376,026   $ 29,173   $ 24,258   $373,328   $400,284
                        ========   ========   ========   ========   ========   ========

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)
                             (Thousands of Dollars)


4.   COMMITMENTS AND CONTINGENCIES
     -----------------------------
     Environmental
     The Company is subject to a number of governmental regulations concerning environmental matters, either directly or as a result of the operations of its subsidiaries. The Company expects that it will be required to expend funds to participate in the remediation of certain sites, including sites where the Company has been designated by the Environmental Protection Agency (EPA) as a potentially responsible party (PRP) under the
     Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and sites with underground fuel storage tanks, and will incur other expenses associated with environmental compliance.

     The Company continually monitors its operations with respect to potential environmental issues, including changes in legally mandated standards and remediation technologies. Agway's recorded liability reflects those specific issues where remediation activities are currently deemed to be probable and where the cost of remediation is estimable. Estimates of the extent of the Company's degree of responsibility relating to a particular site and the method and ultimate cost of remediation require a number of assumptions for which the ultimate outcome may differ from current estimates. At December 31, 1996, the Company had been designated as a PRP under CERCLA or as a third party to the original PRPs in several Superfund sites. The liability under CERCLA is joint and several, meaning that the Company could be required to pay in excess of its pro rata share of remediation costs. The Company's understanding of the financial strength of other PRPs at these Superfund sites has been considered, where appropriate, in the Company's determination of its estimated liability. The Company believes that its past experience provides a reasonable basis for estimating its liability. As additional information becomes available, estimates are adjusted as necessary. While the Company does not anticipate that any such adjustment would be material to its financial statements, it is reasonably possible that the result of ongoing and/or future environmental studies or other factors could alter this expectation and require the recording of additional liabilities. The extent or amount of such events, if any, cannot be estimated at this time. The settlement of the reserves established will cause future cash outlays over approximately five years based upon current estimates, and it is not expected that such outlays will materially impact the Company's liquidity position.

     Other
     The Company is also subject to various investigations, claims, and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be resolved unfavorably to the Company. The Company has established accruals for matters for which payment is probable and amounts reasonably estimable. Management believes any liability that may ultimately result from the resolution of these matters in excess of amounts provided under the above stated policy will not have a material adverse effect on the financial position, results of operations or liquidity of the Company.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


RESULTS OF OPERATIONS
---------------------
The Company's net sales and revenues and operating results are significantly impacted by seasonal fluctuations due to the nature of its operations and the geographic location of its service area, which is primarily the Northeastern United States. Agriculture and Retail net sales and revenues are traditionally higher in the spring as customers acquire products to initiate the growing season. Energy generally realizes significantly higher net sales and revenues in the winter months due to cold winter conditions. Leasing and Insurance are not materially impacted by seasonal fluctuations.

                                                                  Results by Operating Segment
                                           ---------------------------------------------------------------------------
                                                    Three Months Ended                      Six Months Ended
                                           ------------------------------------   ------------------------------------
                                                                     $ Increase                             $ Increase
                                            12/31/96    12/31/95     (Decrease)   12/31/96     12/31/95     (Decrease)
                                           ---------    ---------    ---------    ---------    ---------    ---------
Net Sales and Revenues
----------------------
Agriculture                                $ 150,974    $ 164,266    $ (13,292)   $ 337,104    $ 329,075    $   8,029
Retail                                        49,335       56,556       (7,221)     111,928      114,575       (2,647)
Energy                                       167,567      140,199       27,368      275,511      237,679       37,832
Leasing                                       14,142       12,169        1,973       27,459       23,695        3,764
Insurance                                      6,735        6,344          391       13,049       13,587         (538)
Other (a)                                    (14,904)     (14,094)        (810)     (39,018)     (28,618)     (10,400)
                                           ---------    ---------    ---------    ---------    ---------    ---------
                                           $ 373,849    $ 365,440    $   8,409    $ 726,033    $ 689,993    $  36,040
                                           =========    =========    =========    =========    =========    =========

Margin (Loss) from Continuing Operations
----------------------------------------
   before Income Taxes
   -------------------
Agriculture                                $  (7,691)   $  (1,903)   $  (5,788)   $ (16,430)   $  (8,381)   $  (8,049)
Retail                                        (1,138)      (1,859)         721         (451)      (1,752)       1,301
Energy                                         5,172        5,628         (456)         273          856         (583)
Leasing                                        3,257        2,965          292        6,042        5,399          643
Insurance                                        316       (3,856)       4,172          252       (3,885)       4,137
Other (a)                                      1,178        2,059         (881)       2,947        3,730         (783)
                                           ---------    ---------    ---------    ---------    ---------    ---------
Operating margin (loss)
   plus other income, net                      1,094        3,034       (1,940)      (7,367)      (4,033)      (3,334)
Interest (expense), net of
   interest income                            (8,030)      (7,538)        (492)     (14,589)     (14,460)        (129)
                                           ---------    ---------    ---------    ---------    ---------    ---------
                                           $  (6,936)   $  (4,504)   $  (2,432)   $ (21,956)   $ (18,493)   $  (3,463)
                                           =========    =========    =========    =========    =========    =========

(a) Represents unallocated corporate items and intersegment eliminations.

Numbers in the following narrative have been rounded to the nearest hundred thousand.

Consolidated Results
--------------------
Consolidated net sales and revenues of $373,800 and $726,000 for the three and six months ended December 31, 1996 increased $8,400 (2%) and $36,000 (5%), respectively, as compared to the same periods in the prior year. The increases were the result of (1) higher sales prices, due to increased product costs, in Agriculture for feed products and in Energy for heating oils, diesel fuel and propane; (2) delayed spring sales of crop-related services by Agriculture which increased sales in the first quarter of fiscal 1997; and (3) increased lease portfolio revenues, as compared to the prior year, from a higher average net lease investment with higher revenue rates at Telmark. These increases were partially offset by the weather-related decline in demand for bird food which significantly reduced sales to consumers in the Retail business. Additionally, the sale of businesses within CPG during the prior year and first six months of fiscal 1997 has reduced the overall sales level in CPG.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


Consolidated Results (continued)
--------------------------------
Net loss from continuing operations before taxes of $6,900 and $22,000 for the three and six months ended December 31, 1996 increased $2,400 (54%) and $3,500 (19%), respectively, as compared to the same periods in the prior year. The Company's results through the six months ended December 31, 1996 reflect ongoing operations improving $2,100 over the same period in the prior year. During this period, several one-time impacts to the financial results occurred which more than offset the ongoing operation improvement. The adoption of a new accounting pronouncement on the impairment of long-lived assets; one-time net charges from the sale of the pet food manufacturing brands and business and the transition cost from outsourcing the retail distribution center management; and a delay in the timing of recognizing patronage refunds from fertilizer purchases have decreased pre-tax earnings for the six months ended December 31, 1996, as compared to the same period in the prior year, by $5,600.

In addition to the one-time items noted above, Agriculture's operating results were affected by increased commodity costs and less favorable experience than in the prior year with exchange-traded futures. The net decline of Agriculture, as compared to the prior year, was substantially offset by improved underwriting results in Insurance, continued strong earnings in Telmark and improvements in Retail.

Agriculture
-----------
Agriculture consists of Agway Agricultural Products (AAP) and the Country Products Group (CPG). Total Agriculture net sales and revenues of $151,000 and $337,100 for the three and six months ended December 31, 1996 decreased $13,300 (8%) and increased $8,000 (2%), respectively, as compared to the same periods in the prior year. The decrease in net sales and revenues for the three-month period, as compared to the same period in the prior year, resulted from a $2,400 (2%) increase in AAP net sales and revenues, offset by a $15,600 (30%) decline in CPG net sales and revenues. The increase in net sales and revenues for the six-month period ended December 31, 1996, as compared to the same period in the prior year, resulted from a $33,000 (15%) increase in AAP net sales and revenues, offset by a $25,000 (24%) decline in CPG total net sales and revenues.

The increase in AAP sales for the three- and six-month periods ended December 31, 1996 was the result of increased feed product prices and delayed spring sales of crop-related services which rolled into the first quarter of fiscal 1997. The decline in CPG sales for the three- and six-month periods ended December 31, 1996 represents the decline in sales volume of $9,900 and $23,400, respectively, from lines of business sold, mainly during the prior year, as part of CPG's strategic plan, which included Pro-Lawn, a laboratory animal diet business, Sacramento Valley Milling and Roberts Seed. Additionally, net sales and revenues for the ongoing CPG speciality products operations also declined in the six-month period ended December 31, 1996, as compared to the same period in the prior year, mainly due to declines in sunflower seed sales for the production of bird foods. Lower than normal snow coverage in the Northeast in November and December caused less demand for this product. The remaining ongoing operations of CPG generated net sales and revenues during the six months ended December 31, 1996 that were equivalent to the same period in the prior year.

The net loss before income taxes of Agriculture of $7,700 and $16,400 for the three and six months ended December 31, 1996 increased $5,800 (300%) and $8,000 (96%), respectively, as compared to the same periods in the prior year. AAP's second quarter loss of $9,300 was a $5,700 (162%) increase over the same period in the prior year, and the $18,000 six-month loss was a $6,900 (62%) increase over the first six months of the prior year. However, AAP enterprise operations experienced $3,100 in improvements to operating results and reduced administrative costs by $1,200 over the six months ended December 31, 1996, as compared to the same period in the prior year. These improvements were more than offset by decreased gross margins, due to increased commodity costs and less favorable experience with exchange-traded futures; the timing of patronage refunds recognized in the second quarter last year which are expected in the third quarter in the current year; and the impact of adopting a new accounting pronouncement on the impairment of long-lived assets.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


Agriculture (continued)
-----------------------
CPG net income of $1,600 for both the three and six months ended December 31, 1996 decreased $100 (30%) and $1,100 (43%), respectively, as compared to the same periods in the prior year. The net income has been adversely impacted by a $600 decline in the sunflower seed margins due to a drop in prices combined with lower sales volumes; a $400 decline in potato margins resulted from price reductions in the potato industry; and the cost of net asset write-downs and other one-time costs attributable to the sale of CPG's pet food manufacturing brands and business. These adverse items were partially offset by improvements, as compared to the prior year, in other continuing operations.

Retail
------
Total net sales and revenues of $49,300 and $111,900 for the three and six months ended December 31, 1996 decreased $7,200 (13%) and $2,600 (2%), respectively, as compared to the same periods in the prior year. The second quarter decline of $7,200 resulted from a significant reduction in bird food and ice melter salt sales due to the relatively light snow cover in November and December in many parts of the Northeast. Additionally, sales of water systems were significantly reduced, as compared to the prior year, as Retail entered into an agreement under which a third party would sell these products and pay Retail a commission. The second quarter decline in sales, as compared to the prior year, more than offset the first quarter sales improvements in pet food, bird food and lawn and garden seeds and the improved sale of wood pellets in the second quarter.

Net loss before income taxes of $1,100 and $500 for the three and six months ended December 31, 1996 improved $700 (39%) and $1,300 (74%), respectively, over the same periods in the prior year. Gross margin dollars were down 6% for the second quarter, as compared to the prior year, due to the decline in sales dollars; however, margin percentages have improved through product mix and pricing strategy changes since the prior year. Total expenses for the second quarter and for the six-month period ended December 31, 1996 decreased $1,500 (9%) and $1,700 (5%), respectively, as compared to the same periods in the prior year. The most significant decline in both the three- and six-month periods ended December 31, 1996 was in selling expenses. Advertising expenses have been either reduced or delayed to provide for enhancement to sales efforts in the upcoming spring season. Additionally, reductions in distribution and manufacturing expenses were more than offset by one-time costs incurred to transfer distribution center management and from the costs of acquisition of new businesses or improvements to current stores.

Energy
------
Net sales and revenues of $167,600 and $275,500 for the three and six months ended December 31, 1996 increased $27,400 (20%) and $37,800 (16%), respectively, as compared to the same periods in the prior year. The increase, as compared to the prior year, is substantially due to higher commodity prices in the current year in heating oils, diesel fuel and propane as a result of strong demand and low industry inventories in the marketplace. Energy's average selling price of all products increased 19.5% in the three months and 14.5% for the six months ended December 31, 1996, as compared to the same periods in the prior year. The total unit volume of all products for both the three and six months ended December 31, 1996 shows slight improvements, despite temperatures being warmer than the prior year.

Margin before income taxes of $5,200 and $300 for the three and six months ended December 31, 1996 decreased $500 (8%) and $600 (68%), respectively, as compared to the same periods in the prior year. Gross margin dollars decreased $400 and $300 for the second quarter and six months ended December 31, 1996, as compared to the same periods in the prior year, as a result of product cost increases not being able to be absorbed by the marketplace. Total operating expenses increased for the three and six months ended December 31, 1996, as compared to the same periods in the prior year, as the result of increased distribution costs partially offset by reduced selling and administrative costs. Finally, other revenue increased over the prior year due to gains on the sale of assets in the current year.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


Leasing
-------
Telmark total revenues of $14,100 and $27,500 for the three and six months ended December 31, 1996 increased $2,000 (16%) and $3,800 (16%), respectively, as compared to the same periods in the prior year. The increased revenues over both periods, as compared to the same periods in the prior year, are the result of a higher average net investment with higher revenue rates associated with current period leases. The net investment increased $22,700 (6%) to $417,000 for the six-month period ended December 31, 1996, as compared to an increase of $12,700 (4%) to $361,000 for the same period in the prior year. Revenue as a percent of average net investment increased 3% in the six months ended December 31, 1996, as compared to the same period in the prior year.

Margin before income taxes of $3,300 and $6,000 for the three and six months ended December 31, 1996 increased $300 (10%) and $600 (12%), respectively, as compared to the same periods prior year. Total revenue increases were partially offset by an increase in total expenses for the three and six months ended December 31, 1996 of $1,700 (18%) and $3,200 (17%), respectively, as compared to the same periods in the prior year. The larger net investment during those periods, as compared to the same periods in the prior year, has increased interest expense, selling, general and administrative expenses and the provision for credit losses in the current year.

Insurance
---------
Net revenues (earned premiums) of $6,700 and $13,000 for the three and six months ended December 31, 1996 increased $400 (6%) and decreased $500 (4%), respectively, as compared to the same periods in the prior year. The fluctuations are the result of increased reinsurance costs being incurred earlier over the six months ended December 31, 1996 as compared to the prior year. The increased reinsurance costs will further limit Insurance's potential loss exposure.

Margin before income taxes of $300 for both the three and six months ended December 31, 1996 increased $4,200 (108%) and $4,100 (107%), respectively, as compared to the same periods in the prior year. The increase has been the result of improvement in loss development. In the first six months of the prior year, Insurance experienced adverse development in older claims and certain unusually large farmowner and auto liability casualty losses. These types of adverse developments did not occur during the first six months of the current year.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


LIQUIDITY AND CAPITAL RESOURCES
-------------------------------
Cash Flows from Operating Activities
Cash flows from operating activities for the six months ended December 31, 1996 were a net cash use of $24,300, a decrease in cash flows of approximately $22,500 as compared to the same period in the prior year. This decrease was due primarily to larger increases in inventory and receivables over the six-month period ended December 31, 1996, as compared to the same period in prior year, from higher commodity market prices in Agriculture and Energy, and from higher Energy inventory levels maintained due to the low industry inventories in the marketplace.

Cash Flows from Investing Activities
Net cash flows used in the Company's investing activities totaled approximately $11,900 for the six months ended December 31, 1996, as compared to $3,000 for the six months ended December 31, 1995, an increased outflow of $8,900. The Company has a growing leasing business and cash required to fund lease origination growth in excess of lease repayments and leases sold amounted to $23,000 for the six months ended December 31, 1996, as compared to $13,300 for the six months ended December 31, 1995, a net cash outflow of $9,700. Additionally, purchases of fixed assets and the net purchase of marketable securities and investments in related cooperatives during the six months ended December 31, 1996 increased $4,100 over the prior year. These increased uses were partially offset by proceeds of $22,600 from businesses and fixed assets sold during the six months ended December 31, 1996 that were $4,900 higher than the cash generated from the same activity, including the disposal of discontinued operations, in the same period in the prior year.

Cash Flows from Financing Activities
The Company finances its operations and the operations of all its continuing businesses and subsidiaries, except Telmark and Agway Insurance Company, through Agway Financial Corporation (AFC). External sources of short-term financing for the Company and all its other continuing operations include revolving credit lines, letters of credit, and commercial paper programs. Telmark and Agway Insurance Company finance themselves through operations or direct borrowing arrangements. Each is financed with a combination of short- and long-term credit facilities. In addition, Telmark has occasionally sold blocks of its lease portfolio. Sources of longer-term financing include the following as of December 31, 1996:


                                                   Agway &
Source of debt                                       AFC      Telmark     Total
--------------                                    --------   --------   --------
Banks - due 11/97 to 2/01 with interest
  from 6.0% - 8.5% ............................   $  2,975   $158,000   $160,975
Insurance companies - due 3/97 to 11/00
  with interest from 5.9% - 9.2% ..............               114,333    114,333
Capital leases & other - due 1997 to 2007
  with interest from 6% to 12% ................     12,580        124     12,704
                                                  --------   --------   --------
    Long-term debt ............................     15,555    272,457    288,012
Subordinated money market certificates - due
  10/97 to 10/08 with interest from 4.5% - 9.5%    373,020     29,173    402,193
Subordinated debentures - due 1999 to 2003 with
  interest at 7.0% to 8.5% ....................     22,432                22,432
                                                  --------   --------   --------
    Total debt ................................   $411,007   $301,630   $712,637
                                                  ========   ========   ========

For a complete description of the Company's credit facilities available at December 31, 1996, see Footnote 3 to the condensed consolidated financial statements.

                           PART II. OTHER INFORMATION
                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                             (Thousands of Dollars)


Item 4.  Submission of Matters to a Vote of Security Holders
------------------------------------------------------------
The Company held its annual meeting of shareholders on November 13, 1996, at which a quorum was present in person or by proxy. The following Directors were elected to three-year terms through December 1999:

                    Nominee               In Favor         Opposed
               ------------------         --------         -------
               Robert L. Marshman          62,404           4,695
               Peter D. Hanks              62,404           4,695
               Carl D. Smith               62,404           4,695
               Kevin B. Barrett            62,404           4,695
               Samuel F. Minor             62,404           4,695
               Joel L. Wenger              62,404           4,695

Eligible additional votes totaling 17,736 were not received at the time of the annual meeting and are not included as either votes in favor or opposed. Additionally, these 17,736 eligible additional votes may be considered abstentions and were not included for purposes of determining a quorum at the annual meeting.

The following is a list of directors whose terms as Directors continued after the Annual Meeting:

   Ralph H. Heffner                 - Chairman of the Board and Director
   Robert L. Marshman               - Vice Chairman of the Board and Director
   Kevin B. Barrett                 - Director
   Keith H. Carlisle                - Director
   Vyron M. Chapman                 - Director
   D. Gilbert Couser                - Director
   Andrew J. Gilbert                - Director
   Peter D. Hanks                   - Director
   Frederick A. Hough               - Director
   Samuel F. Minor                  - Director
   Carl D. Smith                    - Director
   Thomas E. Smith                  - Director
   Gary K. Van Slyke                - Director
   Joel L. Wenger                   - Director
   Edwin C. Whitehead               - Director
   Christian F. Wolff, Jr           - Director
   William W. Young                 - Director

Item 6.  Exhibits and Reports on Form 8-K
-----------------------------------------
There were no reports on Form 8-K required to be filed during the three months ended December 31, 1996.

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                      AGWAY INC.
                                       ----------------------------------------
                                                    (Registrant)





Date      February 4, 1997                    /s/ PETER J. O'NEILL
      ----------------------           ----------------------------------------
                                                  Peter J. O'Neill
                                               Senior Vice President,
                                                 Finance & Control,
                                              Treasurer and Controller
                                          (Principal Financial Officer and
                                              Chief Accounting Officer)

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-Q/A
                                 AMENDMENT NO. 1


(Mark One)
 X QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE --- ACT OF 1934
For the quarterly period ended December 31, 1996
                               -----------------

                                       OR

    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE --- ACT OF 1934
For the transition period from                to
                               --------------    -------------
Commission file number 2-22791
                       -------

                                   AGWAY INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


DELAWARE                                                             15-0277720
--------------------------------------------------------------------------------
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                              Identification No.)


333 Butternut Drive, DeWitt, New York                                     13214
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


                                  315-449-6431
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)




Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes X   No
    --    --
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.



        Class                                Outstanding at January 31, 1997
------------------------                     -------------------------------
Membership Common Stock,                              106,730  shares
$25 par value per share

                           PART II. OTHER INFORMATION
                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                             (Thousands of Dollars)



Item 6.  Exhibits and Reports on Form 8-K


(a)      List of Exhibits
         18.0     Letter re change in accounting principles
         27.0     Financial Data Schedule*

(b)      Reports on Form 8-K
         There were no reports on Form 8-K required to be filed during the three months ended December 31, 1996.


*Included with electronic filing only.

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                      AGWAY INC.
                                       ----------------------------------------
                                                    (Registrant)





Date      February 11, 1997                   /s/ PETER J. O'NEILL
      ----------------------           ----------------------------------------

                                                  Peter J. O'Neill
                                               Senior Vice President,
                                                 Finance & Control,
                                              Treasurer and Controller
                                          (Principal Financial Officer and
                                              Chief Accounting Officer)

                                   EXHIBIT 18

(logo)  Coopers & Lybrand L.L.P.  One Lincoln Center   telephone (315) 474-8541
                                  Syracuse, New York   facsimile (315) 473-1385


        a professional services firm




Board of Directors
Agway, Inc.
333 Butternut Drive
DeWitt, New York 13214

We are providing this letter to you for inclusion as an exhibit to your Form 10-Q filing pursuant to Item 601 of Regulation S-K.

We have read management's justification for the change in accounting from the Last-In First-Out (LIFO) method of inventory valuation for the liquid petroleum products to the First-In First-Out (FIFO) method contained in the Company's Form 10-Q for the quarter ended December 31, 1996. Based on our reading of the data and discussion with Company officials of the business judgment and business planning factors relating to the change, we believe management's justification is reasonable. Accordingly, in reliance on management's determination as regards elements of judgement and business planning, we concur that the newly adopted accounting principle described above is preferable in the Company's circumstances to the method previously applied.

We have not audited any financial statements of Agway, Inc. as of any date or any period subsequent to June 30, 1996, nor have we audited the application of the change in accounting principle disclosed in Form 10-Q of Agway, Inc. for the three months ended December 31, 1996; accordingly, our comments are subject to revision on completion of an audit of the financial statements that include the accounting change.


/s/ Coopers & Lybrand L.L.P.
Syracuse, New York
January 7, 1997

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 10-Q


(Mark One)
 X QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE --- ACT OF 1934
For the quarterly period ended March 31, 1997
                               --------------
                                       OR

    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE --- ACT OF 1934
For the transition period from                 to
                               ---------------    ---------------

Commission file number 2-22791
                       -------

                                   AGWAY INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


DELAWARE                                                             15-0277720
--------------------------------------------------------------------------------
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                              Identification No.)


333 Butternut Drive, DeWitt, New York                                     13214
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


                                  315-449-6431
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)




Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days. Yes  X   No
                                       ---     ---
Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.



                       Class                        Outstanding at May 2, 1997
------------------------------------------------    --------------------------
Membership Common Stock, $25 par value per share            105,966 shares

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

                                      INDEX


                                                                                                              PAGE NO.
                                                                                                              --------

PART I.    FINANCIAL INFORMATION
-------    ---------------------

           Item 1.  Financial Statements (Unaudited)

           Condensed Consolidated Balance Sheets as of March 31, 1997 and June 30, 1996...........................  3

           Condensed Consolidated Statements of Operations and Retained Margin for the three months and nine months ended March 31, 1997 and March 31, 1996................................................  4

           Condensed Consolidated Cash Flow Statements for the nine months ended March 31, 1997 and March 31, 1996.....................................................................................  5

           Notes to Condensed Consolidated Financial Statements...................................................  6

           Item 2.  Management's Discussion and Analysis of Financial Condition and Results of Operations........  11


PART II.   OTHER INFORMATION
--------   -----------------

           Item 6.  Exhibits and Reports on Form 8-K.............................................................  16


           SIGNATURES............................................................................................  17


                          PART I. FINANCIAL INFORMATION
                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Thousands of Dollars)

                                                                     March 31,    June 30,
                                                                       1997         1996
                                                                    ----------   ----------
                                                                    (Unaudited)
ASSETS
------
Current Assets:
     Trade accounts receivable (including notes receivable of
       $17,669 and $35,182, respectively), less allowance for
       doubtful accounts of $9,481 and $10,062, respectively ....   $  152,502   $  207,327
     Leases receivable, less unearned income of $54,186 and
       $48,403, respectively ....................................      118,126      105,374
     Advances and other receivables .............................       30,557       35,900
     Inventories:
       Raw materials ............................................       14,176       16,161
       Finished goods ...........................................      195,899      128,770
       Goods in transit and supplies ............................       21,782       15,028
                                                                    ----------   ----------
         Total inventories ......................................      231,857      159,959
     Prepaid expenses ...........................................       45,799       57,551
                                                                    ----------   ----------
         Total current assets ...................................      578,841      566,111

Marketable securities available for sale ........................       36,057       34,115
Other security investments ......................................       49,589       42,406
Properties and equipment, net ...................................      215,848      237,015
Long-term leases receivable, less unearned income of
  $85,726 and $75,828, respectively .............................      293,451      268,815
Net pension asset ...............................................       94,931       84,757
Other assets ....................................................       10,250       12,672
                                                                    ----------   ----------
         Total assets ...........................................   $1,278,967   $1,245,891
                                                                    ==========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities:
     Notes payable ..............................................   $   90,800   $   62,200
     Current installments of long-term debt and subordinated debt      170,259      108,896
     Accounts payable ...........................................      150,370      116,519
     Other current liabilities ..................................      109,357      121,046
                                                                    ----------   ----------
         Total current liabilities ..............................      520,786      408,661

Long-term debt ..................................................      157,593      197,413
Subordinated debt ...............................................      373,217      400,284
Other liabilities ...............................................       69,932       66,811
                                                                    ----------   ----------
     Total liabilities ..........................................    1,121,528    1,073,169
Shareholders' equity:
  Preferred stock, net ..........................................       57,645       59,319
  Common stock, net .............................................        2,658        2,689
  Retained margin ...............................................       97,136      110,714
                                                                    ----------   ----------
     Total shareholders' equity .................................      157,439      172,722
Commitments and contingencies
         Total liabilities and shareholders' equity .............   $1,278,967   $1,245,891
                                                                    ==========   ==========






     See accompanying notes to condensed consolidated financial statements.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED MARGIN
                                   (Unaudited)
                             (Thousands of Dollars)

                                               Three Months Ended             Nine Months Ended
                                                    March 31,                     March 31,
                                           --------------------------    --------------------------
                                               1997           1996          1997            1996
                                           -----------    -----------    -----------    -----------
Net sales and revenues from:
     Product sales .....................   $   406,747    $   408,632    $ 1,091,730    $ 1,061,343
     Leasing operations ................        14,290         12,052         41,748         35,746
     Insurance operations ..............         6,834          6,475         19,883         20,063
                                           -----------    -----------    -----------    -----------
         Total net sales and revenues ..       427,871        427,159      1,153,361      1,117,152

Cost and expenses from:
     Products and plant operations .....       378,934        371,730      1,032,422        984,928
     Leasing operations ................         4,958          4,387         16,895         14,803
     Insurance operations ..............         4,181          4,943         12,168         17,754
     Selling, general and
       administrative activities .......        31,656         34,860         95,208        100,413
                                           -----------    -----------    -----------    -----------
         Total costs and expenses ......       419,729        415,920      1,156,693      1,117,898

Operating margin (loss) ................         8,142         11,239         (3,332)          (746)
Interest expense, net ..................        (8,902)        (8,454)       (23,491)       (22,912)
Other income, net ......................        11,631         11,505         15,742         19,457
                                           -----------    -----------    -----------    -----------
Margin (loss) from continuing operations
     before income taxes ...............        10,871         14,290        (11,081)        (4,201)
Income tax (benefit) expense ...........         4,856          8,264            399          5,162
                                           -----------    -----------    -----------    -----------
Margin (loss) from continuing operations         6,015          6,026        (11,480)        (9,363)

Discontinued operations:
     Gain on disposal of Hood,
     net of tax expense of $1,624 ......                                                      2,017
                                           -----------    -----------    -----------    -----------
Net margin (loss) ......................   $     6,015    $     6,026    $   (11,480)   $    (7,346)

Retained Margin:
     Balance at beginning of period,
         as previously reported ........        91,590         88,171        109,250        102,532
     Adjustment for the cumulative
         effect on prior years of
         applying retroactively the
         FIFO method of valuing
         Energy inventories, net of tax                                        1,464            402
                                           -----------    -----------    -----------    -----------
     Balance at beginning of period,
         as adjusted ...................        91,590         88,171        110,714        102,934
     Dividends .........................                                      (2,087)        (2,172)
     Adjustment to unrealized gains
         (losses) on available-for-sale
         securities, net of tax ........          (469)        (1,085)           (11)          (304)
                                           -----------    -----------    -----------    -----------
Balance at end of period ...............   $    97,136    $    93,112    $    97,136    $    93,112
                                           ===========    ===========    ===========    ===========





     See accompanying notes to condensed consolidated financial statements.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                   CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
                                   (Unaudited)
                             (Thousands of Dollars)


                                                                  Nine Months Ended
                                                                       March 31,
                                                               -----------------------
                                                                  1997         1996
                                                               ----------   ----------
Net cash flows provided by (used in) operating activities ..   $  28,683    $  (6,467)

Cash flows provided by (used in) investing activities:
     Purchases of property, plant and equipment ............     (15,274)     (14,683)
     Proceeds from disposal of businesses ..................      20,385       26,276
     Proceeds from disposal of property, plant and equipment       7,103        2,594
     Cash paid for acquisitions ............................        (973)
     Leases originated .....................................    (152,617)    (114,399)
     Leases repaid .........................................     109,672       92,484
     Proceeds from sale of marketable securities ...........      20,622        6,505
     Purchases of marketable securities ....................     (22,572)      (6,108)
     Net purchase of investments in related cooperatives ...     (12,100)      (6,687)
     Proceeds from disposal of discontinued operations .....                   15,900
                                                               ---------    ---------

Net cash flows provided by (used in) investing activities ..     (45,754)       1,882


Cash flows provided by (used in) financing activities:
     Net change in short-term borrowings ...................      28,600       11,500
     Proceeds from long-term debt ..........................      28,402       23,663
     Repayment of long-term debt ...........................     (52,854)     (29,364)
     Proceeds from sale of subordinated debt ...............      54,107       72,190
     Maturity and redemption of subordinated debt ..........     (32,626)     (61,259)
     Payments on capital leases ............................      (2,554)      (1,306)
     Redemption of stock, net ..............................      (1,707)      (6,257)
     Cash dividends paid ...................................      (4,297)      (4,582)
                                                               ---------    ---------

Net cash flows provided by financing activities ............      17,071        4,585
                                                               ---------    ---------


Net decrease in cash and equivalents .......................           0            0
Cash and equivalents at beginning of period ................           0            0
                                                               ---------    ---------


Cash and equivalents at end of period ......................   $       0    $       0
                                                               =========    =========











     See accompanying notes to condensed consolidated financial statements.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                             (Thousands of Dollars)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------
     Basis of Presentation
     The accompanying unaudited condensed consolidated financial statements of Agway Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ending June 30, 1997 due to the seasonal nature of certain major segments of the Company's business. For further information, refer to the consolidated financial statements and notes thereto included in the annual report on Form 10-K for the year ended June 30, 1996.

     Reclassifications
     Certain reclassifications have been made to conform prior year financial statements with the current year presentation.

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

                                                Three Months Ended                 Nine Months Ended
                                                     March 31,                          March 31,
                                          ------------------------------     ------------------------------
                                               1997              1996             1997             1996
                                          -------------     ------------     -------------     ------------

     Net sales and revenues.............  $     317,414     $    304,716     $     831,626     $    791,581
     Operating margin...................         20,433           19,930            27,428           23,914
     Margin (loss) from continuing
         operations.....................         (1,212)           2,386            (4,482)          (9,990)
     Net margin (loss)..................         (1,212)           2,386            (4,482)          (7,973)

                                              March 31,    June 30,
                                                1997         1996
                                             ----------   ----------
Current assets ...........................   $  525,767   $  532,158
Properties and equipment, net ............      155,028      166,504
Noncurrent assets ........................      383,493      353,377
                                             ----------   ----------
    Total assets .........................   $1,064,288   $1,052,039
                                             ==========   ==========

Current liabilities ......................   $  310,417   $  227,782
Long-term debt ...........................      150,945      191,189
Subordinated debt ........................      373,217      400,284
Noncurrent liabilities ...................       18,568       17,152
Shareholder's equity .....................      211,141      215,632
                                             ----------   ----------
Total liabilities and shareholder's equity   $1,064,288   $1,052,039
                                             ==========   ==========

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)
                             (Thousands of Dollars)


3.   BORROWING ARRANGEMENTS
     ----------------------
     Agway and AFC
     As of March 31, 1997, the Company had certain facilities available with banking institutions whereby lenders have agreed to provide funds up to $254,000 to separately financed units of the Company as follows: AFC - $50,000 and Telmark - $204,000. In addition, AFC may issue up to $50,000 of commercial paper under the terms of a separate agreement, backed by a letter of credit.

     The $50,000 line of credit available to AFC and its ability to issue $50,000 of commercial paper require collateralization using certain of the Company's accounts receivable and non-petroleum inventories ("collateral"). Amounts which can be drawn under the AFC short-term agreements are limited to a specific calculation based upon the collateral available. Adequate collateral has existed throughout the fiscal year to permit AFC to borrow amounts to meet the ongoing needs of the Company and is expected to continue to do so. In addition, the agreements include certain covenants, the most restrictive of which requires the Company to maintain specific quarterly levels of interest coverage and monthly levels of tangible retained margins. The amounts outstanding as of March 31, 1997 under AFC's $50,000 line of credit and $50,000 commercial paper were $0 and $39,400, respectively. The Company's current line of credit facility continues through January 1, 1998 and provides seasonal increases in the line of credit which will be available so that total availability under AFC's line of credit will increase to $70,000 at June 1, 1997 and $100,000 at October 1, 1997. The Company's current commercial paper program continues through December 31, 1997. The Company has ongoing discussions with its lenders and expects to continue to have appropriate and adequate financing to meet its ongoing needs.

     Annually, Agway and AFC offer subordinated debentures and subordinated money market certificates to the public. Of Agway's and AFC's subordinated debt at March 31, 1997, $380,800 is redeemable in whole or in part at the principal amount plus accrued interest, prior to maturity dates, at the option of the Company. The foregoing debt bears interest payable semi-annually on January l and July 1 of each year. The money market certificates' interest rate is at the greater of the quoted rate or a rate based upon the discount rate for U. S.
     Government Treasury Bills, with maturities of 26 weeks.

     Telmark
     As of March 31, 1997, Telmark had two separate credit facilities available from banks which allow Telmark to borrow up to an aggregate of $204,000. An uncommitted short-term line of credit agreement permits Telmark to borrow up to $4,000 on an unsecured basis with interest paid upon maturity. The line bears interest at money market variable rates. A committed $200,000 partially collateralized revolving term loan facility permits Telmark to draw short-term funds bearing interest at money market rates or draw long-term debt at rates appropriate for the term of the note drawn. The total amounts outstanding as of March 31, 1997, under the short-term line of credit and the revolving term loan facility were $4,000 and $185,400, respectively. On April 23, 1997, Telmark completed a private placement of debt totaling $38,000. Proceeds of the notes were used to pay down debt under the Telmark lines of credit.

     Telmark borrows under its short-term line of credit agreement and its revolving term agreement from time to time to fund its operations. Short-term debt serves as interim financing between the issuances of long-term debt. Telmark renews its lines of credit annually. The $4,000 line of credit has been renewed through December 31, 1997. The $200,000 revolving term agreement loan facility is available through February 1, 1998.

     At March 31, 1997, Telmark also had balances outstanding on unsecured senior notes from private placements totaling $111,222. Interest is payable semiannually on each senior note. Principal payments are both semiannual and annual. The note agreements are similar to one another and each contain specific financial covenants.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)
                             (Thousands of Dollars)


3.   BORROWING ARRANGEMENTS (continued)
     ----------------------------------
     Telmark (continued)
     Annually, Telmark offers subordinated debentures to the public. The debentures are unsecured and subordinated to all senior debt at Telmark. The interest on the debt is payable quarterly on January 1, April 1, July 1 and October 1, and the proceeds of the offerings will be used to provide financing for Telmark's leasing activities.

     The Company believes Telmark will continue to have appropriate and adequate short-term and long-term financing to meet its ongoing needs.

     Long-term and subordinated debt outstanding at March 31, 1997, as compared to June 30, 1996, amounted to:

                            Agway & AFC             Telmark                Total
                        -------------------   -------------------   -------------------
                          3/97       6/96       3/97       6/96       3/97       6/96
                        --------   --------   --------   --------   --------   --------
Long-term debt ......   $ 15,331   $ 18,666   $249,330   $273,000   $264,661   $291,666
Currently payable ...      5,280      6,065    101,788     88,188    107,068     94,253
                        --------   --------   --------   --------   --------   --------
Net long-term debt ..   $ 10,051   $ 12,601   $147,542   $184,812   $157,593   $197,413
                        ========   ========   ========   ========   ========   ========

Subordinated debt ...   $405,658   $390,669   $ 30,750   $ 24,258   $436,408   $414,927
Currently payable ...     52,223     14,643     10,968     63,191     14,643
                        --------   --------   --------   --------   --------   --------
Net subordinated debt   $353,435   $376,026   $ 19,782   $ 24,258   $373,217   $400,284
                        ========   ========   ========   ========   ========   ========

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)
                             (Thousands of Dollars)


4.   COMMITMENTS AND CONTINGENCIES
     -----------------------------
     Environmental
     The Company is subject to a number of governmental regulations concerning environmental matters, either directly or as a result of the operations of its subsidiaries. The Company expects that it will be required to expend funds to participate in the remediation of certain sites, including sites where the Company has been designated by the Environmental Protection Agency (EPA) as a potentially responsible party (PRP) under the
     Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and sites with underground fuel storage tanks, and will incur other expenses associated with environmental compliance.

     The Company continually monitors its operations with respect to potential environmental issues, including changes in legally mandated standards and remediation technologies. Agway's recorded liability reflects those specific issues where remediation activities are currently deemed to be probable and where the cost of remediation is estimable. Estimates of the extent of the Company's degree of responsibility relating to a particular site and the method and ultimate cost of remediation require a number of assumptions for which the ultimate outcome may differ from current estimates. At March 31, 1997, the Company had been designated as a PRP under CERCLA or as a third party to the original PRPs in several Superfund sites. The liability under CERCLA is joint and several, meaning that the Company could be required to pay in excess of its pro rata share of remediation costs. The Company's understanding of the financial strength of other PRPs at these Superfund sites has been considered, where appropriate, in the Company's determination of its estimated liability. The Company believes that its past experience provides a reasonable basis for estimating its liability. As additional information becomes available, estimates are adjusted as necessary. While the Company does not anticipate that any such adjustment would be material to its financial statements, it is reasonably possible that the result of ongoing and/or future environmental studies or other factors could alter this expectation and require the recording of additional liabilities. The extent or amount of such events, if any, cannot be estimated at this time. The settlement of the reserves established will cause future cash outlays over approximately five years based upon current estimates, and it is not expected that such outlays will materially impact the Company's liquidity position.

     Other
     The Company is also subject to various investigations, claims, and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be resolved unfavorably to the Company. The Company has established accruals for matters for which payment is probable and amounts reasonably estimable. Management believes any liability that may ultimately result from the resolution of these matters in excess of amounts provided under the above stated policy will not have a material adverse effect on the financial position, results of operations or liquidity of the Company.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


RESULTS OF OPERATIONS
---------------------
The Company's net sales and revenues and operating results are significantly impacted by seasonal fluctuations due to the nature of its operations and the geographic location of its service area, which is primarily the Northeastern United States. Agriculture and Retail net sales and revenues are traditionally higher in the spring as customers acquire products to initiate the growing season. Energy generally realizes significantly higher net sales and revenues in the winter months due to cold winter conditions. Leasing and Insurance are not materially impacted by seasonal fluctuations.

                                                                        Results by Operating Segment
                                           --------------------------------------------------------------------------------------
                                                      Three Months Ended                            Nine Months Ended
                                           -----------------------------------------    -----------------------------------------
                                                                         $ Increase                                   $ Increase
                                             3/31/97        3/31/96      (Decrease)       3/31/97        3/31/96      (Decrease)
                                           -----------    -----------    -----------    -----------    -----------    -----------
Net Sales and Revenues
----------------------
Agriculture                                $   156,711    $   187,791    $   (31,080)   $   493,856    $   516,875    $   (23,019)
Retail                                          45,454         49,162         (3,708)       157,359        163,616         (6,257)
Energy                                         212,372        191,603         20,769        487,882        429,282         58,600
Leasing                                         14,290         12,052          2,238         41,748         35,746          6,002
Insurance                                        6,834          6,475            359         19,883         20,063           (180)
Other (a)                                       (7,790)       (19,924)        12,134        (47,367)       (48,430)         1,063
                                           -----------    -----------    -----------    -----------    -----------    -----------
                                           $   427,871    $   427,159    $       712    $ 1,153,361    $ 1,117,152    $    36,209
                                           ===========    ===========    ===========    ===========    ===========    ===========

Margin (Loss) from Continuing Operations
----------------------------------------
   before Income Taxes
   -------------------
Agriculture                                $    (1,800)   $     4,650    $    (6,450)   $   (18,075)   $    (3,626)   $   (14,449)
Retail                                          (3,337)        (3,339)             2         (3,942)        (5,197)         1,255
Energy                                          19,931         20,347           (416)        20,205         21,203           (998)
Leasing                                          3,745          3,260            485          9,787          8,659          1,128
Insurance                                           76         (1,226)         1,302            327         (5,110)         5,437
Other(a)                                         1,158           (948)         2,106          4,108          2,782          1,326
                                           -----------    -----------    -----------    -----------    -----------    -----------
Operating margin (loss)
   plus other income, net                       19,773         22,744         (2,971)        12,410         18,711         (6,301)
Interest (expense), net of
   interest income                              (8,902)        (8,454)          (448)       (23,491)       (22,912)          (579)
                                           -----------    -----------    -----------    -----------    -----------    -----------
                                           $    10,871    $    14,290    $    (3,419)   $   (11,081)   $    (4,201)   $    (6,880)
                                           ===========    ===========    ===========    ===========    ===========    ===========

(a) Represents unallocated corporate items and intersegment eliminations.

Numbers in the following narrative have been rounded to the nearest hundred thousand.

Consolidated Results
--------------------
Consolidated net sales and revenues of $427,900 and $1,153,400 for the three and nine months ended March 31, 1997 increased $700 (.2%) and $36,200 (3%), respectively, as compared to the same periods in the prior year. The increases were the result of (1) higher sales prices, due to increased product costs, in Agriculture for feed products and in Energy for heating oils, diesel fuel and propane; (2) delayed spring 1996 sales of crop-related services by Agriculture which increased sales in the first quarter of fiscal 1997; and (3) increased lease portfolio revenues, as compared to the prior year, primarily due to a higher average net lease investment. These increases in sales were partially offset by the weather-related decline in demand for bird food which significantly reduced sales to consumers in the Retail business. Additionally, the sale of businesses within the Country Products Group component of Agriculture (CPG) during the prior year and first nine months of fiscal 1997 has reduced the overall sales level in CPG.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


Consolidated Results (continued)
--------------------------------
Net income (loss) from continuing operations before taxes of $10,900 for the three months ended March 31, 1997 decreased $3,400 (24%), as compared to the same period in the prior year; and the net income (loss) from continuing operations before taxes of ($11,100) for the nine months ended March 31, 1997 represents a loss that is $6,900 (164%) greater than the loss during the same period in the prior year. The Company's results through the nine months ended March 31, 1997 reflect certain ongoing operational improvements of $9,800 over the same period in the prior year from Agway Agricultural Products (AAP) field operations, Insurance, Retail and Leasing. However, these improvements were more than offset mostly by decreased gross margins that resulted from a combination of increased commodity costs and unfavorable experience with exchange-traded futures. The remaining offsets were (1) the net charges from the current year sale of the pet food manufacturing brands and businesses of CPG as compared to significant gains on the sales of CPG businesses generated in the prior year and
(2) a charge for the adoption of a new accounting pronouncement on the impairment of long-lived assets.

Agriculture
-----------
Agriculture consists of Agway Agricultural Products (AAP) and the Country Products Group (CPG). Total Agriculture net sales and revenues of $156,700 and $493,900 for the three and nine months ended March 31, 1997 decreased $31,100 (17%) and $23,000 (4%), respectively, as compared to the same periods in the prior year. The decrease in net sales and revenues for the three-month period, as compared to the same period in the prior year, resulted from an $18,500 (14%) decrease in AAP net sales and revenues and a $12,600 (25%) decline in CPG net sales and revenues. The decrease in net sales and revenues for the nine-month period ended March 31, 1997, as compared to the same period in the prior year, resulted from a $15,300 (4%) increase in AAP net sales and revenues, offset by a $38,300 (25%) decline in CPG total net sales and revenues.

The increase in AAP sales for the nine-month period ended March 31, 1997 resulted primarily from increased feed product prices and delayed spring 1996 sales of crop-related services which increased sales in the first quarter of fiscal 1997. In the third quarter, this was offset by a decrease in grain sales resulting from a poor wheat yield. The decline in CPG sales for the three- and nine-month periods ended March 31, 1997 represents the decline in sales volume of $6,300 and $29,700, respectively, from lines of business sold, mainly during the prior year, as part of CPG's strategic plan, which included Agway's laboratory animal diet business, Pro-Lawn, Sacramento Valley Milling and Roberts Seed. Additionally, net sales and revenues for the ongoing CPG specialty products operations also declined in the nine-month period ended March 31, 1997, as compared to the same period in the prior year, mainly due to declines in sunflower seed sales for the production of bird foods. Lower than normal snow coverage in the Northeast caused less demand for this product.

The net loss before income taxes of Agriculture of $1,800 and $18,100 for the three and nine months ended March 31, 1997 increased $6,500 (138%) and $14,500 (403%), respectively, as compared to the same periods in the prior year. AAP's third quarter loss of $3,500 was $3,000 (545%) larger than the loss in the same period in the prior year, and the $21,400 nine-month loss was $9,900 (86%) larger than the loss in the first nine months of the prior year. AAP enterprise field operations experienced $3,400 in improvements to operating results during the nine months ended March 31, 1997, as compared to the same period in the prior year. These improvements were more than offset mostly by decreased gross margins, due to increased commodity costs and unfavorable experience with exchange-traded futures, and also by the impact of adopting a new accounting pronouncement on the impairment of long-lived assets. Due to the volatility of the commodities market, the gain or losses experienced from the use of exchange-traded futures contracts may or may not be realized at the same level in future periods.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


Agriculture (continued)
-----------------------
CPG net income of $1,700 and $3,300 for the three and nine months ended March 31, 1997 decreased $3,500 (67%) and $4,600 (58%), respectively, as compared to the same periods in the prior year. The sale of the Pro-Lawn business in January 1996 generated a significant gain, which accounts for $3,000 of the decrease in net income for the three and nine months ended March 31, 1997. The net income was adversely impacted in 1997 by a $300 decline in the sunflower seed margins due to lower bird food sales volumes; a decline in potato margins resulted from price reductions in the potato industry; and the cost of net asset write-downs and other costs attributable to the current year sale of CPG's pet food manufacturing brands and business. These adverse items were partially offset by improvements, as compared to the prior year, in other continuing operations.

Retail
------
Total net sales and revenues of $45,500 and $157,400 for the three and nine months ended March 31, 1997 decreased $3,700 (8%) and $6,200 (4%), respectively, as compared to the same periods in the prior year. The declines are primarily attributable to a mild and relatively snow-free winter in many parts of the Northeast. This resulted in a significant reduction in bird food and ice melter salt sales. Additionally, sales of water systems were significantly reduced, as compared to the prior year, as Retail entered into an agreement under which a third party would sell these products and pay Retail a commission. The third quarter decline in sales, as compared to the prior year, more than offset the first quarter sales improvements in pet food, bird food and lawn and garden seeds and the improved sale of wood pellets in the second quarter.

Net loss before income taxes of $3,300 and $3,900 for the three and nine months ended March 31, 1997 showed no change and improved $1,300 (25%), respectively, over the same periods in the prior year. Gross margin dollars were down 4% for the third quarter, as compared to the prior year, due to the decline in sales dollars; however, margin percentages have improved through product mix and pricing strategy changes since the prior year. Total expenses for the third quarter and for the nine-month period ended March 31, 1997 decreased $600 (4%) and $2,300 (4%), respectively, as compared to the same periods in the prior year. The most significant decline in both the three- and nine-month periods ended March 31, 1997 was in selling expenses. Advertising expenses have been either reduced or delayed to provide for enhancement to sales efforts in the upcoming spring season. Additionally, reductions in distribution and manufacturing expenses were more than offset by transition costs incurred to outsource distribution center management and from the costs of acquisition of new businesses or improvements to current stores.

Energy
------
Net sales and revenues of $212,400 and $487,900 for the three and nine months ended March 31, 1997 increased $20,800 (11%) and $58,600 (14%), respectively, as compared to the same periods in the prior year. The increase, as compared to the prior year, is substantially due to higher commodity prices in the current year in heating oils, diesel fuel and propane as a result of strong demand and low industry inventories in the marketplace. Energy's average selling price of all products increased 8.2% for the nine months ended March 31, 1997, as compared to the same periods in the prior year. The total unit volume of all products for both the three and nine months ended March 31, 1997 shows slight improvements, despite temperatures being warmer than the prior year.

Margin before income taxes of $19,900 and $20,200 for the three and nine months ended March 31, 1997 decreased $400 (2%) and $1,000 (5%), respectively, as compared to the same periods in the prior year. Gross margin dollars decreased $3,400 and $3,700 for the third quarter and nine months ended March 31, 1997, as compared to the same periods in the prior year, as a result of product cost increases not being passed on to the marketplace through higher product prices. Total operating expenses decreased for the three and nine months ended March 31, 1997, as compared to the same periods in the prior year, as the result of decreased distribution costs, principally payroll costs, due to staff reductions and a decrease in overtime. Finally, other revenue increased over the prior year due to gains on the sale of assets in the current year.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


Leasing
-------
Telmark total revenues of $14,300 and $41,700 for the three and nine months ended March 31, 1997 increased $2,200 (18%) and $6,000 (17%), respectively, as compared to the same periods in the prior year. The increased revenues over both periods, as compared to the same periods in the prior year, are primarily the result of a higher average net investment associated with current period leases. The net investment increased $41,400 (11%) to $435,800 for the nine-month period ended March 31, 1997, as compared to an increase of $21,000 (6%) to $369,400 for the same period in the prior year.

Margin before income taxes of $3,700 and $9,800 for the three and nine months ended March 31, 1997 increased $500 (16%) and $1,100 (13%), respectively, as compared to the same periods in the prior year. Total revenue increases were partially offset by an increase in total expenses for the three and nine months ended March 31, 1997 of $1,800 (20%) and $4,900 (18%), respectively, as compared to the same periods in the prior year. The larger net investment during those periods, as compared to the same periods in the prior year, has increased interest expense, selling, general and administrative expenses and the provision for credit losses in the current year.

Insurance
---------
Insurance consists of Agway Insurance Company, a property and casualty insurance subsidiary, and Agway General Agency, a subsidiary which markets accident and health insurance and long-term care products.

Insurance net revenues (earned premiums) of $6,800 and $19,900 for the three and nine months ended March 31, 1997 increased $400 (6%) and decreased $200 (1%), respectively, as compared to the same periods in the prior year. The increase for the three-month period is the result of decreased reinsurance costs. For the nine months ended March 31, 1997, the increase in net revenues due to decreased reinsurance costs of the Insurance Company was offset by a decline in the fees from third-party insurers received by Agway General Agency.

Margin before income taxes of $80 and $300 for the three and nine months ended March 31, 1997 increased $1,300 (104%) and $5,400 (106%), respectively, as compared to the same periods in the prior year. The increase has been the result of improvement in loss development. In the first nine months of the prior year, Insurance experienced adverse development in older claims and certain unusually large farmowner and auto liability casualty losses. These types of adverse developments did not occur during the first nine months of the current year.

                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES

       Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                   (Unaudited)
                             (Thousands of Dollars)


LIQUIDITY AND CAPITAL RESOURCES
-------------------------------
Cash Flows from Operating Activities
Cash flows provided from operating activities for the nine months ended March 31, 1997 were a net of $28,700, an increase in cash flows of approximately $35,200 as compared to the same period in the prior year. This increase is due primarily to a smaller increase in inventory ($14,800) and a larger decrease in receivables ($26,500) over the nine-month period ended March 31, 1997, as compared to the same period in the prior year.

Cash Flows from Investing Activities
Net cash flows used in the Company's investing activities totaled approximately $45,800 for the nine months ended March 31, 1997, as compared to $1,900 provided for the nine months ended March 31, 1996, an increased outflow of $47,700. The Company has a growing leasing business and cash required to fund lease origination growth in excess of lease repayments and leases sold amounted to $42,900 for the nine months ended March 31, 1997, as compared to $21,900 for the nine months ended March 31, 1996, a net increase in cash outflow of $21,000. Proceeds of $27,500 from businesses and fixed assets sold during the nine months ended March 31, 1997 were $17,300 less than the cash generated from the same activity, including the disposal of discontinued operations, in the same period in the prior year.

Cash Flows from Financing Activities
The Company finances its operations and the operations of all its continuing businesses and subsidiaries, except Telmark and Agway Insurance Company, through Agway Financial Corporation (AFC). External sources of short-term financing for the Company and all its other continuing operations include revolving credit lines, letters of credit, and commercial paper programs. Telmark and Agway Insurance Company finance themselves through operations or direct borrowing arrangements. Each is financed with a combination of short- and long-term credit facilities. In addition, Telmark has occasionally sold blocks of its lease portfolio. Sources of longer-term financing include the following as of March 31, 1997:

Source of debt                                  Agway & AFC   Telmark     Total
--------------                                  -----------  --------   --------
Banks - due 11/97 to 2/01 with interest
  from 6.0% - 8.5% ............................   $  2,695   $138,000   $140,695
Insurance companies - due 5/97 to 11/00
  with interest from 5.9% - 9.2% ..............               111,222    111,222
Capital leases & other - due 1997 to 2007
  with interest from 6% to 12% ................     12,636        108     12,744
                                                  --------   --------   --------
    Long-term debt ............................     15,331    249,330    264,661
Subordinated money market certificates - due
  10/97 to 10/08 with interest from 4.5% - 9.5%    383,458     30,750    414,208
Subordinated debentures - due 1999 to 2003 with
  interest at 7.0% to 8.5% ....................     22,200                22,200
                                                  --------   --------   --------
    Total debt ................................   $420,989   $280,080   $701,069
                                                  ========   ========   ========

For a complete description of the Company's credit facilities available at March 31, 1997, see Footnote 3 to the condensed consolidated financial statements.

                           PART II. OTHER INFORMATION
                    AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                             (Thousands of Dollars)


Item 6.  Exhibits and Reports on Form 8-K
-----------------------------------------
There were no reports on Form 8-K required to be filed during the three months ended March 31, 1997.

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                           AGWAY INC.
                                              ---------------------------------
                                                         (Registrant)





Date            May 5, 1997                         /s/ PETER J. O'NEILL
         --------------------------           ---------------------------------
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